                                                   Filed Pursuant to Rule 424(a)
                                                   Registration No. 333-16057



     Information contained herein is subject to completion or amendment. A registration statement relating to these securities, has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 19, 1996

                                2,420,000 SHARES

                           [F.Y.I. INCORPORATED LOGO]

                                  COMMON STOCK

     Of the 2,420,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby, 2,000,000 shares are being sold by F.Y.I. Incorporated ("F.Y.I." or the "Company") and 420,000 shares are being sold by the Selling Stockholders. See "Principal and Selling Stockholders." The Company will not receive any proceeds from the sale of shares by the Selling Stockholders.

     The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "FYII." On November 15, 1996, the last sale price of the Common Stock as reported on the Nasdaq National Market was $23.00 per share. See "Price Range of Common Stock."

          SEE "RISK FACTORS" COMMENCING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                                                     Proceeds to
                                       Price to      Underwriting    Proceeds to       Selling
                                        Public       Discount (1)    Company (2)     Stockholders
---------------------------------------------------------------------------------------------------
Per Share........................         $               $               $               $
Total (3)........................         $               $               $               $
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) See "Underwriting" for information concerning indemnification of the Underwriters and other matters.
(2) Before deducting expenses payable by the Company estimated at $650,000.
(3) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 363,000 shares of Common Stock at the Price to Public shown above solely to cover over-allotments, if any. If the Underwriters exercise this option in full, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $          , $          and $          ,
    respectively. See "Underwriting."

     The shares of Common Stock are offered by the several Underwriters named herein when, as and if delivered to and accepted by the Underwriters and subject to their right to reject any order in whole or in part. It is expected that delivery of certificates representing the shares will be made against payment
therefor at the office of Montgomery Securities on or about                ,
1996.

                            ------------------------

MONTGOMERY SECURITIES
                   BEAR, STEARNS & CO. INC.
                                    WILLIAM BLAIR & COMPANY

                                            , 1996

                                   [FYI Logo]

                   "REDEFINING DOCUMENT MANAGEMENT SERVICES"

                                     [MAP]

                                    [LEGEND]

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS OR THEIR AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. See "Risk Factors" for a discussion of certain risks associated with an investment in the Common Stock. Unless the context otherwise requires, the terms "Company" and "F.Y.I." each refer to F.Y.I. Incorporated, a Delaware corporation, and its subsidiaries and predecessors. Unless otherwise indicated, all share and financial information set forth herein assumes no exercise of the Underwriters' over-allotment option. Statements throughout this Prospectus that state the Company's or management's intentions, hopes, beliefs, expectations, strategies, predictions or any other variations thereof or comparable phraseology of the Company's future activities or other future events or conditions are forward-looking statements. It is important to note that the Company's actual results or activities and actual events or conditions could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under "Risk Factors."

                                  THE COMPANY

     F.Y.I. Incorporated was founded in September 1994 to create a national, single source provider of document management services to three primary client segments: healthcare institutions, professional services firms and financial institutions. The Company's primary strategy is to consolidate the highly fragmented document management services industry through acquisitions. In January 1996, F.Y.I. acquired, simultaneously with the closing of its initial public offering (the "IPO"), seven document management services businesses (the "Founding Companies"). Since the IPO, the Company has acquired 15 additional companies (the "Subsequent Acquisitions"). As a result of the Subsequent Acquisitions combined with internal growth, the Company's revenue has increased from $35.5 million for the nine months ended September 30, 1995 to $49.9 million for the nine months ended September 30, 1996 ($65.0 million on a pro forma basis, assuming all significant acquisitions were completed on January 1, 1996). The Company intends to continue to aggressively pursue strategic acquisitions in existing and new markets, cross-sell its full range of services to its current customer base and expand the marketing of its services to new customers.

     An estimated four trillion documents are generated annually in the United States. The Company's three targeted client segments generate large volumes of documents and require specialized processing, distribution, storage and retrieval of these documents and the information they contain. The Company believes that these client segments will continue to increase their outsourcing of document management services in order to maintain their focus on core operating competencies and revenue generating activities, reduce fixed costs, including labor and equipment costs, and gain access to new technologies without incurring the expense and risk of near-term obsolescence of such technologies.

     While the document management requirements of each target client segment require relatively unique and specialized services, the Company offers document management services that are transferable across client segments, such as: (i) document and data conversion services, including microfilm and microfiche services and electronic imaging services; (ii) records management services, namely active storage and maintenance of documents and files and archival storage of inactive documents; and (iii) database management and related services, including data entry, direct mail and fulfillment services. In addition, in order to accommodate the document management needs of targeted client segments, the Company also offers industry specific services, such as:
(i) medical records release services, namely processing requests for patients' medical records from physicians, insurers, attorneys, healthcare institutions and individuals; and (ii) litigation support services. The Company also derives revenue from the sale of certain micrographic and business imaging products.

     The Company believes that there are significant opportunities to consolidate the capabilities and resources of a number of existing document management services businesses with the intent of providing customers with a single source document management solution. Accordingly, the Company is pursuing a "fill-in-the-grid" strategy aimed at providing comprehensive document management services based on the demands of the given geographical market. The Company has implemented an aggressive, three-tiered acquisition program consisting of "beachhead acquisitions" to enter additional targeted markets, "service expansion acquisitions" to acquire additional service capabilities within such markets and "tuck-in" acquisitions to gain market share. The Company believes that it will continue to be an attractive acquiror of other document management services companies due to its strategy of retaining selected owners and management of acquired companies, its access to growth capital and its ability to offer sellers cash for their business as well as an ongoing equity stake in the Company.

     The Company believes that the consolidation of document management services businesses will provide it with a significant competitive advantage over existing smaller competitors. As the Company gains critical mass in certain geographic markets, it expects to be able to capitalize on its existing client relationships, technical expertise, additional operating efficiencies, enhanced marketing initiatives and national account programs to vertically integrate by expanding the services offered to each of its client segments and horizontally integrate by offering certain transferable services to a larger overall customer base.

                                  THE OFFERING

Common Stock being offered by:
  The Company........................................  2,000,000 shares
  The Selling Stockholders...........................  420,000 shares
Common Stock to be outstanding after this Offering...  8,165,450 shares(1)
Use of proceeds......................................  To repay indebtedness, for acquisitions, capital expenditures and other general
                                                       corporate purposes. See "Use of Proceeds."
Nasdaq National Market symbol........................  FYII

---------------

(1) Excludes 800,300 shares issuable upon the exercise of currently outstanding stock options and warrants and an additional 344,554 shares reserved for issuance under the Company's employee stock option plan. See
     "Management -- Stock Option Plan," "Shares Eligible for Future Sale" and
     Note 11 of Notes to the Consolidated Financial Statements of F.Y.I. Incorporated and Subsidiaries.

                             SUMMARY FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     F.Y.I. was founded in September 1994 and effectively began its operations on February 1, 1996 following the completion of the IPO and the acquisitions of the Founding Companies (the "Acquisitions"). The Summary Financial Data set forth below for the periods prior to February 1, 1996 are derived from the Combined Financial Statements of the Founding Companies contained elsewhere in this Prospectus.

                                                   COMBINED FOUNDING COMPANIES
                              ---------------------------------------------------------------------
                                                                                          ONE MONTH      NINE MONTHS ENDED
                                                                            NINE MONTHS     ENDED      SEPTEMBER 30, 1996(4)
                                    FISCAL YEARS ENDED DECEMBER 31,            ENDED       JANUARY   --------------------------
                              -------------------------------------------  SEPTEMBER 30,     31,        F.Y.I.
                               1991     1992     1993     1994     1995        1995        1996(4)   INCORPORATED  SUPPLEMENTAL
                              -------  -------  -------  -------  -------  -------------  ---------  ------------  ------------
STATEMENT OF OPERATIONS DATA:
  Total revenue.............. $29,525  $35,696  $38,396  $43,032  $47,626     $35,486      $ 3,916     $ 45,971      $ 49,887
  Operating income(1)........   1,444    2,708    3,401    3,454    4,966       3,929          503        4,522         5,025
  Interest and other expense
    (income), net............     132      272      248       29      139         159          (45)         232           187
  Income before income
    taxes(1).................   1,312    2,436    3,153    3,425    4,827       3,770          548        4,290         4,838
  Provision for income
    taxes(2).................     474      895    1,261    1,256    1,794       1,399          221        1,729         1,950
  Net income(1)(2)........... $   838  $ 1,541  $ 1,892  $ 2,169  $ 3,033     $ 2,371      $   327     $  2,561      $  2,888
                              =======  =======  =======  =======  =======     =======      =======     ========      ========
  Net income per
    share(1)(2)(3)...........                                                                $0.06        $0.47         $0.53
                                                                                             =====        =====         =====
  Weighted average shares
    outstanding(3)...........                                                                5,450        5,450         5,450

                                                                                            SEPTEMBER 30, 1996
                                                                                     --------------------------------
                                                                                        ACTUAL         AS ADJUSTED(5)
                                                                                     -------------     --------------
BALANCE SHEET DATA:
  Working capital................................................................       $ 5,038           $ 33,987
  Total assets...................................................................        59,901             85,350
  Long-term obligations, net of current maturities...............................        16,956              2,855
  Stockholders' equity...........................................................        28,924             71,974

                        SUMMARY PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA FOR SIGNIFICANT
                                                                                              ACQUISITIONS(6)
                                                                                       -----------------------------
                                                                                                        NINE MONTHS
                                                                                       YEAR ENDED          ENDED
                                                                                        DECEMBER       SEPTEMBER 30,
                                                                                        31, 1995           1996
                                                                                       -----------     -------------
STATEMENT OF OPERATIONS DATA:
  Total revenue......................................................................    $78,160          $64,964
  Operating income...................................................................      9,724            7,813
  Interest and other expense (income), net...........................................      1,454              827
  Income before income taxes.........................................................      8,270            6,986
  Provision for income taxes.........................................................      3,172            2,808
  Net income.........................................................................    $ 5,098          $ 4,178
                                                                                         =======          =======
  Net income per share...............................................................      $0.87            $0.71
                                                                                         =======          =======
  Weighted average shares outstanding(3).............................................      5,872            5,872

                   Footnotes to Summary Financial Data appear on following page.

Footnotes to Summary Financial Data.

(1) For the periods prior to February 1, 1996, gives effect to certain reductions in salaries and benefits of the former owners and key employees of the Founding Companies which were agreed to in connection with the organization of the Company and the IPO (the "Compensation Differential"). See Note 3 of Notes to Combined Financial Statements of the Founding Companies.

(2) For the periods prior to February 1, 1996, gives effect to certain tax adjustments related to the taxation of certain Founding Companies as S corporations or sole proprietorships prior to the consummation of the Acquisitions and the tax impact of the Compensation Differential in each period. See Note 3 of Notes to Combined Financial Statements of the Founding Companies.

(3) Weighted average shares include: (i) 1,205,682 shares issued by F.Y.I. prior to the consummation of the Acquisitions and the IPO; (ii) 1,878,933 shares issued to the stockholders of the Founding Companies in connection with the Acquisitions; (iii) 2,185,000 shares sold in the IPO; (iv) 15,923 shares of Common Stock determined pursuant to the treasury stock method relating to warrants to purchase 115,000 shares of Common Stock at $10.00 per share; (v) 585,589 shares of Common Stock issued in acquisitions consummated through September 1996; and (vi) 36,200 shares of Common Stock issued upon the exercise of stock options. Does not include (i) options to purchase 635,300 shares of Common Stock currently outstanding under the Company's 1995 Stock Option Plan; and (ii) warrants outstanding to purchase 50,000 shares of Common Stock.

(4) The Supplemental Statement of Operations Data for the nine months ended September 30, 1996 represent the combined results of (i) the combined Founding Companies for the one month of operations prior to the consummation of the IPO and the Acquisitions; and (ii) F.Y.I. Incorporated and Subsidiaries for the eight months of operations subsequent to the consummation of the IPO and the Acquisitions. The Supplemental Data are provided for informational purposes only and do not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

(5) Gives effect to the sale of 2,000,000 shares of Common Stock offered by the Company hereby and the application of the estimated net proceeds therefrom (assuming a public offering price of $23.00 per share). See "Use of Proceeds."

(6) Gives effect to: (i) the acquisition of Robert A. Cook and Staff, Inc. and RAC Services, Inc., B&B Information and Management, Inc., Premier Document Management, Inc. and PDM Services, Inc., C.M.R.S. Incorporated, Minnesota Medical Record Service, Inc., Texas Medical Record Service, Inc. and ZIA Information Analysis Group (collectively, the "Significant Acquisitions") as if the transactions were consummated for Statement of Operations Data as of January 1, 1995; and (ii) the Acquisitions for Statement of Operations Data for periods prior to February 1, 1996. See the separate unaudited pro forma financial statements and notes thereto located elsewhere within this Prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Common Stock offered hereby should consider carefully the specific factors set forth below as well as the other information set forth in this Prospectus in evaluating an investment in the Company.

LIMITED OPERATING HISTORY; RISKS OF INTEGRATION; ABILITY TO MANAGE GROWTH

     F.Y.I. was founded in September 1994 and conducted no operations prior to the consummation of the IPO. F.Y.I. acquired the Founding Companies simultaneously with the closing of the IPO and has acquired 15 additional companies since that time (together with the Founding Companies, the "Operating Companies"). Prior to their acquisition, these companies operated as separate independent entities. Currently, the Company has a decentralized financial reporting system and relies on the existing reporting systems of the Operating Companies. The success of the Company will depend, in part, on the Company's ability to integrate the operations of the Operating Companies, including centralizing certain functions to achieve cost savings and developing programs and processes that will promote cooperation and the sharing of opportunities and resources. F.Y.I.'s management group has been assembled recently and had no previous experience in the document management services industry. There can be no assurance that the management group will effectively be able to oversee the combined entity and implement the Company's operating or growth strategies. Further, to the extent that the Company is able to implement fully its acquisition strategy, the resulting growth of the Company will place significant demands on management and on the Company's internal systems and controls. There can be no assurance that the recently assembled management group will effectively be able to direct the Company through a period of significant growth. In addition, no assurance can be given that the Company's current systems will be adequate for its future needs or that the Company will be successful in implementing new systems. See "The Company,"
"Business -- Acquisition Strategy" and "Management."

     A number of the Operating Companies offer different services, utilize different capabilities and technologies and target different geographic markets and client segments. While the Company believes that there are substantial opportunities in integrating these businesses, these differences increase the risk inherent in successfully completing such integration. Further, there can be no assurance that the Company's strategy to establish a single source provider for document management services will be successful, or that the Company's target client segments will accept the Company as a provider of such services. In addition, there can be no assurance that the operating results of the Company will match or exceed the combined individual operating results achieved by the Operating Companies prior to their acquisition.

ACQUISITION STRATEGY

     The Company's primary growth strategy is the acquisition of additional document management services businesses that will complement its existing businesses. There can be no assurance that the Company will be able to identify or reach mutually agreeable terms with acquisition candidates and their owners, or that the Company will be able to profitably manage additional businesses or successfully integrate such additional businesses into the Company without substantial costs, delays or other problems. Acquisitions may involve a number of special risks including: (i) adverse short-term effects on the Company's reported operating results; (ii) diversion of management's attention; (iii) dependence on retention, hiring and training of key personnel; (iv) risks associated with unanticipated problems or legal liabilities; and (v) amortization of acquired intangible assets. Some or all of these risks could have a material adverse effect on the Company's operations and financial performance. In addition, to the extent that consolidation becomes more prevalent in the industry, the prices for attractive acquisition candidates may be bid up to higher levels. In any event, there can be no assurance that businesses acquired in the future will achieve sales and profitability that justify the investment therein. See "Business -- Acquisition Strategy."

     The Company is regularly in discussions with additional acquisition candidates and may from time to time enter into letters of intent with respect to the acquisition of such businesses. No assurance can be given, however, that the Company will acquire any additional businesses. See "The Company -- Subsequent Acquisitions" and "Business -- Acquisition Strategy."

NEED FOR ADDITIONAL FINANCING TO CONTINUE ACQUISITION STRATEGY

     The Company currently intends to finance future acquisitions by using cash and its Common Stock for all or a portion of the consideration to be paid. The Company filed a shelf registration statement (the "Acquisition Shelf") with the Securities and Exchange Commission (the "Commission") relating to the separate offering of up to 2,000,000 shares of Common Stock to be used as consideration for acquisitions effected by the Company, of which 1,143,265 shares of Common Stock were available as of November 12, 1996. In the event that the Company's Common Stock does not maintain sufficient value, or potential acquisition candidates are unwilling to accept the Company's Common Stock as consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to continue its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain capital through additional debt or equity financings. In April 1996, the Company and its subsidiaries entered into a credit agreement, as amended (the "Line of Credit"), with Banque Paribas, as agent, and the lenders named therein. Under the Line of Credit, the Company and its subsidiaries may borrow, on a revolving credit basis, loans in an aggregate outstanding principal amount of $5.0 million for working capital and general corporate purposes and term loans in an aggregate principal amount of $30.0 million for acquisitions, subject to certain restrictions in the Line of Credit. As of November 12, 1996, the availability under the Line of Credit was $2.5 million for working capital and $8.8 million for acquisitions. There can be no assurance, however, that funds available under the Line of Credit will be sufficient for the Company's needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Acquisition Strategy."

EFFECT OF POTENTIAL FLUCTUATIONS IN OPERATING RESULTS ON PRICE OF COMMON STOCK; VOLATILITY OF STOCK PRICE

     Results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent quarter or a full fiscal year. Quarterly results may vary materially as a result of the timing and structure of acquisitions, the timing and magnitude of costs related to such acquisitions, the gain or loss of material client relationships and variations in the prices charged by the Company for the services it provides. In addition, since a significant portion of the Company's revenue is generated on a project-by-project basis, the timing or completion of material projects could result in fluctuations in the Company's results of operations for particular quarterly periods. Such fluctuations in operating results may adversely affect the market price of the Company's Common Stock. The market price for the Company's shares may also fluctuate in response to material announcements by the Company or significant clients or competitors of the Company, changes in the economic or other conditions impacting the Company's targeted client segments or changes in general economic conditions. Further, the securities markets have experienced significant price and volume fluctuations from time to time that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of the Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fluctuations in Quarterly Results of Operations."

DEPENDENCE ON CERTAIN CLIENT SEGMENTS AND TECHNOLOGY

     The Company derives its revenue primarily from its three targeted client segments: healthcare institutions, professional services firms and financial institutions. Fundamental changes in the business practices of any of these client segments, whether due to regulatory, technological or other developments, could cause a material reduction in demand by such clients for the services offered by the Company. Any such reduction in demand would have a material adverse effect on the results of operations of the Company. The document management services industry is characterized by technological change, evolving customer needs and emerging technical standards. Although the Company believes that it will be able to continue to offer services based on the newest technologies, there can be no assurance that the Company will be able to obtain the rights to use any such technologies, that it will be able to effectively implement such technologies on a cost-effective or timely basis or that such technologies will not render obsolete the Company's role as a third party provider of document management services. See "Business -- Services Offered."

COMPETITION

     The document management services businesses in which the Company competes and expects to compete are highly competitive. A significant source of competition is the in-house document handling capability of the Company's targeted client base. There can be no assurance that these businesses will outsource more of their document management needs or that such businesses will not bring in-house services that they currently outsource. In addition, certain of the Company's competitors are larger businesses and have greater financial resources than the Company. Certain of these competitors operate in broader geographic areas than the Company, and others may choose to enter the Company's areas of operation in the future. In addition, the Company intends to enter new geographic areas through internal growth and acquisitions and expects to encounter significant competition from established competitors in each of such new areas. As a result of this highly competitive environment, the Company may lose customers or have difficulty in acquiring new customers and new companies, and its results of operations may be adversely affected. See "Business -- Competition."

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on the continued efforts of its executive officers and on senior management of the Operating Companies. Furthermore, the Company will also be dependent on the senior management of businesses acquired in the future. If any of these people is unable or unwilling to continue in his or her present role, or if the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected. The Company does not intend to obtain key person life insurance covering any of its executive officers or other members of senior management. See "Management."

POTENTIAL LIABILITY FOR BREACH OF CONFIDENTIALITY

     A substantial portion of the Company's business involves the handling of documents containing confidential and other sensitive information. Although the Company has established procedures intended to prevent any unauthorized disclosure of confidential information and, in some cases, has contractually limited its potential liability for unauthorized disclosure of such information, there can be no assurance that unauthorized disclosures will not result in material liability to the Company.

INCREASE IN MINIMUM WAGE

     As of October 1, 1996, the federal minimum wage increased to $4.75 an hour. The second phase of the increase will be implemented on September 1, 1997, bringing the federal minimum wage to $5.15 an hour. In addition, California and other states have increased or may increase their minimum wage above the federal minimum. A significant number of the Company's employees earn slightly above the minimum wage and, therefore, the Company may have to increase salaries to remain competitive. Accordingly, the Company's results of operations may be adversely affected.

CONTROL BY MANAGEMENT

     Following the completion of this Offering, the directors and executive officers of the Company will beneficially own approximately 20.4% of the then outstanding shares of Common Stock (19.5% if the Underwriters' over-allotment option is exercised in full) and exercise substantial control over the Company's affairs. These stockholders acting together would likely be able to elect a sufficient number of directors to control the Board of Directors and to approve or disapprove any matter submitted to a vote of stockholders. See "Principal and Selling Stockholders."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     The market price of the Common Stock of the Company could be adversely affected by the sale of substantial amounts of Common Stock of the Company in the public market. After the completion of this Offering, there will be 8,165,450 shares of Common Stock outstanding. The 2,420,000 shares offered hereby will be, and the 2,185,000 shares sold in the IPO are, freely tradable without restriction unless acquired by affiliates of the Company. Of such 8,165,450 shares, 2,664,615 shares, together with 165,000 shares of Common Stock currently issuable upon exercise of outstanding warrants, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act. Holders of all of such unregistered shares, however, have certain registration rights with respect to such shares.

     The Company has agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 90 days from the date of this Offering without the prior written consent of Montgomery Securities, except that the Company may issue Common Stock in connection with acquisitions or upon the exercise of options. In addition, the former owners of the Founding Companies and the initial stockholders of the Company (which together include the Selling Stockholders) have agreed with the Company that they will not sell any of their shares for a period of two years after January 26, 1996 (other than certain sales registered under the Securities Act and a limited ability to pledge such shares as collateral). The Company has agreed not to waive such restriction for a period of 90 days from the date of this Offering without the prior written consent of Montgomery Securities. Directors of the Company who are not subject to these contractual restrictions have agreed not to contract to sell or otherwise sell or dispose of any of their Common Stock for a period of 90 days after the date of this Prospectus without the prior written consent of Montgomery Securities.

     The Company issued 856,735 shares of Common Stock as partial consideration for acquisitions completed since the IPO. Such 856,735 shares were registered under the Acquisition Shelf and are freely tradable (except for 36,670 shares held by a wholly-owned subsidiary of the Company) unless acquired by parties to the acquisition or affiliates of such parties, other than the issuer, in which case they may be sold pursuant to Rule 145 under the Securities Act. In addition, these shares are subject to contractual restrictions on resale which generally expire two years from the date of issuance.

     The Company has reserved for issuance under the Company's 1995 Stock Option Plan (the "Plan") an aggregate of 650,000 shares of Common Stock, or 12% of the aggregate number of shares of the Common Stock outstanding, whichever is greater. The Company has registered the shares issuable upon exercise of options granted under the Plan, and such shares will be eligible for resale in the public market. As of November 12, 1996, the Company had options to purchase 635,300 shares of Common Stock outstanding under the Plan. See "Principal and Selling Stockholders" and "Shares Eligible for Future Sale."

EFFECT OF CERTAIN CHARTER PROVISIONS

     The Board of Directors of the Company is empowered to issue preferred stock without stockholder action. The existence of this "blank-check" preferred could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. See "Description of Capital Stock."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the sufficiency of the Company's working capital and the ability of the Company to realize benefits from consolidating certain general and administrative functions, to continue its aggressive acquisition program, to retain management, to implement its focused business strategy to expand its document management services geographically, to attract customers from other businesses, to increase revenue by cross-selling services and to successfully defend itself in ongoing and future litigation. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                  THE COMPANY

     F.Y.I. Incorporated was founded in September 1994 under the laws of the State of Delaware to create a national, single source provider of document management services. Prior to the IPO, F.Y.I. did not conduct any operations. F.Y.I. acquired, simultaneously with the consummation of the IPO, the following seven established businesses: Imagent Corporation (together with Mobile Information Services Corporation, "Imagent"); Melanson & Associates, Inc. d/b/a Researchers (together with Bay Area Micrographics, "Researchers"); Recordex Services, Inc. ("Recordex"); C.&T. Management Services, Inc. d/b/a DPAS (together with Qualidata, Inc., "DPAS"); Leonard Archives, Inc. ("Leonard"); Deliverex, Incorporated (together with ASK Record Management, "Deliverex"); and Permanent Records, Inc. ("Permanent Records"), which are collectively referred to as the "Founding Companies." See "Certain Transactions."

FOUNDING COMPANIES

     Imagent. Imagent provides document management services to clients in the northeastern and mid-atlantic United States. Founded in 1969, Imagent's three primary lines of business include: (i) the distribution of microfilm and business imaging supplies; (ii) microfilm processing; and (iii) business services, including microfilming, database creation and management, electronic imaging, data entry and microfilm storage and research services. A large number of Imagent's microfilm processing clients are banks. Imagent's business services segment, which is its fastest growing business segment, provides services to financial, administrative and legal departments of a wide variety of companies. Imagent is headquartered in Baltimore and had 1995 revenue of approximately $13.5 million.

     Researchers. Researchers provides litigation support services to law firms, corporate legal departments and insurance companies in the San Francisco, Los Angeles, San Jose and Sacramento metropolitan areas. These services include customized solutions for a variety of its clients' document needs, including on-site microfilming and electronic imaging, overnight document reproduction and document indexing. In addition, Researchers has particular expertise in retrieving and processing medical records for use in medical malpractice and personal injury litigation. Founded in 1975, Researchers is a significant provider of outsourced litigation support in California and has provided services to many of the largest law firms in the State. Although Researchers' business is primarily project driven, a majority of its 1995 revenue has been generated by clients who were clients in 1994. Researchers is headquartered in San Francisco and had 1995 revenue of approximately $9.9 million.

     Recordex. Recordex provides medical records release services to over 150 hospitals and other healthcare institutions in 16 eastern states, including Johns Hopkins Hospital, University of Massachusetts Medical Center and Duke University Medical Center, as well as to physician groups, clinics and HMOs. Recordex's services, which are performed on-site, include: (i) tracking of the request for information from its receipt until its fulfillment; (ii) ensuring that a request for information is complete and authorized; (iii) coordinating the retrieval of the record; (iv) reproducing relevant pages for release; (v) reassembling and refiling the record; and (vi) billing. Based in Malvern, Pennsylvania, Recordex was founded in 1986 and had 1995 net service revenue of approximately $8.5 million.

     DPAS. DPAS provides database and processing services primarily to financial institutions, including Wells Fargo, as well as to a number of other corporate clients nationwide. Database services include: (i) document conversion; (ii) customized data capture (manually or through scanning or other electronic means); (iii) database creation, management and analysis; and (iv) certain direct mail services. DPAS also provides remittance processing services as an outsourcing option for the receivables function of its corporate clients. Such services include receiving and processing credit card payments, encoding checks and depositing payments, and certain other mailing-related activities. Headquartered in San Francisco, DPAS was founded in 1961. DPAS had 1995 revenue of approximately $5.4 million.

     Leonard. Leonard provides records storage, retrieval and processing services to over 30 hospitals and 100 medical facilities, as well as to a wide variety of corporate clients in southern Michigan and northern Ohio. Founded in 1888 as a moving and storage company, Leonard entered the records storage business in 1968. Leonard's services include: (i) active medical, financial and legal records storage; (ii) archival storage of semi-active and inactive documents; (iii) environmental vault storage of magnetic and micrographic media; (iv) disaster recovery services; and (v) document destruction. Leonard provides document management services to a wide variety of corporate clients, including Ford Motor Company, Chrysler Corporation and Ameritech. Headquartered in Detroit, Leonard had 1995 revenue of approximately $5.9 million.

     Deliverex. Deliverex provides active medical records storage, retrieval and processing services to 27 hospitals and medical facilities in the San Jose and greater San Francisco Bay areas, including the Department of Veterans
Affairs -- Palo Alto (the "VA"), Stanford Health Services, Columbia/Good Samaritan Hospital, Summit Medical Center and Santa Clara Valley Medical Center. Founded in 1973, Deliverex offers off-site management of medical records, including: (i) filling of records requests; (ii) extracting key pages within minutes for transmission to hospitals via facsimile for emergency cases; (iii) computerized tracking of medical records to their destinations; (iv) file system conversion; (v) storage; and (vi) purging of files on a regular basis. In addition, Deliverex is currently utilizing a system in which it electronically images the most frequently used pages of a medical file so that it can provide its clients with immediate access to such records at multiple locations through linked computer terminals. This system is currently implemented at the VA. Deliverex is a franchisor or licensor to five other medical records businesses operating in San Francisco, Seattle, Denver, Baltimore and Ft. Lauderdale. Deliverex had 1995 revenue of approximately $2.9 million.

     Permanent Records. Permanent Records provides a wide range of document management outsourcing service for its hospital, clinic and physician clients, including: (i) on-site handling of medical records; (ii) off-site active and inactive storage and retrieval services; (iii) microfilming; and (iv) medical records release services. These services are provided to over 50 hospitals in the Dallas/Fort Worth area, including Columbia/HCA Healthcare Systems and the Harris and Irving healthcare systems. Founded in 1977, Permanent Records had 1995 revenue of approximately $1.6 million.

     The aggregate consideration paid by F.Y.I. to acquire the Founding Companies was approximately $35.1 million, consisting of: (i) $7,059,000 in cash; (ii) 1,878,933 shares of Common Stock; (iii) the assumption and repayment of approximately $191,000 of indebtedness owed by a Founding Company stockholder; and (iv) the distribution of cash and certain receivables to stockholders of Imagent and Leonard, which were S corporations, in the amount of $2,750,000 and $700,000, respectively, representing the Accumulated Adjustment Accounts ("AAA accounts"). AAA accounts generally represent undistributed retained earnings of an S corporation, upon which taxes have been paid by the stockholders. In addition, prior to the closing of the IPO, certain Founding Companies made distributions to their stockholders of certain assets and related liabilities, including the increase in net equity subsequent to June 30, 1995 of each of the Founding Companies, other than Recordex. Based on the relevant account balances as of December 31, 1995, the amount of these distributions was $2,340,000. As such, total transfers of selected assets to and assumption of selected liabilities of certain stockholders of the Founding Companies were in the net amount of approximately $5,981,000 (of which $1,120,000 was distributed prior to December 31, 1995).

     The aggregate consideration paid for each Founding Company was: (i)
Imagent -- $1,500,000 and 331,497 shares of Common Stock; (ii)
Researchers -- $2,750,000 and 681,400 shares of Common Stock; (iii)
Recordex -- $309,000 and 198,589 shares of Common Stock; (iv) DPAS -- $400,000 and 117,068 shares of Common Stock; (v) Leonard -- $1,250,000 and 253,274 shares of Common Stock; (vi) Deliverex -- $700,000 and 186,147 shares of Common Stock; and (vii) Permanent Records -- $150,000 and 110,958 shares of Common Stock. In addition, upon consummation of the IPO, the Company repaid approximately $3,349,000 of third party indebtedness assumed by the Company in the acquisitions of the Founding Companies, virtually all of which was guaranteed by stockholders of the Founding Companies, and $584,000 of indebtedness to such stockholders. Combined with the $191,000 of assumed indebtedness referred to in the immediately preceding paragraph, the total indebtedness repaid from the proceeds of the IPO was approximately $4,124,000.

SUBSEQUENT ACQUISITIONS

     Since the closing of the IPO in January 1996, the Company has acquired the following 15 additional document management services businesses (collectively referred to as the "Subsequent Acquisitions").

     Cook. Robert A. Cook and Staff, Inc. and RAC Services, Inc. (collectively, "Cook") were acquired by the Company in June 1996. Founded in 1966, Cook provides litigation support services to hundreds of law firms and insurance companies throughout the State of California. Cook is headquartered in San Jose and had 1995 revenue of approximately $12.0 million. The aggregate consideration paid by the Company for Cook consisted of $11.3 million in cash.

     B&B. B&B Information and Image Management, Inc. ("B&B"), acquired by the Company in May 1996, provides document management services to clients in the Washington, D.C. area. Founded in 1980, B&B's primary lines of business include micrographic, electronic imaging and database services. B&B's primary client relationships include financial institutions, governmental agencies, insurance companies, hospitals and medical facilities. B&B is headquartered in Upper Marlboro, Maryland and had 1995 revenue of approximately $8.1 million. The aggregate consideration paid by the Company for B&B consisted of $3.1 million in cash and 183,333 shares of Common Stock.

     Premier. Premier Document Management, Inc. and PDM Services, Inc. (collectively, "Premier") were acquired by the Company in May 1996. Founded in 1984, Premier provides medical records release services to approximately 200 clients throughout the State of Washington and northern California. Based in Seattle, Premier had 1995 revenue of approximately $3.0 million. The aggregate consideration paid by the Company for Premier consisted of $1.2 million in cash and 69,919 shares of Common Stock. The Company will make an additional cash and stock earnout payment on March 1, 1997 to the stockholders of Premier, which payment is not expected to exceed $3.0 million and may not exceed $6.0 million.

     Medical Record. C.M.R.S. Incorporated ("CMRS"), Texas Medical Record Service, Inc. ("Texas Medical Record") and Minnesota Medical Record Service, Inc. ("Minnesota Medical Record") (CMRS, Texas Medical Record and Minnesota Medical Record are referred to herein, collectively, as "Medical Record") were affiliated corporations acquired by the Company in August 1996. CMRS, Texas Medical Record and Minnesota Medical Record provide medical records release services and are based in Los Angeles, Houston and Minneapolis, respectively, and were founded in 1985, 1986 and 1987, respectively. Medical Record had 1995 combined revenue of approximately $5.5 million. The aggregate consideration paid by the Company for Medical Record consisted of $2.3 million in cash and 178,051 shares of Common Stock (excluding 36,670 shares of Common Stock issued to a wholly-owned subsidiary of the Company). The Company may make an additional cash and stock earnout payment in September 1997 to the sole stockholder of CMRS up to a maximum amount of $2.5 million. A total amount of $196,000 in cash and 11,657 shares of Common Stock is being retained by the Company for a period of 90 days from the date of closing as security against any indemnification claim.

     ZIA. ZIA Information Analysis Group ("ZIA") was acquired by the Company in September 1996. Founded in 1994, ZIA is based in San Francisco and provides litigation consulting services, including discovery assistance, document coding, forensic analysis and trial support services, to law firms, corporations and regulated entities in California. ZIA had 1995 revenue of approximately $2.3 million. The aggregate consideration paid by the Company for ZIA consisted of $2.3 million in cash and 154,286 shares of Common Stock. A total amount of $183,998 in cash and 12,343 shares of Common Stock is being retained by the Company for a period of 120 days from the date of closing as security against any indemnification claim.

     The acquisitions of Cook, B&B, Premier, Medical Record and ZIA are collectively referred to herein as the "Significant Acquisitions."

     In addition, the Subsequent Acquisitions include the following: (i) Sacramento Valley Records Management, Inc. ("Sacramento"), a medical records storage and delivery franchise company; (ii) certain assets of Microfilm Associates, Ltd. ("Microfilm"), and Octo, Incorporated ("Octo"), both imaging companies; (iii) Domor Data Processing ("Domor"), a data processing business;
(iv) Rushmore Legal Support ("Rushmore"), a litigation support business; (v) Index Records Management ("Index"), a medical records storage business; (vi) Carton-Hodgson, Inc. ("Carton") and CH Direct, Inc. ("Direct"), both direct mail, fulfillment and data processing businesses which expand the Company's direct mail and fulfillment business; and (vii) Data Input Services Corporation, Inc. ("DISC"), a data processing business. These companies had aggregate 1995 revenue in excess of $12 million. The aggregate consideration for Sacramento, Microfilm, Octo, Domor, Rushmore, Index, Carton, Direct and DISC consisted of approximately $7.4 million in cash and 234,476 shares of Common Stock.

     F.Y.I. paid $27.5 million in cash, issued 820,065 shares of Common Stock (excluding 36,670 shares issued to a wholly-owned subsidiary of the Company) and assumed certain debt in connection with the Subsequent Acquisitions.

     The Company's executive offices are located at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, and its telephone number is (214) 953-7555.

                                USE OF PROCEEDS

     At an assumed offering price of $23.00, the net proceeds to the Company from the sale of the 2,000,000 shares of Common Stock offered by the Company hereby, after deducting underwriting discount and estimated offering expenses, are expected to be approximately $43.1 million (approximately $51.0 million if the Underwriters' over-allotment option is exercised in full). The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. The Company expects to use a portion of the remaining net proceeds to repay the outstanding balance on its Line of Credit. As of November 12, 1996, the amount outstanding under the Line of Credit was $21.3 million. Interest on loans outstanding under the Line of Credit is, at the Company's option, payable at the prime rate in effect from time to time plus 1.5% or at a Eurodollar rate plus 3.0%. The portion of the Line of Credit allocated for acquisitions permits drawdowns until October 15, 1997, and any amount outstanding on that date matures at various times from January 1998 through April 2001. The remaining net proceeds will be used for general corporate purposes, which are expected to include additional acquisitions. See "Risk Factors" and "The
Company -- Subsequent Acquisitions."

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock trades on the Nasdaq National Market under the symbol "FYII." The Company completed its IPO in January 1996 at a price of $13.00 per share. The following table sets forth, for the Company's fiscal periods indicated, the range of high and low last reported sale prices for the Common Stock.

                                                                  HIGH       LOW
                                                                 ------     ------
            First Quarter (from January 23, 1996)..............  $20.00     $13.00(1)
            Second Quarter.....................................  $22.00     $16.00
            Third Quarter......................................  $23.00     $17.00
            Fourth Quarter (through November 15, 1996).........  $23.00     $20.00

---------------

(1) Represents the initial public offering price.

     On November 15, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $23.00 per share. At November 12, 1996, there were 50 holders of record of the Company's Common Stock, although the Company believes the number of beneficial holders is substantially greater.

                                DIVIDEND POLICY

     The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future and intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions and other factors that the Company's Board of Directors deems relevant. In addition, the Line of Credit prohibits the payment of dividends by the Company without the lender's consent.

                                 CAPITALIZATION

     The following table sets forth the short-term debt and capitalization of the Company at September 30, 1996 and as adjusted to reflect the sale of 2,000,000 shares of Common Stock offered hereby at an assumed public offering price of $23.00 per share and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the audited consolidated financial statements of F.Y.I. Incorporated and Subsidiaries and the related notes thereto included elsewhere in this Prospectus.

                                                                        SEPTEMBER 30, 1996
                                                                       --------------------
                                                                                      AS
                                                                       ACTUAL      ADJUSTED
                                                                       -------     --------
    Short-term debt (including current portion of long-term debt)....  $ 3,839     $    339
                                                                       =======      =======
    Long-term debt, excluding current portion........................  $16,956     $  2,855
    Stockholders' equity
      Preferred Stock, $0.01 par value, 1,000,000 shares authorized,
         none issued and outstanding.................................       --           --
      Common Stock, $0.01 par value, 26,000,000 shares authorized,
         5,928,074 issued and outstanding, 7,928,074 issued and
         outstanding as adjusted(1)..................................       59           79
      Additional paid-in capital.....................................   26,805       69,835
      Treasury stock(2)..............................................     (501)        (501)
      Retained earnings..............................................    2,561        2,561
                                                                       -------      -------
              Total stockholders' equity.............................   28,924       71,974
                                                                       -------      -------
    Total capitalization.............................................  $45,880     $ 74,829
                                                                       =======      =======

---------------

(1) Does not include an additional 611,700 shares of Common Stock reserved for issuance pursuant to options outstanding at September 30, 1996 under the Company's 1995 Stock Option Plan and warrants outstanding for the purchase of 165,000 shares of Common Stock.

(2) A total of 36,670 shares of Common Stock, resulting from the acquisition of Medical Record, are held by a wholly-owned subsidiary of the Company.

                            SELECTED FINANCIAL DATA

     F.Y.I. acquired, simultaneously with and as a condition to the closing of the IPO, the Founding Companies. The Acquisitions have been accounted for in accordance with generally accepted accounting principles ("GAAP") as a combination of the Founding Companies at historical cost. Accordingly, historical financial statements of these Founding Companies have been combined throughout all relevant periods herein as if the Founding Companies had always been members of the same operating group. However, since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance.

     The Selected Financial Data for the nine months ended September 30, 1996 have been derived from the Consolidated Financial Statements of F.Y.I. Incorporated and Subsidiaries that have been audited by Arthur Andersen LLP and that appear elsewhere in this Prospectus. The Selected Financial Data for the nine months ended September 30, 1995 have been derived from the unaudited Supplemental Data presented in the Consolidated Financial Statements of F.Y.I. Incorporated and Subsidiaries included elsewhere in this Prospectus. The Selected Financial Data for the years ended December 31, 1993, 1994 and 1995 and for the one month ended January 31, 1996 have been derived from the Combined Financial Statements of the Founding Companies that have been audited by Arthur Andersen LLP and that appear elsewhere in this Prospectus. In their report, Arthur Andersen LLP states that with respect to Recordex, as of and for the two years in the period ended December 31, 1994, its opinion is based on the report of other independent public accountants, namely Elko, Fischer, McCabe & Rudman, Ltd. The Selected Financial Data for the years ended December 31, 1991 (unaudited) and 1992 (audited) have been derived from financial statements not included elsewhere in this Prospectus. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments and reclassifications necessary for a fair presentation of the financial position and results of operations for the periods presented. In addition, the Selected Financial Data are based on available information and certain assumptions described in the footnotes set forth below, all of which the Company believes are reasonable. The data relating to the combined Founding Companies, Supplemental Data and pro forma information are provided for informational purposes only and do not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

     The Selected Individual Founding Company Financial Data for the years ended December 31, 1993, 1994 and 1995 have been derived from the audited financial statements of the Founding Companies that appear elsewhere in this Prospectus. The Selected Individual Founding Company Financial Data for the year ended December 31, 1992 have been derived from audited financial statements not included elsewhere in this Prospectus.

     The Selected Financial Data provided below should be read in conjunction with the historical financial statements of F.Y.I., the Combined Financial Statements of the Founding Companies and the financial statements of each of the Founding Companies, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear elsewhere in this Prospectus.

                            SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     F.Y.I. was founded in September 1994 and effectively began its operations on February 1, 1996 following the completion of the IPO. The Selected Financial Data set forth below for the periods prior to February 1, 1996 are derived from the Combined Financial Statements of the Founding Companies contained elsewhere in this Prospectus.

                                               COMBINED FOUNDING COMPANIES
                      -----------------------------------------------------------------------------        NINE MONTHS ENDED
                                                                         NINE MONTHS     ONE MONTH       SEPTEMBER 30, 1996(4)
                              FISCAL YEAR ENDED DECEMBER 31,                ENDED          ENDED      ---------------------------
                      -----------------------------------------------   SEPTEMBER 30,   JANUARY 31,      F.Y.I.
                       1991      1992      1993      1994      1995         1995          1996(4)     INCORPORATED   SUPPLEMENTAL
                      -------   -------   -------   -------   -------   -------------   -----------   ------------   ------------
STATEMENT OF
  OPERATIONS DATA:
  Service revenue...  $22,958   $29,442   $32,067   $36,081   $40,615      $29,997        $ 3,487       $ 41,262       $ 44,749
  Product revenue...    5,899     5,378     5,123     5,923     6,138        4,815            395          4,211          4,606
  Other revenue.....      668       876     1,206     1,028       873          674             34            498            532
                      -------   -------   -------   -------   -------      -------         ------        -------        -------
        Total
          revenue...   29,525    35,696    38,396    43,032    47,626       35,486          3,916         45,971         49,887
  Cost of
    services........   14,742    18,348    20,318    23,650    25,937       19,064          2,196         26,020         28,216
  Cost of products
    sold............    5,050     4,628     4,464     4,892     4,972        3,890            307          3,225          3,532
  Depreciation......      771       873       883     1,055     1,238          898             90          1,023          1,113
                      -------   -------   -------   -------   -------      -------         ------        -------        -------
        Gross
          profit....    8,962    11,847    12,731    13,435    15,479       11,634          1,323         15,703         17,026
  Selling, general
    and
    administrative
    expenses(1).....    7,457     8,940     9,218     9,921    10,449        7,657            814         10,891         11,705
  Amortization......       61       199       112        60        64           48              6            290            296
                      -------   -------   -------   -------   -------      -------         ------        -------        -------
        Operating
        income(1)...    1,444     2,708     3,401     3,454     4,966        3,929            503          4,522          5,025
  Interest and other
    expense
    (income), net...      132       272       248        29       139          159            (45)           232            187
                      -------   -------   -------   -------   -------      -------         ------        -------        -------
  Income before
    income
    taxes(1)........    1,312     2,436     3,153     3,425     4,827        3,770            548          4,290          4,838
  Provision for
    income
    taxes(2)........      474       895     1,261     1,256     1,794        1,399            221          1,729          1,950
                      -------   -------   -------   -------   -------      -------         ------        -------        -------
  Net
    income(1)(2)....  $   838   $ 1,541   $ 1,892   $ 2,169   $ 3,033      $ 2,371        $   327       $  2,561       $  2,888
                      =======   =======   =======   =======   =======      =======         ======        =======        =======
  Net income per
    share(1)(2)(3)..                                                                        $0.06          $0.47          $0.53
                                                                                           ======        =======        =======
  Weighted average
    shares
   outstanding(3)...                                                                        5,450          5,450          5,450

                                                        COMBINED FOUNDING COMPANIES                      F.Y.I. INCORPORATED
                                          --------------------------------------------------------   ----------------------------
                                                                DECEMBER 31,                              SEPTEMBER 30, 1996
                                          --------------------------------------------------------   ----------------------------
                                             1991        1992      1993      1994         1995         ACTUAL      AS ADJUSTED(5)
                                          -----------   -------   -------   -------   ------------   -----------   --------------
BALANCE SHEET DATA:
  Working capital.......................    $ 1,341     $ 1,223   $ 2,081   $ 1,404     $  1,663       $ 5,038        $ 33,987
  Total assets..........................     13,989      14,124    15,143    19,130       19,681        59,901          85,350
  Long-term obligations, net of current
    maturities..........................      2,809       2,713     3,077     3,185        2,777        16,956           2,855
  Stockholders' equity..................      4,315       4,797     5,223     6,410        7,111        28,924          71,974

                       SELECTED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                        PRO FORMA FOR
                                                                                                 SIGNIFICANT ACQUISITIONS(6)
                                                                                             -----------------------------------
                                                                                             YEAR ENDED
                                                                                              DECEMBER        NINE MONTHS ENDED
                                                                                              31, 1995       SEPTEMBER 30, 1996
                                                                                             -----------     -------------------
STATEMENT OF OPERATIONS DATA:
  Service revenue..........................................................................    $69,564             $59,453
  Product revenue..........................................................................      7,688               4,968
  Other revenue............................................................................        908                 543
                                                                                               -------             -------
        Total revenue......................................................................     78,160              64,964
  Cost of services.........................................................................     42,186              36,232
  Cost of products sold....................................................................      6,222               3,845
  Depreciation.............................................................................      1,632               1,304
                                                                                               -------             -------
        Gross profit.......................................................................     28,120              23,583
  Selling, general and administrative expenses.............................................     17,500              15,103
  Amortization.............................................................................        896                 667
                                                                                               -------             -------
        Operating income...................................................................      9,724               7,813
  Interest and other expense (income), net.................................................      1,454                 827
                                                                                               -------             -------
  Income before income taxes...............................................................      8,270               6,986
  Provision for income taxes...............................................................      3,172               2,808
                                                                                               -------             -------
  Net income...............................................................................    $ 5,098             $ 4,178
                                                                                               =======             =======
  Net income per share.....................................................................      $0.87               $0.71
                                                                                                 =====               =====
  Weighted average shares outstanding(3)...................................................      5,872               5,872

---------------

(1) For the periods prior to February 1, 1996, gives effect to the Compensation Differential. See Note 3 of Notes to Combined Financial Statements of the Founding Companies.

(2) For the periods prior to February 1, 1996, gives effect to certain tax adjustments related to the taxation of certain Founding Companies as S corporations or sole proprietorships prior to the consummation of the Acquisitions and the tax impact of the Compensation Differential in each period. See Note 3 of Notes to Combined Financial Statements of the Founding Companies.

(3) Weighted average shares include: (i) 1,205,682 shares issued by F.Y.I. prior to the consummation of the Acquisitions and the IPO; (ii) 1,878,933 shares issued to the stockholders of the Founding Companies in connection with the acquisitions; (iii) 2,185,000 shares sold in the IPO; (iv) 15,923 shares of Common Stock determined pursuant to the treasury stock method relating to warrants to purchase 115,000 shares of Common Stock at $10.00 per share; (v) 585,589 shares of Common Stock issued in acquisitions consummated through September 1996; and (vi) 36,200 shares of Common Stock issued upon the exercise of stock options. Does not include (i) options to purchase 635,300 shares of Common Stock currently outstanding under the Company's 1995 Stock Option Plan; and (ii) warrants outstanding to purchase 50,000 shares of Common Stock.

(4) The Supplemental Statement of Operations Data for the nine months ended September 30, 1996 represent the combined results of (i) the combined Founding Companies for the one month of operations prior to the consummation of the IPO and Acquisitions; and (ii) F.Y.I. Incorporated and Subsidiaries for the eight months of operations subsequent to the consummation of the Acquisitions and the IPO. The Supplemental Data are provided for informational purposes only and do not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

(5) Gives effect to the sale of 2,000,000 shares of Common Stock offered by the Company hereby and the application of the estimated net proceeds therefrom (assuming a public offering price of $23.00 per share). See "Use of Proceeds."

(6) Gives effect to: (i) the Significant Acquisitions as if the transactions were consummated for Statement of Operations Data as of January 1, 1995; and
    (ii) the Acquisitions for Statement of Operations Data for periods prior to February 1, 1996. See the separate unaudited pro forma financial statements and the notes thereto located elsewhere in this Prospectus.

              SELECTED INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA
                                 (IN THOUSANDS)

                                                                                FISCAL YEARS ENDED DECEMBER 31,(1)
                                                                            -------------------------------------------
                                                                             1992        1993        1994        1995
                                                                            -------     -------     -------     -------
Revenue:
  Imagent.................................................................  $10,258     $10,252     $12,135     $13,544
  Researchers.............................................................    7,231       8,738       9,973       9,874
  Recordex................................................................    4,655       5,465       6,826       8,550
  Leonard.................................................................    4,041       4,372       5,007       5,858
  Other...................................................................    9,511       9,569       9,091       9,800
                                                                            -------     -------     -------     -------
        Total.............................................................  $35,696     $38,396     $43,032     $47,626
                                                                            =======     =======     =======     =======
Gross profit:
  Imagent.................................................................  $ 2,562     $ 2,713     $ 3,293     $ 3,829
  Researchers.............................................................    2,708       2,841       3,384       2,611
  Recordex................................................................    1,942       2,258       2,494       3,092
  Leonard.................................................................    1,787       1,843       1,640       2,415
  Other...................................................................    2,848       3,076       2,624       3,532
                                                                            -------     -------     -------     -------
        Total.............................................................  $11,847     $12,731     $13,435     $15,479
                                                                            =======     =======     =======     =======
Selling, general and administrative expenses:(2)
  Imagent.................................................................  $ 1,775     $ 2,036     $ 2,264     $ 2,471
  Researchers.............................................................    1,425       1,458       1,590       1,458
  Recordex................................................................    1,729       1,978       2,216       2,715
  Leonard.................................................................    1,359       1,385       1,517       1,482
  Other...................................................................    2,652       2,361       2,334       2,323
                                                                            -------     -------     -------     -------
        Total.............................................................  $ 8,940     $ 9,218     $ 9,921     $10,449
                                                                            =======     =======     =======     =======
Operating income:(2)
  Imagent.................................................................  $   787     $   677     $ 1,012     $ 1,294
  Researchers.............................................................    1,283       1,383       1,794       1,153
  Recordex................................................................       35         168         235         376
  Leonard.................................................................      429         459         123         933
  Other...................................................................      174         714         290       1,210
                                                                            -------     -------     -------     -------
        Total.............................................................  $ 2,708     $ 3,401     $ 3,454     $ 4,966
                                                                            =======     =======     =======     =======
Net income:(2)(3)
  Imagent.................................................................  $   499     $   429     $   632     $   860
  Researchers.............................................................      712         731       1,118         684
  Recordex................................................................        8          66         118         183
  Leonard.................................................................      231         264          35         527
  Other...................................................................       91         402         266         779
                                                                            -------     -------     -------     -------
        Total.............................................................  $ 1,541     $ 1,892     $ 2,169     $ 3,033
                                                                            =======     =======     =======     =======

---------------

(1) Researchers' amounts for 1992 and 1993 are reported for fiscal years ended July 31. See Note 2 of Notes to Combined Financial Statements of the Founding Companies.

(2) Gives effect to the Compensation Differential. See Note 3 of Notes to Combined Financial Statements of the Founding Companies.

(3) Gives effect to certain tax adjustments related to the taxation of certain Founding Companies as S corporations or sole proprietorships prior to the consummation of the Acquisitions and the tax impact of the Compensation Differential in each period. See Note 3 of Notes to Combined Financial Statements of the Founding Companies.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements of the Company and the related notes thereto and "Selected Financial Data" appearing elsewhere in this Prospectus. Additional information concerning factors that could cause results to differ materially from those in the forward-looking statements is contained under the section "Risk Factors."

INTRODUCTION

     F.Y.I. was founded in September 1994 to create a national, single source provider of document management services. In January 1996, F.Y.I. acquired, simultaneously with the closing of the IPO, the Founding Companies. The Acquisitions have been accounted for in accordance with GAAP as a combination of the Founding Companies at historical cost, and January 31, 1996 has been used as the effective date of the Acquisitions. Between September 1994 and the consummation of the IPO, F.Y.I. did not conduct any operations. Accordingly, the actual operating results of the Company included in the Statement of Operations for the nine months ended September 30, 1996 represent only the eight months of operations subsequent to the consummation of the Acquisitions and the IPO. During the period prior to the IPO, F.Y.I. incurred various legal, accounting, marketing, travel and other costs in connection with the Acquisitions and the IPO which were funded by the issuance of equity securities. Additional costs associated with the Acquisitions and the IPO were paid with proceeds of the IPO.

     Subsequent to the IPO and through September 30, 1996, the Company acquired 13 additional document management businesses. All of these Subsequent Acquisitions have been accounted for using the purchase method of accounting. The results of operations for these Subsequent Acquisitions are reflected in the Company's financial statements based upon their individual acquisition dates.

     Supplemental Statement of Operations Data represent the combined results of: (i) the Founding Companies for the one month of operations prior to the consummation of the Acquisitions and the IPO and (ii) F.Y.I. Incorporated and Subsidiaries for the eight months of operations subsequent to the consummation of the Acquisitions and the IPO. Such data are presented and discussed herein in order to present the results of the Company since the consummation of the IPO compared to the results of the combined Founding Companies for periods prior to the IPO. The Supplemental Data are provided for information purposes only and do not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated. The Founding Companies were not under common control or management. Accordingly, such historical combined results may not be comparable to, or indicative of, future performance.

     The Company's revenue is classified as service revenue, product revenue and other revenue. Service revenue relates to: (i) document and data conversion services; (ii) records management services; (iii) database management and related services; (iv) medical records release of information services; and (v) litigation support services. Product revenue represents sales of micrographic and business imaging supplies and equipment, primarily in conjunction with film processing and other micrographic services. Other revenue consists of commissions on the sales of imaging systems and equipment and franchising fees.

     Cost of services consists primarily of compensation and benefits to non-administrative employees, occupancy costs, equipment costs and supplies, and also includes the costs associated with other revenue discussed above. Cost of products sold relates to micrographics and business imaging supplies and equipment.

     Selling, general and administrative expenses ("SG&A") consist primarily of compensation and related benefits to the sales and marketing, executive management, accounting, human resources and other administrative employees of the Company, other sales and marketing costs, communications costs, insurance costs and legal and accounting professional fees. SG&A subsequent to the IPO include the costs of being a public company and the Company's executive management team.

THE COMPANY

     The Company had conducted no significant operations from its inception through the IPO and the Acquisitions. For accounting purposes and the presentation of the actual financial results herein, January 31, 1996 has been used as the effective date of the Acquisitions.

     NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     For the nine months ended September 30, 1996, revenue was $46.0 million, gross profit was $15.7 million, operating income was $4.5 million and net income was $2.6 million. As previously mentioned, F.Y.I. had no operations until February 1996. For further discussion of supplemental operations for the nine months ended September 30, 1996 and 1995, see "-- Supplemental."

     LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 1996, the Company had $5.0 million of working capital and $3.3 million of cash. Cash flows provided by operating activities for the nine months ended September 30, 1996 were $1.4 million. Cash used for investing activities was $29.7 million, as the Company paid $27.4 million for acquisitions, net of cash acquired. Cash provided by financing activities was $31.6 million. The Company raised $22.9 million in the IPO, net of underwriting discount and other costs associated with the IPO. The Company assumed $8.5 million of debt in the acquisitions of the Founding Companies and subsequently retired all of this debt with the proceeds of the IPO, with the exception of approximately $0.4 million of debt with favorable interest rates and capital lease obligations of approximately $0.4 million. In April 1996, the Company negotiated a $35.0 million Line of Credit (see Note 8 of the Notes to Consolidated Financial Statements of F.Y.I. Incorporated and Subsidiaries). The Company paid $1.6 million in costs to secure this financing. As of September 30, 1996, the Company had borrowed $17.6 million under the Line of Credit to help fund the acquisition program. The Company assumed $2.9 million of debt in the Subsequent Acquisitions and retired $0.4 million of such debt. The assumed debt remaining has interest rates more favorable than the Company's credit facility.

     In the nine months ended September 30, 1995, the Company raised $0.1 million through the sale of preferred stock. During this period, the Company spent $0.3 million in activities related to the IPO and the Acquisitions and ended the period with $0.5 million in cash. The Company had no operations during this period.

     The Company anticipates that cash from operations, additional bank financing available under the Line of Credit, the net proceeds of this Offering and shares of Common Stock available under the Acquisition Shelf will provide sufficient liquidity to execute the Company's acquisition and internal growth plans for approximately the next 12 months. The availability under the Line of Credit as of September 30, 1996 was $1.5 million for working capital and general corporate purposes, and approximately $13.5 million for acquisitions. Should the Company accelerate its acquisition program, the Company may need to seek additional financing through the public or private sale of equity or debt securities. There can be no assurance that the Company could secure such financing if and when it is needed or on terms the Company deems acceptable. The Company has registered pursuant to the Acquisition Shelf 2,000,000 shares of Common Stock for issuance in its acquisition program, of which 1,377,741 shares were available at September 30, 1996. The Company expects to renegotiate the Line of Credit upon consummation of this Offering in order to increase its flexibility in executing its acquisition strategy.

SUPPLEMENTAL

     The Statement of Operations Data for the nine months ended September 30, 1995 represent the unaudited combined statement of operations of the Founding Companies for the period adjusted to give effect to: (i) the Compensation Differential; and (ii) provision for income taxes as if all entities had been subject to federal and state income taxes for the period. The Supplemental Statement of Operations Data for the nine months ended September 30, 1996 represent a combination of: (i) the audited results of the combined Founding Companies for the one month of operations prior to the consummation of the IPO and the

Acquisitions adjusted for the compensation and tax adjustments discussed above; and (ii) the audited results of F.Y.I. Incorporated and Subsidiaries for the eight months subsequent to the consummation of the IPO and the Acquisitions (which include the Subsequent Acquisitions from the date of their respective acquisition). The Supplemental Data are provided for information purposes only and do not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

     NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Revenue

     Total revenue. Total revenue increased 40.6% from $35.5 million for the nine months ended September 30, 1995 to $49.9 million for the nine months ended September 30, 1996. This increase was comprised of a 49.2% increase in service revenue and was offset by a 6.0% decrease in product and other revenue.

     Service revenue. Service revenue increased $14.8 million from $30.0 million for the nine months ended September 30, 1995 to $44.8 million for the nine months ended September 30, 1996. This increase was largely due to: (i) the Subsequent Acquisitions; and (ii) internal growth in service revenue at the Founding Companies of 9.0%. This internal growth was primarily attributable to:
(i) an increase in medical records release revenue at Recordex and Permanent of $1.5 million primarily attributable to the expansion into 32 additional healthcare institutions in the Eastern U.S. and Texas during 1995 and 1996; (ii) an increase in litigation support revenue at Researchers of $700,000 primarily due to increased overnight document production and increased medical records subpoena and service of process requests; and (iii) an increase in micrographics and electronic imaging revenue at Imagent of $323,000 attributable to an overall increase in microfilming, scanning and coding projects, offset by the reduction in microfilm processing revenue due to the loss of a customer in early 1996.

     Product and other revenue. Product and other revenue decreased approximately $351,000 from $5.5 million for the nine months ended September 30, 1995 to $5.1 million for the nine months ended September 30, 1996. The decrease in product revenue primarily resulted from a decline in sales to governmental and related entities during the federal government shutdown in late 1995. This decline in product revenue was offset by increased product revenue associated with the purchase of B&B in May 1996. The decrease in other revenue was attributable to decreased sales of micrographics equipment in 1996.

     Gross profit

     Gross profit increased 46.3% from $11.6 million for the nine months ended September 30, 1995 to $17.0 million for the nine months ended September 30, 1996, largely due to the increases in revenue discussed above. Gross profit as a percentage of revenue increased from 32.8% for the nine months ended September 30, 1995 to 34.1% for the nine months ended September 30, 1996, primarily due to the higher margin mix of revenue associated with the Subsequent Acquisitions.

     Selling, general and administrative expenses

     SG&A increased 52.9%, from $7.7 million for the nine months ended September 30, 1995 to $11.7 million for the nine months ended September 30, 1996, primarily due to: (i) the establishment of corporate overhead required to execute the acquisition program and to manage the consolidated group of companies; and (ii) the SG&A associated with the Subsequent Acquisitions. SG&A as a percentage of revenue (excluding corporate overhead) decreased from 21.7% for the nine months ended September 30, 1995 to 20.7% for the nine months ended September 30, 1996. This decrease was a result of: (i) a decrease in SG&A as a percentage of revenue at the Founding Companies from 21.7% for the nine months ended September 30, 1995 to 21.4% for the nine months ended September 30, 1996, primarily due to spreading the Company's fixed costs over a larger revenue base; and (ii) lower average SG&A as a percentage of revenue associated with the Subsequent Acquisitions relative to the Founding Companies.

     Income before income taxes and net income

     Income before income taxes increased 28.3% from $3.8 million for the nine months ended September 30, 1995 to $4.8 million for the nine months ended September 30, 1996, and net income increased 21.8%, from $2.4 million for the nine months ended September 30, 1995 to $2.9 million for the nine months ended September 30, 1996, largely attributable to the factors discussed above. Net income for the nine months ended September 30, 1996 was impacted by a higher effective tax rate attributable to the elimination of graduated tax rates as the Founding Companies are now taxed on a consolidated basis and due to the impact of nondeductible goodwill associated with certain of the Subsequent Acquisitions.

FOUNDING COMPANIES COMBINED

     YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Revenue

     Total revenue. Total revenue increased 10.7%, from $43.0 million for the year ended December 31, 1994 to $47.6 million for the year ended December 31, 1995. This increase was comprised of a 12.6% increase in service revenue, a 3.6% increase in product revenue and a 15.1% decrease in other revenue.

     Service revenue. Service revenue increased $4.5 million, from $36.1 million for the year ended December 31, 1994 to $40.6 million for the year ended December 31, 1995. This increase was largely due to: (i) an increase in Imagent's revenue of $1.4 million, primarily attributable to opening a microfilm processing laboratory in Philadelphia in December 1994, the revenue of which represented approximately 56% of the increase in Imagent's revenue, and to an overall increase in scanning and microfilming projects; (ii) an increase in Leonard's revenue of $851,000 attributable to the addition of two new storage contracts in 1994, to the opening of new records storage and retrieval facilities in Toledo, Ohio in April 1994 and in Ann Arbor, Michigan in January 1995, which new facilities had revenue constituting 25.3% of the increase, and to increased paper prices received in the first half of 1995 for sales of scrap paper in the data disintegration area; and (iii) an increase in Recordex's revenue of $1.7 million and in Permanent's revenue of $414,000 primarily attributable to the expansion of medical records release services into 38 additional healthcare institutions in the Eastern U.S. and Texas during 1995.

     Product revenue. Product revenue increased approximately $215,000, from $5.9 million for the year ended December 31, 1994 to $6.1 million for the year ended December 31, 1995. This resulted from obtaining a large contract to supply micrographics products in March 1994 and an increase in film sales associated with an overall increase in film processing due to the opening of two new processing labs.

     Other revenue. Other revenue decreased approximately $155,000, from $1.0 million for the year ended December 31, 1994 to $873,000 for the year ended December 31, 1995. This decrease was primarily attributable to Imagent selling lower volumes of imaging systems and equipment.

     Costs and Expenses

     Cost of services. Cost of services increased 9.7%, from $23.7 million for the year ended December 31, 1994 to $25.9 million for the year ended December 31, 1995. Cost of services as a percentage of service and other revenue was 63.7% for the year ended December 31, 1994 and 62.5% for the year ended December 31, 1995. Combined cost of services as a percentage of revenue decreased 1.2% as a result of fluctuations in several service areas: (i) Researchers' cost of services increased $631,000, and as a percentage of revenue increased from 63.3% to 70.3%, as it benefited from several large litigation projects in the first half of 1994 and was negatively impacted in the year ended December 1995 by expenses incurred in connection with the expansion of its imaging business and the addition of personnel and increased rental expense associated with the expansion of its San Francisco facility; (ii) Leonard's cost of services increased $1,000, but as a percentage of revenue decreased from 62.6% to 53.5%, primarily as a result of increased revenue and operating leverage in 1995 associated with the addition of two storage contacts in 1994 and expenses incurred in 1994 in connection with the opening of new document storage and retrieval facilities in Toledo, Ohio and Farmington Hills,

Michigan; (iii) Deliverex's cost of services decreased $41,000, and as a percentage of revenue decreased from 64.6% to 57.3%, as a result of price increases and certain cost reduction programs; and (iv) DPAS's cost of services decreased $414,000, and as a percentage of revenue decreased from 74.5% to 66.3%, primarily as a result of a cost reduction program implemented in April 1995.

     Cost of products sold. Cost of products sold increased 1.6%, from $4.9 million for the year ended December 31, 1994 to $5.0 million for the year ended December 31, 1995. Cost of products sold as a percentage of product revenue decreased from 82.6% to 81.0% for the years ended December 31, 1994 and 1995, respectively. This decrease was a result of additional value added rebates on selected products from Eastman Kodak.

     Depreciation

     Depreciation increased 17.3%, from $1.1 million for the year ended December 31, 1994 to $1.2 million for the year ended December 31, 1995. This increase was primarily associated with machinery and equipment purchased for the expansions at Leonard and Recordex discussed above.

     Gross profit

     As a result of the foregoing, gross profit increased 15.2%, from $13.4 million, or 31.2% of total revenue, for the year ended December 31, 1994 to $15.5 million, or 32.5% of total revenue, for the year ended December 31, 1995.

     Selling, general and administrative expenses

     SG&A increased 5.5%, from $11.8 million, or 27.5% of revenue, for the year ended December 31, 1994 to $12.5 million, or 26.2% of revenue, for the year ended December 31, 1995. After giving effect to the Compensation Differential in each year, SG&A increased from $10.0 million, or 23.2% of revenue, for the year ended December 31, 1994 to $10.5 million, or 22.1% of revenue, for the year ended December 31, 1995. Although combined SG&A adjusted for the Compensation Differential as a percentage of total revenue decreased 1.1% there were fluctuations in several service areas: (i) Leonard's adjusted SG&A as a percentage of revenue decreased from 30.3% to 25.3% primarily as a result of the two storage contracts described above which provided revenue without proportional increases in overhead; (ii) DPAS' adjusted SG&A as a percentage of revenue decreased from 24.9% to 23.2% primarily as a result of a cost reduction program implemented in April 1995; and (iii) Recordex's SG&A as a percentage of revenue decreased from 33.1% to 31.8%, primarily as a result of increased revenue related to its expansion of medical records release services into additional healthcare institutions without a commensurate increase in overhead.

     Pro forma operating income

     Pro forma operating income giving effect to the Compensation Differential increased 43.8%, from $3.5 million, or 8.0% of total revenue, for the year ended December 31, 1994 to $5.0 million, or 10.4% of total revenue, for the year ended December 31, 1995.

     Interest expense, net

     Interest expense, net of interest income increased 16.1% from $304,000 for the year ended December 31, 1994 to $353,000 for the same period in 1995. This was primarily due to increased borrowings in April through December for the purchase of equipment associated with Leonard's opening of new document storage facilities.

     Provision for income taxes

     The combined provision for income taxes and pro forma provision for income taxes increased 42.8%, from $1.3 million, or an effective tax rate of 36.7%, for the year ended December 31, 1994 to $1.8 million, or an effective tax rate of 37.2%, for the year ended December 31, 1995. The Founding Companies were operated as separate entities for tax purposes for all periods presented.

     Pro forma net income

     Pro forma net income giving effect to the Compensation Differential and pro forma provision for income taxes increased 39.8%, from $2.2 million, or 5.0% of total revenue, for the year ended December 31, 1994 to $3.0 million, or 6.4% of total revenue, for the year ended December 31, 1995.

     YEAR ENDED DECEMBER 31, 1994 COMPARED TO THE YEAR ENDED DECEMBER 31, 1993

     Revenue

     Total revenue. Total revenue increased 12.1%, from $38.4 million in 1993 to $43.0 million in 1994. This increase was comprised of a 12.5% increase in service revenue, a 15.6% increase in product revenue and a 14.8% decrease in other revenue.

     Service revenue. Service revenue increased $4.0 million, from $32.1 million in 1993 to $36.1 million in 1994. This increase was largely due to: (i) an increase in Imagent's revenue of $1.3 million, primarily attributable to an overall increase in scanning and microfilming projects, the opening of microfilm processing laboratories in Roanoke, Virginia in April 1993 and in Philadelphia in December 1994, the revenue of which constituted approximately 16% of the increase in Imagent's revenue, and the purchase of a microfilm processing business in October 1994, the revenue of which represented approximately 7% of the increase in Imagent's revenue; (ii) an increase in Researchers' revenue of $1.2 million, primarily attributable to performing services related to several large litigation projects that commenced in 1993; (iii) an increase in Recordex's revenue of $1.4 million, primarily attributable to the expansion of medical records release services into an additional 30 healthcare institutions in the eastern U.S. during 1994; and (iv) an increase in Leonard's revenue of $635,000, primarily attributable to opening of new document storage facilities in Farmington Hills, Michigan and Toledo, Ohio, the revenue of which represented approximately 35% of the increase in Leonard's revenue, and securing two new document storage and retrieval contracts during 1994. This increase was partially offset by a decrease in DPAS' revenue of $468,000 primarily due to the loss of three inventory compilation projects in 1993 and 1994.

     Product revenue. Product revenue increased approximately $800,000, from $5.1 million in 1993 to $5.9 million in 1994. This increase resulted primarily from Imagent's obtaining a large contract to supply micrographics products in March 1994 and an increase in film sales made in conjunction with increased film processing services at Imagent's new laboratory.

     Other revenue. Other revenue decreased approximately $178,000, from $1.2 million in 1993 to $1.0 million in 1994. This decrease was primarily related to a decrease in commissions on the sale of micrographics equipment by Imagent.

     Costs and expenses

     Cost of services. Cost of services increased 16.4%, from $20.3 million in 1993 to $23.6 million in 1994. Cost of services as a percentage of service and other revenue was 61.1% in 1993 and 63.7% in 1994. This increase in cost of services as a percentage of service and other revenue was primarily attributable to: (i) an increase in Imagent's cost of services of $816,000, and as a percentage of revenue from 56.1% to 59.4%, due to costs related to the start-up of the microfilm processing laboratory in Philadelphia and increased price competition in one geographic area which began in late 1993; (ii) an increase in Leonard's cost of services of $740,000, and as a percentage of revenue from 54.8% to 62.6%, related to its expansion into additional storage facilities in late 1993 and 1994; (iii) an increase in DPAS' cost of services of $27,000, and as a percentage of revenue from 68.9% to 74.5%, due to the loss of three inventory compilation projects in late 1993 and 1994; and (iv) an increase in Recordex's cost of services of $1.1 million, and as a percentage of revenue from 56.3% to 61.0%, related to its expansion into an additional 30 healthcare institutions in the eastern U.S. during 1994. These increases as a percentage of revenue were partially offset by a reduction in Researchers' cost of services, which increased $661,000, but decreased as a percentage of revenue from 64.7% to 63.3%, primarily as a result of increased revenue and enhanced operating leverage associated with several large litigation projects in 1994.

     Cost of products sold. Cost of products sold increased 9.6%, from $4.5 million in 1993 to $4.9 million in 1994. Cost of products sold as a percentage of product revenue decreased from 87.1% in 1993 to 82.6% in 1994. This decrease resulted from Imagent's receiving additional value added rebates and better pricing on selected products from Eastman Kodak.

     Depreciation

     Depreciation increased 19.5%, from $883,000 in 1993 to $1.1 million in 1994. This increase was primarily associated with machinery and equipment purchased for the expansions discussed above.

     Gross profit

     As a result of the foregoing, gross profit increased 5.5%, from $12.7 million, or 33.2% of total revenue, for 1993 to $13.4 million, or 31.2% of total revenue, for 1994.

     Selling, general and administrative

     SG&A increased 7.2%, from $11.0 million in 1993 to $11.8 million in 1994. After giving effect to the Compensation Differential in each year, SG&A increased from $9.3 million, or 24.3% of revenue, in 1993 to $10.0 million, or 23.2% of revenue, in 1994. This decrease in SG&A as a percentage of revenue was primarily related to an increase in Recordex's revenue related to its expansion of medical records release services into additional healthcare institutions without a commensurate increase in overhead. In addition, Researchers, Imagent and Leonard all experienced slightly enhanced operating efficiencies in 1994.

     Pro forma operating income

     Pro forma operating income giving effect to the Compensation Differential increased 1.6%, from $3.4 million, or 8.9% of total revenue, for 1993 to $3.5 million, or 8.0% of total revenue, for 1994.

     Interest expense, net

     Interest expense, net of interest income, increased slightly, from $299,000 for 1993 to $304,000 for 1994.

     Provision for income taxes

     The combined provision for income taxes and pro forma provision for income taxes remained constant at $1.3 million, with an effective tax rate of 40.0% for 1993 and an effective tax rate of 36.7% for 1994. The Founding Companies were operated as separate entities for tax purposes for all periods presented. See
Note 11 of Notes to Combined Financial Statements of the Founding Companies for a more detailed analysis of the provision for income taxes.

     Pro forma net income

     Pro forma net income giving effect to the Compensation Differential and pro forma provision for taxes increased 14.7%, from $1.9 million, or 4.9% of total revenue, for 1993 to $2.2 million, or 5.0% of total revenue, for 1994.

     Certain balance sheet changes

     Accounts and notes receivable, less allowance for doubtful accounts and notes increased from December 31, 1993 to December 31, 1994, primarily as a result of an overall increase in revenue. Accounts receivable, officer and employee, increased primarily as a result of advances to Researchers' controlling stockholder. These advances were settled at Researchers' fiscal year end of July 31. Intangible assets, net of accumulated amortization increased primarily due to the purchase by Imagent of a microfilm processing business. The intangible assets associated with this purchase represented a customer list and a covenant not to compete. Property and equipment, net, accounts payable and accrued liabilities and debt all increased primarily as a result of facility expansions.

     LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was $4.1 million, $2.0 million and $2.3 million, respectively, for the years ended December 31, 1995, 1994 and 1993. Net cash provided by operating activities for the year ended December 31, 1995 was primarily impacted by: (i) an increase in net income; (ii) an increase in revenue without a corresponding increase in accounts receivable; (iii) the settlement of a significant portion of Researchers' stockholder receivable; and
(iv) a decrease in accounts payable and accrued liabilities. Net cash provided by operating activities for the year ended December 31, 1994 was impacted by increased revenue and increases in accounts receivable and accounts payable and accrued liabilities associated with facility expansions and was also impacted by an increase in Researchers' stockholder receivable. Cash used in investing activities was $1.3 million, $2.0 million and $1.1 million, respectively, for the years ended December 31, 1995, 1994 and 1993. Cash used in investing activities for the year ended December 31, 1995 and for the year ended December 31, 1994 was primarily used for purchases of property, plant and equipment associated with facility expansions, and was also impacted in 1994 by the purchase by Imagent of a microfilm processing business and the associated intangible assets. Cash used in investing activities for 1993 was primarily used for purchases of property, plant and equipment associated with facility expansions. Cash used for financing activities was $2.1 million, $124,000 and $1.2 million, respectively, for the years ended December 31, 1995, 1994 and 1993. Cash used for financing activities for the year ended December 31, 1995 consisted primarily of net payments on debt and payments of dividends. Cash used for financing activities for the year ended December 31, 1994 consisted primarily of payments of dividends offset by net proceeds from debt associated with facility expansions. Cash used for financing activities for 1993 included net payments on debt, advances to Recordex's parent company and payments of dividends. As a result of the foregoing, cash and cash equivalents increased by $686,000 for the year ended December 31, 1995, decreased by $86,000 in 1994 and decreased by $79,000 in 1993.

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

     Revenue from the Company's services shows no significant seasonal variations. However, service revenue can vary from period to period due to the impact of specific projects, primarily in the litigation support area. Quarterly results may also vary as a result of the timing of acquisitions and the timing and magnitude of costs related to such acquisitions. In addition, because the anticipated financial benefits of the combination of the Operating Companies may not be generated immediately, the Company's initial results as a combined company may reflect corporate overhead that exceeds the realized benefits.

                                    BUSINESS

     F.Y.I. Incorporated was founded in September 1994 to create a national, single source provider of document management services to three primary client segments: healthcare institutions, professional services firms and financial institutions. The Company's primary strategy is to consolidate the highly fragmented document management services industry through acquisitions. In January 1996, F.Y.I. acquired, simultaneously with the closing of its IPO, the Founding Companies. Since the IPO, the Company has acquired 15 additional companies. As a result of the Subsequent Acquisitions combined with internal growth, the Company's revenue has increased from $35.5 million for the nine months ended September 30, 1995 to $49.9 million for the nine months ended September 30, 1996 ($65.0 million on a pro forma basis, assuming the Significant Acquisitions were completed on January 1, 1996). The Company intends to continue to aggressively pursue strategic acquisitions in existing and new markets, cross-sell its full range of services to its current customer base and expand the marketing of its services to new customers.

OVERVIEW

     An estimated four trillion documents are generated annually in the United States. A significant portion of the storage, processing and management of these documents is outsourced to small document management services businesses. Further, the Company believes that the document management services market is growing due to several factors, including: (i) government regulations that require lengthy document retention periods and rapid accessibility for many types of records; (ii) increased customer expectations of low cost access to records on short notice and, in many instances, at disparate locations; (iii) the increasing litigiousness of society, necessitating access to relevant documents and records for extended periods; and (iv) continuing advancements in computer, networking, facsimile, printing and other technologies which have greatly facilitated the production and wide distribution of documents.

     The Company's three targeted client segments generate large volumes of documents and require specialized processing, distribution, storage and retrieval of these documents and the information they contain. The Company believes that these client segments will continue to increase their outsourcing of document management services in order to maintain their focus on core operating competencies and revenue generating activities; reduce fixed costs, including labor and equipment costs; and gain access to new technologies without incurring the expense and risk of near-term obsolescence of such technologies.

     The document management services business is highly fragmented. The Company believes that many small document management services businesses: (i) have insufficient capital for expansion; (ii) cannot keep abreast of rapidly changing technologies; (iii) lack effective marketing programs; and (iv) are unable to meet the needs of large, geographically dispersed clients. In addition, there are a limited number of options for owners of such businesses to obtain liquidity by selling their businesses. As a result, the Company believes that many owners of such businesses will continue to be receptive to its acquisition program.

BUSINESS STRATEGY

     The Company's goal is to become a national, single source provider of document management services for its three primary target client segments: healthcare institutions, professional services firms and financial institutions. In order to achieve this goal, the Company is implementing its focused business strategy based on the following key principles:

     Establish Full Service Operations in Multiple Metropolitan Areas. The Company intends to establish a full range of document management operations to meet the diverse needs of targeted metropolitan areas by implementing its "fill-in-the-grid" strategy through selected acquisitions and expansion of existing businesses. Ultimately, the Company will seek to achieve a national scope of coverage so that it can implement a national sales and service policy.

     Capitalize on Cross-Selling Opportunities. The Company intends to continue to cross-sell in two primary ways. First, the Company intends to leverage its existing client relationships by selling such clients additional document management services provided by the Company's other businesses. Second, the Company intends to leverage its existing knowledge with respect to industry transferable services by marketing such services across client segment lines.

     Achieve Cost Savings Through Economies of Scale. The Company believes that it will be able to achieve significant economies of scale by combining a number of general and administrative functions at the corporate level and by reducing or eliminating redundant functions and facilities. For example, the Company has implemented a Company-wide insurance plan and is in the process of implementing Company-wide employee benefits programs and purchasing certain items, such as paper, microfilm and storage racks, on a combined basis. To the extent that the Company is able to expand through the acquisition of additional document management businesses, the Company believes that such cost savings will continue to accrue.

     Operate With a Decentralized Management Strategy. The Company believes that the experienced local management teams of its acquired businesses have a valuable understanding of their respective markets and businesses and have existing client relationships upon which they may capitalize. Accordingly, the Company is operating and expects to continue to operate with a decentralized management strategy. Local management will remain empowered to make most of the day-to-day operating decisions at each location and will be primarily responsible for the profitability and growth of that location. Although the Company intends to have local management operate with a high degree of autonomy, the Company believes that regular communication between the individual businesses and the Company's executive management team will be integral to realizing the benefits afforded by the consolidation of these businesses into a single company.

ACQUISITION STRATEGY

     Since the IPO, the Company has acquired 15 additional companies. The Company believes that there are significant opportunities to consolidate the capabilities and resources of a number of existing document management services businesses with the intent of providing customers with a single source document management solution. Accordingly, the Company is pursuing a "fill-in-the-grid" strategy aimed at providing comprehensive document management services based on the demands of the given geographical market. The Company has implemented an aggressive, three-tiered acquisition program consisting of "beachhead acquisitions" to enter additional targeted markets, "service expansion acquisitions" to acquire additional service capabilities within such markets and "tuck-in" acquisitions to gain market share.

     In order to enter a targeted geographic market, the Company makes "beachhead" acquisitions of leading document management services companies with strong market positions. In analyzing beachhead acquisition candidates, the Company focuses on acquiring businesses that have one or more of the following characteristics: (i) experienced and high quality management; (ii) multiple locations, preferably with operations in two to three contiguous markets; (iii) a strong customer franchise; and (iv) a history of profitability.

     The second tier of the Company's acquisition program involves the acquisition of related document management services companies that will either increase the Company's offered services in a particular region or increase its share of the market for those services it already offers in that region. In making such "service expansion" acquisitions, the Company assesses the services required by the specific market's customer base and then seeks to acquire leading providers of such services within that geographic area.

     Finally, in order to increase its market share and realize economies of scale, the third tier of the Company's acquisition program is the acquisition of smaller "tuck-in" businesses that can be easily assimilated into the operations of the Company's existing businesses. Such tuck-in businesses are intended to enable the Company to benefit from the operating leverage of its existing businesses by acquiring additional market share and revenue while eliminating or reducing certain general, administrative and operating costs previously associated with such revenue. Accordingly, the Company targets tuck-in businesses with strong customer relationships.

     The Company believes that it will continue to be an attractive acquiror of other document management services companies due to its strategy of retaining selected owners and management of acquired companies, its access to growth capital and its ability to offer sellers cash for their business as well as an ongoing equity stake in the Company. Nevertheless, there are numerous risks associated with the Company's intended acquisition program. See "Risk Factors -- Acquisition Strategy," "-- Reliance on Key Personnel" and "-- Need for Additional Financing to Continue Acquisition Strategy."

SERVICES OFFERED

     The Company provides a wide variety of document management services and draws upon its available services to develop document management solutions for its clients based on their specific needs. The current document management services that are provided in certain geographic locations include:

TRANSFERABLE SERVICES

     Document and Data Conversion Services. Document and data conversion services include micrographics services and electronic imaging services. Micrographics services involve: (i) the conversion of paper documents into microfilm images; (ii) film processing; and (iii) computer-based indexing and formatting. Typically, micrographic services are selected: (i) as a cost-competitive technology to reduce the physical size of stored records; (ii) for their long-term (over 100 years) archival capabilities; and (iii) as an intermediate step in certain imaging or reprographic applications.

     Electronic imaging services involve the conversion of paper or microfilm documents into digitized information through optical scanners. Digitized information can be either stored as an image or converted to code through optical character recognition (OCR) or digital imaging storage and retrieval technologies. Conversion to code provides additional processing capabilities such as manipulation of data. In both cases, the digitized information can be stored on either a magnetic medium, such as a computer diskette, or on optical laser disks, such as compact disks. Electronic imaging is generally used because of the storage media's high speed of retrieval, its multiple indexing and text search formatting capabilities, and its ability to be used to distribute output to multiple locations. Electronic imaging services are typically billed on a job-by-job basis, based on the number of images and complexity of the retrieval applications.

     Records Management Services. Records management services consist of active or open shelf storage and archival storage of inactive documents. Active or open shelf storage services involve the storage, processing (i.e., indexing and formatting), retrieval, delivery and return to storage of documents on a rapid time frame. Representative uses for open shelf storage include active medical and legal case files. In many instances, open shelf storage is offered as an outsourced file room service, where documents are requested and retrieved frequently and, in many cases, transmitted via facsimile due to the urgency of the request. Service fees generally include a monthly fee based on activity levels and volumes stored, with extra billing for specialized requests.

     The archiving of inactive documents involves storage for extended periods of time with a lesser emphasis on service or accessibility to stored documents. Typical uses for archival storage of inactive documents include storage of closed files for professional services firms and documents that may be required by law to be maintained by hospitals, other healthcare institutions and financial institutions for extended periods. Service fees generally include billing for storage space, plus activity charges for each retrieval, delivery and return to storage, and ultimately for document destruction.

     Database Management and Related Services. Database management and related services include database management, data entry, direct mail and fulfillment services. Database management services involve data capture (manually or through scanning or other electronic media), data consolidation and elimination, storage, maintenance, formatting and report creation. Data entry includes the conversion of text and handwritten paper media into digital files. An advantage of digital files is the ability to manipulate large amounts of data quickly and efficiently. In some cases, database services include statistical analysis of data. Direct mail and fulfillment services provide customers with rapid, reliable and cost-effective methods for making large-scale distributions of statements, reports and letters to consumers and other target audiences.

INDUSTRY SPECIFIC SERVICES

     The Company has developed industry specific services in order to address the document management needs of their particular clients. These industry specific services include:

     Medical Records Release Services. Medical records release services involve processing a request for a patient's medical records from a physician, insurance company, attorney, healthcare institution or individual. The medical records release service provider initially verifies that the release is properly authorized, coordinates the retrieval of the record, determines the relevant parts of the record to be copied and delivers the copied records (or portions thereof) to the requesting party. Medical records release services are provided on-site and off-site pursuant to contracts with hospitals and other large healthcare institutions. The medical records release service provider bills the recipient directly and sometimes pays a fee to the hospital.

     Litigation Support. Litigation often involves the production (i.e., delivery to opposing counsel) and management of thousands of pages of documents, extracted in their current working form from the offices and files of litigating parties and their experts, advisors and legal counsel. Litigation support services include managing the logistics of high volume document production, microfilming and/or electronic imaging, document coding, computer indexing, automated document retrieval and high speed, multiple-set reproduction of documents. Additional litigation support services include subpoena of business documents and service of process, discovery assistance, document coding, forensic analysis and other trial support services to law firms, corporations and regulated entities. These clients typically look to litigation support companies to augment their internal operations and capabilities on an as-needed, job-by-job basis. Clients are generally billed on a per unit basis.

BUSINESS IMAGING PRODUCTS SALES

     The Company has a five-year agreement with the Eastman Kodak Company that expires on December 31, 1999 and grants the Company the right to act as a distributor of a wide range of Kodak microfilm and business imaging supplies in Delaware, Maryland, Pennsylvania, Virginia, West Virginia and Washington, D.C.

SALES AND MARKETING

     The Company has a broad customer base, and none of the Company's customers accounted for more than 5.0% of revenue for the nine months ended September 30, 1996. Historically, the Company's sales efforts have been implemented on a location-by-location basis and typically have been coordinated either through separate sales personnel or as part of the local management's responsibilities. The Company's existing local sales efforts are supplemented through local sales representatives. The Company will strive to increase its client base by attracting customers away from small, single business operators as a result of its ability to offer a broader range of solutions for its clients' document management needs. In addition, the Company intends to continue to focus on increasing revenue from its existing clients by cross-selling its services and broadening its product offerings. Once the Company gains critical mass in a number of metropolitan areas, it will seek to augment local sales and marketing efforts through the implementation of a national sales/account program.

COMPETITION

     The document management services businesses in which the Company competes and expects to compete are highly competitive. A significant source of competition is the in-house document handling capability of the Company's target client base. There can be no assurance that these businesses will outsource more of their document management needs or that such businesses will not bring in-house services that they currently outsource. In addition, certain of the Company's competitors are larger businesses and have greater financial resources than the Company. Certain of these competitors operate in broader geographic areas than the Company, and others may choose to enter the Company's areas of operation in the future. In addition, the Company intends to continue to enter new geographic areas through internal growth and by acquiring existing companies and expects to encounter significant competition from established competitors in each of such new areas. As a result of this highly competitive environment, the Company may lose customers or have difficulty in acquiring new customers and its revenue and margins may be adversely affected.

     The Company believes that the principal competitive factors in document management services include accuracy, reliability and security of service and client segment specific knowledge and price. The Company competes primarily on the basis of quality of service and client segment specific knowledge, and believes that it competes favorably with respect to these factors.

EMPLOYEES

     As of September 30, 1996, the Company had approximately 1,478 full-time and 207 part-time employees. As of such date, the Company had 122 employees represented by labor unions. The Company considers its relations with its employees to be good.

PROPERTY, PLANT AND EQUIPMENT

     As of September 30, 1996, the Company operated approximately 50 document management service facilities in 10 states. Except for the two facilities owned by the Company, these facilities are leased and are principally used for operations and general administrative functions. See Note 9 of Notes to Consolidated Financial Statements of F.Y.I. Incorporated and Subsidiaries for further information relating to these leases. In March 1996, the Company moved into its current corporate headquarters in Dallas, Texas.

     As of September 30, 1996, the Company also operated on-site at approximately 300 client locations on a contractual basis and from time to time at many other client locations for specific projects.

     In order to secure its obligations under its Line of Credit, the Company granted to Banque Paribas, as agent for the Company's lenders, a lien on substantially all of the Company's properties and other assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Company believes that its properties are generally well maintained, in good condition and adequate for its present needs. Furthermore, the Company believes that suitable additional or replacement space will be available when required.

LITIGATION

     The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial condition or results of operations of the Company.

ENVIRONMENTAL MATTERS

     The Company is subject to federal, state and local laws, regulations and ordinances that: (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water as well as handling and disposal practices for solid and hazardous wastes; and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposal or other releases of solid wastes and hazardous substances.

     The Company is currently unaware of any environmental conditions relating to present or past waste generation at or from these facilities that would be likely to have a material adverse effect on the financial condition or results of operations of the Company. However, there can be no assurance that environmental liabilities in the future will not have a material adverse effect on the financial condition or results of operations of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each of the directors and executive officers of the Company:

                    NAME                       AGE                    POSITION
---------------------------------------------  ---   ------------------------------------------
Thomas C. Walker(1)..........................  63    Chairman of the Board and Chief
                                                     Development Officer
Ed H. Bowman, Jr.(1).........................  50    President and Chief Executive Officer;
                                                     Director
David Lowenstein(1)..........................  34    Executive Vice President -- Corporate
                                                       Development and Acquisitions and Chief
                                                       Financial Officer; Director
Timothy J. Barker............................  34    Vice President and Chief Accounting
                                                     Officer
Margot T. Lebenberg..........................  29    Vice President, General Counsel and
                                                     Secretary
G. Michael Bellenghi(1)......................  48    Director
Jerry F. Leonard, Jr. .......................  56    Director
Greg Melanson................................  43    Director
Jonathan B. Shaw.............................  41    Director
Michael J. Bradley(2)(3).....................  52    Director
Donald F. Moorehead, Jr.(2)(3)...............  46    Director
Hon. Edward M. Rowell(2)(3)..................  65    Director

---------------

(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

     At each annual meeting of stockholders, directors will be elected by the holders of the Common Stock.

     All officers serve at the discretion of the Board of Directors. See "-- Employment Agreements; Covenants-Not-to-Compete."

     Thomas C. Walker has been Chairman of the Board of F.Y.I. since its inception in September 1994 and has been Chief Development Officer of F.Y.I. since November 1995 and from September 1994 until November 1995, Mr. Walker held the positions of President and Chief Executive Officer. From August 1991 to December 1994, Mr. Walker was Vice President, Corporate Development, of Laidlaw Waste Systems, Inc., a subsidiary of Laidlaw, Inc., a waste management company, where he was responsible for its acquisition and divestiture program in the United States and Mexico. From May 1989 until he joined Laidlaw Waste Systems, Inc., Mr. Walker was President of Thomas C. Walker Associates, Inc., a company providing merger, acquisition and financial consulting services focusing on the waste management industry. During his career, Mr. Walker has been responsible for the acquisition or divestiture of over 125 businesses over a 29-year period. Mr. Walker holds a B.S. in Industrial Engineering from Lafayette College.

     In May 1989, Mr. Walker resigned from a senior executive position with a former employer and received a severance payment under the terms of his employment agreement. In July 1989, such employer commenced a proceeding in bankruptcy, and, after emerging from such proceeding and in connection with its liquidation, sought to recover Mr. Walker's severance payment as a preference claim. Mr. Walker litigated this claim but ultimately entered into a judgment requiring him to make significant payments to his former employer. In April 1993, Mr. Walker filed a voluntary petition in bankruptcy in order to discharge such judgment and two mortgage notes relating to two condominiums in Dallas, the holders of which were unwilling to renegotiate the terms of the mortgages. Mr. Walker did not seek any other relief from creditors, and the bankruptcy was discharged in February 1994.

     Ed H. Bowman, Jr. has been President and Chief Executive Officer and a Director of F.Y.I. since November 1995. From May 1993 to June 1995, Mr. Bowman was Executive Vice President and Chief Operating Officer of the Health Systems Group of First Data Corporation, a financial services company. Mr. Bowman was responsible for the day-to-day operations of research and development, marketing and customer service. From 1983 to 1993, Mr. Bowman served in a number of executive positions with HBO & Co. ("HBO"), including VP -- International,
VP -- Marketing, Senior VP -- Customer Services, Group Senior VP -- Research and Development, and last serving as Executive Vice President and Chief Operating Officer of the Star Business Unit with responsibility for domestic operations. Prior to joining HBO, Mr. Bowman was with Andersen Consulting for 10 years, where he was elected a Partner. Mr. Bowman became a C.P.A. in 1973 and holds an M.S. from Georgia Institute of Technology and a B.B.A. from Georgia State University. Mr. Bowman is an investor and former board member of several early-stage, high-technology companies.

     David Lowenstein reassumed the responsibility of Chief Financial Officer of F.Y.I. in July 1996, the position he held prior to the IPO, and has been Executive Vice President -- Corporate Development and Acquisitions and a Director of F.Y.I. since February 1995. Prior to joining the Company, Mr. Lowenstein served, since February 1994, as Vice President, Business Development of Laidlaw Waste Systems, Inc., with overall responsibility for Laidlaw Waste System's acquisition and divestiture program in North America. From April 1990 until February 1994, Mr. Lowenstein served in a variety of capacities, including Director -- Corporate Development, for Laidlaw, Inc. From November 1988 to March 1990, he served as a business analyst for Tricil, Ltd., a solid and hazardous waste company that was acquired by Laidlaw, Inc. in 1990. Mr. Lowenstein has been responsible for the acquisition or divestiture of over 50 businesses in North America and Europe. Mr. Lowenstein holds a B.A. in Economics from Sir Wilfred Laurier University and an M.S. in Public and Business Administration from Carnegie Mellon University. Mr. Lowenstein is a citizen of the Dominion of Canada residing in the United States.

     Timothy J. Barker has been Vice President and Chief Accounting Officer of F.Y.I. since July 1996. From November 1995 to July 1996, Mr. Barker held the position of Controller of F.Y.I. Prior to joining F.Y.I. as a full-time consultant in June 1995, Mr. Barker was a manager with Arthur Andersen LLP, where he served in various capacities over a nine-year period. Mr. Barker served as Vice President of Financial Planning and Analysis for Sunbelt National Mortgage Corporation from June 1993 to October 1994. Mr. Barker holds a B.A. in Accounting from Texas Tech University and has been a C.P.A. since 1985.

     Margot T. Lebenberg has been Vice President, General Counsel and Secretary of F.Y.I. since May 1996. From 1992 until joining the Company, Ms. Lebenberg was an associate at Morgan, Lewis & Bockius LLP in New York, where she practiced law primarily in the areas of securities and mergers and acquisitions, specializing in consolidation transactions. Ms. Lebenberg holds a B.A. in Economics and History from the State University of New York at Binghamton and a J.D. from Fordham University School of Law.

     G. Michael Bellenghi has been a director since the closing of the IPO and serves as Chairman of the Board and Chief Executive Officer of Recordex. Prior to joining Recordex in October 1991, Mr. Bellenghi served as Partner-in-Charge and Director of Deloitte & Touche's Philadelphia office Healthcare Practice for 10 years. Mr. Bellenghi has also served as a graduate professor in Financial Management of Healthcare Institutions at LaSalle University. Mr. Bellenghi is a director of Home Health Corporation of America, Inc., a publicly-held company. Mr. Bellenghi is a certified public accountant and holds a B.A. in Accounting from LaSalle University.

     Jerry F. Leonard, Jr. has been a director since the closing of the IPO and has been the President and Chief Executive Officer of Leonard since 1968. Mr. Leonard has been active in the data storage business for over 28 years.

     Greg Melanson has been a director since the closing of the IPO and has been Chairman of the Board, President and Chief Executive Officer of Researchers since 1978. Mr. Melanson has been in the litigation support services business since 1975. Mr. Melanson holds a B.A. from the University of Southern California.

     Jonathan B. Shaw has been a director since the closing of the IPO and has been Chairman of the Board, President and Chief Executive Officer of Imagent since 1990. Mr. Shaw has been active with Imagent for 16 years. Mr. Shaw attended the University of Vermont and George Washington University.

     Michael J. Bradley has been a director since the closing of the IPO. Since January 1991, Mr. Bradley has served as a principal of Paragon and as a member of the Board of Directors of Recordex. Mr. Bradley is also Vice-Chairman and a director of Republic Bancorp Inc., a bank holding company, and has been Executive Vice President of Mercy Health Corporation of Southeast Pennsylvania since May 1994. Prior to joining Mercy Health Corporation, Mr. Bradley served as President and Chief Executive Officer of several healthcare organizations, including Thomas Jefferson University Hospital and North Philadelphia Health System, both of which are located in Philadelphia, and the Columbia Presbyterian Medical Center in New York City. Mr. Bradley is a certified public accountant and holds a B.S. in Business Administration from Drexel University.

     Donald F. Moorehead, Jr. has been a director of the Company since January 1995. Since May 1994, Mr. Moorehead has been Vice Chairman of the Board and Chief Development Officer of U.S.A. Waste Services, Inc., a national waste management company whose shares are listed on the New York Stock Exchange. From October 1990 to May 1994, he served as its Chairman of the Board and Chief Executive Officer. Mr. Moorehead was Chairman of the Board and Chief Executive Officer of Mid-American Waste Systems, Inc., a waste management company, from its inception in December 1985 until August 1990 and continued as a director until February 1991. Mr. Moorehead is a director of Metal Management, Inc., a scrap-metal company. From 1977 until 1984, Mr. Moorehead served in various management positions with Waste Management, Inc. Mr. Moorehead holds a B.S. in Engineering from the University of Tulsa.

     Hon. Edward M. Rowell has been a director since the closing of the IPO. From April 1990 to August 1994, Mr. Rowell served as the United States Ambassador to Luxembourg. Mr. Rowell also served from January 1988 to April 1990 as the United States Ambassador to Portugal and from August 1985 to January 1988 as the Ambassador to Bolivia. Mr. Rowell is currently Vice President of the American Foreign Service Association, an organization dedicated to the protection and advancement of United States interests abroad. Mr. Rowell is also an associate of Global Business Access, Ltd., a private trade development firm in Washington, D.C. Mr. Rowell holds a B.A. in International Relations from Yale University and was a Sloan Executive Fellow at the Stanford University Graduate School of Business.

DIRECTOR COMPENSATION

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a fee of $1,500 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting) and an initial grant of non-qualified options to purchase 10,000 shares of Common Stock. Non-employee directors will, beginning with the first annual meeting of the Company's stockholders, receive annual grants of non-qualified options to purchase 5,000 shares of Common Stock. See "-- Stock Option Plan." All directors of the Company are reimbursed for out-of-pocket expenses incurred in their capacity as directors of the Company.

EXECUTIVE COMPENSATION

     F.Y.I. was incorporated in September 1994 and, prior to the IPO, did not conduct any operations. The Company anticipates that during 1996 its most highly compensated officers and their annualized base salaries will be: Mr.
Bowman -- $200,000, Mr. Walker -- $150,000, Mr. Lowenstein -- $120,000, Ms.
Lebenberg -- $100,000 and Mr. Barker -- $100,000 (collectively, the "named executive officers"). Each named executive officer has entered into an employment agreement with the Company. See "-- Employment Agreements; Covenants-Not-To-Compete." Pursuant to such employment agreements, each such officer is eligible to earn additional year-end bonus compensation.

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding the compensation of the Company's President and Chief Executive Officer and the only two executive officers whose total annual salary and bonus exceeded $100,000 in 1995:

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL
                                                                         COMPENSATION
                                                                         ------------
               NAME AND PRINCIPAL POSITION(1)                 YEAR          SALARY          BONUS
------------------------------------------------------------  ----       ------------       -----
Thomas C. Walker............................................  1995         $150,000          $--
  Chairman of the Board and
  Chief Development Officer
Ed H. Bowman, Jr............................................  1995         $     --          $--
  President and
  Chief Executive Officer
David Lowenstein............................................  1995         $130,000          $--
  Executive Vice President and
  Chief Financial Officer

---------------

(1) Mr. Bowman and Mr. Lowenstein commenced employment with F.Y.I. in November 1995 and February 1995, respectively.

OPTION/SAR GRANTS IN 1995 AND AGGREGATED OPTION/SAR EXERCISES IN 1995 AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     In 1995, the Company granted non-qualified options to purchase 80,000 shares of Common Stock to Mr. Bowman and non-qualified options to purchase 15,000 shares of Common Stock to Mr. Barker. However, these options were contingent upon the consummation of the IPO, which was completed in January 1996. None of the other named executive officers was granted options in or prior to 1995.

EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     Mr. Bowman, Ms. Lebenberg and Mr. Barker entered into employment agreements with F.Y.I. dated as of November 1995, July 1996 and July 1996, respectively. Messrs. Walker and Lowenstein entered into employment agreements with F.Y.I. in December 1994 and February 1995, respectively. Pursuant to such agreements, each of such persons receives an annual base salary and is eligible for additional year-end bonus compensation. The employment agreement for each of Mr. Bowman and Ms. Lebenberg is for a term of three years, and Mr. Barker's employment agreement is for a term of two years and five months. Each employment agreement automatically renews at the end of its initial term (and each succeeding term) for an additional one year, unless terminated or not renewed by the Company or the employee.

     Each of the employment agreements provides that, in the event of a termination of employment by the Company without cause, such employee shall be entitled to receive from the Company such employee's then current salary for the greater of two years (one year in the case of Mr. Barker) or whatever period is remaining under the term of the agreement. In the event of a change in control of the Company, if the employee has not received notice 15 days prior to the event resulting in such change of control that such employee's employment will be continued by the successor to the Company, it shall be deemed a termination without cause, except that the amount of the lump-sum payment to be made to such employee shall be triple (150% in the case of Mr. Barker) the amount ordinarily due upon a termination without cause. In addition, in the event of a change in control of the Company, each employee may elect to terminate his employment agreement and receive 150% of the amount ordinarily due upon a termination without cause.

     Each employment agreement contains a covenant-not-to-compete with the Company for a period of two years following termination of employment, provided that: (i) in the event of a termination of employment by the Company without cause, the term of the covenant-not-to-compete contained in the employment agreement will be shortened to one year; and (ii) in the event of a change in control of the Company wherein the employee does not receive notice 15 days prior to the event resulting in such change of control of the continuation of such employee's employment, the covenant-not-to-compete shall not apply. If applicable law reduces the time period during which the employee is prohibited from competing with the Company, the covenant-not-to-compete shall be reduced to the maximum period permitted by law.

SEVERANCE ARRANGEMENT

     Effective July 22, 1996, the Company's then Executive Vice President and Chief Financial Officer resigned. Under the terms of the separation agreement, the Company has paid or will pay the former Executive Vice President and Chief Financial Officer an aggregate of $195,000 as follows: $120,000 on August 19, 1996, $50,000 on January 30, 1997 and $25,000 on August 19, 1997. Furthermore,
in addition to options for 8,000 shares that vested, additional options for 22,000 shares held by the former executive were accelerated and vested. All of such options have been exercised.

STOCK OPTION PLAN

     In October 1995, the Board of Directors and F.Y.I.'s stockholders approved the Company's 1995 Stock Option Plan (the "Plan"), which became effective on the date of the IPO. The purpose of the Plan is to provide directors, officers and key employees with additional incentives by increasing their ownership interests in the Company. Directors, officers and other key employees of the Company and its subsidiaries are eligible to participate in the Plan. Awards may also be granted to consultants providing valuable services to the Company. In addition, individuals who have agreed to become a key employee or consultant, and key employees and consultants of entities that are expected to become subsidiaries, are eligible for option grants, conditional in each case on actual employment, consultant or subsidiary status. Awards of options to purchase Common Stock may include incentive stock options ("ISOs") and/or non-qualified stock options.

     The Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service (or upon agreeing to serve in the case of the initial non-employee directors), a non-employee director will receive a non-qualified option to purchase 10,000 shares of Common Stock, and continuing non-employee directors will receive annual options to purchase 5,000 shares of Common Stock. Options granted to non-employee directors become exercisable one-third on the date of grant and one-third on each of the next two anniversaries of the date of grant. Non-employee directors' options have a term of five years from the date of grant.

     The maximum number of shares of Common Stock that may be subject to outstanding options, determined immediately after the grant of any option, is the greater of 650,000 shares or 12% of the aggregate number of shares of the Company's Common Stock outstanding, provided, however, that options to purchase no more than 650,000 shares of Common Stock may be granted as ISOs.

     The Company currently has outstanding non-qualified options to purchase a total of 398,800 shares of Common Stock granted in November 1995 at $13.00 per share (including options granted to non-employee directors of the Company). These options, other than those granted to non-employee directors, are generally exercisable after July 21, 1996 as to 20% of the underlying shares, and as to an additional 20% on each of the next four anniversaries of the date of option grant. In November 1995, the Company granted to Mr. Bowman and Mr. Barker warrants to purchase 100,000 and 15,000 shares of Common Stock, respectively, each at $10.00 per share. The warrants are exercisable as to 50% on January 26, 1998 and as to the remaining 50% on January 26, 1999. In May 1996, the Company granted Mr. Bowman an additional warrant (the "Additional Warrant") to purchase 50,000 shares of Common Stock at $20.00 per share. The Additional Warrant is exercisable as to 50% on May 21, 1998 and as to the remaining 50% on May 21, 1999.

     The Company has outstanding non-qualified options to purchase 236,500 shares of Common Stock granted since November 1995 at fair market value at the date of the grant to (i) key employees and (ii) in connection with certain of the Subsequent Acquisitions.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock by: (i) each person known to the Company to be the beneficial owner of more than 5% thereof; (ii) each director; (iii) each named executive officer; (iv) all executive officers and directors as a group; and (v) each Selling Stockholder. The address of each person listed below is c/o F.Y.I. Incorporated, 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                         COMMON STOCK                                   COMMON STOCK
                                         BENEFICIALLY                                   BENEFICIALLY
                                          OWNED PRIOR                                       OWNED
                                          TO OFFERING                                  AFTER OFFERING
                                     ---------------------     NUMBER OF SHARES     ---------------------
               NAME                   NUMBER       PERCENT         OFFERED           NUMBER       PERCENT
-----------------------------------  ---------     -------     ----------------     ---------     -------
Greg Melanson......................    613,260        9.9%          120,000           493,260        6.0%
Thomas C. Walker...................    337,590        5.5            67,590           270,000        3.3
Jerry F. Leonard, Jr...............    237,890        3.9                --           237,890        2.9
Jonathan B. Shaw...................    265,198        4.3            50,000           215,198        2.6
David Lowenstein...................    265,250        4.3            53,250           212,000        2.6
Steven H. Rowen....................    167,532        2.7            26,600           140,932        1.7
Donald F. Moorehead, Jr.(1)........     66,950        1.1                --            66,950       *
Kent Lee Patterson.................     63,015        1.0             2,479            60,536       *
Robert Tessler.....................     75,463        1.2            15,002            60,461       *
Michael J. Bradley(2)..............     72,863        1.2            12,500            60,363       *
Gerald Pierson.....................     66,196        1.1             7,950            58,246       *
Roger Mansfield....................     68,140        1.1            13,628            54,462       *
Theodore R. Montuori...............     66,299        1.1            13,000            53,299       *
G. Michael Bellenghi...............     66,196        1.1            13,200            52,996       *
Neil Dean Patterson................     63,015        1.0            11,000            52,015       *
Ed H. Bowman, Jr.(3)...............     42,000       *                   --            42,000       *
Fairfield Management, LLC..........     21,099       *                4,000            17,099       *
Timothy J. Barker(4)...............     10,000       *                   --            10,000       *
Margot T. Lebenberg(5).............      9,200       *                   --             9,200       *
Jack B. Dane.......................     12,057       *                4,376             7,057       *
Hon. Edward M. Rowell(6)...........      6,666       *                   --             6,666       *
William M. DeArman.................     27,128       *                5,425                --       *
All executive officers and
  directors as a group (12
  persons)(7)......................  1,993,063       32.0%          316,540         1,676,523       20.4%

---------------

 *  Represents less than 1%.

(1) Does not include 3,334 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(2) Does not include 3,334 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(3) Does not include 198,000 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

(4) Does not include 36,000 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

(5) Does not include 36,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(6) Does not include 3,334 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(7) Does not include 280,002 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's authorized capital stock consists of 26,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of November 12, 1996, the Company had outstanding 6,165,450 shares of Common Stock and no shares of Preferred Stock and had 50 record holders of Common Stock.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

     Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefore. See "Dividend Policy." Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued hereby will be upon payment therefor, fully paid and non-assessable.

     The Common Stock is traded on the Nasdaq National Market under the symbol "FYII."

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such bylaw or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment to its Certificate of Incorporation or By-laws.

OFFICER AND DIRECTOR LIABILITY

     Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     In accordance with Delaware law, the Company entered into indemnification agreements with its directors, pursuant to which it agreed to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they shall not have been entitled to indemnification.

     The Company maintains liability insurance for the benefit of its directors and officers.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer and Trust Company.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     Between September 1994 and September 1995, F.Y.I. issued 1,205,682 shares of Common Stock at an aggregate purchase price of $1,225,000 to certain founding stockholders, including Thomas C. Walker, David Lowenstein and the Jerral W. Jones Family Limited Partnership.

     In connection with the acquisitions of the Founding Companies, and as consideration for their interests in these companies, certain officers, directors and holders of more than 5% of the outstanding shares of the Company received cash and shares of Common Stock of the Company as follows: Mr.
Melanson -- $2,475,000 and 613,260 shares of Common Stock; Mr.
Leonard -- $1,250,000 and 253,274 shares of Common Stock; Mr. Shaw -- $1,200,000 and 265,198 shares of Common Stock; Mr. Bellenghi -- $103,000 and 66,196 shares of Common Stock; and Mr. Bradley -- $103,000 and 66,196 shares of Common Stock. For a description of the transactions pursuant to which the Company was formed, see "The Company."

     The Company has repaid approximately $4,106,000 of indebtedness of the Founding Companies, of which approximately $2,212,000 directly or indirectly benefited officers, directors or greater than 5% stockholders of the Company as follows: Mr. Melanson -- approximately $417,000; Mr. Shaw -- approximately $155,000; Mr. Leonard -- approximately $1.2 million; Mr. Bellenghi -- $205,000; and Mr. Bradley -- $205,000. In each case, such person was previously either a direct obligor or a guarantor of such indebtedness.

     The Company has an option to acquire an additional start-up document management business owned by Mr. Melanson, and Mr. Melanson has an option to require the Company to purchase such business at such time as its annual pre-tax profits exceed $550,000. In either event, the consideration payable to Mr. Melanson will consist of shares of the Company's Common Stock with a value equal to six times the amount of such pre-tax profits. For the nine months ended September 30, 1996, the pre-tax earnings of such business were approximately $350,000.

WARRANTS TO PURCHASE COMMON STOCK

     In November 1995, the Company granted to Mr. Bowman and Mr. Barker warrants to purchase 100,000 and 15,000 shares of Common Stock, respectively, each with an exercise price of $10.00 per share. These warrants are exercisable as to 50% on January 26, 1998 and as to the remaining 50% on January 26, 1999. In May 1996, the Company granted to Mr. Bowman the Additional Warrant to purchase 50,000 shares of Common Stock at an exercise price of $20.00 per share. The Additional Warrant is exercisable as to 50% on May 21, 1998 and as to the remaining 50% on May 21, 1999.

REAL ESTATE TRANSACTIONS

     Leonard leases two properties from Leonard Investments, a partnership consisting of Mr. Leonard and his father. The aggregate rental expenses for these properties were approximately $127,000, $126,000 and $127,000 for the three years ended December 31, 1993, 1994 and 1995, respectively. The Company also leases one other facility from Mr. Leonard's father. The rental expenses for this property were approximately $62,000 for each of the three years ended December 31, 1993, 1994 and 1995, respectively. The Company believes that the amounts paid for such properties do not exceed the fair market rental thereof.

     Researchers leases office facilities and certain equipment from Mr. Melanson. The total lease payments to Mr. Melanson were $187,000, $177,000 and $242,000 for the three years ended December 31, 1993, 1994 and 1995, respectively. Researchers is also required to pay the taxes and insurance on the properties. The Company believes that the amounts paid for such properties do not exceed the fair market rental thereof.

CERTAIN LOANS

     At December 31, 1995, two companies in which Mr. Leonard and his relatives owned 78% and 33% of the outstanding shares, respectively, were obligated to Leonard in the amount of $259,000. See Note 10 of Notes to the Financial Statements of Leonard.

COMPANY POLICY

     In the future, transactions with affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                        SHARES ELIGIBLE FOR FUTURE SALE

     After the completion of this Offering, there will be 8,165,450 shares of Common Stock outstanding. The 2,420,000 shares offered hereby will be, and the 2,185,000 shares sold in the IPO are, freely tradable without restriction unless acquired by affiliates of the Company. Of such 8,165,450 shares, 2,664,615 shares, together with 165,000 shares of Common Stock currently issuable upon exercise of outstanding warrants, have not been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder. Holders of all of such unregistered shares, however, have certain registration rights with respect to such shares.

     In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from either the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock, or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Under Rule 144, the two year "holding period" for such unregistered shares has expired or will expire at various times through January 1998. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, a person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice or public information requirements.

     The Company has agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 90 days from the date of this Offering without the prior written consent of Montgomery Securities, except that the Company may issue Common Stock in connection with acquisitions or upon the exercise of options. In addition, the former owners of the Founding Companies and the initial stockholders of the Company (which together include the Selling Stockholders) have agreed with the Company that they will not sell any of their shares for a period of two years after January 26, 1996 (other than certain sales registered under the Securities Act and a limited ability to pledge such shares as collateral). The Company has agreed not to waive such restriction for a period of 90 days from the date of this Offering without the prior written consent of Montgomery Securities. Directors of the Company who are not subject to these contractual restrictions have agreed not to contract to sell or otherwise sell or dispose of any of their Common Stock for a period of 90 days after the date of this Prospectus without the prior written consent of Montgomery Securities.

     The Company issued 856,735 shares of Common Stock as partial consideration for acquisitions completed since the IPO. Such 856,735 shares were registered under the Acquisition Shelf and are freely tradable (except for 36,670 shares held by a wholly-owned subsidiary of the Company) unless acquired by parties to the acquisition or affiliates of such parties, other than the issuer, in which case they may be sold pursuant to Rule 145 under the Securities Act. Rule 145 permits, in part, such persons to resell immediately securities acquired in transactions covered under the Rule, provided such securities are resold in accordance with the public information requirements, volume limitations and manner of sale requirements of Rule 144. If a period of two years has elapsed since the date such securities were acquired in such transaction and if the issuer meets the public information requirements of Rule 144, Rule 145 permits a person who is not an affiliate of the issuer to freely resell such securities. In addition, these shares are subject to contractual restrictions on resale which generally expire two years from the date of issuance.

     The Company has reserved for issuance under the Plan an aggregate of 650,000 shares of Common Stock, or 12% of the aggregate number of shares of the Common Stock outstanding, whichever is greater. The Company has registered the shares issuable upon exercise of options granted under the Plan, and such shares will be eligible for resale in the public market. As of November 12, 1996, the Company had options to purchase 635,300 shares of Common Stock outstanding under the Plan.

     Sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                  UNDERWRITING

     The underwriters named below (the "Underwriters") have severally agreed, subject to the terms and conditions in the underwriting agreement (the "Underwriting Agreement") by and among the Company, the Selling Stockholders and the Underwriters, to purchase from the Company and the Selling Stockholders the number of shares of Common Stock indicated below opposite their respective names, at the public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are committed to purchase all of the shares of Common Stock if they purchase any.

                                                                                 NUMBER
                                   UNDERWRITER                                 OF SHARES
    -------------------------------------------------------------------------  ----------
    Montgomery Securities....................................................
    Bear, Stearns & Co. Inc. ................................................
    William Blair & Company, L.L.C...........................................

                                                                               ----------
              Total..........................................................
                                                                               ==========

     The Underwriters have advised the Company that they propose initially to offer the shares of Common Stock to the public on the terms set forth on the cover page of this Prospectus. The Underwriters may allow selected dealers a concession of not more than $. per share; and the Underwriters may allow, and such dealers may reallow, a concession of not more than $. per share to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the Underwriters. The Common Stock is offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part.

     The Company has granted to the Underwriters an over-allotment option, exercisable for 30 days from the date of this Prospectus, to purchase up to a maximum of 363,000 additional shares of Common Stock to cover over-allotments, if any, at the same price per share as the initial shares to be purchased by the Underwriters. To the extent the Underwriters exercise such over-allotment option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table. The Underwriters may exercise this over-allotment option only to cover over-allotments made in connection with this Offering.

     The Underwriting Agreement provides that the Company and the Selling Stockholders will indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

     The Company has agreed not to sell any shares of Common Stock for a period of 90 days from the date of this Prospectus without the prior written consent of Montgomery Securities, except for: (i) shares of Common Stock issued in connection with acquisitions; or (ii) shares of Common Stock issued upon the exercise of outstanding stock options. In addition, the former owners of the Founding Companies and the initial stockholders of the Company (which together include the Selling Stockholders) are contractually prohibited by the Company from selling shares of Common Stock for a period of two years following the consummation of the IPO (other than certain sales registered under the Securities Act and a limited ability to pledge such shares as collateral). The Company has agreed not to waive such restriction for a period of 90 days after the date of this Prospectus without the prior written consent of Montgomery Securities. Directors of the Company who are not subject to these contractual restrictions have agreed not to contract to sell or otherwise sell or dispose of any of their Common Stock for a period of 90 days after the date of this Prospectus without the prior written consent of Montgomery Securities.

     In connection with this Offering, certain Underwriters and selling group members may engage in passive market making transactions in the Common Stock on the Nasdaq National Market immediately prior to the commencement of sales in this Offering, in accordance with Rule 10b-6A under the Exchange Act . Passive market making consists of displaying bids on the Nasdaq National Market that are limited by the bid prices of independent market makers and completing purchases in response to order flow at prices limited by such bids. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the Common Stock during a specified period and must be discontinued for any day on which such limit is reached. Passive market making may stabilize the market price of the Common Stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus has been passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters in connection with the sale of Common Stock offered hereby will be passed upon for the Underwriters by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, San Francisco, California.

                                    EXPERTS

     The audited consolidated financial statements for the nine months ended September 30, 1996 and for the year ended December 31, 1995 included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report. The audited financial statements of Imagent Corporation and Related Company; Melanson and Associates, Inc. and Related Company; C. & T. Management Services, Inc. and Related Company; Leonard Archives, Inc.; Deliverex, Incorporated and Subsidiary and Related Company and Permanent Records, Inc. for the three years ended December 31, 1995, or the applicable fiscal year-ends included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports. The audited Combined Financial Statements of the Founding Companies for the one month ended January 31, 1996 and the three years ended December 31, 1995 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report. In this report, Arthur Andersen LLP states that with respect to Recordex Services, Inc., as of and for the two years in the period ended December 31, 1994, its opinion is based on the report of other independent public accountants, namely Elko, Fischer, McCabe & Rudman, Ltd. The audited financial statements for Recordex Services, Inc. for the year ended December 31, 1995 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report. The audited financial statements for Recordex Services, Inc. for the two years ended December 31, 1994 included in this Prospectus and elsewhere in the Registration Statement have been audited by Elko, Fischer, McCabe & Rudman, Ltd., independent public accountants, as indicated in their report with respect thereto. The financial statements are included herein in reliance upon the authority of said firms as experts in giving said reports.

     The financial statements of B & B Information and Image Management, Inc. as of December 31, 1994 and 1995 have been included herein in reliance on the report of C.W. Amos & Company, LLC, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Premier Document Management, Inc. as of December 31, 1995 have been included herein in reliance on the report of Moss Adams LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Robert A. Cook and Staff, Inc. and Related Company for the three years ended December 31, 1995 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of ZIA Information Analysis Group for the year ended December 31, 1995 included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of C.M.R.S. Incorporated for the year ended February 29, 1996 included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Minnesota Medical Record Service, Inc. for the year ended September 30, 1995 included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Texas Medical Record Service, Inc. for the year ended February 29, 1996 included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said report.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Company has filed with the Commission, a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement on file with the Commission may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission and through the Commission's Internet Web site.

     The Company's Common Stock is listed on the Nasdaq National Market. Proxy statements and other information concerning the Company can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, Washington D.C. 20006.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
F.Y.I. INCORPORATED AND SUBSIDIARIES
  Report of Independent Public Accountants...........................................    F-4
  Consolidated Balance Sheets........................................................    F-5
  Consolidated Statements of Operations..............................................    F-6
  Consolidated Statements of Stockholders' Equity....................................    F-7
  Consolidated Statements of Cash Flows..............................................    F-8
  Notes to Consolidated Financial Statements.........................................    F-9
FOUNDING COMPANIES
  Report of Independent Public Accountants...........................................   F-20
  Report of Independent Public Accountants...........................................   F-21
  Combined Balance Sheets............................................................   F-22
  Combined Statements of Operations..................................................   F-23
  Combined Statements of Stockholders' Equity........................................   F-24
  Combined Statements of Cash Flows..................................................   F-25
  Notes to Combined Financial Statements.............................................   F-26
IMAGENT CORPORATION AND RELATED COMPANY
  Report of Independent Public Accountants...........................................   F-39
  Combined Balance Sheets............................................................   F-40
  Combined Statements of Operations..................................................   F-41
  Combined Statements of Stockholders' Equity........................................   F-42
  Combined Statements of Cash Flows..................................................   F-43
  Notes to Combined Financial Statements.............................................   F-44
MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY
  Report of Independent Public Accountants...........................................   F-49
  Combined Balance Sheets............................................................   F-50
  Combined Statements of Operations..................................................   F-51
  Combined Statements of Stockholders' Equity........................................   F-52
  Combined Statements of Cash Flows..................................................   F-53
  Notes to Combined Financial Statements.............................................   F-54
RECORDEX SERVICES, INC.
  Report of Independent Public Accountants...........................................   F-60
  Report of Independent Public Accountants...........................................   F-61
  Balance Sheets.....................................................................   F-62
  Statements of Operations...........................................................   F-63
  Statements of Changes in Stockholder's Equity......................................   F-64
  Statements of Cash Flows...........................................................   F-65
  Notes to Financial Statements......................................................   F-66
LEONARD ARCHIVES, INC.
  Report of Independent Public Accountants...........................................   F-72
  Balance Sheets.....................................................................   F-73
  Statements of Operations...........................................................   F-74
  Statements of Stockholders' Equity.................................................   F-75
  Statements of Cash Flows...........................................................   F-76
  Notes to Financial Statements......................................................   F-77

                                                                                       PAGE
                                                                                       -----
C. & T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY
  Report of Independent Public Accountants...........................................   F-83
  Combined Balance Sheets............................................................   F-84
  Combined Statements of Operations..................................................   F-85
  Combined Statements of Stockholders' Equity........................................   F-86
  Combined Statements of Cash Flows..................................................   F-87
  Notes to Combined Financial Statements.............................................   F-88
DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY
  Report of Independent Public Accountants...........................................   F-93
  Combined Balance Sheets............................................................   F-94
  Combined Statements of Operations..................................................   F-95
  Combined Statements of Stockholders' Equity........................................   F-96
  Combined Statements of Cash Flows..................................................   F-97
  Notes to Combined Financial Statements.............................................   F-98
PERMANENT RECORDS, INC.
  Report of Independent Public Accountants...........................................  F-104
  Balance Sheets.....................................................................  F-105
  Statements of Operations...........................................................  F-106
  Statements of Stockholders' Equity.................................................  F-107
  Statements of Cash Flows...........................................................  F-108
  Notes to Financial Statements......................................................  F-109

                                  SIGNIFICANT ACQUISITIONS
COOK AND STAFF, INC. AND RELATED COMPANY
  Report of Independent Public Accountants...........................................  F-112
  Combined Balance Sheets............................................................  F-113
  Combined Statements of Operations..................................................  F-114
  Combined Statements of Stockholder's Equity........................................  F-115
  Combined Statements of Cash Flows..................................................  F-116
  Notes to Combined Financial Statements.............................................  F-117
B&B INFORMATION AND IMAGE MANAGEMENT, INC.
  Report of Independent Public Accountants...........................................  F-120
  Balance Sheets.....................................................................  F-121
  Statements of Operations...........................................................  F-122
  Statements of Stockholder's Equity.................................................  F-123
  Statements of Cash Flows...........................................................  F-124
  Notes to Financial Statements......................................................  F-125
PREMIER DOCUMENT MANAGEMENT, INC.
  Report of Independent Public Accountants...........................................  F-129
  Combined Balance Sheets............................................................  F-130
  Combined Statements of Operations..................................................  F-131
  Combined Statements of Stockholders' Equity........................................  F-132
  Combined Statements of Cash Flows..................................................  F-133
  Notes to Combined Financial Statements.............................................  F-134
C.M.R.S. INCORPORATED
  Report of Independent Public Accountants...........................................  F-139
  Balance Sheets.....................................................................  F-140
  Statements of Operations...........................................................  F-141
  Statements of Stockholder's Equity.................................................  F-142
  Statements of Cash Flows...........................................................  F-143
  Notes to Financial Statements......................................................  F-144

                                                                                       PAGE
                                                                                       -----
MINNESOTA MEDICAL RECORD SERVICE, INC.
  Report of Independent Public Accountants...........................................  F-148
  Balance Sheets.....................................................................  F-149
  Statements of Operations...........................................................  F-150
  Statements of Stockholder's Equity.................................................  F-151
  Statements of Cash Flows...........................................................  F-152
  Notes to Financial Statements......................................................  F-153
TEXAS MEDICAL RECORD SERVICE, INC.
  Report of Independent Public Accountants...........................................  F-156
  Balance Sheets.....................................................................  F-157
  Statements of Operations...........................................................  F-158
  Statements of Stockholders' Equity.................................................  F-159
  Statements of Cash Flows...........................................................  F-160
  Notes to Financial Statements......................................................  F-161
ZIA INFORMATION ANALYSIS GROUP
  Report of Independent Public Accountants...........................................  F-164
  Balance Sheets.....................................................................  F-165
  Statements of Operations...........................................................  F-166
  Statements of Stockholders' Equity.................................................  F-167
  Statements of Cash Flows...........................................................  F-168
  Notes to Financial Statements......................................................  F-169

                               PRO FORMA FINANCIAL STATEMENTS
F.Y.I. INCORPORATED AND SUBSIDIARIES
  Pro Forma Statement of Operations for the Year Ended December 31, 1995
     (unaudited).....................................................................  F-175
  Pro Forma Statement of Operations for the Nine Months Ended September 30, 1996
     (unaudited).....................................................................  F-176
  Notes to Pro Forma Financial Statements (unaudited)................................  F-177

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To F.Y.I. Incorporated:

     We have audited the accompanying consolidated balance sheets of F.Y.I. Incorporated (a Delaware corporation) as of December 31, 1995 and September 30, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above presents fairly, in all material respects, the consolidated financial position of F.Y.I. Incorporated as of December 31, 1995, and September 30, 1996, and the consolidated results of operations and cash flows for the nine months ended September 30, 1996, in accordance with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP
Dallas, Texas,
November 4, 1996

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                             DECEMBER 31,     SEPTEMBER 30,
                                                                                 1995             1996
                                                                             ------------     -------------
CURRENT ASSETS:
  Cash and cash equivalents................................................     $   52           $ 3,336
  Accounts receivable and notes receivable, less allowance for doubtful
    accounts of $0 and $1,075, respectively................................         --            14,191
  Inventory................................................................         --               567
  Prepaid expenses and other current assets................................         52               687
                                                                                ------           -------
         Total current assets..............................................        104            18,781
PROPERTY, PLANT AND EQUIPMENT, net.........................................         15            10,105
GOODWILL AND OTHER INTANGIBLES, net of amortization of $0 and $379,
  respectively.............................................................         --            28,099
DEFERRED OFFERING COSTS....................................................      2,190                --
NOTE RECEIVABLE, SHAREHOLDERS -- LONG TERM.................................         --               643
OTHER NONCURRENT ASSETS....................................................          6             2,273
                                                                                ------           -------
         Total assets......................................................     $2,315           $59,901
                                                                                ======           =======

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.................................     $1,101           $ 7,177
  Short-term obligations...................................................         --             3,545
  Current maturities of long-term obligations..............................         --               294
  Unearned revenue.........................................................         --               686
  Income taxes payable.....................................................         --             1,752
  Current portion of deferred income taxes.................................         --               289
                                                                                ------           -------
         Total current liabilities.........................................      1,101            13,743

LONG-TERM OBLIGATIONS, net of current maturities...........................         --            16,956
DEFERRED INCOME TAXES, net of current portion..............................         --               278
                                                                                ------           -------
         Total liabilities.................................................      1,101            30,977
                                                                                ------           -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, Series A, $.01 par value, 1,000,000 and 0 shares authorized, 9,000 and 0 shares issued and outstanding at December 31,
    1995 and September 30, 1996, respectively..............................         --                --
  Preferred stock, $.01 par value, 1,000,000 shares authorized, 0 shares
    issued and outstanding.................................................         --                --
  Common stock, $.01 par value, 26,000,000 shares authorized, 663,125 and
    5,928,074 shares issued and outstanding at December 31, 1995 and
    September 30, 1996, respectively.......................................          7                59
  Additional paid-in-capital...............................................      1,207            26,805
  Retained earnings........................................................         --             2,561
                                                                                ------           -------
                                                                                 1,214            29,425
  Less -- Treasury stock, $.01 par value, 0 and 36,670 shares at December
    31, 1995 and September 30, 1996, respectively..........................         --              (501)
                                                                                ------           -------
         Total stockholders' equity........................................      1,214            28,924
                                                                                ------           -------
             Total liabilities and stockholders' equity....................     $2,315           $59,901
                                                                                ======           =======

   The accompanying notes are an integral part of these financial statements.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               NINE MONTHS
                                                                                  ENDED
                                                                              SEPTEMBER 30,
                                                                         -----------------------
                                                                          1995          1996
                                                                         -------     -----------
                                                                         (UNAUDITED)
REVENUE:
  Service revenue......................................................  $    --       $41,262
  Product revenue......................................................       --         4,211
  Other revenue........................................................       --           498
                                                                         -------       -------
          Total revenue................................................       --        45,971
COST OF SERVICES.......................................................       --        26,020
COST OF PRODUCTS SOLD..................................................       --         3,225
DEPRECIATION...........................................................       --         1,023
                                                                         -------       -------
          Gross profit.................................................       --        15,703
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........................       --        10,891
AMORTIZATION...........................................................       --           290
                                                                         -------       -------
          Operating income.............................................       --         4,522
OTHER (INCOME) EXPENSE:
  Interest expense.....................................................       --           479
  Interest income......................................................       --          (207)
  Other income, net....................................................       --           (40)
                                                                         -------       -------
          Income before income taxes...................................       --         4,290
PROVISION FOR INCOME TAXES.............................................       --         1,729
                                                                         -------       -------
NET INCOME.............................................................  $    --       $ 2,561
                                                                         =======       =======
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.............................       --         5,450
                                                                         =======       =======
NET INCOME PER COMMON SHARE............................................  $    --       $  0.47
                                                                         =======       =======

   The accompanying notes are an integral part of these financial statements.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           COMMON STOCK      PREFERRED STOCK   TREASURY STOCK
                                        ------------------   ---------------   ---------------                       TOTAL
                                         SHARES     AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT    APIC      R/E       S/E
                                        ---------   ------   ------   ------   ------   ------   -------   ------   -------
Balance, December 31, 1995.............   663,125    $  7     9,000    $ --       --    $  --    $ 1,207   $   --   $ 1,214
Initial public offering................ 2,185,000      22       --       --       --       --     21,830       --    21,852
Conversion of preferred stock into
  common stock.........................   542,557       5    (9,000)     --       --       --         (5)      --        --
Issuance of common stock for Founding
  Companies............................ 1,878,933      19       --       --       --       --     (4,586)      --    (4,567)
Deferred tax liability:
  S corporation to C corporation
    conversion for Founding
    companies..........................        --      --       --       --       --       --       (691)      --      (691)
Common stock issued in connection with
  subsequent acquisitions..............   622,259       6       --       --       --       --      8,489       --     8,495
Treasury stock re-acquired in
  connection with a subsequent
  acquisition..........................        --      --       --       --    36,670    (501)        --       --      (501)
Exercise of options, net...............    36,200      --       --       --       --       --        561       --       561
Net income.............................        --      --       --       --       --       --         --    2,561     2,561
                                        ---------    ----    ------    ----    ------   -----    -------   ------   -------
Balance, September 30, 1996............ 5,928,074    $ 59       --     $ --    36,670   $(501)   $26,805   $2,561   $28,924
                                        =========    ====    ======    ====    ======   =====    =======   ======   =======

   The accompanying notes are an integral part of these financial statements.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           NINE MONTHS ENDED
                                                                    -------------------------------
                                                                    SEPTEMBER 30,     SEPTEMBER 30,
                                                                        1995              1996
                                                                    -------------     -------------
                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................      $  --            $  2,561
  Adjustments to reconcile net income to net cash provided by operating activities
     Depreciation and amortization................................         --               1,313
     Deferred tax benefit.........................................                           (274)
  Change in operating assets and liabilities:
     Accounts receivable and notes receivable.....................         --                (159)
     Inventory....................................................         --                 (58)
     Prepaid expenses and other assets............................         --                (325)
     Accounts payable and accrued liabilities.....................         --              (1,798)
     Unearned revenue.............................................         --                  95
                                                                        -----            --------
          Net cash provided by operating activities...............         --               1,355
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment.......................         (7)             (2,328)
  Cash paid for acquisitions, net of cash acquired................         --             (27,365)
                                                                        -----            --------
          Net cash used for investing activities..................         (7)            (29,693)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock issuance, net of underwriting
     discounts and other costs....................................       (251)             23,448
  Proceeds from preferred stock issuance..........................        135                  --
  Proceeds from short-term obligations............................         --               3,500
  Proceeds from long-term obligations.............................         --              14,101
  Cash paid for debt issuance costs...............................         --              (1,602)
  Principal payments on short-term obligations....................         --              (5,252)
  Principal payments on long-term obligations.....................         --              (2,573)
                                                                        -----            --------
          Net cash (used in) provided by financing activities.....       (116)             31,622
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..............       (123)              3,284
CASH AND CASH EQUIVALENTS, beginning of period....................        669                  52
                                                                        -----            --------
CASH AND CASH EQUIVALENTS, end of period..........................      $ 546            $  3,336
                                                                        =====            ========
SUPPLEMENTAL DATA:
  Cash paid for --
     Income taxes.................................................      $  --            $  1,130
     Interest.....................................................      $  --            $    120
NONCASH FINANCING TRANSACTIONS:
  Debt assumed in acquisitions....................................      $  --            $ 11,379
  Equipment acquired via capital lease............................      $                $     42

   The accompanying notes are an integral part of these financial statements.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

     F.Y.I. Incorporated (the "Company" or "F.Y.I.") was founded in September 1994 to create a national, single source provider of document management services to three primary client segments: healthcare institutions, professional services firms and financial institutions. In January 1996, F.Y.I. acquired (the "Acquisitions") simultaneously with the closing of its initial public offering (the "IPO") on January 23, 1996, seven document management services businesses (the "Founding Companies"). The Founding Companies are headquartered in San Francisco (2), San Jose, Fort Worth, Detroit, Malvern (Philadelphia) and Baltimore, and operate in over 23 states. The consideration for the Founding Companies consisted of a combination of cash and common stock (the "Common Stock") of F.Y.I.

     Between September 1994 and the consummation of the IPO and the Acquisitions, F.Y.I. did not conduct any operations. For accounting purposes and for the purposes of the presentation of the financial statements herein, January 31, 1996 has been used as the effective date of the Acquisitions. Accordingly, the actual operating results of the Company included in the Statement of Operations for the nine months ended September 30, 1996 represent the eight months of operations subsequent to the consummation of the Acquisitions. Supplemental Statement of Operations Data for the nine months ended September 30, 1996 is presented in Note 15 herein.

     The consolidated financial statements of F.Y.I. include the accounts of F.Y.I. Incorporated and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated. The results of operations for the nine months ended September 30, 1996 will not be indicative of the results for the full year because: (i) the Company only had operations for eight of the nine months; and (ii) the impact of acquisitions recorded as purchases, whose results are only included subsequent to the purchase date.

2. INITIAL PUBLIC OFFERING OF COMMON STOCK AND THE ACQUISITIONS:

  Initial Public Offering

     On January 26, 1996, the Company completed the IPO of 2,185,000 shares of Common Stock (including the exercise of the underwriters' over-allotment option) at $13.00 per share. Proceeds from the IPO, net of underwriting commissions and offering costs, were approximately $22.9 million. Of these net proceeds, approximately $7.1 million was used to pay a portion of the consideration for the Acquisitions, approximately $7.7 million was used to retire certain indebtedness of the Founding Companies, approximately $8.0 million was used for acquisitions subsequent to the IPO, and $0.1 million was used as working capital.

     Upon the closing of the IPO, the Company converted the 9,000 shares of Series A Preferred Stock then outstanding into 542,557 shares of Common Stock.

  Acquisitions of the Founding Companies

     Simultaneously with the closing of the IPO, the Company acquired the Founding Companies. The aggregate consideration paid by F.Y.I. to acquire the Founding Companies was approximately $35 million, consisting of: (i) $7,059,000 in cash; (ii) 1,878,933 shares of Common Stock; (iii) the assumption and repayment of approximately $191,000 of indebtedness owed by a Founding Company stockholder; and (iv) the distribution of cash and certain receivables to certain Founding Company stockholders of S corporations in the amount of $3,450,000, representing the undistributed retained earnings of S corporations, upon which taxes have been paid by the stockholders.

     The Acquisitions have been accounted for in accordance with generally accepted accounting principles ("GAAP") as a combination of F.Y.I. and the Founding Companies at historical cost, because: (i) the Founding Companies' stockholders transferred assets to F.Y.I. in exchange for Common Stock and cash simultaneously, with the IPO; (ii) the nature of future operations of the Company will be substantially

                      F.Y.I. INCORPORATED AND SUBSIDIARIES
identical to the combined operations of the Founding Companies; and (iii) no former stockholder group of any of the Founding Companies obtained a majority of the outstanding voting shares of the Company.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Inventory

     Inventory is stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis.

  Property, Plant and Equipment

     Property, plant and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the useful life or the term of the lease.

  Intangible Assets

     Intangible assets consist primarily of excess purchase price over net assets, which are amortized over 30 years. In conformance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company's management continually evaluates whether events and circumstances indicate the remaining estimated useful life of intangible assets may warrant revisions or that the remaining balance of intangibles or other long-lived assets may not be recoverable. To make this evaluation, management uses an estimate of undiscounted net income over the remaining life of the intangibles or other long-lived assets.

  Revenue Recognition

     Revenue is recognized when the services are rendered, or products are shipped, to the Company's customers. Microfilm processing revenue is recognized on a percentage-of-completion basis. Unearned revenue represents customer storage and certain services which are billed in advance.

  Income Taxes

     Income taxes are provided based upon the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred income taxes under the asset and liability method.

     Deferred income taxes are provided for temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. Temporary differences result primarily from accelerated depreciation and amortization for tax purposes, deferred contract revenues being taxed when billed, and various accruals and reserves being deductible for tax purposes in different periods.

  Net Income Per Share

     Net income per common share has been computed by dividing income by the weighted average number of common shares and equivalent shares outstanding for the period. For purposes of computing income per common share for the nine month period ended September 30, 1996, the common stock equivalent impact of stock options outstanding during the period, are not included as their effect is not material.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. ALLOWANCE FOR DOUBTFUL ACCOUNTS AND NOTES RECEIVABLE:

     The activity in the allowance for doubtful accounts and notes receivable is as follows:

                                            BALANCE AT                CHARGED TO                  BALANCE AT
                                            BEGINNING     BALANCE     COSTS AND                     END OF
                                            OF PERIOD     ACQUIRED     EXPENSES     WRITE-OFFS      PERIOD
                                            ----------    --------    ----------    ----------    ----------
                                                                     (IN THOUSANDS)
Nine Months Ended September 30, 1996
  Allowance for doubtful accounts.........     $ --        $1,130        $573         $(628)       $1,075
                                               ====        ======        ====         =====        ======

5. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consist of the following:

                                                       ESTIMATED
                                                      USEFUL LIVES    DECEMBER 31,    SEPTEMBER 30,
                                                         YEARS            1995            1996
                                                      ------------    ------------    -------------
                                                                             (IN THOUSANDS)
    Land............................................       N/A            $ --           $   602
    Buildings and improvements......................      7-18              --             2,534
    Leasehold improvements..........................      5-10              --               638
    Vehicles........................................       5-7              --             1,368
    Machinery and equipment.........................      5-15              --            14,885
    Computer equipment..............................       5-7              15               436
    Furniture and fixtures..........................      5-15              --               981
                                                                          ----           -------
                                                                          $ 15           $21,444
    Less -- Accumulated depreciation and
      amortization..................................                        --            11,339
                                                                          ----           -------
                                                                          $ 15           $10,105
                                                                          ====           =======

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                                                 DECEMBER 31,     SEPTEMBER 30,
                                                                     1995             1996
                                                                 ------------     -------------
                                                                         (IN THOUSANDS)
    Accounts payable and accrued liabilities...................     $  954            $4,561
    Accrued compensation and benefits..........................        147             1,793
    Sales tax payable..........................................         --               291
    Other......................................................         --               532
                                                                    ------            ------
                                                                    $1,101            $7,177
                                                                    ======            ======

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

7. BUSINESS COMBINATIONS:

     Since the IPO and through September 30, 1996, the Company has acquired 13 additional businesses (together with the Founding Companies, the "Operating Companies") which provide document management services. All of the acquisitions are accounted for under the purchase method of accounting.

     In May 1996, the Company acquired the stock of B&B Information and Image Management, Inc. ("B&B") and Premier Document Management, Inc. and PDM Services, Inc. ("Premier"). In June 1996, the Company acquired all of the non-cash assets of Robert A. Cook and Staff, Inc. and RAC Services, Inc. ("Cook"). In August 1996, the Company acquired C.M.R.S. Incorporated ("CMRS"), Minnesota Medical Record Service, Inc. ("Minnesota Medical Record") and Texas Medical Record Service, Inc. ("Texas Medical Record") (collectively "Medical Record"). Also, as of August 1996, the Company acquired ZIA Information Analysis Group ("ZIA"). B&B, Premier, Cook, Medical Record and ZIA are considered significant subsidiaries of the Company. The aggregate consideration paid for B&B, Premier, Cook, Medical Record and ZIA consisted of $20,129,000 in cash and 585,589 shares of Common Stock. The preliminary allocation of the purchase price is set forth below:

            Consideration Paid......................................  $28,123,000
            Estimated Fair Value of Tangible Assets.................   10,758,000
            Estimated Fair Value of Liabilities.....................    7,527,000
            Goodwill................................................   24,892,000

     The fair market value of the shares of Common Stock used in calculating the consideration paid was $13.65, which is based on approximately a 35% discount from the average trading price of the Common Stock based on the length and type of restrictions in the purchase agreements.

     The Company acquired substantially all of the assets of Sacramento Valley Records Management, Inc. ("Sacramento") and Microfilm Associates, Ltd. ("Microfilm") in February 1996; Octo, Inc. ("Octo") in June 1996; and Domor Data Processing ("Domor"), Rushmore Legal Support ("Rushmore") and Index Record Management ("Index") in July 1996. The aggregate consideration paid for Sacramento, Microfilm, Octo, Domor, Rushmore and Index consisted of $3,017,000 in cash. The preliminary allocation of the purchase price is set forth below:

            Consideration Paid.......................................  $3,017,000
            Estimated Fair Value of Tangible Assets..................     720,000
            Estimated Fair Value of Liabilities......................     433,000
            Goodwill.................................................   2,730,000

     The estimated fair market values reflected above are based on preliminary estimates and assumptions and are subject to revision. In management's opinion, the preliminary allocation is not expected to be materially different than the final allocation.

     All intangibles are considered enterprise goodwill. Based on the historical profitability of the purchased companies and trends in the legal, healthcare and other industries to outsource document management functions in the foreseeable future, the enterprise goodwill will be amortized over a period of 30 years. Management continually evaluates whether events and circumstances indicate that the remaining estimated useful life of intangible assets may warrant revisions or that the remaining balance of intangibles or other long-lived assets may not be recoverable. To make this evaluation, management uses an estimate of undiscounted net income over the remaining life of the intangibles or other long-lived assets. The goodwill associated with the B&B, Premier, Medical Record and ZIA acquisitions is not deductible for income tax purposes.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

     Set forth below is unaudited pro forma financial information for the nine months ended September 30, 1996 and for the year ended December 31, 1995. The unaudited pro forma data give effect to: (i) the acquisitions of B&B, Premier, Cook, Medical Record and ZIA; (ii) the acquisitions of the Founding Companies; and (iii) compensation and tax adjustments for all transactions as if the transactions had occurred on January 1, 1995. The acquisitions of Sacramento, Microfilm, Octo, Domor, Rushmore and Index have not been included in the pro forma financial statements for periods prior to their acquisition date as the effect is immaterial.

                                                                                   PRO FORMA
                                                             PRO FORMA         NINE MONTHS ENDED
                                                            YEAR ENDED           SEPTEMBER 30,
                                                         DECEMBER 31, 1995           1996
                                                         -----------------     -----------------
                                                                (UNAUDITED, IN THOUSANDS,
                                                                 EXCEPT PER SHARE DATA)
    Revenue............................................       $78,160               $64,964
    Income before income taxes.........................         8,270                 6,986
    Net income.........................................         5,098                 4,178
    Net income per common share........................       $  0.87               $  0.71
    Average shares outstanding.........................         5,872                 5,872
                                                              =======               =======

8. CREDIT FACILITIES:

  Short Term Obligations

     Short-term obligations consist of the following:

                                                                 DECEMBER 31,     SEPTEMBER 30,
                                                                     1995             1996
                                                                 ------------     -------------
                                                                         (IN THOUSANDS)
    Revolving line of credit, expiring at April 14, 2001,
      interest at prime plus 1.5% or the Eurodollar rate plus
      3% (8.75% to 9.75% at September 30, 1996)................     $   --            $3,500
    Other......................................................         --                45
                                                                    ------            ------
              Total short-term obligations.....................     $   --            $3,545
                                                                    ======            ======

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

  Long-term Obligations

     Long-term obligations consist of the following:

                                                                 DECEMBER 31,     SEPTEMBER 30,
                                                                     1995             1996
                                                                 ------------     -------------
                                                                         (IN THOUSANDS)
    Line of credit, expiring at April 14, 2001, interest at
      prime plus 1.5% or the Eurodollar rate plus 3% (8.75% to
      9.75% at September 30, 1996).............................     $    --          $14,101
    Industrial Revenue Bonds: Variable Rate (3.5% at September
      30, 1996) Demand/Fixed Rate Revenue Bonds, Prince
      George's County, Maryland; due beginning in 1996 through
      2014 secured by all real estate equipment and other
      tangible property of a subsidiary of the Company.........          --            2,363
    Notes payable -- Small Business Administration, monthly
      payment of $3,000, including principal and interest at
      4%, maturing November 17, 2014, secured by deed of trust
      on real estate and non-real estate assets of the Company,
      guaranteed by a stockholder and the stockholder's wife...          --              397
    Capital lease obligations..................................          --              364
    All other obligations......................................          --               25
                                                                    -------          -------
              Total............................................          --           17,250
    Less -- Current maturities of long-term obligations........          --              294
                                                                    -------          -------
              Total long-term obligations......................     $    --          $16,956
                                                                    =======          =======

     In April 1996, the Company and its subsidiaries entered into a credit agreement, as amended (the "Line of Credit"), with Banque Paribas, as agent, and the lenders named therein. Under the Line of Credit, the Company and its subsidiaries may borrow on a revolving credit basis loans in an aggregate outstanding principal amount up to $35.0 million from time to time under the secured revolving credit and acquisition facility, subject to certain customary borrowing capacity requirements. The Line of Credit is secured by the stock, receivables and equipment of F.Y.I. and its subsidiaries. The Company and its subsidiaries may borrow up to an aggregate $30.0 million of term loans under the Credit Agreement for acquisitions under prescribed conditions.

     The Company and its subsidiaries may borrow revolving credit loans up to an aggregate $5.0 million under the Credit Agreement for working capital and general corporate purposes. The commitment to fund revolving credit loans expires April 14, 2001. The commitment to fund term loans expires October 15, 1997. The annual interest rate applicable to borrowings under this facility is, at the option of the Company, (i) 1.50% plus the prime rate or (ii) 3.00% plus the Eurodollar rate.

     The Company also has outstanding an Irrevocable Letter of Credit in the amount of approximately $2.4 million, to serve as guarantee for periodic principal and interest payments related to the Industrial Revenue Bonds.

     The Credit Agreement requires mandatory prepayments in certain circumstances. The outstanding principal balance of term loans as of October 15, 1997 shall thereafter be due and payable in 14 equal quarterly payments beginning January 15, 1998, and ending April 15, 2001. The outstanding principal balance of revolving credit loans shall be due and payable on April 15, 2001.

     The weighted average interest rate on short and long-term obligations at September 30, 1996 was 8.3%. The Credit Agreement contains certain reporting requirements and financial covenants, including requirements that the Company maintain minimum levels of net worth and other financial ratios. As of September 30, 1996, the Company has complied with all loan covenants.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

  Maturities of Long-Term Obligations

     As of September 30, 1996, maturities of long-term obligations are as follows (in thousands):

YEARS ENDING SEPTEMBER 30
-------------------------
         1997.............................................................  $   294
         1998.............................................................    3,173
         1999.............................................................    4,162
         2000.............................................................    4,173
         2001.............................................................    3,141
         Thereafter.......................................................    2,307
                                                                            -------
                   Total..................................................  $17,250
                                                                            =======

9. LEASE COMMITMENTS:

     The Operating Companies lease various office buildings, machinery, equipment, and vehicles. Future minimum lease payments under capital leases and noncancelable operating leases are as follows:

                                                                     NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1996
                                                                   ---------------------
                                                                   CAPITAL     OPERATING
YEARS ENDING SEPTEMBER 30                                          LEASES       LEASES
-------------------------                                          -------     ---------
                                                                      (IN THOUSANDS)
         1997....................................................   $ 221       $ 3,048
         1998....................................................      93         2,800
         1999....................................................      50         2,496
         2000....................................................      26         1,451
         2001....................................................       5         1,015
         Thereafter..............................................      --         3,828
                                                                    -----       -------
         Total minimum lease payments............................   $ 395       $14,638
         Less -- Amounts representing interest...................      31       =======
                                                                    -----
         Net minimum lease payments..............................     364
         Less -- Current portion of obligations under capital
         leases..................................................     205
                                                                    -----
         Long-term portion of obligations under capital leases...   $ 159
                                                                    =====

     Rent expense for all operating leases for the nine months ended September 30, 1996 was approximately $2,373,000.

     Certain operating companies sublease a portion of their office facilities under noncancelable lease agreements which expire at various dates to three unrelated businesses. Future minimum sublease rental income as of September 30, 1996 for the remainder of the term and in the aggregate are as follows (in thousands):

    1997..........................................................................  $ 72
    1998..........................................................................    26
    1999..........................................................................    26
    2000..........................................................................    26
    2001..........................................................................    10
                                                                                    ----
                                                                                    $160
                                                                                    ====

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

10.  INCOME TAXES:

     The provision for federal and state income taxes consists of the following (in thousands):

                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                            1996
                                                                      -----------------
        Federal --
          Current...................................................        $1,660
          Deferred..................................................          (243)
        State --
          Current...................................................           343
          Deferred..................................................           (31)
                                                                            ------
                                                                            $1,729
                                                                            ======

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (in thousands):

                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                            1996
                                                                      -----------------
        Tax at statutory rate.......................................        $1,459
        Add (deduct) --
          State income taxes........................................           206
          Nondeductible expenses....................................            64
                                                                            ------
                                                                            $1,729
                                                                            ======

     The components of deferred income tax liabilities and assets are as follows (in thousands):

                                                             DECEMBER 31,     SEPTEMBER 30,
                                                                 1995             1996
                                                             ------------     -------------
        Deferred income tax liabilities-
          Tax over book depreciation and amortization......      $  --            $  350
          Accrual to cash differences, net.................         --               657
                                                                 -----            ------
                  Total deferred income tax liabilities....         --             1,007
        Deferred income tax assets-
          Allowance for doubtful accounts..................         --               265
          Other reserves, net..............................         --               156
          Other, net.......................................         --                19
                                                                 -----            ------
                  Total deferred income tax assets.........         --               440
                                                                 -----            ------
        Total net deferred income tax liabilities..........      $  --            $  567
                                                                 =====            ======
        Current portion of deferred income tax
          liabilities......................................         --               289
        Long-term deferred tax liabilities.................         --               278
                                                                 -----            ------
                                                                 $  --            $  567
                                                                 =====            ======

11. STOCK OPTION PLAN:

  Accounting Policy for Employee Stock Options

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 encourages companies to account for stock based compensation awards based on the fair value of the awards at the date they are granted. The resulting compensation cost would be shown as an expense in the statements of operations. Adoption of the standard is required for fiscal years beginning after December 15, 1995. Companies can choose not to apply the new accounting method and continue to apply current accounting requirements; however, disclosure will be required as to what net income and earnings per share would have been had the new accounting method been followed. The Company

                      F.Y.I. INCORPORATED AND SUBSIDIARIES
accounts for its stock-based compensation under Accounting Principles Board Statement No. 25 "Accounting of Stock Issued to Employees." Under this accounting method, no compensation expense is recognized in the consolidated statements of operations if no intrinsic value of the option exists at the date of grant. While the Company does not intend to adopt SFAS No. 123 for accounting purposes; it will implement the disclosure requirements which will include annual pro forma disclosures of its effects commencing December 31, 1996.

     In October 1995, the Board of Directors and F.Y.I.'s stockholders approved the 1995 Stock Option Plan ("the Plan"), which became effective on the date of the IPO.

     The Plan provides awards of options to purchase Common Stock and may include incentive stock options ("ISOs") and/or non-qualified stock options.

     The Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service (or upon agreeing to serve in the case of the initial non-employee directors), a non-employee director will receive a non-qualified option to purchase 10,000 shares of Common Stock, and continuing non-employee directors will receive annual options to purchase 5,000 shares of Common Stock. Options granted to non-employee directors become exercisable one-third on the date of grant and one-third on each of the next two anniversaries of the date of grant. Non-employee directors' options have a term of five years from the date of grant.

     The maximum number of shares of Common Stock that may be subject to outstanding options, determined immediately after the grant of any option, is the greater of 650,000 shares or 12% of the aggregate number of shares of the Company's Common Stock outstanding, provided, however, that options to purchase no more than 650,000 shares of Common Stock may be granted as ISOs. At September 30, 1996 and December 30, 1995, approximately 711,000 and 650,000 shares, respectively, were subject to outstanding options.

                                                                     OPTIONS OUTSTANDING
                                                              ----------------------------------
                                                                                    EXERCISE
                                                                  SHARES         PRICE PER SHARE
                                                              --------------     ---------------
                                                              (IN THOUSANDS)
    Balance at inception....................................         --                 --
    Granted.................................................        473               $13.00
                                                                    ---            -------------
    Balance, December 31, 1995..............................        473               $13.00
    Granted.................................................        210            $16.00-$21.50
    Exercised...............................................         36               $13.00
    Forfeited...............................................         35               $13.00
                                                                    ---            -------------
    Balance, September 30, 1996.............................        612             $13.00-21.50
                                                                    ===            =============
    Exercisable, September 30, 1996.........................        113             $13.00-21.50
                                                                    ===            =============

12. EMPLOYEE BENEFIT PLANS:

     Certain of the Operating Companies have qualified defined contribution employee benefit plans (the "Plans"), the majority of which allow for voluntary pretax contributions by employees. The Operating Companies pay all general and administrative expenses of the Plans and in some cases, the Operating Companies make matching and discretionary contributions to the Plans. The Operating Companies offer no postemployment or postretirement benefits. The expense incurred related to the Plans by the Company was approximately $50,000 for the nine months ending September 30, 1996.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

13. RELATED-PARTY TRANSACTIONS:

  Leasing Transactions

     Certain of the Operating Companies lease their operating facilities, along with certain equipment, from selling parties who remained employees or directors of the Company. These leases are for various lengths and annual amounts. The rental expense for these operating leases for the nine months ended September 30, 1996 was approximately $375,000.

  Notes Receivable

     In the Acquisitions, the Company acquired $613,000 of notes receivable from two Founding Company shareholders. At the time of the Merger, the shareholders entered into new notes receivable with a stated interest rate (5%) and principal payment schedules. Interest is payable on a semi-annual basis, and principal is due as follows: 1998 -- $321,000; and 1999 -- $322,000.

  Other Transactions

     An operating company purchases digital coding services from an entity in which an F.Y.I. stockholder has a controlling interest. The expense incurred to the entity for the nine months ended September 30, 1996 was $4,000 and billings to the entity were $22,000. Additionally, the Company charges the entity a management fee for accounting services. Management fees were $20,000 for the nine months ended September 30, 1996.

14. COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and trade receivables. The Company maintains cash and cash equivalents and certain other financial instruments at various major financial institutions across many geographic areas. Credit risk on trade receivables is minimized as a result of the large number of entities comprising the Company's customer base and their dispersion across many industries and geographic areas.

15. SUPPLEMENTAL DATA (UNAUDITED):

  Statement of Operations -- Supplemental Data

     The Statement of Operations Data for the nine months ended September 30, 1995 represent the unaudited combined statement of operations of the Founding Companies for the period adjusted to give effect to: (i) compensation levels the officers and owners have agreed to receive subsequent to the IPO; and (ii) provision for income taxes as if all entities had been subject to federal and state income taxes for the period. The Supplemental Statement of Operations Data for the nine months ended September 30, 1996 represent a combination of: (i) the audited results of the combined Founding Companies for the one month of operations prior to the consummation of the Acquisitions adjusted for the compensation and tax adjustments discussed above; and (ii) the audited results of F.Y.I. Incorporated and Subsidiaries for the eight months subsequent to the consummation of the Acquisitions (which includes acquisitions subsequent to the IPO from the date of their respective acquisition). The Supplemental Data are provided for information purposes only

                      F.Y.I. INCORPORATED AND SUBSIDIARIES
and do not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

                                                                       SUPPLEMENTAL DATA
                                                                -------------------------------
                                                                 NINE MONTHS       NINE MONTHS
                                                                    ENDED             ENDED
                                                                SEPTEMBER 30,     SEPTEMBER 30,
                                                                    1995              1996
                                                                -------------     -------------
                                                                          (UNAUDITED)
                                                                        (IN THOUSANDS,
                                                                    EXCEPT PER SHARE DATA)
    STATEMENT OF OPERATIONS DATA:
      Service revenue.........................................     $29,997           $44,749
      Product revenue.........................................       4,815             4,606
      Other revenue...........................................         674               532
                                                                   -------           -------
              Total revenue...................................      35,486            49,887
      Cost of services........................................      19,064            28,216
      Cost of products sold...................................       3,890             3,532
      Depreciation............................................         898             1,113
                                                                   -------           -------
              Gross profit....................................      11,634            17,026
      Selling, general and administrative expenses(a).........       7,657            11,705
      Amortization............................................          48               296
                                                                   -------           -------
              Operating income................................       3,929             5,025
      Interest and other expenses, net........................         159               187
                                                                   -------           -------
      Income before income taxes..............................       3,770             4,838
      Provision for income taxes(b)...........................       1,399             1,950
                                                                   -------           -------
      Net income..............................................     $ 2,371           $ 2,888
                                                                   =======           =======
      Net income per share....................................                       $  0.53
                                                                                     =======
      Weighted average shares outstanding.....................                         5,450

---------------

(a) Adjusted for Founding Company pro forma Compensation Differential of $1,532 for 1995 and $683 for 1996.

(b) Adjusted for pro forma provision for taxes of $1,411 for 1995 and $351 for 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To F.Y.I. Incorporated:

     We have audited the accompanying combined balance sheets of the Founding Companies (Note 1) as of December 31, 1994 and 1995 and January 31, 1996, and the related combined statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995 and the one month ended January 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of Recordex Services, Inc., as of and for the two years in the period ended December 31, 1994 which statements reflect total assets of 14% of the combined totals as of December 31, 1994, and total revenues of 14% and 16% of the combined totals for each of the two years in the period ended December 31, 1994. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Founding Companies as of December 31, 1994 and 1995 and January 31, 1996, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1995 and the one month ended January 31, 1996, in accordance with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Dallas, Texas,
November 4, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Recordex Services, Inc.
Malvern, Pennsylvania

     We have audited the accompanying balance sheet of Recordex Services, Inc. (a wholly-owned subsidiary of Paragon Management Group, Inc.) as of December 31, 1994, and the related statements of operations, changes in stockholder's equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Recordex Services, Inc. (a wholly-owned subsidiary of Paragon Management Group, Inc.) as of December 31, 1994, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.

                                          ELKO, FISCHER, McCABE & RUDMAN, LTD.
                                          Certified Public Accountants

Media, Pennsylvania
September 15, 1995

                               FOUNDING COMPANIES

                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    DECEMBER 31,
                                                                 ------------------    JANUARY 31,
                                                                  1994       1995         1996
                                                                 -------    -------    -----------
                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................  $ 1,056    $ 1,742      $ 1,581
  Accounts and notes receivable, less allowance for doubtful
     accounts and notes of $677, $562 and $581, respectively...    7,802      7,939        7,881
  Accounts receivable, officer and employee....................      971        692          412
  Accounts receivable, affiliates..............................      280        279          256
  Inventory....................................................      257        331          298
  Current portion of deferred income taxes.....................       78         24           24
  Prepaid and other current assets.............................      216        320          326
                                                                 -------    -------      -------
          Total current assets.................................   10,660     11,327       10,778
                                                                 -------    -------      -------
PROPERTY, PLANT AND EQUIPMENT, net.............................    6,142      6,467        4,824
INTANGIBLE ASSETS, net of accumulated amortization
  of $17, $82 and $88, respectively............................      836        770          764
ACCOUNTS RECEIVABLE, OFFICERS -- LONG-TERM.....................      795        890           73
OTHER NONCURRENT ASSETS........................................      262        193          111
NOTES RECEIVABLE, LONG-TERM....................................      435         34           34
                                                                 -------    -------      -------
          Total assets.........................................  $19,130    $19,681      $16,584
                                                                 =======    =======      =======
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.....................  $ 5,674    $ 5,587        5,467
  Short-term obligations.......................................    1,970      1,430        4,213
  Current maturities of long-term obligations..................      715      1,250        1,109
  Officers payable -- short-term...............................      520      1,064        1,064
  Unearned revenue.............................................      377        333          374
                                                                 -------    -------      -------
          Total current liabilities............................    9,256      9,664       12,227
                                                                 -------    -------      -------
LONG-TERM OBLIGATIONS, net of current..........................    3,107      2,738        1,528
LONG-TERM OBLIGATIONS -- AFFILIATES, net of current............       43         19          195
LONG-TERM OBLIGATIONS -- OFFICERS, net of current..............       35         20           20
DEFERRED INCOME TAXES..........................................      229        129          122
OTHER NONCURRENT LIABILITIES...................................       50         --           --
                                                                 -------    -------      -------
          Total liabilities....................................   12,720     12,570       14,092
                                                                 -------    -------      -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock (Note 9)........................................      173        173          173
  Additional paid-in capital...................................      775        775          579
  Retained earnings............................................    5,463      6,163        1,740
                                                                 -------    -------      -------
                                                                   6,411      7,111        2,492
  Less -- Treasury stock, 10,000 shares in 1994, no par,
     $1,000 assigned value.....................................        1         --           --
                                                                 -------    -------      -------
          Total stockholders' equity...........................    6,410      7,111        2,492
                                                                 -------    -------      -------
          Total liabilities and stockholders' equity...........  $19,130    $19,681      $16,584
                                                                 =======    =======      =======

    The accompanying notes are an integral part of these combined financial statements.

                               FOUNDING COMPANIES

                   COMBINED STATEMENTS OF OPERATIONS (NOTE 1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        ONE MONTH
                                                       FISCAL YEAR ENDED DECEMBER 31,     ENDING
                                                       ------------------------------   JANUARY 31,
                                                        1993       1994       1995         1996
                                                       -------    -------    -------    -----------
REVENUE:
  Service revenue....................................  $32,067    $36,081    $40,615       $3,487
  Product revenue....................................    5,123      5,923      6,138          395
  Other revenue......................................    1,206      1,028        873           34
                                                       -------    -------    -------       ------
          Total revenue..............................   38,396     43,032     47,626        3,916
COST OF SERVICES.....................................   20,318     23,650     25,937        2,196
COST OF PRODUCTS SOLD................................    4,464      4,892      4,972          307
DEPRECIATION.........................................      883      1,055      1,238           90
                                                       -------    -------    -------       ------
          Gross profit...............................   12,731     13,435     15,479        1,323
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES........   11,045     11,836     12,489        1,503
                                                       -------    -------    -------       ------
          Operating income (loss)....................    1,686      1,599      2,990         (180)
OTHER (INCOME) EXPENSE:
  Interest expense...................................      339        388        492           24
  Interest income....................................      (40)       (84)      (139)          --
  Other..............................................      (51)      (275)      (214)         (69)
                                                       -------    -------    -------       ------
          Income (loss) before income taxes..........    1,438      1,570      2,851         (135)
PROVISION (BENEFIT) FOR INCOME TAXES.................      218        211        163         (130)
                                                       -------    -------    -------       ------
NET INCOME (LOSS)....................................  $ 1,220    $ 1,359    $ 2,688       $   (5)
                                                       =======    =======    =======       ======
PRO FORMA DATA (Unaudited -- See Note 3):
HISTORICAL NET INCOME................................  $ 1,220    $ 1,359    $ 2,688       $   (5)
PRO FORMA COMPENSATION DIFFERENTIAL..................    1,715      1,855      1,976          683
PRO FORMA PROVISION FOR INCOME TAXES.................    1,043      1,045      1,631          351
                                                       -------    -------    -------       ------
PRO FORMA NET INCOME.................................  $ 1,892    $ 2,169    $ 3,033       $  327
                                                       =======    =======    =======       ======

    The accompanying notes are an integral part of these combined financial statements.

                               FOUNDING COMPANIES

              COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 1)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     COMMON STOCK                           TREASURY STOCK     TREASURY
                                   ----------------   PAID-IN   RETAINED   ----------------     STOCK       TOTAL
                                   SHARES    AMOUNT   CAPITAL   EARNINGS   SHARES    AMOUNT   SUBSCRIBED   EQUITY
                                   -------   ------   -------   --------   -------   ------   ----------   -------
BALANCE, December 31, 1992.......  208,109    $173     $ 775    $ 3,850     10,000    $ (1)      $ --      $ 4,797
  Dividends declared.............       --      --        --       (823 )       --      --         --         (823)
  Adjustment to conform fiscal
    year-ends of certain combined
    companies....................       --      --        --         29         --      --         --           29
  Net income.....................       --      --        --      1,220         --      --         --        1,220
                                   -------    ----     -----    -------    -------    ----       ----      -------
BALANCE, December 31, 1993.......  208,109     173       775      4,276     10,000      (1)        --        5,223
  Dividends declared.............       --      --        --       (401 )       --      --         --         (401)
  Adjustment to conform fiscal
    year-ends of certain
    combined companies...........       --      --        --        229         --      --         --          229
  Net income.....................       --      --        --      1,359         --      --         --        1,359
                                   -------    ----     -----    -------    -------    ----       ----      -------
BALANCE, December 31, 1994.......  208,109     173       775      5,463     10,000      (1)        --        6,410
  Reissuance of treasury stock...       --      --        --         --    (10,000)      1         (1)          --
  Dividends declared.............       --      --        --     (2,032 )       --      --         --       (2,032)
  Adjustment to conform fiscal
    year-ends of certain combined
    companies....................       --      --        --         44         --      --          1           45
  Net income.....................       --      --        --      2,688         --      --         --        2,688
                                   -------    ----     -----    -------    -------    ----       ----      -------
BALANCE, December 31, 1995.......  208,109     173       775      6,163         --      --         --        7,111
  Dividends declared.............       --      --        --     (4,418 )       --      --         --       (4,418)
  Debt assumed...................                       (196)                                                 (196)
  Net income (loss)..............       --      --        --         (5 )       --      --         --           (5)
                                   -------    ----     -----    -------    -------    ----       ----      -------
BALANCE, January 31, 1996........  208,109    $173     $ 579    $ 1,740         --    $ --       $ --      $ 2,492
                                   =======    ====     =====    =======    =======    ====       ====      =======

    The accompanying notes are an integral part of these combined financial statements.

                               FOUNDING COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         FISCAL YEAR ENDED         ONE MONTH
                                                                           DECEMBER 31,             ENDING
                                                                    ---------------------------   JANUARY 31,
                                                                     1993      1994      1995        1996
                                                                    -------   -------   -------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................................  $ 1,220   $ 1,359   $ 2,688     $    (5)
  Adjustment to reconcile net income to net cash provided
    by operating activities-
      Amortization and depreciation...............................      995     1,115     1,302         108
      Loss (gain) on sale-retirement of assets....................       --       (38)       (3)         --
      Loss on investment..........................................       --        17        --          --
      Deferred tax expense (benefit)..............................       39      (555)      (60)         (7)
      Changes in operating assets and liabilities-
         Accounts receivable......................................     (446)   (1,058)      220        (355)
         Prepaid expenses and other assets........................      (54)     (142)      (53)         97
         Stockholder receivable...................................       --      (272)      331         252
         Inventory................................................     (164)      171       (74)         34
         Accounts payable.........................................      557     1,366      (162)         33
         Unearned revenue.........................................       74        94       (44)         41
      Other.......................................................       77       (46)      (62)       (128)
                                                                    -------   -------   -------     -------
             Net cash provided by operating activities............    2,298     2,011     4,083          70
                                                                    -------   -------   -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment.......................   (1,119)   (1,734)   (1,423)        (84)
  Sale of property, plant and equipment...........................       40       203        76          17
  Purchase of intangibles.........................................       --      (438)       --          --
  Other, net......................................................      (70)       (4)       --          --
                                                                    -------   -------   -------     -------
             Net cash used for investing activities...............   (1,149)   (1,973)   (1,347)        (67)
                                                                    -------   -------   -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on short-term obligations....................     (425)     (578)   (2,063)        (19)
  Principal payments on long-term obligations.....................   (1,802)     (443)     (704)        (51)
  Proceeds from short-term borrowing..............................      427     1,068     1,825       2,790
  Proceeds from long-term borrowings..............................    1,605       316       642          --
  Borrowings (payments) on line of credit.........................      155        38       219         185
  Payment of dividends............................................     (823)     (401)   (2,032)     (3,069)
  Advances to parent..............................................     (352)      (98)       --          --
  Other, net......................................................       --        78        55          --
  Net change in cash due to conforming fiscal year-end............      (13)     (104)        8          --
                                                                    -------   -------   -------     -------
             Net cash used for financing activities...............   (1,228)     (124)   (2,050)       (164)
                                                                    -------   -------   -------     -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................      (79)      (86)      686        (161)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR.........................................................    1,221     1,142     1,056       1,742
                                                                    -------   -------   -------     -------
CASH AND CASH EQUIVALENTS AT END OF YEAR..........................  $ 1,142   $ 1,056   $ 1,742     $ 1,581
                                                                    =======   =======   =======     =======
SUPPLEMENTAL DATA:
  Interest paid...................................................  $   334   $   379   $   486     $    24
  Income taxes paid...............................................       55        67       296           3
NONCASH TRANSACTIONS:
  Equipment acquired through capital lease obligations............  $   117   $   310   $   225          --
  Sale of investment..............................................       --        13        --          --
  Acquisition of intangible assets with debt......................       --       414        --          --
  Note receivable received in connection with sale of building....      550        --        --          --
  Dividend of note receivable.....................................       --        --        --         425
  Dividend of property and equipment..............................       --        --        --       1,607
  Dividend of long-term obligation................................       --        --        --       1,374
  Dividend of advances to parent..................................       --        --        --         835
  Dividend of short-term obligation...............................       --        --        --         144

    The accompanying notes are an integral part of these combined financial statements.

                               FOUNDING COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Concurrently with the initial public offering of its common stock (the "IPO"), F.Y.I. Incorporated ("F.Y.I.") merged with the following seven companies (the "Founding Companies"): Imagent Corporation and Mobile Information Services ("Imagent"); Melanson and Associates, Inc. ("Melanson") dba Researchers and Bay Area Micrographics ("Researchers"); Recordex Services, Inc. (a wholly owned subsidiary of Paragon Management Group, Inc.) ("Recordex"); C.&T. Management Services, Inc. dba DPAS, and Qualidata, Inc. dba The Mail House ("DPAS"); Leonard Archives, Inc. ("Leonard"); Deliverex, Incorporated ("DLX") and Peninsula Records Management, a wholly owned subsidiary of DLX ("PRM"), and an affiliate, ASK Record Management, Inc. ("ASK") (collectively "Deliverex"); and Permanent Records, Inc. ("Permanent"). The merger will be effected by FYI through issuance of its common stock and cash.

     The Founding Companies are providers of document management services to three primary client groups: healthcare institutions, professional services firms, and financial institutions.

2.  BASIS OF PRESENTATION:

     Simultaneously with the closing of the Offering, F.Y.I. and separate wholly owned subsidiaries of F.Y.I. will merge with the Founding Companies (the "Acquisitions"). The accompanying combined financial statements and related notes represent the combined financial position, results of operations, and cash flows of the Founding Companies excluding FYI without giving effect to the Mergers and the Offering. The assets and liabilities of the Founding Companies are reflected at their historical amounts. The Founding Companies were not under common control or management during any of the periods presented.

     Melanson has previously reported on a fiscal year ending July 31. As such, the accounts of Melanson for its 1993 fiscal year has been combined with the accounts of the other Founding Companies for the year ended December 31, 1993. The fiscal 1994 and 1995 accounts of Melanson have been recast to a December 31 year-end and have been combined with the accounts of the other Founding Companies for the years ended December 31, 1994 and 1995. The exclusion of Melanson's net income for the period from August 1 through December 31, 1993, of $229,000 is reflected as an adjustment to retained earnings in the December 31, 1994, combined statement of stockholders' equity. The results of operations related to the adjustment to retained earnings for Melanson included revenues of $3,820,000 and costs and expenses of $3,591,000 from August 1, through December 31, 1993.

     Deliverex's affiliate, ASK, has previously reported on a fiscal year ending December 31. DLX and PRM have previously reported on a fiscal year ending September 30. The 1995 accounts of DLX and PRM have been recast to a December 31 year-end and have been combined with the accounts of the other Founding Companies for the year ended December 31, 1995. The exclusion of DLX and PRM's net income for the period from October 1 through December 31, 1994, of $44,000 is reflected as an adjustment to retained earnings in the December 31, 1995 combined statement of stockholders' equity. The results of operations related to the adjustment to retained earnings for DLX and PRM included revenue of $553,000 and costs and expenses of $509,000 from October 1 through December 31, 1994.

     The affiliate of Imagent Corporation, Mobile Information Services, had previously reported on a fiscal year ending June 30 through fiscal 1992. As such, the accounts of the affiliate for its 1992 fiscal year have been combined with the accounts of the other Founding Companies for the years ended December 31, 1992. The exclusion of the affiliate's net income for the period from July 1 through December 31, 1992, of $29,000 is reflected as an adjustment to retained earnings in the December 31, 1992, combined statement of stockholders' equity. The results of operations related to the adjustment to retained earnings for the affiliate of Imagent Corporation included revenues of $656,000 and costs and expenses of $627,000 from July 1 through December 31, 1992.

                               FOUNDING COMPANIES

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Founding Companies consider highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Inventory

     Inventory is stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis.

  Property, Plant and Equipment

     Property, plant and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the useful life or the term of the lease.

  Intangible Assets

     Intangible assets consist primarily of customer lists, acquired by a founding company in October of 1994, which are amortized over 15 years. The Founding Companies continually evaluate whether events and circumstances indicate the remaining estimated useful life of intangible assets may warrant revisions or that the remaining balance of intangibles or other long-lived assets may not be recoverable. To make this evaluation, the Founding Companies use an estimate of undiscounted net income over the remaining life of the intangibles or other long-lived assets. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. FYI and the Founding Companies do not expect the adoption of SFAS 121 to have any material effect on the combined financial statements. FYI and the Founding Companies will adopt SFAS 121 in 1996.

  Revenue Recognition

     Revenue is recognized when the services are rendered, or products are shipped, to the Founding Companies' customers. Unearned revenue represents customer storage and certain services which are billed in advance.

  Income Taxes

     Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," for the Founding Companies that are C corporations for income tax purposes, which requires recognition of deferred income taxes under the asset and liability method.

     Certain of the Founding Companies are S corporations or a sole proprietorship for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the respective owners. The historical combined net income of the Founding Companies includes no provision for income taxes of the S corporations or sole proprietorship.

     Deferred income taxes are provided for temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. Temporary differences result primarily from accelerated depreciation and amortization for tax purposes, deferred contract revenues being taxed when billed, cash basis of

                               FOUNDING COMPANIES
accounting for tax purposes versus accrual basis accounting for financial reporting purposes, and various accruals and reserves being deductible for tax purposes in different periods.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain prior year amounts have been reclassified to make their presentation consistent with the current year.

  Pro Forma Net Income (Unaudited)

     The Founding Companies have been managed throughout the periods presented as independent private companies and represent a variety of tax structures (S corporation, C corporation, and sole proprietorship). Therefore, selling, general, and administrative expenses for the periods presented reflect compensation and related benefits that owners and certain key employees received from their respective businesses during these periods. These owners and key employees have agreed to certain reductions in salaries and benefits in connection with the Mergers. Each stockholder (other than one Paragon Management Group stockholder) has entered into a three year employment agreement with FYI which contains a set base salary, participation in any future FYI incentive plans, four weeks vacation, car allowance, health benefits, and a two-year covenant-not-to-compete following termination of such person's employment. The employment agreements provide for the following compensation levels by company:

        COMPANY                                                           COMPENSATION
        -------                                                           ------------
        Imagent.........................................................   $  250,000
        Researchers.....................................................      250,000
        Recordex........................................................      300,000
        DPAS............................................................      220,000
        Leonard.........................................................      100,000
        Deliverex.......................................................      247,000
        Permanent.......................................................      120,000
                                                                           ----------
                                                                           $1,487,000
                                                                           ==========

     The unaudited pro forma data present compensation at the level the officers and owners of the Founding Companies have agreed to receive subsequent to the Offering. In addition, the pro forma data present the provision for income taxes as if all entities had been subject to federal and state income taxes and adjusted for the impact of the compensation differential discussed above.

                               FOUNDING COMPANIES

4.  ALLOWANCE FOR DOUBTFUL ACCOUNTS AND NOTES RECEIVABLE:

     The activity in the allowance for doubtful accounts and notes receivable is as follows:

                                               BALANCE AT     CHARGED TO                    BALANCE AT
                                               BEGINNING      COSTS AND                       END OF
                                               OF PERIOD       EXPENSES      WRITE-OFFS       PERIOD
                                               ----------     ----------     ----------     ----------
                                                                   (IN THOUSANDS)
    Year Ended December 31, 1993
      Allowance for doubtful accounts........     $599           $715          $ (572)         $742
                                                  ====           ====          ======          ====
    Year Ended December 31, 1994
      Allowance for doubtful accounts........     $742           $835          $ (900)         $677
                                                  ====           ====          ======          ====
    Year Ended December 31, 1995
      Allowance for doubtful accounts........     $677           $710          $ (825)         $562
                                                  ====           ====          ======          ====

5.  PROPERTY, PLANT AND EQUIPMENT:

     Property and equipment consist of the following:

                                                           ESTIMATED          DECEMBER 31,
                                                          USEFUL LIVES     -------------------
                                                             YEARS          1994        1995
                                                          ------------     -------     -------
                                                                             (IN THOUSANDS)
    Land................................................       N/A         $   415     $   415
    Buildings and improvements..........................      7-18           2,203       2,194
    Leasehold improvements..............................      5-10             452         477
    Vehicles............................................       5-7           1,114       1,163
    Machinery and equipment.............................      5-15           8,223       9,589
    Furniture and fixtures..............................      5-15             382         500
                                                                           -------     -------
                                                                            12,789      14,338
    Less -- Accumulated depreciation and amortization...                     6,647       7,871
                                                                           -------     -------
                                                                           $ 6,142     $ 6,467
                                                                           =======     =======

6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994       1995
                                                                         ------     ------
                                                                          (IN THOUSANDS)
    Accounts payable and accrued liabilities...........................  $3,298     $3,255
    Accrued compensation and benefits..................................     731        827
    Sales tax payable..................................................     119         94
    Income tax payable.................................................     907        818
    Other accrued liabilities..........................................     619        593
                                                                         ------     ------
                                                                         $5,674     $5,587
                                                                         ======     ======

                               FOUNDING COMPANIES

7.  CREDIT FACILITIES:

  Short-Term Obligations

     Short-term obligations consist of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994       1995
                                                                         ------     ------
                                                                          (IN THOUSANDS)
    Researchers
      Bank line of credit -- expiring October 10, 1996, limited to
      $425,000, interest payable monthly at prime plus 1.5% (10% and
      10.5% at December 31, 1994 and 1995, respectively), guaranteed by
      the shareholder..................................................  $  395     $  213
    Recordex
      Bank line of credit, limited to $300,000, interest payable monthly at the bank's prime plus 0.75% (10.25% and 10.5% at
      December 31, 1994 and 1995, respectively), secured by all
      assets...........................................................     143        250
    DPAS
      Bank line of credit, limited to $300,000, interest payable monthly at prime plus 1% (9.5% and 10.75% at December 31, 1994
      and 1995, respectively)..........................................     300        253
      Trust deed payable on demand; monthly payment of $6,000 including principal and interest at the bank's index rate plus 1.5% (11%
      and 11.25% at December 31, 1994 and 1995, respectively), maturing
      January 15, 1998; secured by first trust deed on commercial
      property.........................................................     197        144
      Note payable -- bank payable on demand, monthly payment of $8,000 plus accrued interest at prime plus 2% (10.5% and 10.75% at
      December 31, 1994 and 1995, respectively), maturing December
      1996, secured by non-real estate assets of DPAS..................     200        100
      Note payable -- bank, payable on demand, monthly payment of
      $5,000 plus accrued interest at prime plus 2% (10.5% and 11% at
      December 31, 1994 and 1995, respectively), maturing January 1996,
      secured by non-real estate assets of DPAS........................      60         --
    Leonard
      Bank demand note, expiring June 1999, interest at prime plus
      0.75% (9.25% at December 31, 1994), secured by accounts
      receivable and machinery and equipment...........................     119         --
      Bank master equipment line of credit, each borrowing payable on demand and is termed-out over 36 equal monthly payments, accrued interest at prime plus 0.75% (9.25% at December 31, 1994), payable monthly, secured by accounts receivable and machinery and
      equipment........................................................     242         --

                               FOUNDING COMPANIES

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994       1995
                                                                         ------     ------
                                                                          (IN THOUSANDS)
      Bank demand master equipment note, monthly payment of $5,000 plus accrued interest at prime plus 0.75% (9.25% at December 31,
      1994), matures 1999, secured by accounts receivable and machinery
      and equipment....................................................  $  265     $   --
      Bank working capital line of credit, payable on demand, accrued interest at prime plus 1.25% (9.75% at December 31, 1995), secured by a first security interest in all accounts receivable, machinery, and equipment, and a personal guarantee by the
      stockholder......................................................      --        316
    Deliverex
      Bank line of credit, limited to $50,000, at prime plus a premium, as defined by the outstanding principal balance (14% and 12.25%
      at December 31, 1994 and 1995), no defined expiration date.......      46         39
    Permanent
      Bank line of credit, expiring on January 6, 1996, limited to
      $175,000, interest at the bank's base rate, as defined, plus 1%
      (10.5% at December 31, 1995), secured by accounts receivable,
      inventory, equipment and fixtures, and life insurance policy.....       3        115
                                                                         ------     ------
              Total short-term obligations.............................  $1,970     $1,430
                                                                         ======     ======

     The weighted average interest rate on borrowings under the lines of credit were approximately 7.50%, 9.75%, and 10.21% for the years ended December 31, 1993, 1994, 1995, respectively. The prime rate was 6%, 8.5%, and 8.5% at December 31, 1993, 1994, and 1995.

Officers payable -- Short-term

     Officers payable -- short term consist of the following:

                                                                            DECEMBER 31,
                                                                            -------------
                                                                            1994     1995
                                                                            ----     ----
                                                                            (IN THOUSANDS)
    Leonard
      Note payable -- stockholder, payable on demand, accrued interest at
         8.75%, unsecured.................................................  $ --     $500
    DPAS
      Note payable -- stockholder, payable on demand, accrued interest at
         9.0%, unsecured..................................................  $504     $546

                               FOUNDING COMPANIES

  Long-Term Obligations

     Long-term obligations consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       ------     --------
                                                                         (IN THOUSANDS)
    Imagent
      Noninterest-bearing note payable to Micrographics Services,
      $200,000 due May 1, 1995, remainder due on February 1, 1996....  $  414     $    194
    Researchers
      Mortgage payable -- bank, monthly payment of $4,000 through
      July 1994, $5,000 from August 1994 through maturity date of
      July 2003; payment includes principal and interest at bank's reference index plus 4% (9.45% and 9.25% at December 31, 1994 and 1995, respectively), secured by deed of trust on real
      property.......................................................     565          561
      Note payable -- bank, monthly payment of $2,000 plus accrued interest at prime plus 1.75% (9.25% and 10.5% at December 31,
      1994 and 1995, respectively), maturity date of September 15,
      1998, unsecured................................................      74           54
      Note payable -- bank, monthly payment of $2,000 plus accrued interest at prime plus 1.5% (9.25% and 10.25% at December 31,
      1994 and 1995, respectively) maturing October 15, 1999,
      guaranteed by the stockholder..................................      97           77
      Note payable -- bank, monthly payment of $5,000 through
      maturity of November 2025; payment includes principal and
      interest at 8%, secured by deed of trust on real property......     738          739
      Note payable -- bank, monthly payment of $2,000 plus accrued interest at prime plus 1.75% (9.25% and 10.5% at December 31,
      1994 and 1995, respectively); maturing September 15, 1997,
      guaranteed by the stockholder..................................      55           35
      Note payable -- Xerox, monthly payment of $1,000, including principal and interest at 15.5%, maturing November 1999,
      secured by Xerox equipment.....................................      45           33
    Recordex
      Notes payable -- monthly payment of $4,000 plus accrued
      interest at prime plus 1% (10.5% and 10.75% at December 31,
      1994 and 1995, respectively), maturing December 1996, secured
      by all assets..................................................      96           42
      Notes payable -- bank, monthly payment of $1,000 plus interest at prime plus 1% (10.5% and 10.75% at December 31, 1994 and
      1995, respectively), maturing April 1, 1997, secured by all
      assets.........................................................      39           22
      Note payable -- bank, monthly payment of $4,000 plus accrued interest at prime plus 1% (10.5% and 10.75% at December 31,
      1994 and 1995, respectively), maturing June 30, 1998; secured
      by all assets..................................................     140          128

                               FOUNDING COMPANIES

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       ------     --------
                                                                         (IN THOUSANDS)
    Leonard
      Mortgage payable, monthly payment of $9,000, including
      principal and interest at prime plus .75% (9% and 9.5% at
      December 31, 1994 and 1995, respectively), maturing October 1,
      1996; secured by a first mortgage on the land, building and certain equipment, guaranteed by the stockholder and former
      stockholder....................................................     562          504
      Mortgage payable -- bank, monthly payment of $8,000, including principal and interest at prime plus 1.25% (9.75% at December
      31, 1995), maturing December 1, 2000, secured by a second
      mortgage on the land, building, and certain equipment, and
      guaranteed by the stockholder..................................      --          600
    Deliverex
      Notes payable -- Small Business Administration, monthly payment of $3,000, including principal and interest at 4%, maturing
      November 17, 2014, secured by deed of trust on real estate and non-real estate assets of the Company, guaranteed by the
      stockholder and the stockholder's wife.........................     430          410
    Capital lease obligations........................................     351          424
    All other obligations............................................     120           85
                                                                       ------     --------
              Total..................................................   3,726        3,908
    Less -- Current maturities of long-term obligations..............     619        1,170
                                                                       ------     --------
              Total long-term obligations............................  $3,107     $  2,738
                                                                       ======     ========

     Certain short-term and long-term obligations contain warranties and covenants and require maintenance of certain financial ratios of certain Founding Companies.

     As of December 31, 1995, all Founding Companies have complied with their loan covenants.

  Long-Term Obligations -- Affiliates

                                                                            DECEMBER 31,
                                                                            -------------
                                                                            1994     1995
                                                                            ----     ----
                                                                            (IN THOUSANDS)
    Leonard
      Note payable, monthly payment of $1,185, including principal and interest at prime plus 1% (9.5% at December 31, 1994 and 1995,
      respectively), maturing in 1998, unsecured..........................  $ 38     $26
      Note payable -- Affiliate, interest payable annually at prime plus
      1% (9.5% at December 31, 1994 and 1995, respectively), maturing
      December 31, 1995, unsecured........................................    69      59
    Other.................................................................    32      14
                                                                            ----     ---
                                                                             139      99
      Less -- Current maturities of long-term obligations.................    96      80
                                                                            ----     ---
              Total long-term obligations to affiliates...................  $ 43     $19
                                                                            ====     ===

                               FOUNDING COMPANIES

  Long-Term Obligations -- Officer

     DPAS has a 12% interest-bearing stockholder note payable totaling $51,000 and $38,000 at December 31, 1994 and 1995, respectively. Current maturities of this note totaling $16,000 and $18,000 at December 31, 1994 and 1995, respectively, have been included as Officers Payable -- Short-Term.

  Maturities of Long-Term Obligations

     Maturities of long-term obligations are as follows (In Thousands):

                                                                          YEARS ENDING
                                                                          DECEMBER 31
                                                                          ------------
        1996............................................................     $1,268
        1997............................................................        370
        1998............................................................        250
        1999............................................................        139
        2000............................................................        471
        2001 and thereafter.............................................      1,547
                                                                             ------
                  Total.................................................     $4,045
                                                                             ======

8.  LEASE COMMITMENTS:

     The Founding Companies lease various office buildings, machinery, equipment, and vehicles. Future minimum lease payments under capital leases and noncancelable operating leases are as follows:

                                                                            YEARS ENDING
                                                                            DECEMBER 31,
                                                                        ---------------------
                                                                        CAPITAL     OPERATING
                                                                        LEASES       LEASES
                                                                        -------     ---------
                                                                           (IN THOUSANDS)
    1996..............................................................   $ 221       $ 1,967
    1997..............................................................     148         2,061
    1998..............................................................      76         1,899
    1999..............................................................      29         1,663
    2000..............................................................      12         1,065
    2001 and thereafter...............................................      --         4,673
                                                                         -----       -------
    Total minimum lease payments......................................     486       $13,328
                                                                                     =======
    Less -- Amounts representing interest.............................      62
                                                                         -----
    Net minimum lease payments........................................     424
    Less -- Current portion of obligations under capital leases.......     183
                                                                         -----
    Long-term portion of obligations under capital leases.............   $ 241
                                                                         =====

     Rent expense for all operating leases for the years ended December 31, 1993, 1994, and 1995 was $1,972,000, $2,227,000, and $2,219,000, respectively.

                               FOUNDING COMPANIES

9.  STOCKHOLDERS' EQUITY:

     The common stock authorized, issued, and outstanding of the Founding Companies consists of the following at December 31, 1994 and 1995:

                                                                            DECEMBER 31,
                                                                            -------------
                                                                            1994     1995
                                                                            ----     ----
                                                                            (IN THOUSANDS)
    Imagent
      Common stock, class A and B, $10 par value, 7,500 shares authorized,
      400 shares issued, and common stock, no par value, 100 shares
      authorized and issued...............................................  $21..    $ 21
    Researchers
      Common stock, no par, 75,000 shares authorized, 556 shares issued
      and
      outstanding.........................................................     2        2
    Recordex
      Common stock, $1 par value, 1,000 shares authorized, issued and
      outstanding.........................................................     1        1
    DPAS
      Common stock, $1 par value and no par, 125,000 shares authorized,
      3,100 shares issued and outstanding.................................     4        4
    Leonard
      Common stock, $10 par value, 8,500 shares authorized, 4,293 shares
      outstanding.........................................................    43       43
    Deliverex
      Common stock, no par value, 510,000 shares authorized, 107,000
      shares issued at stated value.......................................    10       10
    Permanent
      Common stock, $1 par value, 100,000 shares authorized, 91,660 shares
      issued and outstanding..............................................    92       92
                                                                            ----     ----
              Total.......................................................  $173     $173
                                                                            ====     ====

     In December 1994, ASK approved the reissuance of 10,000 shares of treasury stock to its minority stockholder. Compensation expense of $1,000 was recorded at the date of approval in 1994, equivalent to the estimated value of the shares at the approval date. The shares were reissued on January 1, 1995.

10.  EMPLOYEE BENEFIT PLANS:

     Certain of the Founding Companies have qualified defined contribution employee benefit plans (the "Plans"), the majority of which allow for voluntary pretax contributions by employees. The Founding Companies pay all general and administrative expenses of the Plans and, in some cases, the Founding Companies make matching and discretionary contributions to the Plans. The Founding Companies offer no postemployment or postretirement benefits. The expenses incurred related to the Plans by the Founding Companies were $36,000, $63,000, and $82,000 for the years ending December 31, 1993, 1994, and 1995, respectively.

                               FOUNDING COMPANIES

11.  INCOME TAXES:

     The provision for federal and state income taxes consists of the following (In Thousands):

                                                                         FISCAL YEAR
                                                                      ENDED DECEMBER 31,
                                                                    ----------------------
                                                                    1993     1994     1995
                                                                    ----     ----     ----
    Federal --
      Current.....................................................  $120     $593     $172
      Deferred....................................................    39     (440)     (40)
    State --
      Current.....................................................    43      173       51
      Deferred....................................................    16     (115)     (20)
                                                                    ----     ----     ----
                                                                    $218     $211     $163
                                                                    ====     ====     ====

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (In Thousands):

                                                                         FISCAL YEAR
                                                                      ENDED DECEMBER 31,
                                                                    ----------------------
                                                                    1993     1994     1995
                                                                    ----     ----     ----
    Tax at statutory rate.........................................  $489     $534     $969
    Add (deduct) --
      State income taxes..........................................    35       37       23
      Effect of graduated tax rates...............................   (10)     (26)     (26)
      Income of S corporations....................................  (318)    (339)    (809)
      Other, net..................................................    22        5        6
                                                                    ----     ----     ----
                                                                    $218     $211     $163
                                                                    ====     ====     ====

     The components of deferred income tax liabilities and assets are as follows (In Thousands):

                                                                            FISCAL YEAR
                                                                               ENDED
                                                                            DECEMBER 31,
                                                                           --------------
                                                                           1994      1995
                                                                           ----      ----
    Deferred income tax liabilities-
      Tax over book depreciation and amortization........................  $116      $129
      Accrual to cash differences, net...................................   690       381
      Other, net.........................................................     7        --
                                                                           ----      ----
              Total deferred income tax liabilities......................   813       510
    Deferred income tax assets-
      Allowance for doubtful accounts....................................   149       159
      Other reserves, net................................................   502       192
      Other, net.........................................................    11        54
                                                                           ----      ----
              Total deferred income tax assets...........................   662       405
                                                                           ----      ----
    Total net deferred income tax liabilities............................  $151      $105
                                                                           ====      ====
    Current deferred tax asset...........................................  $(78)     $(24)
    Long-term deferred tax liabilities...................................   229       129
                                                                           ----      ----
                                                                           $151      $105
                                                                           ====      ====

                               FOUNDING COMPANIES

12.  RELATED-PARTY TRANSACTIONS:

  Leasing Transactions

     Leonard leases its operating facilities from Leonard Investments and a former stockholder. These leases are for various lengths and annual amounts. The rental expense for these operating leases for the years ended December 31, 1993, 1994, and 1995 was approximately $189,000, $188,000, and $189,000, respectively.
Leonard also has obligations to Leonard Investments. Leonard Investments is a partnership owned by the stockholder and former stockholder of Leonard.

     Researchers leases office facilities in Sacramento and San Francisco, California, along with certain equipment from Researcher's principal shareholder. The leases provide for lease terms on a month-to-month basis as well as over five to ten-year periods commencing on August 1, 1991, through July 31, 2001, with monthly lease payments of $2,000 to $9,000. The total lease payments to Researcher's principal shareholder for these operating leases for the years ended July 31, 1993, and December 31, 1994 and 1995 was approximately $187,000, $177,000, and $242,000, respectively. The lease agreements provide that the Researchers pay all related taxes and insurance.

     Permanent entered into an agreement to lease a building, beginning on July 1, 1995, from Permanent's stockholders. Lease expense per year will be approximately $90,000.

  Other Transactions

     Researchers purchases digital coding services from an affiliated entity, Researchers LLC. Researchers' principal shareholder has a controlling interest in Researchers LLC. During the years ended December 31, 1994 and 1995, Researchers incurred expenses of $28,000 and $11,000, and had billings to Researchers LLC of approximately $4,000 and $40,000.

  Receivables and Advances

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994       1995
                                                                         ------     ------
    Accounts receivable, officer and employee --
      Deliverex -- noninterest bearing.................................  $  315     $  315
      Leonard -- noninterest bearing...................................      14         67
      Researchers -- noninterest bearing...............................     642        310
                                                                         ------     ------
                                                                            971        692
    Accounts receivable, affiliates --
      Leonard -- noninterest bearing...................................     280        259
      Researchers -- noninterest bearing...............................      --         20
                                                                         ------     ------
                                                                            280        279
                                                                         ------     ------
    Accounts receivable, officers -- long-term --
      Deliverex -- noninterest bearing.................................      74         74
      Recordex -- noninterest bearing..................................     721        816
                                                                         ------     ------
                                                                            795        890
                                                                         ------     ------
              Total related-party receivables..........................  $2,046     $1,861
                                                                         ======     ======

     Leonard has guaranteed a promissory note in the principal amount of approximately $636,000 as of December 31, 1995, with interest at 10%, payable in monthly installments in varying amounts through December 1, 2004. The promissory note is from the stockholder to the former joint owner in Leonard.

                               FOUNDING COMPANIES

Leonard's guarantee and security interest are subordinate to all other notes payable to the bank and the Detroit Economic Growth Council.

13.  COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Founding Companies are, from time to time, parties to litigation arising in the normal course of their business, most of which involve claims for workers compensation, unemployment and property damage incurred in connection with their operations. Management of the Founding Companies believes that none of this litigation will have a material adverse effect on the combined financial position or combined results of operations of the Founding Companies.

     Recordex is one of several defendants in a federal and three state lawsuits contesting the reasonableness of the fees charged for medical records release services. The plaintiffs in these cases are seeking class certification. In November 1994, the plaintiff's motion for class certification and all other claims were denied in the federal lawsuit. The plaintiffs filed an appeal on January 3, 1995. On April 4, 1996, the Court of Appeals affirmed the decision in favor of the Company on the substantive claims, but remanded the case to the District Court for a hearing on the individual plaintiff's request for injunctive relief. In February 1996, one of the Pennsylvania lawsuits was concluded favorably to the Company. While the outcome of the remaining litigation is uncertain, management of Recordex believes that it has meritorious defenses, and there will not be a material effect on its financial position or results of operations.

  Employment Agreements

     Researchers has employment agreements with certain personnel to pay specific amounts annually. The employment agreements provide for a total annual compensation amount of $595,000 to be disbursed to certain personnel of Researchers in accordance with the terms of each employee's employment agreement.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Founding Companies to concentration of credit risk consist primarily of cash and cash equivalents and trade receivables. The Founding Companies maintain cash and cash equivalents and certain other financial instruments at various major financial institutions across many geographic areas. Credit risk on trade receivables is minimized as a result of the large number of entities comprising the Founding Companies' customer base and their dispersion across many industries and geographic areas.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Imagent Corporation:

     We have audited the accompanying combined balance sheets of Imagent Corporation (a Maryland corporation) and Related Company as of December 31, 1994 and 1995, and the related combined statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Imagent Corporation and Related Company as of December 31, 1994 and 1995, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Dallas, Texas,
March 15, 1996

                    IMAGENT CORPORATION AND RELATED COMPANY

                            COMBINED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $  516,422     $1,073,616
  Accounts receivable, less allowances for doubtful accounts of
     $40,000 for each period........................................   1,742,526      1,412,351
  Inventories.......................................................     252,742        306,441
  Prepaid and other current assets..................................      15,778         17,196
                                                                      ----------     ----------
          Total current assets......................................   2,527,468      2,809,604
PROPERTY AND EQUIPMENT, net.........................................   1,035,816        968,163
INTANGIBLES, net of amortization of $17,935 and $82,481 at December
  31, 1994 and 1995.................................................     834,498        769,952
OTHER NONCURRENT ASSETS.............................................      38,745         73,838
                                                                      ----------     ----------
          Total assets..............................................  $4,436,527     $4,621,557
                                                                      ==========     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term obligations.......................  $  220,000     $  194,347
  Accounts payable and accrued liabilities..........................   1,098,467      1,097,855
                                                                      ----------     ----------
          Total current liabilities.................................   1,318,467      1,292,202
LONG-TERM OBLIGATIONS, net of current maturities....................     194,347             --
                                                                      ----------     ----------
          Total liabilities.........................................   1,512,814      1,292,202
                                                                      ----------     ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock......................................................      20,773         20,773
  Retained earnings.................................................   2,902,940      3,308,582
                                                                      ----------     ----------
          Total stockholders' equity................................   2,923,713      3,329,355
                                                                      ----------     ----------
          Total liabilities and stockholders' equity................  $4,436,527     $4,621,557
                                                                      ==========     ==========

    The accompanying notes are an integral part of these combined financial statements.

                    IMAGENT CORPORATION AND RELATED COMPANY

                       COMBINED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
REVENUES:
  Service revenue...................................  $ 4,173,176     $ 5,451,372     $ 6,844,552
  Product revenue...................................    5,123,101       5,922,622       6,138,127
  Other revenue.....................................      955,345         760,789         561,350
                                                      -----------     -----------     -----------
                                                       10,251,622      12,134,783      13,544,029
COST OF SERVICES....................................    2,875,063       3,691,206       4,474,396
COST OF PRODUCT SOLD................................    4,464,187       4,892,293       4,972,103
DEPRECIATION........................................      199,389         257,847         268,183
                                                      -----------     -----------     -----------
          Gross profit..............................    2,712,983       3,293,437       3,829,347
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES.......    2,196,798       2,571,162       2,838,360
                                                      -----------     -----------     -----------
          Operating income..........................      516,185         722,275         990,987
OTHER (INCOME) EXPENSE:
  Interest income...................................      (11,954)        (13,241)        (27,728)
  Other.............................................       (3,395)          4,669         (52,612)
                                                      -----------     -----------     -----------
NET INCOME..........................................  $   531,534     $   730,847     $ 1,071,327
                                                      ===========     ===========     ===========
PRO FORMA DATA (Unaudited -- See Note 11):
HISTORICAL NET INCOME...............................  $   531,534     $   730,847     $ 1,071,327
PRO FORMA COMPENSATION DIFFERENTIAL.................      161,143         289,571         303,357
PRO FORMA PROVISION FOR INCOME TAXES................      264,013         388,137         515,100
                                                      -----------     -----------     -----------
PRO FORMA NET INCOME................................  $   428,664     $   632,281     $   859,584
                                                      ===========     ===========     ===========

    The accompanying notes are an integral part of these combined financial statements.

                    IMAGENT CORPORATION AND RELATED COMPANY

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          COMMON STOCK        ADDITIONAL                        TOTAL
                                       ------------------      PAID-IN        RETAINED      STOCKHOLDERS'
                                       SHARES     AMOUNT       CAPITAL        EARNINGS         EQUITY
                                       ------     -------     ----------     ----------     -------------
BALANCE, December 31, 1992...........    500      $20,773        $ --        $2,139,804      $ 2,160,577
  Dividends declared.................     --           --          --          (467,204)        (467,204)
  Net income.........................     --           --          --           531,534          531,534
                                                                   --
                                         ---      -------        ----        ----------       ----------
BALANCE, December 31, 1993...........    500       20,773          --         2,204,134        2,224,907
  Dividends declared.................     --           --          --           (32,041)         (32,041)
  Net income.........................     --           --          --           730,847          730,847
                                                                   --
                                         ---      -------        ----        ----------       ----------
BALANCE, December 31, 1994...........    500       20,773          --         2,902,940        2,923,713
  Dividends declared.................     --           --          --          (665,685)        (665,685)
  Net income.........................     --           --          --         1,071,327        1,071,327
                                                                   --
                                         ---      -------        ----        ----------       ----------
BALANCE, December 31, 1995...........    500      $20,773        $ --        $3,308,582      $ 3,329,355
                                         ===      =======        ====        ==========       ==========

    The accompanying notes are an integral part of these combined financial statements.

                    IMAGENT CORPORATION AND RELATED COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                          --------------------------------------
                                                            1993          1994           1995
                                                          ---------     ---------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $ 531,534     $ 730,847     $1,071,327
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization......................    199,389       275,782        332,729
     Loss (gain) on disposal of assets..................         --        20,693         (3,042)
     Changes in operating assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net......................   (186,962)     (547,294)       330,175
          Prepaid and other assets......................      2,101        (5,218)       (36,511)
          Inventories...................................   (164,008)      171,363        (53,699)
       Increase (decrease) in --
          Accounts payable and accrued liabilities......    292,779        81,748           (612)
                                                          ---------     ---------     ----------
               Net cash provided by operating
                 activities.............................    674,833       727,921      1,640,367
                                                          ---------     ---------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment...................   (419,577)     (322,797)      (230,033)
  Purchase of intangible assets.........................         --      (438,086)            --
  Proceeds from sale of property and equipment..........         --            --         32,545
                                                          ---------     ---------     ----------
               Net cash used in investing activities....   (419,577)     (760,883)      (197,488)
                                                          ---------     ---------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term obligations...........         --            --       (220,000)
  Capital distributions.................................   (467,204)      (32,041)      (665,685)
  Net change in cash due to conforming fiscal
     year-end...........................................    (12,840)           --             --
                                                          ---------     ---------     ----------
               Net cash used in financing activities....   (480,044)      (32,041)      (885,685)
                                                          ---------     ---------     ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....   (224,788)      (65,003)       557,194
CASH AND CASH EQUIVALENTS, at beginning of period.......    806,213       581,425        516,422
                                                          =========     =========     ==========
CASH AND CASH EQUIVALENTS, at end of period.............  $ 581,425     $ 516,422     $1,073,616
                                                          =========     =========     ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for --
     Interest...........................................  $      --     $      --     $       --
     Income taxes.......................................         --            --             --
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCIAL
  ACTIVITIES:
  Acquisition of intangible assets with debt............         --       414,347             --

    The accompanying notes are an integral part of these combined financial statements.

                    IMAGENT CORPORATION AND RELATED COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The accompanying combined financial statements include the accounts of Imagent Corporation (formerly Mobile Microfilming Corporation) and Mobile Information Services (collectively the "Company"). The Company is a microfilm processing laboratory and Kodak distributor of microfilm/microfilming supplies and a broker of imaging equipment and systems and provides data and document acquisition services for public and private industry customers. The Company's customers are primarily located in the Mid-Atlantic region.

     The Company and its stockholders entered into a definitive agreement with F.Y.I. Incorporated ("FYI") in October 1995, pursuant to which the Company will merge with FYI (the "Merger"). All outstanding shares of the Company's common stock will be exchanged for cash and shares of FYI's common stock concurrent with the consummation of the initial public offering (the "Offering") of the common stock of FYI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The Company is under common control of two stockholders. All significant intercompany transactions have been eliminated in combination.

     Mobile Information Services (MIS) reported on a June 30, 1992, year-end prior to 1993; as such its accounts for the year ended June 30, 1992, have been combined with the accounts of Mobile Microfilming Corporation as of December 31, 1992. The results of MIS's operations for the six months ended December 31, 1992, have been reflected as an adjustment to retained earnings. Unaudited revenues and net income were approximately $656,000 and $29,000, respectively.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the asset's useful life or lease term.

  Inventories

     Inventories are valued at the lower of cost (first-in, first-out) or market.

  Intangible and Other Long-Lived Assets

     The customer list is being amortized over a 15-year period, and the covenant not to compete is being amortized over the term of the agreement.

     The Company continually evaluates whether events and circumstances indicate the remaining estimated useful life of intangibles and long-lived assets may warrant revisions or that the remaining balance of intangibles or other long-lived assets may not be recoverable. To make this evaluation, the Company uses an estimate of undiscounted net income over the remaining life of the intangibles or other long-lived assets. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121: Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain

                    IMAGENT CORPORATION AND RELATED COMPANY
identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have any material effect on the combined financial statements. The Company will adopt SFAS 121 in 1996.

  Revenue Recognition

     Revenue is recognized when services are rendered, or products are shipped, to the Company's customers.

  Concentration of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in the mid-Atlantic states and the primary customers are governmental and financial institutions. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

     An agency of the federal government accounted for 14% and 17% of its revenues for the years ended December 31, 1994 and 1995, respectively. The Company did not have sales to this customer prior to 1994.

  Income Taxes

     The Company is an S corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholders. The Company's S corporation status will terminate with the effective date of the Merger discussed in Note 1.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                    ESTIMATED              DECEMBER 31,
                                                   USEFUL LIVES     ---------------------------
                                                     (YEARS)           1994            1995
                                                   ------------     -----------     -----------
    Vehicles.....................................     5             $   249,165     $   188,826
    Leasehold improvements.......................     10                327,320         348,658
    Machinery and equipment......................    5-15             1,250,409       1,385,076
    Furniture and fixtures.......................    5-15                21,589          49,288
    Office equipment.............................    5-15               224,787         258,183
                                                     ----           -----------     -----------
                                                                      2,073,270       2,230,031
    Less -- Accumulated depreciation and
      amortization...............................                     1,037,454       1,261,868
                                                                    -----------     -----------
                                                                    $ 1,035,816     $   968,163
                                                                    ===========     ===========

4.  INTANGIBLE ASSETS:

     Other noncurrent assets consist of the following at December 31, 1994 and 1995:

                                                                      1994          1995
                                                                    --------      --------
    Customer list.................................................  $802,433      $802,433
    Covenant not to compete.......................................    50,000        50,000
                                                                    --------      --------
                                                                     852,433       852,433
    Less -- Accumulated amortization..............................    17,935        82,481
                                                                    --------      --------
                                                                    $834,498      $769,952
                                                                    ========      ========

                    IMAGENT CORPORATION AND RELATED COMPANY

     The Company entered into an agreement on October 5, 1994, with Micrographic Sciences, Inc. The Company purchased Micrographic Sciences Inc.'s customer list and received a three-year covenant not to compete.

     The purchase price was 100% of the processing sales plus 50% of the microfilm sales between April 1, 1994, and March 31, 1995. The ultimate purchase price of the customer list and the covenant not to compete was established as $852,433.

5.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1995
                                                                  ----------     ----------
    Accounts payable............................................  $  831,072     $  871,345
    Accrued payroll and related benefits........................     143,510        176,825
    Accrued expenses............................................     123,885         49,685
                                                                  ----------     ----------
                                                                  $1,098,467     $1,097,855
                                                                  ==========     ==========

6.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following at December 31, 1994 and 1995:

                                                                     1994           1995
                                                                   --------       --------
    Noninterest-bearing note payable to Micrographics Sciences,
      due on February 1, 1996....................................  $414,347       $194,347
    Less -- Current maturities...................................   220,000        194,347
                                                                   --------       --------
    Long-term obligations, net of current maturities.............  $194,347       $     --
                                                                   ========       ========

     The Company has established a line of credit facility with a financial institution. The line of credit is secured by the Company's accounts receivable and inventory. This line of credit allows the Company to borrow up to $500,000 at an interest rate equal to prime. At December 31, 1995, $500,000 of borrowing capacity was available.

7.  OPERATING LEASES:

     The Company leases its office buildings. Lease payments for the years ended December 31, 1993, 1994 and 1995, totaled $235,435, $246,816 and $230,369, respectively. Minimum future lease payments under operating leases as of December 31, 1995, for each of the next five years and in the aggregate are as follows:

        1996..............................................................  $223,152
        1997..............................................................   219,738
        1998..............................................................   120,342
        1999..............................................................        --
        2000..............................................................        --
        Thereafter........................................................        --
                                                                            --------
                  Total...................................................  $563,232
                                                                            ========

                    IMAGENT CORPORATION AND RELATED COMPANY

8.  EMPLOYEE BENEFIT PLAN:

     Effective January 1, 1991, the Company adopted a profit sharing plan to provide for contributions made under salary deferral agreements pursuant to the Internal Revenue Code. All employees shall be eligible to enter the plan if they are at least 21 years of age and have at least one year of service.

     All deferred compensation and company contributions are placed in a trust to be held and invested by the trustee. The profit sharing expense was $16,195, $19,325, and $20,875 for the years ended December 31, 1993, 1994, and 1995, respectively.

9.  COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for workers' compensation and unemployment incurred in connection with its operations. Management believes none of these actions will have a material adverse effect on the combined financial positions or combined results of operations of the Company.

10.  COMMON STOCK:

     Common stock at December 31, 1994 and 1995, consists of the following:

                                                                       SHARES
                                                        PAR      -------------------     ASSIGNED
                                                       VALUE     AUTHORIZED   ISSUED      VALUE
                                                       -----     ----------   ------     --------
    Imagent Corporation --
      Preferred Stock................................  $ 500           50        --       $    --
      Class A Common Stock...........................     10        5,000       200         2,000
      Class B Common Stock...........................     10        2,500       200         2,000
    Mobile Information Services......................   None          100       100        16,773
                                                                    -----       ---       -------
                                                                    7,650       500       $20,773
                                                                    =====       ===       =======

11.  PRO FORMA NET INCOME (UNAUDITED):

     Selling, general and administrative expenses for the periods presented reflect compensation and related benefits that owners and certain key employees received during the periods. These owners and key employees have agreed to certain reductions in salaries and benefits in connection with the Merger.

     In connection with the merger, each stockholder has entered into a three-year employment agreement with FYI which provides for set base salary, participation in any FYI incentive bonus plans, four weeks paid vacation, a car allowance, health benefits, and a two year covenant-not-to-compete following termination of such person's employment. The stockholders' employment agreements provide for an aggregate base salary of $250,000.

     The unaudited pro forma data presents compensation at the level the officers and owners of the Company have agreed to receive subsequent to the Offering. In addition, the following pro forma data presents the provision for income taxes as if the Company had been subject to federal and state income taxes and adjusted for the impact of the compensation differential discussed above.

                    IMAGENT CORPORATION AND RELATED COMPANY

12.  SUBSEQUENT EVENTS:

     On January 26, 1996, the Company was acquired by FYI. In conjunction with the Merger, the Company will dividend cash and accounts receivable to its stockholders in the amount of $2,750,000 which represents the AAA accounts of the Company. In addition, the Company could make an additional distribution corresponding to the increase in net stockholders' equity from June 30, 1995 to November 30, 1995, not to exceed $400,000. The $400,000 available for the additional distribution was distributed prior to December 31, 1995. Had the $2,750,000 transaction been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in total assets and stockholders' equity of $2,750,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Melanson and Associates, Inc.:

     We have audited the accompanying combined balance sheets of Melanson and Associates, Inc. (a California corporation) and Related Company as of December 31, 1994 and 1995, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years ended July 31, 1993, and December 31, 1994 and 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Melanson and Associates, Inc. and Related Company as of December 31, 1994 and 1995, and the combined results of their operations and their combined cash flows for each of the years ended July 31, 1993, and December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Dallas, Texas,
March 15, 1996

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

                            COMBINED BALANCE SHEETS

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1994             1995
                                                                     ------------     ------------
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................   $  339,031       $  330,134
  Accounts receivable, less allowance of $87,912 and $78,247.......    2,629,127        2,117,843
  Stockholder receivable...........................................      641,547          310,634
  Deferred tax assets..............................................       10,179               --
  Prepaid and other current assets.................................        3,413           19,310
                                                                      ----------       ----------
          Total current assets.....................................    3,623,297        2,777,921
                                                                      ----------       ----------
PROPERTY AND EQUIPMENT, net........................................    2,475,708        2,401,983
OTHER NONCURRENT ASSETS............................................      120,514           16,830
                                                                      ----------       ----------
          Total assets.............................................   $6,219,519       $5,196,734
                                                                      ==========       ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term obligations...........................................   $  395,000       $  213,000
  Current maturities of long-term obligations......................       77,936           93,388
  Accounts payable and accrued liabilities.........................    1,829,137        1,480,069
                                                                      ----------       ----------
          Total current liabilities................................    2,302,073        1,786,457
LONG-TERM OBLIGATIONS, NET OF CURRENT MATURITIES...................    1,532,469        1,435,814
DEFERRED INCOME TAXES..............................................      187,473           70,473
                                                                      ----------       ----------
          Total liabilities........................................    4,022,015        3,292,744
                                                                      ----------       ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par, authorized 75,000 shares, 556 shares issued
     and outstanding...............................................        2,421            2,421
  Retained earnings................................................    2,195,083        1,901,569
                                                                      ----------       ----------
          Total stockholders' equity...............................    2,197,504        1,903,990
                                                                      ----------       ----------
          Total liabilities and stockholders' equity...............   $6,219,519       $5,196,734
                                                                      ==========       ==========

    The accompanying notes are an integral part of these combined financial statements.

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

                       COMBINED STATEMENTS OF OPERATIONS

                                                                        YEAR ENDED
                                                         ----------------------------------------
                                                                              DECEMBER 31,
                                                          JULY 31,      -------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
SERVICE REVENUE........................................  $8,738,476     $9,972,861     $9,874,336
COST OF SERVICES.......................................   5,650,307      6,311,498      6,942,566
DEPRECIATION...........................................     246,777        277,081        320,685
                                                         ----------     ----------     ----------
          Gross profit.................................   2,841,392      3,384,282      2,611,085
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..........   2,453,307      2,619,401      2,394,867
                                                         ----------     ----------     ----------
          Operating income.............................     388,085        764,881        216,218
OTHER (INCOME) EXPENSE:
  Interest expense.....................................     120,203         87,751        112,068
  Interest income......................................        (786)          (814)       (36,467)
  Other (income) expense, net..........................      (4,974)       (81,576)       (53,417)
                                                         ----------     ----------     ----------
INCOME BEFORE INCOME TAXES.............................     273,642        759,520        194,034
PROVISION (BENEFIT) FOR INCOME TAXES...................      88,289        183,146         (7,263)
                                                         ----------     ----------     ----------
          Net income...................................  $  185,353     $  576,374     $  201,297
                                                         ==========     ==========     ==========
PRO FORMA DATA (Unaudited -- See Note 13):
HISTORICAL NET INCOME..................................  $  185,353     $  576,374     $  201,297
PRO FORMA COMPENSATION DIFFERENTIAL....................     994,667      1,029,133        936,717
PRO FORMA PROVISION FOR INCOME TAXES...................     449,444        487,013        453,994
                                                         ----------     ----------     ----------
PRO FORMA NET INCOME...................................  $  730,576     $1,118,494     $  684,020
                                                         ==========     ==========     ==========

    The accompanying notes are an integral part of these combined financial statements.

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                     COMMON STOCK                           TOTAL
                                                   -----------------      RETAINED      STOCKHOLDERS'
                                                   SHARES     AMOUNT      EARNINGS         EQUITY
                                                   ------     ------     ----------     -------------
BALANCE, July 31, 1992...........................    556      $2,421     $1,653,924       $1,656,345
  Dividends declared.............................     --          --       (201,511)        (201,511)
  Net income.....................................     --          --        185,353          185,353
                                                     ---      ------     ----------       ----------
BALANCE, July 31, 1993...........................    556       2,421      1,637,766        1,640,187
  Net income for the period August 1, 1993, to
     December 31, 1993...........................     --          --        229,428          229,428
                                                     ---      ------     ----------       ----------
BALANCE, December 31, 1993.......................    556       2,421      1,867,194        1,869,615
  Dividends declared.............................     --          --       (248,485)        (248,485)
  Net income.....................................     --          --        576,374          576,374
                                                     ---      ------     ----------       ----------
BALANCE, December 31, 1994.......................    556       2,421      2,195,083        2,197,504
  Dividends declared.............................     --          --       (494,811)        (494,811)
  Net income.....................................     --          --        201,297          201,297
                                                     ---      ------     ----------       ----------
BALANCE, December 31, 1995.......................    556      $2,421     $1,901,569       $1,903,990
                                                     ===      ======     ==========       ==========

    The accompanying notes are an integral part of these combined financial statements.

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                         YEAR ENDED
                                                             -----------------------------------
                                                                               DECEMBER 31,
                                                              JULY 31,     ---------------------
                                                                1993         1994        1995
                                                             -----------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $   185,353   $ 576,374   $ 201,297
  Adjustments to reconcile net income to net cash provided
     by operating activities-
     Depreciation..........................................      246,777     277,081     320,685
     Deferred tax benefit..................................      (41,177)   (526,790)   (106,821)
     Loss (gain) on disposal of assets.....................           --     (18,635)        516
     Changes in operating assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net.........................       81,802      84,111     511,284
          Stockholder receivable...........................           --    (271,921)    330,913
          Prepaid and other current assets.................       21,062    (147,004)     87,787
       Increase (decrease) in --
          Accounts payable and accrued liabilities.........      284,748     547,727    (349,068)
                                                             -----------   ---------   ---------
            Net cash provided by operating activities......      778,565     520,943     996,593
                                                             -----------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment, net.................     (326,466)   (580,398)   (291,691)
  Proceeds from sales of property..........................           --     203,068      44,215
                                                             -----------   ---------   ---------
            Net cash used in investing activities..........     (326,466)   (377,330)   (247,476)
                                                             -----------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on short-term obligations.............     (220,512)   (288,124)   (250,000)
  Proceeds from short-term borrowings......................      158,124     525,000      68,000
  Principal payments on long-term obligations..............   (1,246,603)    (80,507)    (81,203)
  Proceeds from long-term borrowings.......................    1,425,000          --          --
  Payment of dividends.....................................     (201,511)   (248,485)   (494,811)
                                                             -----------   ---------   ---------
            Net cash used in financing activities..........      (85,502)    (92,116)   (758,014)
                                                             -----------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......      366,597      51,497      (8,897)
ADJUSTMENT TO CONFORM FISCAL YEAR-END TO A CALENDAR YEAR...           --    (103,689)         --
CASH AND CASH EQUIVALENTS, at beginning of period..........       24,626     391,223     339,031
                                                             -----------   ---------   ---------
CASH AND CASH EQUIVALENTS, at end of period................  $   391,223   $ 339,031   $ 330,134
                                                             ===========   =========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for --
     Interest..............................................  $   120,203   $  87,751   $ 112,068
     Income taxes..........................................  $    33,914   $  52,500   $ 257,876

    The accompanying notes are an integral part of these combined financial statements.

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The accompanying combined financial statements include the accounts of Melanson and Associates, Inc. (dba Researchers) and Bay Area Micrographics (BAM -- or the "Related Company") (a sole proprietorship), (collectively the "Company"). The Company provides photocopying, microfilming, and electronic imaging of document services to its customers from its offices in California.

     In October 1995, the Company and its stockholders entered into a definitive agreement with F.Y.I. Incorporated ("FYI") pursuant to which the Company will merge with FYI (the "Merger"). All outstanding shares of the Company's common stock and the ownership of the sole proprietorship will be exchanged for cash and shares of FYI's common stock concurrent with the consummation of the initial public offering (the "Offering") of the common stock of FYI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The Company is under common control. All significant intercompany transactions have been eliminated in combination.

  Fiscal Year-Ends

     BAM has a December 31 year-end. Researchers has a July 31 year-end. The accounts and results of BAM, using a December 31 year-end, have been combined with the July 31 year-end accounts and results of Researchers in the accompanying combined financial statements for 1993. Researcher's accounts and results for 1994 and 1995 have been recast to a December 31 year-end. Researcher's net income for the five-month period August 1, 1993, to December 31, 1993, was $229,428.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using the accelerated and straight-line methods over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the asset's useful life or the lease term.

  Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have any material effect on the combined financial statements. The Company will adopt SFAS 121 in 1996.

  Income Taxes

     Researchers is a C corporation. BAM is a sole proprietorship for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the owner. For purposes of these combined financial

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY statements, no federal and state income taxes have been provided for BAM. BAM's sole proprietorship status will terminate with the effective date of the Merger discussed in Note 1.

     Deferred income taxes for Researchers are provided for timing differences in the recognition of revenues and expenses for tax and financial reporting purposes. Temporary differences result primarily from accelerated depreciation and amortization for tax purposes, deferred contract revenues being taxed when billed and various accruals and reserves being deductible for tax purposes in different periods.

  Concentration of Credit Risk

     Financial instruments that potentially expose the Company to concentration of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in the Western states and the primary customers are legal institutions. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                    ESTIMATED
                                                   USEFUL LIVES     DECEMBER 31,     DECEMBER 31,
                                                     (YEARS)            1994             1995
                                                   ------------     ------------     ------------
    Land.........................................                    $   412,500      $   412,500
    Building and improvements....................    15-31             1,289,327        1,289,327
    Machinery and equipment......................      7               1,310,220        1,351,255
    Leasehold improvements.......................     5-7                107,621          107,621
    Computer equipment...........................     5-7                606,702          804,314
    Autos and aircraft...........................     5-7                229,289          244,809
    Furniture and fixtures.......................      7                  40,055           42,208
                                                                     -----------      -----------
                                                                       3,995,714        4,252,034
    Less -- Accumulated depreciation.............                      1,520,006        1,850,051
                                                                     -----------      -----------
                                                                     $ 2,475,708      $ 2,401,983
                                                                     ===========      ===========

4.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                                                 DECEMBER 31,     DECEMBER 31,
                                                                     1994             1995
                                                                 ------------     ------------
    Accounts payable...........................................   $  414,073       $  527,643
    Sales tax payable..........................................       76,435           77,961
    Income taxes payable.......................................      846,248          687,933
    Accrued compensation and benefits..........................      273,139          180,837
    Other accrued liabilities..................................      219,242            5,695
                                                                  ----------       ----------
              Total accounts payable and accrued liabilities...   $1,829,137       $1,480,069
                                                                  ==========       ==========

5.  SHORT-TERM OBLIGATIONS:

     The Company has a $425,000 line of credit with interest payable at prime plus 1.5%, (7.5% and 10% at December 31, 1994 and 1995), on the outstanding principal balance. The line of credit, which expires in

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

October 1996, is guaranteed by the principal stockholder. The Company had draws outstanding of $395,000 and $213,000 at December 31, 1994 and 1995.

6.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                                 DECEMBER 31,     DECEMBER 31,
                                                                     1994             1995
                                                                 ------------     ------------
    Mortgage payable -- bank, monthly payment of $3,981 through
      July 1993, $4,771 from August 1993, to July 1994, and
      $4,694 through maturity date of July 2003; payment
      includes principal and interest of 9.45% and 9.25%,
      respectively; secured by deed of trust on real
      property. ...............................................   $  564,851       $  560,716
    Note payable -- bank, monthly principal of $1,650 plus
      interest at prime plus 1.75% (9.25% and 10.5% at December
      31, 1994 and 1995, respectively) and a maturity date of
      September 15, 1998.......................................       74,250           54,450
    Note payable -- bank, monthly principal of $1,667 plus
      interest at prime plus 1.5% (9.0% and 10.25% at December
      31, 1994 and 1995, respectively) and a maturity date of
      October 15, 1999.........................................       96,667           76,667
    Note payable -- bank, monthly payment of $5,456 through
      maturity of November 2025; payment includes principal
      plus interest at 8%, secured by deed of trust on real
      property.................................................      738,094          739,498
    Note payable -- bank, monthly principal of $1,667 plus
      interest at prime plus 1.75% (9.25% and 10.5% at December
      31, 1994 and 1995, respectively) and a maturity date of
      September 15, 1997, guaranteed by the principal
      stockholder..............................................       55,000           35,000
    Note payable -- Xerox, monthly payment of $748, payment
      includes principal and interest at 15.5% and a maturity
      date of November 1999....................................       44,872           33,287
    Note payable -- bank, monthly payment of $768; payment
      includes principal plus interest at 8.5%; maturity dates
      of November 1998.........................................       36,671           29,584
                                                                  ----------       ----------
              Total obligation.................................    1,610,405        1,529,202
    Less -- Current maturities.................................       77,936           93,388
                                                                  ----------       ----------
                                                                  $1,532,469       $1,435,814
                                                                  ==========       ==========

     As of December 31, 1994 and 1995, the Company has complied with all loan covenants.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996.............................................................  $   93,388
        1997.............................................................      88,095
        1998.............................................................      68,915
        1999.............................................................      39,660
        2000.............................................................      17,532
        Thereafter.......................................................   1,221,612
                                                                           ----------
                  Total..................................................  $1,529,202
                                                                           ==========

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

7.  LEASE COMMITMENTS AND RELATED-PARTY TRANSACTIONS:

     The Company leases office facilities in Sacramento and San Francisco, California, along with certain equipment from the Company's principal shareholder. The Company also leases office facilities in Los Angeles and San Jose, California, from third parties. The leases provide for lease terms on a month to month basis as well as over five to ten year periods commencing on August 1, 1991, through July 31, 2001, with monthly lease payments of $1,950 to $8,500. The lease agreements provide that the Company pay all related taxes and insurance. The total lease expense for the years ended July 31, 1993 and December 31, 1994 and 1995, totaled approximately $373,000, $429,000 and $520,000, respectively, including total lease payments to the Company's principal shareholder of approximately $187,000, $177,000 and $242,000, respectively. Minimum future lease payments under operating leases as of December 31, 1995, for each of the next five years and in the aggregate are as follows:

        1996.............................................................  $  368,886
        1997.............................................................     284,400
        1998.............................................................     284,400
        1999.............................................................     284,400
        2000.............................................................     273,300
        Thereafter.......................................................     828,000
                                                                           ----------
                  Total..................................................  $2,323,386
                                                                           ==========

8.  EMPLOYEE BENEFIT PLAN:

     On January 1, 1993, the Company adopted a qualified 401(k) plan covering substantially all eligible employees who meet certain age and length of service requirements. The plan allows for employee and employer contributions. The plan also requires an employer matching contribution unless changed in writing by the employer. Employer contributions charged to operations for the years ended July 31, 1993, and December 31, 1994 and 1995, were approximately $0, $15,000, and $17,172, respectively.

     The Company offers no postretirement or postemployment benefits.

9.  INCOME TAXES:

     The following income tax information for Researchers is presented in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). This statement provides for a liability approach to accounting for income taxes.

     Federal and state income taxes are as follows:

                                                                    YEAR ENDED
                                                        -----------------------------------
                                                                          DECEMBER 31,
                                                        JULY 31,     ----------------------
                                                          1993         1994          1995
                                                        --------     ---------     --------
    Federal --
      Current.........................................  $ 98,578     $ 551,458     $ 76,491
      Deferred........................................   (34,605)     (419,015)     (82,071)
    State --
      Current.........................................    30,888       158,478       23,067
      Deferred........................................    (6,572)     (107,775)     (24,750)
                                                        --------     ---------     --------
                                                        $ 88,289     $ 183,146     $ (7,263)
                                                        ========     =========     ========

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                                    YEAR ENDED
                                                        -----------------------------------
                                                                          DECEMBER 31,
                                                        JULY 31,     ----------------------
                                                          1993         1994          1995
                                                        --------     ---------     --------
    Tax at statutory rate.............................  $ 93,038     $ 258,237     $ 65,971
    Add (deduct) --
      State income taxes..............................    16,418        26,498       (1,110)
      Nondeductible expenses..........................     5,747            --           --
      Effect of sole partnership nontaxable income....   (26,914)     (101,589)     (72,124)
                                                        --------     ---------     --------
                                                        $ 88,289     $ 183,146     $ (7,263)
                                                        ========     =========     ========

     The components of deferred income tax liabilities and assets are as follows:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Deferred income tax liabilities --
      Property and equipment.......................................  $ 63,171     $ 73,175
      Accrual to cash differences, net.............................   361,747      176,370
                                                                     --------     --------
              Total deferred income tax liabilities................   424,918      249,545
    Deferred income tax assets --
      Allowance for doubtful accounts..............................    35,286       31,408
      Accrued expenses.............................................   212,338      147,664
                                                                     --------     --------
              Total deferred income tax assets.....................   247,624      179,072
                                                                     --------     --------
              Total net deferred income tax liabilities............  $177,294     $ 70,473
                                                                     ========     ========

10.  COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for workers' compensation incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

  Employment Agreements

     The Company has employment agreements with certain personnel to pay specific amounts annually. The employment agreements provide for a total annual compensation amount of $595,500 to be disbursed to certain personnel of the Company in accordance with the terms of each employee's employment agreement

11.  RELATED-PARTY TRANSACTION:

     The Company purchases digital coding services from Researchers LLC, an affiliated entity. The Company's principal shareholder has a controlling interest in Researchers LLC. During the years ended December 31, 1994 and 1995, the Company incurred expenses related to purchases and services of approximately $28,000 and $10,642 and had billings of approximately $3,500 and $40,377 to Researchers, LLC.

               MELANSON AND ASSOCIATES, INC. AND RELATED COMPANY

     Stockholder receivable results from advances to the stockholder in excess of his earned salary and estimated bonus. Amounts are settled at year-end.

12.  SIGNIFICANT CUSTOMER:

     For the year ended July 31, 1993, the Company had one customer which accounted for approximately 11% of combined revenue. For the year ended December 31, 1994, the Company had two customers which accounted for approximately 13% and 11% of combined revenue. For the year ended December 31, 1995, the Company had two customers which each accounted for approximately 12% of combined revenue.

13.  PRO FORMA NET INCOME (UNAUDITED):

     Selling, general, and administrative expenses for the periods presented reflect compensation and related benefits that owners and certain key employees received during the periods. These owners and key employees have agreed to certain reductions in salaries and benefits in connection with the Merger.

     In connection with this merger, each stockholder has entered into a three year employment agreement with FYI which provides for set base salary, participation in any future FYI incentive bonus plans, four weeks paid vacation, a car allowance, health benefits and a two year covenant-not-to-compete following termination of such person's employment. The stockholders' employment agreements provide for an aggregate base salary of $250,000.

     The unaudited pro forma data presents compensation at the level the officers and owners of the Company have agreed to receive subsequent to the Offering. In addition, the following pro forma data presents the provision for income taxes as if the sole proprietorship had been subject to federal and state income taxes and adjusted for the impact of the compensation differential discussed above.

14.  SUBSEQUENT EVENTS:

     On January 26, 1996 the Company was acquired by FYI. In connection with the Merger, the Company will dividend land, building, and related improvements of $1,488,327 and the related mortgage payable of $1,300,224 to the principal stockholder. In addition the Company will make a cash distribution of $250,000 prior to the closing of the Merger. Had these transactions been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in assets of $1,738,327, liabilities of $1,300,224, and stockholders' equity of $438,103.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Recordex Services, Inc.:

     We have audited the accompanying balance sheet of Recordex Services, Inc. (a wholly owned subsidiary of Paragon Management Group, Inc.) as of December 31, 1995, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Recordex Services, Inc. for the years ended December 31, 1994 and 1993, were audited by other auditors whose report dated September 15, 1995, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Recordex Services, Inc. (a wholly owned subsidiary of Paragon Management Group, Inc.) as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Dallas, Texas,
March 15, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Recordex Services, Inc.
Malvern, Pennsylvania

     We have audited the accompanying balance sheet of Recordex Services, Inc. (a wholly-owned subsidiary of Paragon Management Group, Inc.) as of December 31, 1994, and the related statements of operations, changes in stockholder's equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Recordex Services, Inc. (a wholly-owned subsidiary of Paragon Management Group, Inc.) as of December 31, 1994, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.

                                          ELKO, FISCHER, McCABE & RUDMAN, LTD.
                                          Certified Public Accountants

Media, Pennsylvania
September 15, 1995

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                                 BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
CURRENT ASSETS:
  Cash..............................................................  $    2,538     $       --
  Accounts receivable, net of contractual allowances and provision
     for uncollectible accounts of $470,000 and $363,032............   1,364,193      1,585,322
  Prepaid expenses and other assets.................................      34,280         74,007
  Deferred tax asset................................................      27,000        133,389
                                                                      ----------     ----------
          Total current assets......................................   1,428,011      1,792,718
                                                                      ----------     ----------
PROPERTY AND EQUIPMENT:
  Equipment.........................................................     946,450      1,281,427
  Less accumulated depreciation.....................................     442,077        683,875
                                                                      ----------     ----------
          Net property and equipment................................     504,373        597,552
                                                                      ----------     ----------
OTHER ASSETS:
  Security deposits.................................................      15,039         19,471
  Advances to parent................................................     721,328        816,335
                                                                      ----------     ----------
          Total other assets........................................     736,367        835,806
                                                                      ----------     ----------
          Total assets..............................................  $2,668,751     $3,226,076
                                                                      ==========     ==========
CURRENT LIABILITIES:
  Line of credit....................................................  $  142,527     $  250,000
  Accounts payable..................................................     325,718        960,568
  Accrued expenses..................................................     197,189        118,363
  Accrued payroll and payroll taxes.................................     195,052        282,442
  Retrieval fees payable............................................     425,699        127,989
  Income taxes payable..............................................      44,750        125,480
  Current maturities --
     Capitalized lease obligations..................................      59,510        101,287
     Notes payable..................................................      86,249        105,125
                                                                      ----------     ----------
          Total current liabilities.................................   1,476,694      2,071,254
                                                                      ----------     ----------
LONG-TERM LIABILITIES:
  Less current maturities --
     Capitalized lease obligations..................................      89,844         89,468
     Notes payable..................................................     188,380         86,867
     Deferred income taxes..........................................      41,600         48,200
                                                                      ----------     ----------
          Total long-term liabilities...............................     319,824        224,535
                                                                      ----------     ----------
          Total liabilities.........................................   1,796,518      2,295,789
                                                                      ----------     ----------
COMMITMENTS AND CONTINGENCIES (NOTE 1)
STOCKHOLDERS' EQUITY:
  Common stock -- par value $1; 1,000 shares authorized, issued, and
     outstanding....................................................       1,000          1,000
Additional paid-in capital..........................................     774,000        774,000
Retained earnings...................................................      97,233        155,287
                                                                      ----------     ----------
          Total stockholder's equity................................     872,233        930,287
                                                                      ----------     ----------
          Total liabilities and stockholders' equity................  $2,668,751     $3,226,076
                                                                      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                            STATEMENTS OF OPERATIONS

                                                                       DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
NET SERVICE REVENUE....................................  $5,464,798     $6,825,633     $8,549,947
COSTS OF SERVICES......................................   3,076,365      4,165,625      5,233,447
DEPRECIATION...........................................     130,073        166,486        224,602
                                                         ----------     ----------     ----------
          Gross profit.................................   2,258,360      2,493,522      3,091,898
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..........   2,185,239      2,368,242      2,923,065
                                                         ----------     ----------     ----------
          Operating income.............................      73,121        125,280        168,833
INTEREST EXPENSE.......................................      26,357         58,038         85,088
                                                         ----------     ----------     ----------
INCOME BEFORE PROVISION FOR INCOME TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE..........................      46,764         67,242         83,745
PROVISION FOR INCOME TAXES.............................      19,000         22,600         25,691
                                                         ----------     ----------     ----------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE...      27,764         44,642         58,054
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INCOME
  TAXES................................................     (17,500)            --             --
                                                         ----------     ----------     ----------
NET INCOME.............................................  $   10,264     $   44,642     $   58,054
                                                         ==========     ==========     ==========
PRO FORMA DATA (Unaudited -- See Note 10):
HISTORICAL NET INCOME..................................  $   10,264     $   44,642     $   58,054
PRO FORMA COMPENSATION DIFFERENTIAL....................      94,696        109,710        207,666
PRO FORMA PROVISION FOR INCOME TAXES...................      38,475         36,873         82,941
                                                         ----------     ----------     ----------
PRO FORMA NET INCOME...................................  $   66,485     $  117,479     $  182,779
                                                         ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                              ADDITIONAL
                                                   COMMON      PAID-IN       RETAINED
                                                   STOCK       CAPITAL       EARNINGS      TOTAL
                                                   ------     ----------     --------     --------
BALANCE, December 31, 1992.......................  $1,000      $ 774,000     $ 42,327     $817,327
  Net income.....................................     --              --       10,264       10,264
                                                   ------      ---------     --------     --------
BALANCE, December 31, 1993.......................  1,000         774,000       52,591      827,591
  Net income.....................................     --              --       44,642       44,642
                                                   ------      ---------     --------     --------
BALANCE, December 31, 1994.......................  1,000         774,000       97,233      872,233
  Net income.....................................     --              --       58,054       58,054
                                                   ------      ---------     --------     --------
BALANCE, December 31, 1995.......................  $1,000      $ 774,000     $155,287     $930,287
                                                   ======      =========     ========     ========

        The accompanying notes are an integral part of these statements.

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                      DECEMBER 31,
                                                          -------------------------------------
                                                            1993          1994          1995
                                                          ---------     ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $  10,264     $  44,642     $  58,054
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization......................    241,832       208,024       224,602
     Loss on investment.................................         --        16,667            --
     Deferred income taxes..............................     36,500       (21,900)      (99,789)
     (Increase) decrease in assets --
       Accounts receivable, net.........................    (62,820)     (398,111)     (221,129)
     Prepaid expenses and other assets..................     (8,097)        1,700       (39,727)
     Security deposits..................................      4,913        (5,614)       (4,432)
     Advances to parent.................................   (217,609)      (51,815)      (95,007)
     Increase (decrease) in liabilities --
       Accounts payable.................................    (32,192)       35,398       634,850
       Accrued expenses.................................    (17,332)       46,862       (78,826)
       Accrued payroll and payroll taxes................     68,824        63,893        87,390
       Retrieval fees...................................     20,509       214,220      (297,710)
       Income taxes payable.............................         --        44,750        80,730
                                                          ---------     ---------     ---------
          Total adjustments.............................     34,528       154,074       190,952
                                                          ---------     ---------     ---------
          Net cash provided by operating activities.....     44,792       198,716       249,006
                                                          ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment....................    (94,923)      (86,703)     (186,779)
  Purchase of investment................................    (30,000)           --            --
                                                          ---------     ---------     ---------
          Net cash used in investing activities.........   (124,923)      (86,703)     (186,779)
                                                          ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes payable.............................         --       (15,371)      (82,637)
  Borrowings on notes payable...........................    150,000            --            --
  Borrowings (payments) on line of credit...............    134,500        (1,973)      107,473
  Repayment of capital lease obligations................    (65,014)      (50,261)      (89,601)
  Advances to parent....................................   (134,500)      (46,725)           --
                                                          ---------     ---------     ---------
          Net cash provided by (used in) financing
            activities..................................     84,986      (114,330)      (64,765)
                                                          ---------     ---------     ---------
NET INCREASE (DECREASE) IN CASH.........................      4,855        (2,317)       (2,538)
CASH, BEGINNING OF YEAR.................................         --         4,855         2,538
                                                          ---------     ---------     ---------
CASH, END OF YEAR.......................................  $   4,855     $   2,538     $      --
                                                          =========     =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid.........................................  $  26,357     $  58,038     $  85,088
NONCASH TRANSACTIONS:
  Equipment acquired through capital lease
     obligations........................................  $  26,397     $ 160,828     $ 131,002
  Sale of investment....................................         --        13,333            --

   The accompanying notes are an integral part of these financial statements.

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization

     On October 16, 1991, Paragon Management Group, Inc. (the "Parent"), acquired all of the issued and outstanding shares of common stock of Recordex Services, Inc. (the "Company"). Established in 1987, the Company is a supplier of computerized correspondence management systems to hospital medical records departments. The Company provides services to over 100 hospitals in 11 states.

     In October 1995, the Company, its Parent, and the shareholders of its Parent entered into a definitive agreement with F.Y.I. Incorporated (FYI), pursuant to which the Company will be acquired by FYI (the "Merger"). All outstanding shares of the Company will be exchanged for cash and shares of FYI Common Stock concurrent with the consummation of the initial public offering (the "Offering") of the common stock of FYI. (See Note 11.)

  Accounts Receivable

     The Company follows the reserve method of providing for doubtful accounts receivable.

  Transactions with Parent

     The Company pays management fees to its Parent for management, consulting, and other services. These costs are presented in selling, general, and administrative costs on the statement of operations.

     The Company pays certain expenses on behalf of its Parent including salaries, occupancy costs, and benefits. These payments are recorded as advances to Parent on the Company's books until the Company is reimbursed by the Parent. These advances are noninterest bearing obligations. (See Note 11.)

  Equipment

     Capital additions including assets acquired under capital leases are stated at cost. Maintenance, repairs, and minor renewals are charged to operations as incurred. Depreciation is provided over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for tax purposes. The estimated useful lives used for depreciation vary for financial reporting and tax purposes. The range of lives for equipment is three to five years for financial reporting purposes.

  Intangible and Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have any effect on the financial statements. The Company will adopt SFAS 121 in 1996.

  Supplemental Cash Flow Information

     The Company purchased an investment for $30,000 in 1993. As of December 31, 1994, the Company had accepted an offer to have the investee buy back the investment for $13,333 and a $16,667 loss was recorded in the 1994 statement of operations. The Company did not receive the proceeds of the sale until January 1995, and a $13,333 receivable was presented as part of other current assets on the 1994 balance sheet.

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Income Taxes

     The Company and its Parent file a consolidated return for federal income tax purposes. The Company prospectively adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," on January 1, 1993 and 1993 statement of operations includes a cumulative effect adjustment of $17,500 to record a deferred tax liability.

     The Company provides for income taxes based on its share of the consolidated income tax expense in accordance with SFAS No. 109. The allocation is performed by treating the Company as if it were a separate taxpayer.

     Income taxes, after adopting SFAS No. 109, are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets, contractual allowances, and provision for uncollectible accounts and retrieval fees and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

  Retrieval Fees Payable

     The Company pays retrieval fees to various healthcare organizations with which it has contracts. Those fees represent charges to the Company by the healthcare organization for each medical record retrieved from the organization's records department. Those fees are payable upon receipt of cash for the billing of the Company's services or upon the billing of its services, according to specific contract terms.

  Revenue Recognition

     Revenue is recognized when the service is rendered. Net service revenues is comprised of the following:

                                                                   DECEMBER 31,
                                                     ----------------------------------------
                                                        1993           1994           1995
                                                     ----------     ----------     ----------
    Gross service revenue..........................  $6,034,321     $7,553,828     $9,240,603
    Less -- Contractual allowances and provision
      for uncollectible accounts...................     569,523        728,195        690,656
                                                     ----------     ----------     ----------
              Net service revenue..................  $5,464,798     $6,825,633     $8,549,947
                                                     ==========     ==========     ==========

2.  LINE OF CREDIT:

     The Company has a line of credit agreement with a bank for $300,000. The interest rate on the line is the lending bank's prime rate plus 0.75% (10.5% and 10.25% at December 31, 1995 and 1994, respectively), payable monthly on outstanding borrowings. The line is secured by all assets of the Company and guarantees of the Parent and certain stockholders of the Parent. Payment of principal is due on demand and the line is reviewed annually by the bank.

     The outstanding borrowings on the line were $250,000 and $142,527 at December 31, 1995 and 1994, respectively. Interest expense on the line was $30,121, $26,829, and $15,387 for the years ended December 31, 1995, 1994, and
1993, respectively.

3.  TERM LOANS:

     In October 1993, the Company entered into an agreement with a bank whereby the outstanding balance on its line of credit of $150,000 was converted to a term loan. The term loan is payable in monthly installments

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of $4,167 plus interest at prime plus 1% (10.75% and 10.5% at December 31, 1995 and 1994, respectively) with the full balance due December 22, 1996. The balances at December 31, 1995 and 1994, were $41,658 and $95,829, respectively.

     In April 1994, the Company entered into a $50,000 term loan agreement with a bank. The loan is payable in monthly installments of $1,400 plus interest at the bank's prime rate plus 1% (10.75% and 10.5% at December 31, 1995 and 1994, respectively), maturing April 1, 1997. The balance at December 31, 1995 and 1994 were $22,000 and $38,800, respectively.

     On July 26, 1995, the Company converted $140,000 of the balance on its line of credit to a term loan. The term loan is payable in monthly installments of $3,889, plus interest of prime plus 1% (10.75% at December 31, 1995) with the full balance due June 30, 1998. Accordingly, the line of credit and notes payable balances have been adjusted at December 31, 1995, to reflect this transaction. The balance at December 31, 1995, was $128,334.

     The term loans are secured by all assets of the Company, its Parent, and guarantees of certain stockholders of the Parent.

     Aggregate annual maturities of the term loans at December 31, 1995, as adjusted for the conversion described above are as follows:

        1996..............................................................  $105,125
        1997..............................................................    51,867
        1998..............................................................    35,000
        1999..............................................................        --
        2000..............................................................        --
                                                                            --------
                  Total...................................................  $191,992
                                                                            ========

     Interest expense on the term loans was $14,660, $14,395 and $37,500 for the years ended December 31, 1995, 1994 and 1993, respectively.

4.  CAPITALIZED LEASE OBLIGATIONS:

     The Company leases certain of its equipment under noncancelable leases which meet the capital lease criteria as defined by the Financial Accounting Standards Board in Statement No. 13. Accordingly, the present value of future minimum lease payments has been recorded as leased property under capital lease, net of depreciation, and obligations under capital lease. At December 31, 1995, the future minimum lease payments are as follows:

        1996..............................................................  $120,727
        1997..............................................................    83,163
        1998..............................................................     9,904
        1999..............................................................     1,744
        2000..............................................................     1,163
                                                                            --------
                  Total...................................................   216,701
        Less -- Amounts representing interest.............................    25,946
                                                                            --------
        Net present value of minimum lease payments.......................   190,755
        Less -- Current portion...........................................   101,287
                                                                            --------
        Long-term obligation..............................................  $ 89,468
                                                                            ========

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Equipment purchased under capital leases included in the balance sheets is as follows at December 31:

                                                                       1994         1995
                                                                     --------     --------
    Equipment......................................................  $202,711     $333,508
    Less -- Accumulated depreciation...............................    30,722       77,516
                                                                     --------     --------
              Total................................................  $171,989     $255,992
                                                                     ========     ========

     Total interest expense on capital lease obligations for the years ended December 31, 1995, 1994, and 1993, was $40,307, $16,353, and $10,970,
respectively.

5.  INTANGIBLES:

     A covenant not to compete was incorporated in the stock purchase agreement for the Company dated October 16, 1991. The covenant provided for noncompetition by the seller and its affiliates directly or indirectly in the business conducted by the Company for a three-year period. Amortization was provided over the three-year period commencing October 16, 1991.

     The Company contracts with various healthcare organizations to provide services over a given time period. The value of these contracts was determined as of October 16, 1991, by an appraisal performed in conjunction with the stock purchase agreement. The contracts were amortized over their remaining lives commencing October 16, 1991.

     Both the covenant not to compete and the contracts are fully amortized at December 31, 1995.

6.  INCOME TAXES:

     The provision for taxes on income consists of the following:

                                                                    DECEMBER 31,
                                                          ---------------------------------
                                                           1993         1994         1995
                                                          -------     --------     --------
    Currently payable:
      Federal...........................................  $    --     $ 32,200     $ 96,699
      State.............................................       --       12,300       28,781
                                                          -------     --------     --------
                                                               --       44,500      125,480
                                                          -------     --------     --------
    Deferred:
      Federal...........................................   14,700      (16,900)     (79,455)
      State.............................................    4,300       (5,000)     (20,334)
                                                          -------     --------     --------
              Total.....................................  $19,000     $ 22,600     $ 25,691
                                                          =======     ========     ========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and contractual allowances and provision for uncollectible accounts. Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years, to differences between the financial reporting and the tax basis of existing assets and liabilities.

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The components of deferred income tax liabilities and assets are as follows:

                                                                         TAX EFFECTS
                                                                         DECEMBER 31,
                                                                    ----------------------
                                                                      1994          1995
                                                                    ---------     --------
    Deferred tax assets:
      Contractual allowances and provision for uncollectible
         accounts.................................................  $  96,000     $127,649
      Accrual of legal settlement.................................     11,000        5,740
                                                                    ---------     --------
                                                                      107,000      133,389
                                                                    ---------     --------
    Deferred tax liabilities:
      Retrieval fees and accrued expenses.........................    (80,000)          --
      Fixed assets and depreciation...............................    (41,600)     (48,200)
                                                                    ---------     --------
                                                                     (121,600)     (48,200)
                                                                    ---------     --------
    Total net deferred assets (liabilities).......................  $ (14,600)    $ 85,189
                                                                    =========     ========

     The Company prospectively adopted Financial Accounting Standards No. 109, "Accounting for Income Taxes," on January 1, 1993, and the 1993 statement of income includes a cumulative effect adjustment of $17,500 to record a deferred tax liability.

     The provision for income taxes differs from the tax at the statutory rate due to the following:

                                                                     DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------     -------
    Income before income taxes and cumulative effect of
      accounting changes..................................  $46,764     $67,242     $83,745

                                                                     DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------    --------
    Taxes using federal statutory rates at 34%............  $15,900     $22,900    $ 28,473
    State income taxes, net of the federal tax benefit....    2,800       4,000       5,568
    Nondeductible travel and entertainment................      100       4,600       3,400
    Effects of utilizing graduated tax rates for current
      provision...........................................       --      (8,700)    (11,750)
    Other.................................................      200        (200)         --
                                                            -------     -------    --------
              Provision for income taxes..................  $19,000     $22,600    $ 25,691
                                                            =======     =======    ========

     For purposes of the consolidated federal tax return, the Parent has a net operating loss carryforward available to offset taxable income of the Company in 1994. The net operating loss carryforward will be fully utilized for the tax year 1994.

7.  401(k) PLAN:

     The Company has adopted a contributory 401(k) plan (the "Plan") as of September 1, 1993. The Plan allows employees to make elective contributions through salary reduction. The Plan allows for discretionary employer matching. Participation in the Plan is limited based on certain age and service requirements. The Company made no contribution to the Plan for the years ended December 31, 1995 and 1994.

                            RECORDEX SERVICES, INC.
         (A WHOLLY OWNED SUBSIDIARY OF PARAGON MANAGEMENT GROUP, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  OPERATING LEASES

     The Company leases office space under an operating lease which expires in 1998. The future minimum annual rental payments required under this operating lease as of December 31, 1995 are as follows:

    1996.....................................................................    $69,804
    1997.....................................................................     69,804
    1998.....................................................................     29,805

Rent expense charged against operations for the years ended December 31, 1995, 1994 and 1993 was $77,172, $55,173, and $47,175, respectively.

9.  COMMITMENTS AND CONTINGENCIES:

     The Company is named as a defendant, with other medical records copying copy services and numerous hospitals, in a federal and three state lawsuits contesting the reasonableness of the fees charged for medical records reproduction. The plaintiff's in each of these cases are seeking class certification. In November 1994, the plaintiff's motion for class certification and all other claims were denied in the federal lawsuit. The plaintiffs filed an appeal on January 3, 1995. On April 4, 1996, the Court of Appeals affirmed the decision in favor of the Company on the substantive claims, but remanded the case to the District Court for a hearing on the individual plaintiff's request for injunctive relief.

     The three state lawsuits, two in Pennsylvania, and one in Ohio, are similar to the federal suit described above. In February 1996, one of the Pennsylvania lawsuits was concluded favorably to the Company. Management of the Company and its counsel believe that the outcome of the remaining cases will be influenced by the outcome of the other cases.

     Although the ultimate outcome of the remaining litigation is not presently determinable, management of the Company and its counsel believe that they can successfully defend these cases and any liability resulting from them will not have a material effect on the Company's financial statements.

10.  PRO FORMA NET INCOME (UNAUDITED):

     Selling, general, and administrative expenses for the periods presented reflect compensation and related benefits that owners and certain key employees received during the periods. These owners and key employees have agreed to certain reductions in salaries and benefits in connection with the Merger.

     In connection with the Merger, two of the Parent's stockholders have entered into a three year employment agreement with FYI which provides for set base salary, participation in any future FYI incentive bonus plans, four weeks, paid vacation, a car allowance, health benefits, and a two year covenant-not-to-compete following termination of such person's employment. The stockholders' employment agreements provide for an aggregate base salary of $300,000.

     The unaudited pro forma data presents compensation at the level the officers and owners of the Company have agreed to receive subsequent to the Offering. In addition, the pro forma data presents the incremental provision for income taxes for the impact of the compensation differential discussed above.

11.  SUBSEQUENT EVENTS:

     On January 26, 1996, the Company was acquired by FYI. In connection with the Merger, the Company assumed a note payable to the Parent's stockholders in the amount of $190,590 and distributed advances receivable from the Parent of $816,335. Had these transactions been recorded at December 31, 1995, the effect on the accompanying balance sheet would be an increase in liabilities of $190,590, a decrease in assets of $816,335 and a decrease in stockholders' equity of $1,006,925. (See Note 1.)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Leonard Archives, Inc.:

     We have audited the accompanying balance sheets of Leonard Archives, Inc. (a Michigan corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leonard Archives, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP
Dallas, Texas,
March 15, 1996

                             LEONARD ARCHIVES, INC.

                                 BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $   36,190     $   13,414
  Accounts receivable, less allowance for doubtful accounts of
     $35,000 for each period........................................     901,459        888,352
  Accounts receivable -- affiliates.................................     280,033        259,236
  Accounts receivable -- officer and employees......................      14,189         67,043
  Prepaids and other current assets.................................     104,702        124,106
                                                                      ----------     ----------
          Total current assets......................................   1,336,573      1,352,151
PROPERTY AND EQUIPMENT, net.........................................   1,670,307      1,962,635
OTHER NONCURRENT ASSETS.............................................      14,275         16,775
                                                                      ----------     ----------
          Total assets..............................................  $3,021,155     $3,331,561
                                                                      ==========     ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Short-term obligations............................................  $  625,431     $  315,797
  Short-term obligations to stockholder.............................          --        500,000
  Current maturities of long-term obligations.......................     219,823        707,241
  Accounts payable and accrued liabilities..........................     846,065        662,379
  Unearned income...................................................     377,372        333,590
                                                                      ----------     ----------
          Total current liabilities.................................   2,068,691      2,519,007
LONG-TERM OBLIGATIONS, net of current maturities....................     664,926        723,603
LONG-TERM OBLIGATIONS TO AFFILIATES, net of current
  maturities........................................................      42,484         19,326
                                                                      ----------     ----------
          Total liabilities.........................................   2,776,101      3,261,936
                                                                      ----------     ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, par value $10, 8,500 shares authorized, 4,293 shares
     outstanding for all periods....................................      42,930         42,930
  Retained earnings.................................................     202,124         26,695
                                                                      ----------     ----------
          Total stockholders' equity................................     245,054         69,625
                                                                      ----------     ----------
          Total liabilities and stockholders' equity................  $3,021,155     $3,331,561
                                                                      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                             LEONARD ARCHIVES, INC.

                            STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
SERVICE REVENUE........................................  $4,372,109     $5,006,725     $5,858,023
COST OF SERVICES.......................................   2,395,102      3,135,573      3,136,965
DEPRECIATION...........................................     133,668        231,261        305,614
                                                         ----------     ----------     ----------
          Gross profit.................................   1,843,339      1,639,891      2,415,444
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..........   1,543,994      1,576,865      1,627,377
                                                         ----------     ----------     ----------
          Operating income.............................     299,345         63,026        788,067
OTHER (INCOME) EXPENSE:
  Interest expense.....................................      74,354        114,894        144,155
  Interest income......................................     (14,657)       (18,653)       (18,320)
  Other (income) expense, net..........................       5,062        (44,161)         2,661
                                                         ----------     ----------     ----------
NET INCOME.............................................  $  234,586     $   10,946     $  659,571
                                                         ==========     ==========     ==========
PRO FORMA DATA (Unaudited -- See Note 11):
HISTORICAL NET INCOME..................................  $  234,586     $   10,946     $  659,571
PRO FORMA COMPENSATION DIFFERENTIAL....................     159,470         60,000        144,821
PRO FORMA PROVISION FOR INCOME TAXES...................     130,175         35,485        276,893
                                                         ----------     ----------     ----------
PRO FORMA NET INCOME...................................  $  263,881     $   35,461     $  527,499
                                                         ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                             LEONARD ARCHIVES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      COMMON STOCK                          TOTAL
                                                   ------------------     RETAINED      STOCKHOLDERS'
                                                   SHARES     AMOUNT      EARNINGS         EQUITY
                                                   ------     -------     ---------     -------------
BALANCE, December 31, 1992.......................  4,293      $42,930     $ 145,492       $ 188,422
  Dividends declared.............................     --           --      (107,900)       (107,900)
  Net income.....................................     --           --       234,586         234,586
                                                   -----      -------     ---------       ---------
BALANCE, December 31, 1993.......................  4,293       42,930       272,178         315,108
  Dividends declared.............................     --           --       (81,000)        (81,000)
  Net income.....................................     --           --        10,946          10,946
                                                   -----      -------     ---------       ---------
BALANCE, December 31, 1994.......................  4,293       42,930       202,124         245,054
  Dividends declared.............................     --           --      (835,000)       (835,000)
  Net income.....................................     --           --       659,571         659,571
                                                   -----      -------     ---------       ---------
BALANCE, December 31, 1995.......................  4,293      $42,930     $  26,695       $  69,625
                                                   =====      =======     =========       =========

   The accompanying notes are an integral part of these financial statements.

                             LEONARD ARCHIVES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                           1993          1994           1995
                                                         ---------     ---------     -----------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income...........................................  $ 234,586     $  10,946     $   659,571
  Adjustments to reconcile net income to net cash
     provided by operating activities--
     Depreciation and amortization.....................    133,668       231,261         305,614
     Changes in operating assets and liabilities--
       (Increase) decrease in--
          Accounts receivable, net.....................   (209,273)     (183,387)        (18,950)
          Prepaid and other assets.....................    (13,578)       (5,796)        (21,904)
       Increase (decrease) in--
          Accounts payable and accrued liabilities.....    131,010       229,416        (183,686)
          Unearned income..............................     74,525        94,280         (43,782)
                                                         ---------     ---------     -----------
               Net cash provided by operating
                 activities............................    350,938       376,720         696,863
                                                         ---------     ---------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment..................   (139,750)     (607,035)       (504,023)
                                                         ---------     ---------     -----------
               Net cash used in investing activities...   (139,750)     (607,035)       (504,023)
                                                         ---------     ---------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on short-term obligations.........         --       (79,434)     (1,546,196)
  Principal payments on long-term obligations..........   (118,084)     (127,115)       (170,982)
  Proceeds from short-term obligations.................     16,401       531,515       1,736,562
  Proceeds from long-term obligations..................         --            --         600,000
  Payment of dividends.................................   (107,900)      (81,000)       (835,000)
                                                         ---------     ---------     -----------
               Net cash provided by (used in) financing
                 activities............................   (209,583)      243,966        (215,616)
                                                         ---------     ---------     -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...      1,605        13,651         (22,776)
CASH AND CASH EQUIVALENTS, at beginning of period......     20,934        22,539          36,190
                                                         ---------     ---------     -----------
CASH AND CASH EQUIVALENTS, at end of period............  $  22,539     $  36,190     $    13,414
                                                         =========     =========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for--
     Interest..........................................  $  69,378     $ 102,951     $   136,029
NONCASH TRANSACTIONS:
  Equipment acquired through capital lease
     obligations.......................................  $  90,111     $ 149,500     $    93,919

   The accompanying notes are an integral part of these financial statements.

                             LEONARD ARCHIVES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Leonard Archives, Inc. (the "Company") stores records, computer media and microfilm for all industries. The Company also provides document destruction as a complement to complete records management. The Company operates out of two Detroit facilities and three other facilities, in Ann Arbor and Farmington Hills, Michigan, and in Toledo, Ohio.

     In October 1995, the Company and its stockholder entered into a definitive agreement with F.Y.I. Incorporated ("FYI") pursuant to which the Company will merge with FYI (the "Merger"). All outstanding shares of the Company's common stock will be exchanged for cash and shares of FYI's common stock concurrent with the consummation of the initial public offering (the "Offering") of the common stock of FYI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Building improvements are depreciated over the lesser of the asset's useful life or the lease-term.

  Unearned Income

     Unearned income represents customer storage services which are billed in advance.

  Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121), which is establishing accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have any effect on the financial statements. The Company will adopt SFAS 121 in 1996.

  Revenue Recognition

     Revenue is recognized when the services are rendered.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentration of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105, consist primarily of trade receivables.

     Trade receivables are primarily short-term receivables from clients located in Michigan and Ohio. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

                             LEONARD ARCHIVES, INC.

  Income Taxes

     The Company is an S corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholder. The Company's S corporation status will terminate with the effective date of the Merger discussed in Note 1.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                    ESTIMATED              DECEMBER 31,
                                                   USEFUL LIVES     ---------------------------
                                                     (YEARS)           1994            1995
                                                   ------------     -----------     -----------
    Land.........................................     NA            $     2,581     $     2,581
    Building and building improvements...........    7-18               900,015         904,524
    Warehouse and vault equipment................    5-15             1,306,586       1,696,107
    Transportation equipment.....................    3-7                 65,752          72,572
    Equipment under capital leases...............     5                 274,833         359,088
    Office equipment.............................    5-7                236,280         327,851
    Data disintegration equipment................     10                249,644         261,245
                                                                    -----------     -----------
                                                                      3,035,691       3,623,968
    Less -- Accumulated depreciation and
      amortization...............................                     1,365,384       1,661,333
                                                                    -----------     -----------
                                                                    $ 1,670,307     $ 1,962,635
                                                                    ===========     ===========

     Accumulated depreciation of equipment under capital leases amounted to $72,587 and $125,137 at December 31, 1994 and 1995, respectively.

4.  SHORT-TERM OBLIGATIONS:

     Short-term obligations consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Bank demand note, expiring June 1999, interest at prime plus
      0.75% (9.25% at December 31, 1994), secured by accounts
      receivable and machinery and equipment.......................  $118,621     $     --
    Bank master equipment line of credit, each borrowing payable on demand and is termed-out over 36 equal monthly payments,
      accrued interest at prime plus 0.75% (9.25% at December 31,
      1994), payable monthly, secured by accounts receivable and
      machinery and equipment......................................   241,810           --
    Bank working capital line of credit, payable on demand, accrued interest at prime plus 1.25% (9.75% at December 31, 1995), secured by a first security interest in all accounts
      receivable, machinery, and equipment, and a personal
      guarantee by the stockholder ................................        --      315,797
    Bank demand master equipment note, monthly payment of $5,000 plus accrued interest at prime plus 0.75% (9.25% at December
      31, 1994), matures 1999, secured by accounts receivable and
      machinery and equipment......................................   265,000           --
                                                                     --------     --------
                                                                     $625,431     $315,797
                                                                     ========     ========

                             LEONARD ARCHIVES, INC.

     Short-term obligations to affiliates consist of the following:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   --------     ----------
    Note payable -- stockholder, payable on demand, accrued
      interest at 8.75%, unsecured...............................  $     --     $  500,000

5.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   --------     ----------
    Mortgage payable -- bank, monthly payment of $8,500,
      including principal and interest at prime plus 0.75% (9%
      and 9.5% at December 31, 1994 and 1995, respectively),
      maturing October 1, 1996, secured by a first mortgage on
      the land, building, and certain equipment and guaranteed by
      the stockholder and a former stockholder...................  $561,644     $  503,529
    Note payable -- Detroit Economic Growth Council, monthly
      payment of $1,353, including principal and interest at
      6.1%, maturing June 1, 1995, secured by certain assets of
      the Company and guaranteed by the stockholder and his
      wife.......................................................     7,979             --
    Mortgage payable -- bank, monthly payment of $7,978,
      including principal and interest at prime plus 1.25% (9.75%
      at December 31, 1995), maturing December 1, 2000, secured
      by a second mortgage on the land, building, and certain
      equipment and guaranteed by the stockholder. ..............        --        600,000
    Note payable -- bank, monthly payment of $517, including
      principal and interest at 12%, maturing May 1998, secured
      by automobile..............................................    17,310         12,895
    Capital lease obligations -- interest rates ranging from 3%
      to 15.9%, maturing at dates from January 1996 to September
      2000.......................................................   202,249        233,951
                                                                   --------     ----------
              Total..............................................   789,182      1,350,375
    Less -- Current maturities...................................   124,256        626,772
                                                                   --------     ----------
                                                                   $664,926     $  723,603
                                                                   ========     ==========

     Long-term obligations to affiliates consist of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1994        1995
                                                                      --------     -------
    Note payable -- Leonard Investments, monthly payment of $1,185, including principal and interest at prime plus 1% (9.5% at
      December 31, 1994 and 1995), maturing in 1998, unsecured......  $ 37,193     $26,157
    Note payable -- Leonard Investments, monthly payment of $861, including principal and interest at prime plus 1% (9.5% at
      December 31, 1994 and 1995), maturing January 1996,
      unsecured.....................................................    31,691      14,471

                             LEONARD ARCHIVES, INC.

                                                                          DECEMBER 31,
                                                                      -------------------
                                                                        1994        1995
                                                                      --------     -------
    Note payable -- Leonard Investments, interest payable annually at prime plus 1% (9.5% and 8.75% at December 31, 1994 and
      1995, respectively), maturing January 1996, unsecured.........  $ 69,167     $59,167
                                                                      --------     -------
              Total.................................................   138,051      99,795
    Less -- Current maturities......................................    95,567      80,469
                                                                      --------     -------
                                                                      $ 42,484     $19,326
                                                                      ========     =======

     The stockholder of the Company also has a personal note obligation which has as collateral substantially all of the assets of the Company. The security interests in these assets is subordinate to the security interest of the bank. Maturities for December 31, 1996, 1997, 1998, 1999, 2000, and thereafter are $707,241, $110,255, $115,257, $79,699, $437,718, and $0, respectively.

6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Accounts payable...............................................  $582,185     $409,972
    Accrued compensation, benefits, and taxes......................   117,582      179,009
    Other..........................................................   146,298       73,398
                                                                     --------     --------
                                                                     $846,065     $662,379
                                                                     ========     ========

7.  LEASE OBLIGATIONS:

     The Company leases its buildings, transportation equipment, and office equipment under noncancelable lease agreements which expire at various dates. Minimum future lease payments under capital and operating leases as of December 31, 1995, are as follows:

                                                                   CAPITAL      OPERATING
                                                                    LEASES        LEASES
                                                                   --------     ----------
    1996.........................................................  $100,136     $  459,882
    1997.........................................................    65,156        672,467
    1998.........................................................    66,179        657,903
    1999.........................................................    27,234        590,892
    2000.........................................................    10,840        475,280
    Thereafter...................................................        --      2,355,520
                                                                   --------     ----------
    Total minimum lease payments.................................   269,545     $5,211,944
                                                                                ==========
    Less -- Amounts representing interest........................    35,594
                                                                   --------
    Present value of net minimum lease payments..................   233,951
    Less -- Current portion of obligations under capital
      leases.....................................................    82,083
                                                                   --------
    Long-term portion of obligations under capital leases........  $151,868
                                                                   ========

     Rental expense for all operating leases was approximately $354,894, $569,762, and $531,735 for the years ended December 31, 1993, 1994 and 1995, respectively.

                             LEONARD ARCHIVES, INC.

8.  EMPLOYEE BENEFIT PLAN:

     In 1994, the Company adopted a discretionary retirement plan covering substantially all of its employees. Retirement expenses are funded through annual contributions to the plan. Expenses related to the plan were $15,982 and $24,227 for the years ended December 31, 1994 and 1995, respectively.

9.  COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for workers' compensation, unemployment, and property damage incurred in connection with its operations. Management believes none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

10.  RELATED-PARTY TRANSACTIONS:

     The Company leases its operating facilities in Toledo and Trumbull (Detroit) from Leonard Investments. These leases are for various lengths and annual amounts. The rental expense for these operating leases for the years ended December 31, 1993, 1994 and 1995, were $127,000, $126,000, and $127,000, respectively. The Company is also borrowing funds from Leonard Investments as described in Note 5. Leonard Investments is a partnership owned by the stockholder and a former stockholder of the Company. The Ann Arbor facility is leased from a former stockholder. Rental expense for the Ann Arbor facility was $62,064 for the years ended December 31, 1993, 1994, and 1995.

     Accounts receivable -- affiliate represents amounts due from Accumed Billing, Inc. and Pathfinders, Inc. The sole stockholder of the Company and his relatives own a 78% interest in Accumed Billing, Inc. and a 33% interest in Pathfinders, Inc. The receivables relate primarily to employee services provided to Accumed Billing, Inc. and Pathfinders, Inc.

     Leonard has guaranteed a promissory note in the principal amount of approximately $636,000 as of December 31, 1995, with interest at 10%, payable in monthly installments in varying amounts through December 1, 2004. The promissory note is from the stockholder to the former joint owner in Leonard. Leonard's guarantee and security interest are subordinate to all other notes payable to the bank and the Detroit Economic Growth Council.

11.  PRO FORMA NET INCOME (UNAUDITED):

     Selling, general, and administrative expenses for the periods presented reflect compensation and related benefits that owners and certain key employees received during these periods. These owners and key employees have agreed to certain reductions in salaries and benefits in connection with the Merger.

     In connection with this merger, the stockholder has entered into a three year employment agreement with FYI which provides for set base salary, participation in any future FYI incentive bonus plans, four week paid vacation, a car allowance, health benefits, and a two year covenant-not-to-compete following termination of such person's employment. The stockholder's employment agreement provides for a $100,000 base salary.

     The unaudited pro forma data presents compensation at the level the officers and owners of the Company have agreed to receive subsequent to the Offering. In addition, the pro forma data presents the provision for income taxes as if the Company had been subject to federal and state income taxes and adjusted for the impact of the compensation differential discussed above.

                             LEONARD ARCHIVES, INC.

12.  SUBSEQUENT EVENTS:

     In October 1995, the Company and its stockholder entered into a definitive agreement to be acquired by FYI. This transaction was subsequently closed on January 26, 1996. In conjunction with this merger, prior to year-end, the Company distributed cash to its stockholder in the amount of $700,000 which represented the AAA account of the Company. In addition, the Company can make an additional distribution corresponding to the increase in net stockholders' equity from June 30, 1995 to November 30, 1995, not to exceed $75,000. The amount available for the additional distribution at December 31, 1995, is $75,000. Had these transactions been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in total assets and a decrease in stockholder's equity of $75,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To C.&T. Management Services, Inc.:

     We have audited the accompanying combined balance sheets of C.&T. Management Services, Inc. (a California corporation) and Related Company as of December 31, 1994 and 1995, and the related combined statements of operations, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of C.&T. Management Services, Inc. and Related Company as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP
Dallas, Texas,
March 15, 1996

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY

                            COMBINED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                     -----------------------------
                                                                         1994             1995
                                                                     ------------     ------------
                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................   $   24,115       $   58,823
  Accounts receivable, less allowance of $44,265 and $19,286.......      820,896          956,089
  Note receivable -- current.......................................       52,386          424,649
  Prepaid and other current assets.................................       34,259           36,748
                                                                      ----------       ----------
          Total current assets.....................................      931,656        1,476,309
PROPERTY AND EQUIPMENT, net........................................      221,773          257,716
NOTE RECEIVABLE, NET OF CURRENT PORTION............................      429,219               --
OTHER NONCURRENT ASSETS, net.......................................       25,108           17,255
                                                                      ----------       ----------
          Total assets.............................................   $1,607,756       $1,751,280
                                                                      ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Short-term obligations...........................................   $  757,189       $  496,809
  Current maturities of long-term obligations......................       24,034           26,234
  Accounts payable and accrued liabilities.........................      429,799          468,845
  Stockholder note payable -- current..............................      519,808          563,514
  Current portion of deferred income taxes.........................       15,857           15,857
                                                                      ----------       ----------
          Total current liabilities................................    1,746,687        1,571,259
LONG-TERM OBLIGATIONS:
  Notes payable....................................................        6,221               --
  Stockholder note payables, net of current........................       35,126           19,969
                                                                      ----------       ----------
     Total liabilities.............................................    1,788,034        1,591,228
                                                                      ----------       ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $1 par value and no par (Note 12), authorized
     125,000 shares, 3,100 shares issued and outstanding...........        4,000            4,000
  Additional paid-in capital.......................................        1,285            1,285
  Retained (deficit) earnings......................................     (185,563)         154,767
                                                                      ----------       ----------
          Total stockholders' equity (deficit).....................     (180,278)         160,052
                                                                      ----------       ----------
          Total liabilities and stockholders' equity (deficit).....   $1,607,756       $1,751,280
                                                                      ==========       ==========

    The accompanying notes are an integral part of these combined financial statements.

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY

                       COMBINED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
REVENUES...............................................  $5,804,738     $5,337,100     $5,369,412
COST OF SERVICES.......................................   4,001,734      3,975,161      3,560,791
DEPRECIATION EXPENSE...................................      66,999         52,797         53,007
                                                         ----------     ----------     ----------
          Gross profit.................................   1,736,005      1,309,142      1,755,614
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..........   1,633,876      1,508,037      1,414,629
                                                         ----------     ----------     ----------
     Operating income (loss)...........................     102,129       (198,895)       340,985
OTHER (INCOME) EXPENSE:
  Interest expense.....................................      93,815        102,969        126,406
  Interest income......................................     (10,969)       (50,116)       (51,460)
  Other income, net....................................     (46,255)      (135,809)       (95,891)
                                                         ----------     ----------     ----------
INCOME (LOSS) BEFORE INCOME TAXES......................      65,538       (115,939)       361,930
PROVISION FOR INCOME TAXES.............................       1,600          1,600          1,600
                                                         ----------     ----------     ----------
          Net income (loss)............................  $   63,938     $ (117,539)    $  360,330
                                                         ==========     ==========     ==========
PRO FORMA DATA (Unaudited -- See Note 14):
HISTORICAL NET INCOME (LOSS)...........................  $   63,938     $ (117,539)    $  360,330
PRO FORMA COMPENSATION DIFFERENTIAL....................     224,187        177,531        171,383
PRO FORMA PROVISION FOR INCOME
  TAXES................................................     119,101         22,231        199,326
                                                         ----------     ----------     ----------
PRO FORMA NET INCOME...................................  $  169,024     $   37,761     $  332,387
                                                         ==========     ==========     ==========

    The accompanying notes are an integral part of these combined financial statements.

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                TOTAL
                                               COMMON STOCK      ADDITIONAL    RETAINED     STOCKHOLDERS'
                                             ----------------     PAID-IN      EARNINGS        EQUITY
                                             SHARES    AMOUNT     CAPITAL      (DEFICIT)      (DEFICIT)
                                             ------    ------    ----------    ---------    -------------
BALANCE, December 31, 1992.................  3,100      4,000       1,285       (131,962)      (126,677)
  Net income...............................     --         --          --         63,938         63,938
                                             -----     ------      ------      ---------      ---------
BALANCE, December 31, 1993.................  3,100      4,000       1,285        (68,024)       (62,739)
  Net loss.................................     --         --          --       (117,539)      (117,539)
                                             -----     ------      ------      ---------      ---------
BALANCE, December 31, 1994.................  3,100      4,000       1,285       (185,563)      (180,278)
  Dividend.................................     --         --          --        (20,000)       (20,000)
  Net income...............................     --         --          --        360,330        360,330
                                             -----     ------      ------      ---------      ---------
BALANCE, December 31, 1995.................  3,100     $4,000      $1,285      $ 154,767      $ 160,052
                                             =====     ======      ======      =========      =========

    The accompanying notes are an integral part of these combined financial statements.

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1993        1994        1995
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  63,938   $(117,539)  $ 360,330
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities --
     Depreciation/amortization..............................     66,999      52,797      53,007
     Gain on sale...........................................         --     (40,000)         --
     Deferred tax benefit...................................     (3,307)         --          --
     Changes in operating assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net..........................     74,750     (49,785)   (135,193)
          Prepaid and other assets..........................    (77,165)     39,161       5,364
       Increase (decrease) in --
          Accounts payable and accrued liabilities..........    (49,645)    107,135      39,046
                                                              ---------   ---------   ---------
               Net cash provided by (used in) operating
                 activities.................................     75,570      (8,231)    322,554
                                                              ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Additions) dispositions of property and equipment........    (15,696)    (34,967)    (88,950)
                                                              ---------   ---------   ---------

               Net cash (used in) investing activities......    (15,696)    (34,967)    (88,950)
                                                              ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from line of credit..........................     25,000          --          --
  Principal payments on stockholder notes payable...........   (179,195)   (116,970)    (13,451)
  Proceeds from stockholder notes payable...................         --     310,000      42,000
  Principal payments on short-term obligations..............   (204,117)   (210,990)   (260,380)
  Principal payments on long-term obligations...............   (146,687)    (17,606)    (24,036)
  Proceeds from short-term borrowings.......................    253,352      11,162      20,015
  Principal collected on note receivable....................     14,157      78,092      56,956
  Issuance of note receivable...............................    (14,410)         --          --
  Dividends paid............................................         --          --     (20,000)
                                                              ---------   ---------   ---------
               Net cash provided by (used in) financing
                 activities.................................   (251,900)     53,688    (198,896)
                                                              ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........   (192,026)     10,490      34,708
CASH AND CASH EQUIVALENTS, at beginning of year.............    205,651      13,625      24,115
                                                              ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, at end of year...................  $  13,625   $  24,115   $  58,823
                                                              =========   =========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid for --
       Interest.............................................  $  92,397   $ 105,757   $ 128,192
       Taxes................................................      4,300       1,600       1,600
NONCASH TRANSACTIONS:
  Note receivable received in connection with sale of
     building...............................................  $ 550,000   $      --   $      --

    The accompanying notes are an integral part of these combined financial statements.

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The accompanying combined financial statements include the accounts of C.&T. Management Services, Inc. (dba DPAS) and Qualidata, Inc. (dba The Mail House -- the "Related Company") (collectively the "Company"). The Company's principal business is providing data processing, information management, and bulk mailing services for its customers who are located primarily on the West Coast.

     The Company and its stockholders entered into a definitive agreement with F.Y.I. Incorporated ("FYI") pursuant to which the Company will merge with FYI (the "Merger"). All outstanding shares of the Company's common stock will be exchanged for cash and shares of FYI's common stock concurrent with the consummation of the initial public offering (the "Offering") of the common stock of FYI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The companies discussed in Note 1 are all under common control of two stockholders. All significant intercompany transactions have been eliminated in combination.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

  Intangible and Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121: Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have any effect on the combined financial statements. The Company will adopt SFAS 121 in 1996.

  Revenue Recognition

     Revenue is recognized when services are rendered.

  Income Taxes

     The companies are S corporations for income tax purposes and, accordingly, any federal income tax liabilities are the responsibility of the stockholders. The Company's S corporation status will terminate with the effective date of the Merger discussed in Note 1.

  Reclassifications

     Certain prior year amounts have been reclassified to make their presentation consistent with the current year.

  Concentration of Credit Risk

     Financial instruments that potentially expose the Company to concentration of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in the Western United States and the primary

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY customers are state and public institutions. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

3.  NOTES RECEIVABLE:

     Notes receivable consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    Sunrise Mushroom -- interest rate at 12% with monthly principal and interest payments of $9,125, balloon payment due at
      maturity on January 16, 1996. The note is secured by a
      commercial building sold to Sunrise Mushroom by the Company
      in 1993......................................................  $480,000     $424,649
    Other notes receivable, noninterest bearing....................     1,605           --
                                                                     --------     --------
              Total notes receivable...............................   481,605      424,649
    Less -- Current portion........................................    52,386      424,649
                                                                     --------     --------
                                                                     $429,219     $     --
                                                                     ========     ========

     The Company sold a commercial building to Sunrise Mushroom on February 1, 1993, for $625,000, including $75,000 of cash and a note receivable of $550,000. The gain of $40,000 was deferred in 1993 and subsequently recognized in 1994 upon fulfillment of the requirements for gain recognition under SFAS No. 66, "Accounting for Sales of Real Estate."

     The Sunrise Mushroom note receivable was refinanced in January 1995 and is due in full on January 16, 1996 (see Note 15).

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                      ESTIMATED             DECEMBER 31,
                                                    USEFUL LIVES     --------------------------
                                                       (YEARS)          1994           1995
                                                    -------------    ----------     -----------
    Autos and trucks..............................        5          $  198,794     $   198,794
    Furniture and equipment.......................      5-10          1,754,905       1,842,360
                                                                     ----------     -----------
                                                                      1,953,699       2,041,154
    Less -- Accumulated depreciation..............                    1,731,926       1,783,438
                                                                     ----------     -----------
                                                                     $  221,773     $   257,716
                                                                     ==========     ===========

5.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Accounts payable...............................................  $282,972     $384,967
    Sales tax payable..............................................    17,027       15,991
    Other accrued liabilities......................................   114,766       59,498
    Accrued compensation, benefits, and taxes......................    15,034        8,389
                                                                     --------     --------
                                                                     $429,799     $468,845
                                                                     ========     ========

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY

6.  SHORT-TERM OBLIGATION:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Note payable -- bank; interest at the bank's index rate prime plus 1.0%; monthly payments of $10,000, 9.5% and 10.75% at
      December 31, 1994 and 1995, maturing January 1, 1998.........  $300,000     $252,724
    Trust deed payable; interest at the Bank's index rate prime plus 1.5% (floor of 9.0%); monthly payments of $6,085;
      maturity January 15, 1998; at December 31, 1994 and 1995, the
      interest rate was 11% and 11.25% secured by first trust deed
      on commercial property.......................................   197,189      144,085
    Note payable -- bank; monthly principal of $8,333 plus interest at prime plus 2% and a maturity date of December 1996;
      interest rate at December 31, 1994 and 1995, was 10.5% and
      10.75%; secured by non-real estate assets of the Company.....   200,000      100,000
    Note payable -- bank; monthly principal of $5,000 plus interest at prime plus 2% and a maturity date of January 1996; secured
      by non-real estate assets of the Company.....................    60,000           --
                                                                     --------     --------
              Total................................................  $757,189     $496,809
                                                                     ========     ========

7.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Note payable -- EMC Corp.; interest rate at 14.658% with monthly
      payments of $1,004 and a maturity date of June, 1996...........  $16,129     $ 5,772
    Note payable -- bank; interest rate at 11.25% with monthly payments of $227 and a maturity date of February 1996; secured
      by 1990 Ford truck.............................................    2,964         447
    Vendor notes payable.............................................   11,162      20,015
                                                                       -------     -------
              Total..................................................   30,255      26,234
    Less -- Current maturities.......................................   24,034      26,234
                                                                       -------     -------
                                                                       $ 6,221     $    --
                                                                       =======     =======

     As of December 31, 1994 and 1995, the Company has complied with all loan covenants.

8.  OPERATING LEASES:

     The Company leases its office buildings, office equipment, and computer software under noncancelable lease agreements which expire at various dates. Lease payments for the years ended December 31, 1993, 1994,

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY and 1995, totaled approximately, $460,000, $455,000, and $293,000. Future minimum lease payments under operating leases as of December 31, 1995, for each of the next five years and in the aggregate are as follows:

        1996.............................................................  $  262,465
        1997.............................................................     266,917
        1998.............................................................     261,969
        1999.............................................................     245,081
        2000.............................................................     226,147
        Thereafter.......................................................     709,259
                                                                           ----------
                  Total..................................................  $1,971,838
                                                                           ==========

9.  EMPLOYEE BENEFIT PLAN:

     The Company sponsors a profit sharing plan. Employees become eligible after one year of service to the Company. The employees are not allowed to make contributions to the plan; Company contributions are determined by the Board of Directors. The profit sharing plan expense was $19,392, $12,422, and $19,866 for 1993, 1994 and 1995, respectively.

     The Company offers no postretirement or postemployment benefits.

10.  INCOME TAXES:

     The Company has elected S corporation status under the Internal Revenue Code. In lieu of federal income taxes, the shareholder is taxed on the Company's taxable income. Therefore, no provision or liability for federal income tax has been included in the financial statements for the years ended December 31, 1993, 1994, and 1995. Due to the losses recorded in 1992 and 1994, only the California minimum corporate tax of $800 has been due. A deferred state tax liability exists primarily due to the cash basis method of reporting for income tax purposes. The deferred tax liability of $15,857 at December 31, 1994 and 1995, represents the 2.5% State of California corporate tax on the net temporary differences.

     State income taxes are as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                          -----------------------------
                                                           1993        1994       1995
                                                          -------     ------     ------
        Current.........................................  $ 4,907     $1,600     $1,600
        Deferred........................................   (3,307)        --         --
                                                          -------     ------     ------
                                                          $ 1,600     $1,600     $1,600
                                                          =======     ======     ======

11.  COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involve workers' compensation and unemployment claims incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

              C.&T. MANAGEMENT SERVICES, INC. AND RELATED COMPANY

12.  COMMON STOCK:

     Common stock at December 31, 1994 and 1995, consists of the following:

                                                                     SHARES
                                                           --------------------------
                                                 PAR                      ISSUED AND      TOTAL
                                                VALUE      AUTHORIZED     OUTSTANDING     VALUE
                                                ------     ----------     -----------     ------
    C&T Management Services, Inc..............  $1.00         25,000         3,000        $3,000
    Qualidata, Inc. ..........................  No par       100,000           100         1,000
                                                             -------         -----        ------
                                                             125,000         3,100        $4,000
                                                             =======         =====        ======

13.  RELATED-PARTY TRANSACTIONS:

     A stockholder has advanced funds to the Company of $503,502 and $545,502 as of December 31, 1994 and 1995, respectively. The amounts advanced bear interest at a rate of 9% and are payable on demand.

     The Company has a 12% interest-bearing stockholder note payable totaling $51,432 and $37,981 at December 31, 1994 and 1995, that has monthly principal and interest payments of $1,800 and a maturity date of October 1997.

     The maturity for this obligation is as follows:

        1996...............................................................  $18,012
        1997...............................................................   19,969
                                                                             -------
                                                                             $37,981
                                                                             =======

14.  PRO FORMA NET INCOME (UNAUDITED):

     Selling, general, and administrative expenses for the periods presented reflect compensation and related benefits that the owner and certain key employees received during the periods. The owner and key employees have agreed to certain reductions in salaries and benefits in connection with the Merger.

     In connection with the Merger, each stockholder has entered into a three-year employment agreement with FYI which provides for set base salary, participation in any future FYI incentive bonus plans, four week paid vacation, a car allowance, health benefits and a two year covenant-not-to-compete following termination of such person's employment. The stockholders' employment agreements provide for an aggregate base salary of $220,000.

     The unaudited pro forma data presents compensation at the level the officers and owner of the Company have agreed to receive subsequent to the Offering. In addition, the following pro forma data presents the provision for income taxes as if the Company had been subject to federal and state income taxes and adjusted for the impact of the compensation differential discussed above.

15.  SUBSEQUENT EVENTS:

     In October 1995, the Company and its stockholders entered into a definitive agreement to be acquired by FYI. This transaction was subsequently closed on January 26, 1996.

     In conjunction with the Merger, the Company will dividend to the stockholders, a note receivable totaling $424,649 and related mortgage note payable of $144,085. In addition, the Company will make a cash distribution of $250,000 prior to the closing of the merger of which $20,000 was distributed prior to year-end. Had these transactions been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in total assets of $654,649, total liabilities of $144,085, and stockholders' equity of $510,564.

     In addition certain cash proceeds of the Offering will be used to repay the stockholder notes payable of $583,483.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Deliverex, Incorporated:

     We have audited the accompanying combined balance sheets of Deliverex, Incorporated (a California corporation) and Subsidiary and Related Company as of September 30, 1994, and December 31, 1995, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years ended September 30, 1993 and 1994, and December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Deliverex, Incorporated and Subsidiary and Related Company as of September 30, 1994 and December 31, 1995, and the combined results of their operations and their combined cash flows for each of the years ended September 30, 1993 and 1994, and December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Dallas, Texas,
March 15, 1996

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

                            COMBINED BALANCE SHEETS

                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1994              1995
                                                                     -------------     ------------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................     $120,948        $  210,444
  Accounts receivable..............................................      129,397           288,197
  Accounts receivable -- stockholder...............................      314,731           314,731
  Deferred tax assets current......................................      112,030                --
  Prepaid and other current assets.................................        3,180             9,410
                                                                        --------        ----------
          Total current assets.....................................      680,286           822,782
PROPERTY AND EQUIPMENT, net........................................      172,675           172,926
ADVANCES TO OFFICER................................................       73,403            73,403
OTHER NONCURRENT ASSETS, net.......................................       48,948            48,948
                                                                        --------        ----------
          Total assets.............................................     $975,312        $1,118,059
                                                                        ========        ==========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term obligations...........................................     $ 47,270        $   39,258
  Deferred tax liabilities.........................................           --            10,964
  Current maturities of long-term obligations......................       27,564            22,098
  Accounts payable and accrued liabilities.........................      250,614           196,725
                                                                        --------        ----------
          Total current liabilities................................      325,448           269,045
LONG-TERM OBLIGATIONS, net of current maturities...................      430,318           403,263
OTHER LONG-TERM LIABILITIES........................................       49,728                --
                                                                        --------        ----------
          Total liabilities........................................      805,494           672,308
                                                                        --------        ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par, authorized 510,000 shares, 107,000 shares
     issued........................................................        9,900             9,900
  Retained earnings................................................      160,918           435,851
                                                                        --------        ----------
                                                                         170,818           445,751
  Less -- Treasury stock, 10,000 shares in 1994, no par; $1,000
     assigned value................................................        1,000                --
                                                                        --------        ----------
          Total stockholders' equity...............................      169,818           445,751
                                                                        --------        ----------
          Total liabilities and stockholders' equity...............     $975,312        $1,118,059
                                                                        ========        ==========

    The accompanying notes are an integral part of these combined financial statements.

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

                       COMBINED STATEMENTS OF OPERATIONS

                                                                        YEAR ENDED
                                                        ------------------------------------------
                                                              SEPTEMBER 30,
                                                        -------------------------     DECEMBER 31,
                                                           1993           1994            1995
                                                        ----------     ----------     ------------
REVENUES:
  Service revenue.....................................  $2,321,024     $2,338,379      $2,555,394
  Other revenue.......................................     251,026        267,601         311,653
                                                        ----------     ----------      ----------
                                                         2,572,050      2,605,980       2,867,047
COST OF SERVICES......................................   1,647,265      1,684,738       1,643,271
DEPRECIATION..........................................      75,656         58,320          52,393
                                                        ----------     ----------      ----------
          Gross profit................................     849,129        862,922       1,171,383
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES.........     672,894        798,407         822,942
                                                        ----------     ----------      ----------
          Operating income............................     176,235         64,515         348,441
OTHER (INCOME) EXPENSE:
  Interest expense....................................      24,934         21,937          23,435
  Interest income.....................................        (140)          (135)         (3,614)
  Other (income) expense, net.........................        (592)        (9,112)         (1,665)
                                                        ----------     ----------      ----------
INCOME BEFORE INCOME TAXES............................     152,033         51,825         330,285
PROVISION (BENEFIT) FOR INCOME TAXES..................      51,846        (10,519)         99,529
                                                        ----------     ----------      ----------
          Net income..................................  $  100,187     $   62,344      $  230,756
                                                        ==========     ==========      ==========
PRO FORMA DATA (Unaudited -- see Note 13):
HISTORICAL NET INCOME.................................  $  100,187     $   62,344      $  230,756
PRO FORMA COMPENSATION DIFFERENTIAL...................      80,679        189,200         211,864
PRO FORMA PROVISION FOR INCOME TAXES..................      41,268         75,868         103,150
                                                        ----------     ----------      ----------
PRO FORMA NET INCOME..................................  $  139,598     $  175,676      $  339,470
                                                        ==========     ==========      ==========

    The accompanying notes are an integral part of these combined financial statements.

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                       COMMON SHARES     RETAINED    TREASURY STOCK      TREASURY        TOTAL
                                      ----------------   EARNINGS   -----------------     STOCK      STOCKHOLDERS'
                                      SHARES    AMOUNT   (DEFICIT)  SHARES    AMOUNT    SUBSCRIBED      EQUITY
                                      -------   ------   --------   -------   -------   ----------   -------------
BALANCE, September 30, 1992.........  107,000   $9,900   $ (1,613)   10,000   $(1,000)   $     --       $  7,287
  Net income........................       --      --     100,187        --        --          --        100,187
                                      -------   ------   --------   -------   -------    --------       --------
BALANCE, September 30, 1993.........  107,000    9,900     98,574    10,000    (1,000)         --        107,474
  Net income........................       --       --     62,344        --        --          --         62,344
                                      -------   ------   --------   -------   -------    --------       --------
BALANCE, September 30, 1994.........  107,000    9,900    160,918    10,000    (1,000)         --        169,818
  Treasury stock subscribed.........       --       --         --        --        --       1,000          1,000
  Net income -- October 1, 1994, to
    December 31, 1994...............       --       --     44,177        --        --          --         44,177
                                      -------   ------   --------   -------   -------    --------       --------
BALANCE, January 1, 1995............  107,000    9,900    205,095    10,000    (1,000)      1,000        214,995
  Reissuance of treasury stock......       --       --         --   (10,000)    1,000      (1,000)            --
  Net income........................       --       --    230,756        --        --          --        230,756
                                      -------   ------   --------   -------   -------    --------       --------
BALANCE, December 31, 1995..........  107,000   $9,900   $435,851        --   $    --    $     --       $445,751
                                      =======   ======   ========   =======   =======    ========       ========

    The accompanying notes are an integral part of these combined financial statements.

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                        YEAR ENDED
                                                          ---------------------------------------
                                                              SEPTEMBER 30,          DECEMBER 31,
                                                          ----------------------     ------------
                                                            1993          1994           1995
                                                          ---------     --------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $ 100,187     $ 62,344      $  230,756
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation.......................................     75,656       58,320          52,393
     Deferred tax expense (benefit).....................     26,965       (8,396)        107,970
     Changes in operating assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net......................    (33,803)       8,711        (143,461)
          Prepaid expenses and other assets.............     16,001        1,138          (6,230)
       Increase (decrease) in --
          Accounts payable and accrued liabilities......   (157,655)      (8,998)        (48,277)
          Other liabilities.............................     77,641      (46,568)        (19,402)
                                                          ---------     --------      ----------
               Net cash provided by operating
                 activities.............................    104,992       66,551         173,749
                                                          ---------     --------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment...................    (65,477)     (60,150)        (63,350)
  Decrease in notes receivable..........................    (40,193)      (4,575)             --
                                                          ---------     --------      ----------
               Net cash used in investing activities....   (105,670)     (64,725)        (63,350)
                                                          ---------     --------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on short-term obligations..............         --       47,270          (6,674)
  Proceeds from long-term obligations...................     30,178        6,267              --
  Principal payments on long-term obligations...........    (47,121)     (35,274)        (21,964)
                                                          ---------     --------      ----------
               Net cash provided by (used in) financing
                 activities.............................    (16,943)      18,263         (28,638)
                                                          ---------     --------      ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....    (17,621)      20,089          81,761
ADJUSTMENT TO CONFORM FISCAL YEAR-END TO A CALENDAR
  YEAR-END..............................................         --           --           7,735
CASH AND CASH EQUIVALENTS,
  at beginning of period................................    118,480      100,859         120,948
                                                          ---------     --------      ----------
CASH AND CASH EQUIVALENTS,
  at end of period......................................  $ 100,859     $120,948      $  210,444
                                                          =========     ========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for --
  Interest..............................................  $  24,934     $ 21,824      $   23,548
  Income taxes..........................................     12,813        9,496          24,934

    The accompanying notes are an integral part of these combined financial statements.

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The accompanying combined financial statements include the accounts of Deliverex, Incorporated (DLX), its wholly owned subsidiary Peninsula Records Management, Inc. (PRM) and ASK Record Management, Inc. (ASK -- the "Related Company") (collectively the "Company"). The Company specializes in storing and managing active and inactive files for hospitals throughout the United States but has customers primarily located on the West Coast. The Company also has franchises that are located in San Francisco, Sacramento, Seattle, and Denver.

     In October 1995, the Company's stockholders entered into a definitive agreement with F.Y.I. Incorporated ("FYI") pursuant to which the Company will be acquired by FYI (the "Merger"). All outstanding shares of the Company's common stock will be exchanged for cash and shares of FYI's common stock concurrent with the consummation of the initial public offering (the "Offering") of the common stock of FYI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The companies referred to in Note 1 are all under common control. All significant intercompany transactions have been eliminated in combination.

  Fiscal Year-Ends

     ASK has a December 31 year-end. The accompanying combined financial statements reflect the accounts and results of ASK combined with the September 30 year-end accounts and results of DLX and PRM. DLX and PRM's net income for the period from October 1 through December 31, 1994, of $44,177 is reflected as an adjustment to retained earnings on the combined statement of stockholders' equity.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Receivable from Shareholder

     Receivable from shareholder represents advances made to the shareholder which are payable on demand and will be repaid as a result of the transaction discussed in Note 14.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the asset's useful life or the lease term.

  Franchise and License Agreements

     DLX has four franchise agreements and three licensee agreements. Initial franchise fees are recognized as DLX's initial services and material obligations are performed. Franchise and license agreements are for periods of up to twenty years and contain options to renew.

  Revenue Recognition

     Revenue is recognized by PRM and ASK when the services are rendered to the Company's customers. DLX's revenue is derived from monthly royalties under its franchise and licensee agreements and is

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY recognized in the month earned. Royalties earned are shown in other revenue on the combined statements of operations.

  Income Taxes

     ASK is an S corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholders. For purposes of these combined financial statements, no federal and state income taxes have been provided for ASK. ASK's corporation status will terminate with the effective date of the Merger discussed in Note 1.

     Deferred income taxes are provided for temporary differences in the recognition of revenues and expenses for income tax and financial reporting purposes for DLX and PRM. Temporary differences result primarily from various accruals and reserves being deductible for tax purposes in different periods.

  Concentration of Credit Risk

     Financial instruments that potentially expose the Company to concentration of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in the Western-Pacific states and the primary customers are healthcare institutions. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                     ESTIMATED
                                                    USEFUL LIVES     SEPTEMBER 30,     DECEMBER 31,
                                                      (YEARS)            1994              1995
                                                    ------------     -------------     ------------
    Vehicles......................................       5             $  78,317         $  81,189
    Leasehold improvements........................      5-7               17,462            20,806
    Machinery and equipment.......................       7               310,169           335,032
    Furniture and fixtures........................       7                96,015           125,363
    Computer equipment............................       5                13,691            13,691
    Computer system development...................       5                13,784            19,941
                                                                       ---------         ---------
                                                                         529,438           596,022
    Less -- Accumulated depreciation and
      amortization................................                      (356,763)         (423,096)
                                                                       ---------         ---------
                                                                       $ 172,675         $ 172,926
                                                                       =========         =========

     Leasehold improvements are depreciated over the lesser of the asset's useful life or the lease term.

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

4.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1994              1995
                                                                 -------------     ------------
    Accounts payable...........................................    $  53,932         $100,599
    Sales tax payable..........................................        1,866              153
    Income taxes payable.......................................       15,542               --
    Other accrued liabilities..................................      179,274           95,973
                                                                   ---------         --------
                                                                   $ 250,614         $196,725
                                                                   =========         ========

5.  SHORT-TERM OBLIGATIONS:

     The Company has a $50,000 bank line of credit at prime plus a premium, as defined, on the outstanding principal balance. The line of credit has no defined expiration date. The Company had draws outstanding of $47,270 and $39,258 at September 30, 1994, and December 31, 1995, respectively. At September 30, 1994, and December 31, 1995, the total interest rate was 14% and 12.25%.

6.  LONG-TERM OBLIGATIONS:

     Long-term debt consists of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1994              1995
                                                                 -------------     ------------
    Notes payable -- Small Business Administration, due
      November 17, 2014, interest at 4%; monthly payments of
      $2,702 secured by deed of trust on real estate and
      non-real estate assets of the Company....................    $ 429,699         $409,766
    Notes payable -- bank, due April 15, 1998, interest at
      prime plus 4% (12.5% and 13.0% at September 30, 1994 and
      December 31, 1995, respectively); monthly principal
      payments of $155 plus accrued interest; secured by 1993
      Toyota truck.............................................        6,676            4,816
    Notes payable -- bank, due September 15, 1998, interest at
      10.15%; monthly payments of $191; secured by 1991 Ford
      van......................................................        7,333            5,244
    Notes payable -- bank, due April 15, 1998, interest at
      prime plus 3% (11.50% and 12% at September 30, 1994 and
      December 31, 1995, respectively); monthly principal
      payments of $197, plus accrued interest; secured by 1993
      Toyota trucks............................................        7,908            5,535
    Other......................................................        6,266               --
                                                                   ---------         --------
                                                                     457,882          425,361
    Less -- Current maturities.................................       27,564           22,098
                                                                   ---------         --------
                                                                   $ 430,318         $403,263
                                                                   =========         ========

     The Small Business Administration note payable is secured by machinery and equipment, furniture and fixtures, and leasehold improvements of PRM as well as by personal guarantees of DLX's stockholder. DLX's stockholder has also guaranteed certain of the bank notes payable.

     As of September 30, 1994, and through December 31, 1995, the Company has complied with all loan covenants.

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996..............................................................  $ 22,098
        1997..............................................................    22,943
        1998..............................................................    21,263
        1999..............................................................    18,127
        2000..............................................................    14,991
        Thereafter........................................................   325,939
                                                                            --------
                                                                            $425,361
                                                                            ========

7.  OPERATING LEASES:

     The Company leases its office buildings and certain of its automobiles. Lease payments for the years ended September 30, 1993 and 1994, and December 31, 1995, totaled approximately $547,300, $545,000, and $446,000. Minimum future lease payments under operating leases as of December 31, 1995, for each of the next five years and in the aggregate are as follows:

        1996.............................................................  $  473,607
        1997.............................................................     442,924
        1998.............................................................     454,330
        1999.............................................................     452,785
        2000.............................................................          --
                                                                           ----------
                  Total..................................................  $1,823,646
                                                                           ==========

8.  EMPLOYEE BENEFIT COSTS:

     The Company pays health and dental insurance premiums for the majority of its employees. Premiums paid in the years ended September 30, 1993, 1994, and December 31, 1995, were approximately $72,500, $79,600, and $84,000, respectively.

     The Company offers no postretirement or postemployment benefits.

9.  INCOME TAXES:

     The following income tax information for DLX and PRM is presented in accordance with Statement of Financial Accounting Standards No. 109. This statement provides for a liability approach to accounting for income taxes.

     Federal and state income taxes are as follows:

                                                           SEPTEMBER 30,         DECEMBER 31,
                                                        --------------------     ------------
                                                         1993         1994           1995
                                                        -------     --------     ------------
    Federal --
      Current.........................................  $17,756     $ (2,878)      $ (8,085)
      Deferred........................................   21,014       (6,488)        82,774
    State --
      Current.........................................    7,124          755           (356)
      Deferred........................................    5,952       (1,908)        25,196
                                                        -------     ---------      --------
                                                        $51,846     $(10,519)      $ 99,529
                                                        =======     =========      ========

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                           SEPTEMBER 30,         DECEMBER 31,
                                                        --------------------     ------------
                                                         1993         1994           1995
                                                        -------     --------     ------------
    Tax at statutory rate.............................  $51,691     $ 17,620       $113,316
    Add (deduct) --
      State income taxes..............................   14,370        4,948         16,666
      Nondeductible expenses..........................      255          551             --
      Effect of graduated tax rates...................   (5,484)      (9,068)        (5,027)
      Effect of S corporation nontaxable income.......   (8,986)     (24,570)       (25,426)
                                                        -------     --------       --------
                                                        $51,846     $(10,519)      $ 99,529
                                                        =======     ========       ========

     The components of deferred income tax liabilities and assets are as follows:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1994              1995
                                                                 -------------     ------------
    Deferred income tax liabilities --
      Accrual to cash differences..............................     $ 49,389         $ 81,637
                                                                    --------         --------
              Total deferred income tax liabilities............       49,389           81,637
    Deferred income tax assets
      Accrual to cash differences..............................      102,841           54,352
      Accrued expenses.........................................       58,578           16,321
                                                                    --------         --------
              Total deferred income tax assets.................      161,419           70,673
                                                                    --------         --------
              Total net deferred income tax assets
                (liabilities)..................................     $112,030         $(10,964)
                                                                    ========         ========

10.  COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for workers' compensation and unemployment incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

11.  CAPITAL STOCK:

     Common stock at December 31, 1995, consists of the following:

                                                                     SHARES
                                                    PAR      ----------------------     ASSIGNED
                                                   VALUE     AUTHORIZED     ISSUED       VALUE
                                                   -----     ----------     -------     --------
    Deliverex, Incorporated......................  None         10,000        7,000      $  900
    ASK Record Management, Inc...................  None        500,000      100,000       9,000
                                                               -------      -------      ------
                                                               510,000      107,000      $9,900
                                                               =======      =======      ======

     ASK's common stock is 65% owned by the 100% stockholder of DLX. PRM has 10,000 shares of no par value common stock authorized, issued, and outstanding. PRM's common stock is owned by DLX.

     In December 1994, ASK approved the reissuance of 10,000 shares of treasury stock to its minority stockholder. Compensation expense was recorded in 1994, equivalent to the repurchase cost in 1992. The shares were reissued on January 1, 1995.

           DELIVEREX, INCORPORATED AND SUBSIDIARY AND RELATED COMPANY

12.  SIGNIFICANT CUSTOMER:

     In 1994 and 1995, the Company had one customer that accounted for 15% and 16%, respectively, of combined revenues.

13.  PRO FORMA NET INCOME (UNAUDITED):

     Selling, general and administrative expenses for the periods presented reflect compensation and related benefits that owners and certain key employees received during the periods. These owners and key employees have agreed to certain reductions in salaries and benefits in connection with the Merger.

     In connection with this merger, each stockholder has entered into a three-year employment agreement with FYI which provides for set base salary, participation in any future FYI incentive bonus plans, four-week paid vacations, a car allowance, health benefits, and a two-year covenant-not-to-compete following termination of such person's employment. The stockholders' employment agreements provide for an aggregate base salary of $247,000.

     The unaudited pro forma data presents compensation at the level the officers and owners of the Company have agreed to receive subsequent to the Offering. In addition, the following pro forma data presents the provision for income taxes as if the S corporation had been subject to federal and state income taxes and adjusted for the impact of the compensation differential discussed above.

14.  SUBSEQUENT EVENTS

     On January 26, 1996 the Company was acquired by FYI. In conjunction with the Merger, the Company can make an additional distribution corresponding to the increase in net stockholders' equity from June 30, 1995 to November 30, 1995, not to exceed $200,000. The amount available for the additional distribution at December 31, 1995, is $80,000. Had this transaction been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in total assets and stockholders' equity of $80,000, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Permanent Records, Inc.:

     We have audited the accompanying balance sheets of Permanent Records, Inc. (a Texas corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Permanent Records, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Dallas, Texas,
March 15, 1996

                            PERMANENT RECORDS, INC.

                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................................  $ 16,879     $ 56,010
  Accounts receivable, net of allowance for uncollectible accounts of
     $0 and $26,308....................................................   163,663      266,431
  Inventories..........................................................     4,313       25,000
  Prepaids and other current assets....................................    20,841       58,395
                                                                         --------     --------
          Total current assets.........................................   205,696      405,836
PROPERTY AND EQUIPMENT, net............................................    61,411      105,738
NOTE RECEIVABLE........................................................     6,000       34,500
                                                                         --------     --------
          Total assets.................................................  $273,107     $546,074
                                                                         ========     ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term obligations...............................................  $  3,155     $115,000
  Accounts payable and accrued liabilities.............................    32,303       66,383
  Current portion of deferred income taxes.............................    54,761       93,041
                                                                         --------     --------
          Total current liabilities....................................    90,219      274,424
                                                                         --------     --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, par value $1, 100,000 shares authorized, 91,660 shares
     outstanding for all periods.......................................    91,660       91,660
  Retained earnings....................................................    91,228      179,990
                                                                         --------     --------
          Total stockholders' equity...................................   182,888      271,650
                                                                         --------     --------
          Total liabilities and stockholders' equity...................  $273,107     $546,074
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

                            PERMANENT RECORDS, INC.

                            STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
SERVICE REVENUE........................................  $1,192,633     $1,148,926     $1,562,883
COST OF SERVICE........................................     671,845        685,235        944,747
DEPRECIATION...........................................      30,902         12,000         12,739
                                                         ----------     ----------     ----------
          Gross profit.................................     489,886        451,691        605,397
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..........     359,430        393,533        466,939
                                                         ----------     ----------     ----------
          Operating income.............................     130,456         58,158        138,458
OTHER (INCOME) EXPENSE:
  Interest expense.....................................          --          2,338          1,350
  Interest income......................................      (2,052)        (1,174)          (290)
  Other income, net....................................      (1,599)        (8,929)       (11,730)
                                                         ----------     ----------     ----------
          Income before income taxes...................     134,107         65,923        149,128
PROVISION FOR INCOME TAXES.............................      40,797         13,859         43,358
                                                         ----------     ----------     ----------
NET INCOME.............................................  $   93,310     $   52,064     $  105,770
                                                         ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            PERMANENT RECORDS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      COMMON STOCK                         TOTAL
                                                   ------------------     RETAINED     STOCKHOLDERS'
                                                   SHARES     AMOUNT      EARNINGS        EQUITY
                                                   ------     -------     --------     -------------
BALANCE, December 31, 1992.......................  91,660     $91,660     $ 31,401        $123,061
  Dividends declared.............................      --          --      (46,201)        (46,201)
  Net income.....................................      --          --       93,310          93,310
                                                   ------     -------     --------        --------
BALANCE, December 31, 1993.......................  91,660      91,660       78,510         170,170
  Dividends declared.............................      --          --      (39,346)        (39,346)
  Net income.....................................      --          --       52,064          52,064
                                                   ------     -------     --------        --------
BALANCE, December 31, 1994.......................  91,660      91,660       91,228         182,888
  Dividends declared.............................      --          --      (17,008)        (17,008)
  Net income.....................................      --          --      105,770         105,770
                                                   ------     -------     --------        --------
BALANCE, December 31, 1995.......................  91,660     $91,660     $179,990        $271,650
                                                   ======     =======     ========        ========

        The accompanying notes are an integral part of these statements.

                            PERMANENT RECORDS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                             1993          1994         1995
                                                           ---------     --------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.............................................  $  93,310     $ 52,064     $ 105,770
  Adjustments to reconcile net income to net cash
     provided by operating activities --
       Depreciation......................................     30,902       12,000        12,739
       Deferred tax expense..............................     37,306        2,431        38,280
       Changes in operating assets and liabilities --
          (Increase) decrease in --
            Accounts receivable, net.....................   (104,709)      28,727      (102,768)
            Prepaid and other assets.....................         --      (20,841)      (37,554)
            Inventory....................................         --           --       (20,687)
            Note receivable..............................     (5,000)      (1,000)      (28,500)
          Increase (decrease) in --
            Accounts payable and accrued liabilities.....     (1,016)       3,378        34,080
                                                           ---------     --------     ---------
               Net cash provided by operating
                 activities..............................     50,793       76,759         1,360
                                                           ---------     --------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment....................    (16,795)     (41,555)      (57,066)
                                                           ---------     --------     ---------
               Net cash used in investing activities.....    (16,795)     (41,555)      (57,066)
                                                           ---------     --------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings (payments) on line of credit, net...........     (5,248)      (6,767)      111,845
  Payment of dividends...................................    (46,201)     (39,346)      (17,008)
                                                           ---------     --------     ---------
               Net cash (used in) provided by financing
                 activities..............................    (51,449)     (46,113)       94,837
                                                           ---------     --------     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....    (17,451)     (10,909)       39,131
CASH AND CASH EQUIVALENTS, at beginning of period........     45,239       27,788        16,879
                                                           ---------     --------     ---------
CASH AND CASH EQUIVALENTS, at end of period..............  $  27,788     $ 16,879     $  56,010
                                                           =========     ========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for --
     Interest............................................  $      --     $  2,338     $   1,350
     Taxes...............................................  $   4,125     $  3,491     $  12,017

   The accompanying notes are an integral part of these financial statements.

                            PERMANENT RECORDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The accompanying financial statements include the accounts of Permanent Records, Inc. (the "Company"). The Company provides offsite active and inactive storage and retrieval services, microfilming, and medical records release services to its customers from its office in Fort Worth, Texas.

     The Company and its stockholders entered into a definitive agreement with F.Y.I. Incorporated ("FYI") in October 1995, pursuant to which the Company will merge with FYI (the "Merger"). All outstanding shares of the Company's common stock will be exchanged for cash and shares of FYI's common stock concurrent with the consummation of the initial public offering of the common stock of FYI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

  Revenue Recognition

     Revenue is recognized when services are rendered.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentration of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105, consist primarily of trade receivables.

     Trade receivables are primarily short-term receivables from healthcare institutions in Northern Central Texas. The Company's management reviews receivables for collectibility.

  Income Taxes

     The Company is a C corporation. Deferred income taxes are provided for timing differences in the recognition of revenues and expenses for tax and financial reporting purposes. Temporary differences result primarily from accelerated depreciation for tax purposes, deferred contract revenues being taxed when billed and various accruals and reserves being deductible for tax purposes in different periods.

                            PERMANENT RECORDS, INC.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                       ESTIMATED            DECEMBER 31,
                                                      USEFUL LIVES     -----------------------
                                                        (YEARS)          1994          1995
                                                      ------------     ---------     ---------
    Machinery and equipment.........................       5-7         $ 224,580     $ 282,717
    Auto and trucks.................................       5-7            17,979        17,979
    Construction-in-progress........................                      13,346            --
    Computer software...............................       3-5                --        12,275
                                                                       ---------     ---------
                                                                         255,905       312,971
    Less -- Accumulated depreciation................                     194,494       207,233
                                                                       ---------     ---------
                                                                       $  61,411     $ 105,738
                                                                       =========     =========

4.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Income taxes payable.............................................  $ 7,303     $ 5,078
    Other accrued liabilities........................................   25,000      61,305
                                                                       -------     -------
              Total accounts payable and accrued liabilities.........  $32,303     $66,383
                                                                       =======     =======

5.  SHORT-TERM OBLIGATIONS:

     The Company has a $175,000 line of credit with interest payable at 1% over the bank's base rate (10.5% at December 31, 1995) on the outstanding principal balance. The line of credit, which expires in January 1996, is secured by non-real estate assets of the Company and a life insurance policy on a stockholder. The Company had amounts outstanding of $3,155 and $115,000 at December 31, 1994 and 1995.

6.  LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS:

  Operating Leases

     The Company leases office and warehouse facilities in Fort Worth, Texas. The Company entered into an agreement to lease a building, beginning on July 1, 1995, from the Company's stockholders. Lease expense per year will be approximately $90,000. The lease term is 15 years. The Company also leases vehicles and equipment from unrelated parties. The total lease expense for the years ended December 31, 1993, 1994 and 1995, totaled approximately $35,100, $56,700, and $122,323, respectively. Minimum future lease payments under operating leases as of December 31, 1995, for each of the next five years and thereafter are as follows:

        1996.............................................................  $  109,278
        1997.............................................................     105,120
        1998.............................................................      90,637
        1999.............................................................      90,000
        2000.............................................................      90,000
        Thereafter.......................................................     780,000
                                                                           ----------
                  Total..................................................  $1,265,035
                                                                           ==========

                            PERMANENT RECORDS, INC.

7.  INCOME TAXES:

     The following income tax information is presented in accordance with SFAS No. 109, which provides for a liability approach to accounting for income taxes.

     Federal income taxes are as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------     -------
    Federal --
      Current.............................................  $ 3,491     $11,428     $ 5,078
      Deferred............................................   37,306       2,431      38,280
                                                            -------     -------     -------
                                                            $40,797     $13,859     $43,358
                                                            =======     =======     =======

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                               YEAR ENDED DECEMBER 31,
                                                           --------------------------------
                                                            1993         1994        1995
                                                           -------     --------     -------
    Tax at statutory rate................................  $45,596     $ 22,414     $50,703
    Add (deduct) --
      Effect of graduated tax rates......................   (4,422)     (10,914)     (9,044)
      Other..............................................     (377)       2,359       1,699
                                                           -------     --------     -------
                                                           $40,797     $ 13,859     $43,358
                                                           =======     ========     =======

     The components of deferred income tax liabilities and assets are as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                            -----------------------
                                                             1994            1995
                                                            -------        --------
    Deferred income tax liabilities --
      Tax over book depreciation..........................  $   862        $  7,539
      Accrual to cash differences, net....................   62,732         107,388
                                                            -------        --------
              Total deferred income tax liabilities.......   63,594         114,927
    Deferred income tax assets --
      Accrued expenses....................................    8,833          21,886
                                                            -------        --------
              Total deferred income tax assets............    8,833          21,886
                                                            -------        --------
              Total deferred income tax liabilities.......  $54,761        $ 93,041
                                                            =======        ========

8.  COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for workers' compensation and unemployment incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

9.  SUBSEQUENT EVENTS

     On January 26, 1996, the Company was acquired by FYI.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cook and Staff, Inc.:

     We have audited the accompanying combined balance sheets of Cook and Staff, Inc. (a California corporation) and Related Company as of December 31, 1994 and 1995, and the related combined statements of operations, stockholder's equity, and cash flows for the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Cook and Staff, Inc. and Related Company as of December 31, 1994 and 1995, and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
June 22, 1996

                    COOK AND STAFF, INC. AND RELATED COMPANY

                            COMBINED BALANCE SHEETS

                                                 ASSETS

                                                                 DECEMBER 31,
                                                           ------------------------     MARCH 31,
                                                              1994          1995          1996
                                                           ----------    ----------    -----------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents..............................  $1,153,664    $1,261,271     $1,943,773
  Accounts receivable, less allowance for doubtful
     accounts of $100,000, $150,000, and $150,000
     respectively........................................   1,587,782     1,856,161      1,850,460
                                                           ----------    ----------     ----------
          Total current assets...........................   2,741,446     3,117,432      3,794,233
PROPERTY AND EQUIPMENT, net..............................     449,230       346,493        309,587
OTHER NONCURRENT ASSETS..................................      40,786        41,586         41,586
                                                           ----------    ----------     ----------
          Total assets...................................  $3,231,462    $3,505,511     $4,145,406
                                                           ==========    ==========     ==========

                                   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities...............  $  220,140    $  185,044     $  199,896
  Sales tax payable......................................      48,445        42,427         57,406
  Accrued compensation and benefits......................     168,970       199,176        116,804
                                                           ----------    ----------     ----------
          Total current liabilities......................     437,555       426,647        374,106
                                                           ----------    ----------     ----------
DEFERRED INCOME TAXES....................................      27,902        32,134         34,837
                                                           ----------    ----------     ----------
          Total liabilities..............................     465,457       458,781        408,943
                                                           ----------    ----------     ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock...........................................      13,851        13,851         13,851
  Additional paid in capital.............................         405           405            405
  Retained earnings......................................   2,751,749     3,032,474      3,722,207
                                                           ----------    ----------     ----------
          Total stockholder's equity.....................   2,766,005     3,046,730      3,736,463
                                                           ----------    ----------     ----------
          Total liabilities and stockholder's equity.....  $3,231,462    $3,505,511     $4,145,406
                                                           ==========    ==========     ==========

    The accompanying notes are an integral part of these combined financial statements.

                    COOK AND STAFF, INC. AND RELATED COMPANY

                       COMBINED STATEMENTS OF OPERATIONS

                                          YEAR ENDED DECEMBER 31,               THREE MONTHS ENDED
                                  ---------------------------------------            MARCH 31,
                                     1993          1994          1995         -----------------------
                                  -----------   -----------   -----------        1995         1996
                                                                              ----------   ----------
                                                                              (UNAUDITED)  (UNAUDITED)
SERVICE REVENUE.................  $11,448,402   $12,014,034   $11,951,513     $2,845,343   $3,173,373
COST OF SERVICES................    7,210,020     7,549,289     7,427,090      1,969,407    2,004,298
DEPRECIATION AND AMORTIZATION...      278,731       254,750       226,912         56,703       56,703
                                  -----------   -----------   -----------     ----------   ----------
          Gross profit..........    3,959,651     4,209,995     4,297,511        819,233    1,112,372
SELLING, GENERAL, AND
  ADMINISTRATIVE EXPENSES.......    3,184,328     1,555,595     1,709,945        381,875      418,919
                                  -----------   -----------   -----------     ----------   ----------
          Operating income......      775,323     2,654,400     2,587,566        437,358      693,453
OTHER (INCOME) EXPENSE:
  Interest income...............      (29,499)      (44,240)      (49,445)        (1,788)      (3,372)
  Other (income) expense, net...     (340,188)      (13,055)          690           (309)      (1,736)
                                  -----------   -----------   -----------     ----------   ----------
INCOME BEFORE INCOME TAXES......    1,145,010     2,711,695     2,636,321        439,455      698,561
PROVISION FOR INCOME TAXES......       28,626        54,234        39,596          6,592        8,828
                                  -----------   -----------   -----------     ----------   ----------
          Net income............  $ 1,116,384   $ 2,657,461   $ 2,596,725     $  432,863   $  689,733
                                  ===========   ===========   ===========     ==========   ==========
  PRO FORMA DATA
     (Unaudited -- see Note 8)
HISTORICAL NET INCOME...........  $ 1,116,384   $ 2,657,461   $ 2,596,725     $  432,863   $  689,733
PRO FORMA COMPENSATION
  DIFFERENTIAL..................    1,572,002            --            --             --           --
PRO FORMA PROVISION FOR INCOME
  TAXES.........................    1,058,179     1,030,444     1,014,932        169,190      267,065
                                  -----------   -----------   -----------     ----------   ----------
PRO FORMA NET INCOME............  $ 1,630,207   $ 1,627,017   $ 1,581,793     $  263,673   $  422,668
                                  ===========   ===========   ===========     ==========   ==========

    The accompanying notes are an integral part of these combined financial statements.

                    COOK AND STAFF, INC. AND RELATED COMPANY

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                           COMMON STOCK       ADDITIONAL                       TOTAL
                                         -----------------     PAID-IN       RETAINED      STOCKHOLDER'S
                                         SHARES    AMOUNT      CAPITAL       EARNINGS         EQUITY
                                         ------    -------    ----------    -----------    -------------
BALANCE, December 31, 1992.............    100     $10,000       $405       $ 2,159,329     $  2,169,734
  Dividends declared...................     --          --         --          (681,425)        (681,425)
  Net income...........................     --          --         --         1,116,384        1,116,384
                                           ---     -------       ----       -----------      -----------
BALANCE, December 31, 1993.............    100      10,000        405         2,594,288        2,604,693
  Contribution.........................    100       3,851         --                --            3,851
  Dividends declared...................     --          --         --        (2,500,000)      (2,500,000)
  Net income...........................     --          --         --         2,657,461        2,657,461
                                           ---     -------       ----       -----------      -----------
BALANCE, December 31, 1994.............    200      13,851        405         2,751,749        2,766,005
  Dividends declared...................     --          --         --        (2,316,000)      (2,316,000)
  Net income...........................     --          --         --         2,596,725        2,596,725
                                           ---     -------       ----       -----------      -----------
BALANCE, December 31, 1995.............    200      13,851        405         3,032,474        3,046,730
  Net income (unaudited)...............     --          --         --           689,733          689,733
                                           ---     -------       ----       -----------      -----------
BALANCE, March 31, 1996 (unaudited)....    200     $13,851       $405       $ 3,722,207     $  3,736,463
                                           ===     =======       ====       ===========      ===========

    The accompanying notes are an integral part of these combined financial statements.

                    COOK AND STAFF, INC. AND RELATED COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED DECEMBER 31,              THREE MONTHS ENDED MARCH
                                             ----------------------------------------               31,
                                                1993          1994           1995        --------------------------
                                             ----------    -----------    -----------       1995           1996
                                                                                         -----------    -----------
                                                                                         (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................ $1,116,384    $ 2,657,461    $ 2,596,725    $   432,863    $   689,733
  Adjustments to reconcile net income to net
    cash provided by operating activities --
    Depreciation and amortization expense...    278,731        254,750        226,912         56,703         56,703
    Deferred income taxes...................      9,399         (6,923)         4,232          6,177          2,703
    Loss on disposal of assets..............     36,337             --          8,847             --            822
    Changes in operating assets and
      liabilities --
      Increase) decrease in --
         Accounts receivable, net...........   (366,286)       298,333       (268,379)      (131,857)         5,701
      Increase (decrease) in --
         Accounts payable and accrued
           liabilities......................    (74,072)       (37,696)       (35,096)       (57,906)        14,852
         Sales tax payable..................     49,575         (1,084)        (6,018)       (38,582)        14,979
         Accrued compensation and
           benefits.........................      1,231         (3,183)        30,206         65,811        (82,372)
                                             ----------    -----------    -----------     ----------     ----------
           Net cash provided by operating
             activities.....................  1,051,299      3,161,658      2,557,429        333,209        703,121
                                             ----------    -----------    -----------     ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment,
    net.....................................   (305,045)      (166,222)      (137,422)       (75,781)       (20,619)
  Proceeds from sales of property...........     24,781             --          4,400             --             --
  Other.....................................     (3,878)          (610)          (800)            --             --
                                             ----------    -----------    -----------     ----------     ----------
         Net cash used in investing
           activities.......................   (284,142)      (166,832)      (133,822)       (75,781)       (20,619)
                                             ----------    -----------    -----------     ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash dividends............................   (681,425)    (2,500,000)    (2,316,000)            --             --
                                             ----------    -----------    -----------     ----------     ----------
         Net cash used in financing
           activities.......................   (681,425)    (2,500,000)    (2,316,000)            --             --
                                             ----------    -----------    -----------     ----------     ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...     85,732        494,826        107,607        257,428        682,502
CASH AND CASH EQUIVALENTS, at beginning of
  period....................................    573,106        658,838      1,153,664      1,153,664      1,261,271
                                             ----------    -----------    -----------     ----------     ----------
CASH AND CASH EQUIVALENTS, at end of
  period.................................... $  658,838    $ 1,153,664    $ 1,261,271    $ 1,411,092    $ 1,943,773
                                             ==========    ===========    ===========     ==========     ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Income taxes............................ $      800    $    52,500    $    39,750    $    18,000    $     9,756
NONCASH FINANCING TRANSACTIONS:
  Contribution, equipment................... $       --    $     3,851    $        --    $        --    $        --

    The accompanying notes are an integral part of these combined financial statements.

                    COOK AND STAFF, INC. AND RELATED COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     The accompanying combined financial statements include the accounts of Cook and Staff, Inc. and RAC Services, Inc. (the "Related Company", collectively the "Company"). The Company provides litigation support services to its customers from its offices in California.

     In June 1996, the Company and its stockholder intend to enter into a definitive agreement with F.Y.I. Incorporated ("F.Y.I.") pursuant to which the Company will sell selected assets to F.Y.I. (the "Acquisition").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     Cook and Staff, Inc. and Related Company are under common control. All significant intercompany transactions have been eliminated in combination.

  Fiscal Year-Ends

     RAC Services, Inc. has a December 31 year-end. Cook and Staff, Inc. has a June 30 year-end. Cook and Staff, Inc. accounts and results for the three years have been recast to a December 31 year-end. The accounts and results of RAC Services, Inc., using a December 31 year-end, have been combined with the recast December 31 year-end accounts and results of Cook and Staff, Inc. in the accompanying combined financial statements for 1993, 1994, and 1995.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets.

  Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 would have any material effect on the combined financial statements.

  Revenue Recognition

     Revenue is recognized when services are rendered to the Company's customers.

  Income Taxes

     The Company is an S corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholder.

                    COOK AND STAFF, INC. AND RELATED COMPANY

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Concentration of Credit Risk

     Financial instruments that potentially expose the Company to concentration of credit risk, as defined by SFAS No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in the Western United States and the primary customers are insurance companies and legal institutions. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at December 31:

                                                    ESTIMATED
                                                   USEFUL LIVES
                                                     (YEARS)           1994            1995
                                                   ------------     -----------     -----------
    Machinery and equipment......................    5-7            $ 1,038,070     $ 1,109,464
    Computer equipment...........................     5                 706,630         756,677
    Autos........................................     5                  50,203          50,203
                                                                    -----------     -----------
                                                                      1,794,903       1,916,344
    Less -- Accumulated depreciation.............                    (1,345,673)     (1,569,851)
                                                                    -----------     -----------
                                                                    $   449,230     $   346,493
                                                                    ===========     ===========

4. INCOME TAXES:

     The Company has elected S corporation status under the Internal Revenue Code. In lieu of federal income taxes, the shareholder is taxed on the Company's taxable income. Therefore, no provision or liability for federal income tax has been included in the financial statements for the years ended December 31, 1993, 1994, and 1995. A deferred state tax liability exists primarily due to the cash basis method of reporting for income tax purposes. The deferred tax liability represents the State of California S corporation tax on the net temporary differences.

     State income taxes are as follows at December 31:

                                                             1993        1994        1995
                                                            -------     -------     -------
    Current...............................................  $19,227     $61,157     $35,364
    Deferred..............................................    9,399      (6,923)      4,232
                                                            -------     -------     -------
                                                            $28,626     $54,234     $39,596
                                                            =======     =======     =======

                    COOK AND STAFF, INC. AND RELATED COMPANY

5. COMMITMENTS AND CONTINGENCIES:

  Leases

     The Company leases office facilities in California. The leases provide for lease terms over five years commencing on November 1, 1989, through June 30, 1999, with monthly lease payments of $2,534 to $20,866. The lease agreements provide that the Company pay all related taxes and insurance. The total lease expense for the years ended 1993, 1994, and 1995, totaled approximately $399,000, $411,000 and $416,000, respectively. Minimum future lease payments under operating leases as of December 31, 1995, for each of the next five years and in the aggregate are as follows:

                1996..............................................  $385,863
                1997..............................................   136,455
                1998..............................................    86,135
                1999..............................................    15,966
                Thereafter........................................        --
                                                                    --------
                          Total...................................  $624,419
                                                                    ========

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for workers' compensation incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

6. COMMON STOCK:

     Common stock at December 31, 1994 and 1995 consists of the following:

                                                             PAR                             ASSIGNED
                                                            VALUE    AUTHORIZED    ISSUED     VALUE
                                                            -----    ----------    ------    --------
Cook and Staff, Inc.......................................  $ 100         1,000      100     $ 10,000
RAC Services, Inc.........................................   None     1,000,000      100        3,851
                                                                      ---------      ---      -------
                                                                      1,001,000      200     $ 13,851
                                                                      =========      ===      =======

7. SIGNIFICANT CUSTOMER:

     The Company has two litigation support customer relationships which combined billings to the respective customer branches and their independent vendor attorneys were approximately 25% and 12% for the year ended December 31, 1995, 23% and 12% for the year ended December 31, 1994, and 11% and 12% for the year ended December 31, 1993.

8. PRO FORMA NET INCOME (UNAUDITED):

     Selling, general, and administrative expenses for the periods presented reflect compensation and related benefits that owners and certain key employees received during the periods. These owners and key employees have agreed to certain reductions in salaries and benefits in connection with the Acquisition.

     The unaudited pro forma data present compensation at the level the officers and owners of the Company have agreed to receive subsequent to the Acquisition. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal and state income taxes and adjusted for the impact of the compensation differential discussed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
B & B Information and Image Management, Inc.
Upper Marlboro, Maryland

     We have audited the accompanying balance sheets of B & B Information and Image Management, Inc. (an S Corporation) as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B & B Information and Image Management, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

C.W. AMOS & COMPANY, LLC

Baltimore, Maryland
March 20, 1996 (except for Note 8
for which the date is May 31, 1996)

                  B & B INFORMATION AND IMAGE MANAGEMENT, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                               DECEMBER 31,
                                                         -------------------------      MARCH 31,
                                                            1994           1995           1996
                                                         ----------     ----------     ----------
                                                                                       (UNAUDITED)
                                                                                       -----------
CURRENT ASSETS
  Cash.................................................  $  246,350     $  173,189     $  242,353
  Trade and other receivables, less allowance for
     doubtful accounts in 1994 of $11,200 and 1995 of
     $20,200...........................................   1,280,436      1,851,326      1,756,097
  Inventories..........................................     172,700        154,715        242,023
  Prepaid expenses.....................................      56,812         80,627         46,779
                                                         ----------     ----------     ----------
          Total current assets.........................  $1,756,298     $2,259,857     $2,287,252
                                                         ----------     ----------     ----------
PROPERTY AND EQUIPMENT, net............................  $3,083,803     $3,125,103     $3,156,065
                                                         ----------     ----------     ----------
OTHER ASSETS
  Prepaid expenses and deposits........................  $   30,260     $    1,418     $    2,243
  Debt issuance costs, net of accumulated amortization
     in 1994 of $90,303 and 1995 of $131,389...........      87,893        103,235        101,848
                                                         ----------     ----------     ----------
                                                         $  118,153     $  104,653     $  104,091
                                                         ----------     ----------     ----------
                                                         $4,958,254     $5,489,613     $5,547,408
                                                         ==========     ==========     ==========

                              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Note payable, bank...................................  $       --     $   50,000     $  150,000
  Current maturities of long-term debt.................     231,827        157,612        159,366
  Accounts payable and accrued expenses................     637,941        984,884        771,692
  Dividends payable....................................          --             --        252,928
  Deferred revenue.....................................     241,522        290,599        255,130
                                                         ----------     ----------     ----------
          Total current liabilities....................  $1,111,290     $1,483,095     $1,589,116
                                                         ----------     ----------     ----------
LONG-TERM DEBT.........................................  $2,729,236      2,491,070     $2,450,022
                                                         ----------     ----------     ----------
CONTINGENCY
STOCKHOLDER'S EQUITY
  Capital stock, par value $10 per share; 100 shares
     authorized, issued and outstanding................  $    1,000     $    1,000     $    1,000
  Additional paid-in capital...........................      81,590         81,590         81,590
  Retained earnings....................................   1,035,138      1,432,858      1,425,680
                                                         ----------     ----------     ----------
                                                         $1,117,728     $1,515,448     $1,508,270
                                                         ----------     ----------     ----------
                                                         $4,958,254     $5,489,613     $5,547,408
                                                         ==========     ==========     ==========

  The Notes to Financial Statements are an integral part of these statements.

                   B&B INFORMATION AND IMAGE MANAGEMENT, INC.

                            STATEMENTS OF OPERATIONS

                                                                              THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,            MARCH 31,
                                               ------------------------    ------------------------
                                                  1994          1995          1995          1996
                                               ----------    ----------    ----------    ----------
                                                                                 (UNAUDITED)
REVENUES:
  Service revenue............................  $5,343,032    $6,495,449    $1,570,720    $1,944,715
  Product revenue............................     777,896     1,549,756       211,982       271,064
  Other revenue..............................      59,910        34,749        14,401        10,945
                                               ----------    ----------    ----------    ----------
                                               $6,180,838    $8,079,954    $1,797,103    $2,226,724
COST OF SERVICES.............................   3,108,429     3,658,599       827,515     1,115,918
COST OF PRODUCT SOLD.........................     610,836     1,250,228       162,714       235,779
DEPRECIATION.................................     301,455       332,937        75,519        84,510
                                               ----------    ----------    ----------    ----------
          Gross profit.......................  $2,160,118    $2,838,190    $  731,355    $  790,517
SELLING, GENERAL, AND ADMINISTRATIVE
  EXPENSES...................................   1,621,830     1,920,570       439,081       500,153
                                               ----------    ----------    ----------    ----------
          Operating income...................  $  538,288    $  917,620    $  292,274    $  290,364
OTHER (INCOME) EXPENSE:
  Interest income............................         (83)         (706)         (184)         (825)
  Interest expense...........................     138,836       183,708        52,383        41,552
  Amortization...............................      65,355        41,086            --         1,387
  Other, net.................................      (3,918)        6,043            --       (15,000)
                                               ----------    ----------    ----------    ----------
          Net income.........................  $  338,098    $  687,489    $  240,075    $  263,250
                                               ==========    ==========    ==========    ==========

  The Notes to Financial Statements are an integral part of these statements.

                   B&B INFORMATION AND IMAGE MANAGEMENT, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
               AND THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                              COMMON STOCK      ADDITIONAL
                                            ----------------     PAID-IN       RETAINED
                                            SHARES    AMOUNT     CAPITAL       EARNINGS       TOTAL
                                            ------    ------    ----------    ----------    ----------
BALANCE, December 31, 1993................    100     $1,000      $81,590     $  927,406    $1,009,996
  Net income..............................     --         --           --        338,098       338,098
  Shareholder dividends...................     --         --           --       (230,366)     (230,366)
                                              ---     ------      -------     ----------    ----------
BALANCE, December 31, 1994................    100     $1,000      $81,590     $1,035,138    $1,117,728
  Net income..............................     --         --           --        687,489       687,489
  Shareholder dividends...................     --         --           --       (289,769)     (289,769)
                                              ---     ------      -------     ----------    ----------
BALANCE, December 31, 1995................    100     $1,000      $81,590     $1,432,858    $1,515,448
  Net income (unaudited)..................     --         --           --        263,250       263,250
  Shareholder dividends (unaudited).......     --         --           --       (270,428)     (270,428)
                                              ---     ------      -------     ----------    ----------
BALANCE, March 31, 1996 (unaudited).......    100     $1,000      $81,590     $1,425,680    $1,508,270
                                              ===     ======      =======     ==========    ==========

  The Notes to Financial Statements are an integral part of these statements.

                  B & B INFORMATION AND IMAGE MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                            THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,            MARCH 31,
                                              -----------------------     -----------------------
                                                1994          1995          1995          1996
                                              ---------     ---------     ---------     ---------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................. $ 338,098     $ 687,489     $ 240,075     $ 263,250
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation............................   301,455       332,937        75,519        84,510
     Amortization............................    65,355        41,086            --         1,387
     Increase (decrease) in provision for
       doubtful accounts.....................   (58,500)        9,000            --         3,000
     (Gain) loss on sale of property and
       equipment.............................        --         6,833            --       (15,000)
     Changes in assets and liabilities:
       (Increase) decrease in:
          Trade and other receivables........  (351,096)     (579,890)      (80,170)       92,229
          Inventories........................    14,649        17,985       (57,052)      (87,308)
          Prepaid expenses and deposits......   (18,283)        5,027        (3,330)       33,023
       Increase (decrease) in:
          Accounts payable and accrued
            expenses.........................    20,078       256,605       (24,246)     (213,192)
          Deferred revenue...................    71,781        49,077       (29,350)      (35,469)
                                              ---------     ---------     ---------     ---------
            Net cash provided by operating
               activities.................... $ 383,537     $ 826,149     $ 121,446     $ 126,430
                                              ---------     ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment........ $(245,082)    $(359,432)    $ (40,667)    $(118,166)
  Proceeds from sale of property and
     equipment...............................        --        68,700            --        17,694
                                              ---------     ---------     ---------     ---------
            Net cash used by investing
               activities.................... $(245,082)    $(290,732)    $ (40,667)    $(100,472)
                                              ---------     ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayment) of short-term
     borrowings.............................. $(439,000)    $  50,000     $      --     $ 100,000
  Proceeds from long-term borrowings.........   565,352       223,787        13,489            --
  Payments on long-term debt.................  (139,120)     (536,168)      (45,257)      (39,294)
  Debt issuance costs........................        --       (56,428)           --            --
  Shareholder dividends......................  (230,366)     (289,769)     (120,037)      (17,500)
                                              ---------     ---------     ---------     ---------
            Net cash used by financing
               activities.................... $(243,134)    $(608,578)    $(151,805)    $  43,206
                                              ---------     ---------     ---------     ---------
Net increase (decrease) in cash.............. $(104,679)    $ (73,161)    $ (71,026)    $  69,164
Cash, beginning of year......................   351,029       246,350       246,350       173,189
                                              ---------     ---------     ---------     ---------
Cash, end of year............................ $ 246,350     $ 173,189     $ 175,324     $ 242,353
                                              =========     =========     =========     =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid.............................. $ 134,633     $ 180,544     $  52,383     $  41,552
                                              =========     =========     =========     =========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
  Purchases of property and equipment
     included in accounts payable............ $      --     $  90,338     $      --     $      --
                                              =========     =========     =========     =========
  Dividends declared and payable............. $      --     $      --     $      --     $ 252,928
                                              =========     =========     =========     =========

  The Notes to Financial Statements are an integral part of these statements.

                  B & B INFORMATION AND IMAGE MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

     B & B Information and Image Management, Inc. ("Company") is in the principal business of converting paper documents into electronic and microfilm images for customers in the Mid-Atlantic region.

     Significant accounting policies not disclosed elsewhere in the financial statements are as follows:

     Depreciation:

          Depreciation is provided on the straight-line method over the estimated useful lives of the related assets.

     Amortization:

          Debt issuance costs are being amortized on the straight-line method over the terms of the related debt.

     Income taxes:

          The Company has elected to be treated as a Small Business Corporation (an S Corporation) under the provisions of the Internal Revenue Code. The financial statements do not include a provision for income taxes since taxable income is allocated to and reported directly by the shareholder.

     Revenue recognition:

          Microfilm processing revenue is recognized on a percentage-of-completion basis. Service contract revenue is recognized on a straight-line basis over the terms of the individual service contracts. Revenue from the sale of supplies and equipment is recognized upon shipment.

     Credit risk:

          The Company has deposits in a financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation.

     Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

NOTE 2. INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out method) or market, and include the following:

                                                                       1994         1995
                                                                     --------     --------
    Parts and supplies.............................................  $167,083     $154,530
    Equipment for resale...........................................     5,617          185
                                                                     --------     --------
                                                                     $172,700     $154,715
                                                                     ========     ========

                  B & B INFORMATION AND IMAGE MANAGEMENT, INC.

NOTE 3. PROPERTY AND EQUIPMENT

     Property and equipment is carried at cost and consists of the following:

                                                        ESTIMATED            DECEMBER 31,
                                                       USEFUL LIVES    ------------------------
                                                         (YEARS)          1994          1995
                                                       ------------    ----------    ----------
    Land and land improvements.......................     --           $  599,773    $  599,773
    Building.........................................     40            1,961,701     1,972,704
    Production equipment.............................   5 to 7          1,590,491     1,892,259
    Furniture and fixtures...........................   5 to 7            192,413       203,186
    Transportation equipment.........................      3              279,264       282,342
                                                                       ----------    ----------
                                                                       $4,623,642    $4,950,264
    Less accumulated depreciation....................                   1,539,839     1,825,161
                                                                       ----------    ----------
                                                                       $3,083,803    $3,125,103
                                                                       ==========    ==========

NOTE 4. NOTE PAYABLE AND LONG-TERM DEBT

     Long-term debt consists of the following:

                                                      INTEREST
                     DESCRIPTION                        RATE           1994          1995
    ----------------------------------------------  -------------   ----------    ----------
    Industrial Revenue Bonds; Variable Rate         Variable
      Demand/Fixed Rate Revenue Bonds, Prince       (3.95% at
      George's County, Maryland; due beginning in   December 31,
      1996 through 2014...........................  1995)           $2,400,000    $2,400,000
    Consolidated term loan, bank; due December,
      1997; paid in full in 1995..................  Prime + 1.0%       460,443            --
    Term loan, bank; due April, 1998..............  Prime + 1.0%            --       161,111
    Notes payable, vehicles; due at various dates   Varies 8.99%
      through November, 1998......................  to 13.2%            54,890        58,068
    Note payable, equipment; due July, 1997.......  6.00%               16,502        10,237
    Note payable, equipment; due August, 1997.....  4.77%               29,228        19,266
                                                                    ----------    ----------
                                                                    $2,961,063    $2,648,682
    Current maturities............................                     231,827       157,612
                                                                    ----------    ----------
    Long-term debt................................                  $2,729,236    $2,491,070
                                                                    ==========    ==========

     During 1995, the Company obtained a $250,000 demand revolving line of credit for short-term working capital financing which is limited to 80% of eligible accounts receivable at the bank's prime rate plus 1%, expiring in April, 1996. The note is collateralized by all assets of the Company excluding real estate and is guaranteed by the Company's shareholder. Borrowings on the line of credit at December 31, 1995 were $50,000.

     The Industrial Revenue Bonds were issued to provide funds for the construction of the Company's office and operating facility, for the purchase of certain equipment to be used in that facility, and for certain related expenses. All real estate, equipment, and other tangible property at the location are pledged as collateral to the bond holders.

                  B & B INFORMATION AND IMAGE MANAGEMENT, INC.

     The Industrial Revenue Bonds are secured by a letter of credit issued by a bank on behalf of the Company for approximately $2,450,000, expiring on December 31, 1996. The letter of credit is guaranteed by the Company's shareholder. The letter of credit was placed with a new bank during 1995 resulting in issuance costs of $56,428. The Company has the option to extend the letter of credit based on the bank's annual review.

     The Company had a consolidated term loan with its former bank, payable in monthly installments of $12,500 plus interest at the bank's prime rate plus 1%, maturing on December 31, 1997. During 1995, the Company borrowed $200,000 from a bank, and used the proceeds and operating cash to repay the consolidated term loan. The new term loan is payable in 36 equal monthly installments of principal, plus interest through April, 1998, and is collateralized by all assets of the Company, excluding real estate, and is guaranteed by the Company's shareholder.

     The bond indenture, term loan and letter of credit agreements have covenants which, among other things, require the maintenance of certain financial ratios. In addition, cross-default provisions exist among the bond indenture and related agreements.

     Notes payable, vehicles and equipment have senior collateral rights to certain property and equipment, excluding the facility and related land pledged to the bondholders, and are subordinated to the term loan as to accounts receivable and inventories.

     Maturities of long-term debt are as follows:

                1996.............................................  $  157,612
                1997.............................................     153,098
                1998.............................................      87,972
                1999.............................................     100,000
                2000.............................................     100,000
                Thereafter.......................................   2,050,000
                                                                   ----------
                                                                   $2,648,682
                                                                   ==========

     The fair value of the note payable and long-term debt at December 31, 1995 approximates $2,301,000 based upon loans with similar terms and average maturities currently being offered to the Company.

NOTE 5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Accounts payable...............................................  $355,908     $530,471
    Accrued payroll and related benefits...........................   256,178      409,623
    Other accrued expenses.........................................    25,855       44,790
                                                                     --------     --------
                                                                     $637,941     $984,884
                                                                     ========     ========

NOTE 6. RELATED PARTY TRANSACTIONS

     The Company traded with a related party in the amount of $120,000 for the years ended December 31, 1995 and 1994. At December 31, 1994, $20,000 was included in accounts payable and accrued expenses.

                  B & B INFORMATION AND IMAGE MANAGEMENT, INC.

NOTE 7. CONTINGENCY

     A former employee has filed a grievance against the Company with the Equal Employment Opportunity Commission for discrimination and wrongful termination. Management and the Company's counsel believe that the allegations and grievance are without merit, and intend to vigorously contest this claim.

NOTE 8. SUBSEQUENT EVENT (UNAUDITED)

     On May 31, 1996, the Company and its shareholder entered into an agreement to be merged into F.Y.I. Incorporated effective May 1, 1996. The Company will continue to operate as a wholly-owned subsidiary of F.Y.I.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Premier Document Management, Inc.

     We have audited the accompanying combined balance sheet of Premier Document Management, Inc. and Affiliate as of December 31, 1995 and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Premier Document Management, Inc. and Affiliate as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            MOSS ADAMS LLP

Seattle, Washington
June 21, 1996

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                      DECEMBER 31,      MARCH 31,
                                                                          1995            1996
                                                                      ------------     -----------
                                                                                       (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents.........................................    $ 87,550        $ 267,258
  Accounts receivable -- trade, net of allowance for doubtful
     accounts of $13,494 in 1995 and $13,778 in 1996................     196,655          229,729
  Refundable income taxes...........................................      23,000           10,100
  Prepaid expenses..................................................      86,846           65,962
                                                                        --------        ---------
          Total current assets......................................     394,051          573,049
PROPERTY AND EQUIPMENT, net.........................................     311,090          341,335
DEPOSITS............................................................      10,888           10,888
                                                                        --------        ---------
                                                                        $716,029        $ 925,272
                                                                        ========        =========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable..................................................    $     12        $  49,697
  Notes payable.....................................................      34,944           34,944
  Accrued liabilities
     Wages..........................................................      11,170          105,037
     Vacation.......................................................      20,000           32,600
     Payroll taxes..................................................         346           21,803
     Business taxes.................................................      14,669            4,435
  Deferred income taxes.............................................      82,900           81,900
                                                                        --------        ---------
          Total current liabilities.................................     164,041          330,416
                                                                        --------        ---------
COMMITMENTS AND CONTINGENCY (Notes 7 and 10)

STOCKHOLDERS' EQUITY
  Common stock......................................................      21,000           21,000
  Additional paid-in capital........................................      72,229           72,229
  Retained earnings.................................................     458,759          501,627
                                                                        --------        ---------
                                                                         551,988          594,856
                                                                        --------        ---------
                                                                        $716,029        $ 925,272
                                                                        ========        =========

    The accompanying notes are an integral part of these combined financial statements.

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

                       COMBINED STATEMENTS OF OPERATIONS

                                                                              THREE MONTHS ENDED
                                                          YEAR ENDED               MARCH 31,
                                                         DECEMBER 31,     ---------------------------
                                                             1995            1996            1995
                                                         ------------     -----------     -----------
                                                                          (UNAUDITED)     (UNAUDITED)
SERVICE REVENUE........................................   $3,022,691        $866,752        $696,022
COST OF SERVICES.......................................    1,632,568         498,389         371,472
DEPRECIATION...........................................       84,367          27,733          16,235
                                                          ----------        --------        --------
          Gross profit.................................    1,305,756         340,630         308,315
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........    1,185,033         286,571         256,466
                                                          ----------        --------        --------
          Operating income.............................      120,723          54,059          51,849
OTHER INCOME (EXPENSE)
  Interest income......................................        8,379             709           3,242
  Interest expense.....................................         (209)             --              --
                                                          ----------        --------        --------
          Income before income taxes...................      128,893          54,768          55,091
PROVISION FOR INCOME TAXES.............................       32,243          11,900          12,100
                                                          ----------        --------        --------
NET INCOME.............................................   $   96,650        $ 42,868        $ 42,991
                                                          ==========        ========        ========

    The accompanying notes are an integral part of these combined financial statements.

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                COMMON STOCK       ADDITIONAL
                                             ------------------     PAID-IN      RETAINED
                                             SHARES     AMOUNT      CAPITAL      EARNINGS     TOTAL
                                             -------    -------    ----------    --------    --------
BALANCE, December 31, 1994, as previously
  reported (Unaudited).....................  120,000    $21,000      $72,229     $374,109    $467,338
  Prior period adjustment (Note 11)........                                       (12,000)    (12,000)
                                             -------    -------      -------     --------    --------
BALANCE, December 31, 1994, as restated....  120,000     21,000       72,229      362,109     455,338
          Net income.......................                                        96,650      96,650
                                             -------    -------      -------     --------    --------
BALANCE, December 31, 1995.................  120,000     21,000       72,229      458,759     551,988
          Net income.......................                                        42,868      42,868
                                             -------    -------      -------     --------    --------
BALANCE, March 31, 1996 (Unaudited)........  120,000    $21,000      $72,229     $501,627    $594,856
                                             =======    =======      =======     ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

                        COMBINED STATEMENT OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                                              YEAR ENDED            MARCH 31,
                                                             DECEMBER 31,   -------------------------
                                                                 1995          1996          1995
                                                             ------------   -----------   -----------
                                                                            (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...............................................    $  96,650      $ 42,868      $ 42,991
  Adjustments to reconcile income from operations to net
     cash from operating activities
     Depreciation and amortization.........................      118,555        37,154        24,324
     Deferred income taxes.................................       15,000        (1,000)       (5,600)
     Changes in assets and liabilities
       Accounts receivable -- trade, net...................      (37,851)      (33,074)      (28,704)
       Refundable income taxes.............................      (40,000)       12,900        (4,400)
       Prepaid expenses....................................      (16,825)       20,884        35,303
       Deposits............................................        1,406            --            --
       Accounts payable....................................       (3,275)       49,685        42,028
       Accrued liabilities.................................       16,338       117,690        46,183
                                                               ---------      --------      --------
                                                                 149,998       247,107       152,125
                                                               ---------      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment......................     (240,063)      (67,399)      (59,166)
  Receipts (advances) on note receivable...................       45,500            --        (3,156)
                                                               ---------      --------      --------
                                                                (194,563)      (67,399)      (62,322)
                                                               ---------      --------      --------
CHANGE IN CASH.............................................      (44,565)      179,708        89,803
CASH AND CASH EQUIVALENTS
  Beginning of period......................................      132,115        87,550       132,116
                                                               ---------      --------      --------
  End of period............................................    $  87,550      $267,258      $221,919
                                                               ---------      --------      --------
SUPPLEMENTAL INFORMATION
  Cash paid during the period for
     Interest..............................................    $     209      $     --      $     --
                                                               ---------      --------      --------
     Income tax............................................    $  57,243      $     --      $ 22,100
                                                               ---------      --------      --------

    The accompanying notes are an integral part of these combined financial statements.

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS -- Premier Document Management, Inc. and Affiliate (the "Company") provides medical records reproduction and management services on behalf of hospitals and medical clinics in the Pacific Northwest. The amount the Company can charge requesting parties for reproduction services is regulated by law. It operates out of facilities located throughout Washington and in San Jose, California.

     On May 31, 1996, the Company merged with Premier Acquisition Corp., a wholly-owned subsidiary of F.Y.I. Incorporated (see Note 12).

     PRINCIPLES OF COMBINATION -- The combined financial statements include the accounts of Premier Document Management, Inc. and PDM Services, Inc., an affiliate controlled through common ownership. All material intercompany transactions have been eliminated.

     USE OF ESTIMATES -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CASH EQUIVALENTS -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     DEPRECIATION AND AMORTIZATION -- Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the related assets or the length of the lease, whichever is less.

     INCOME TAXES -- Income taxes are provided for the effect of transactions reported in the financial statements tax provision consists of taxes currently due plus deferred taxes related to differences in the financial statement and tax bases of certain assets and liabilities.

     PDM Services, Inc., with consent of its stockholder, has elected to be taxed as an S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of taxable income. On May 31, 1996, the Company merged with Premier Acquisition Corp. and ceased to be an S corporation (see Note 12).

     INTERIM FINANCIAL STATEMENTS -- The accompanying combined statements of income and cash flows for the three months ended March 31, 1996 and 1995 are unaudited. The unaudited results of operations and cash flows have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, include all adjustments necessary for a fair presentation for the periods presented.

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                  DECEMBER 31,      MARCH 31,
                                                                      1995            1996
                                                                  ------------     -----------
                                                                                   (UNAUDITED)
    Copying equipment...........................................    $189,907         $209,845
    Vehicles....................................................     144,054          158,467
    Computer hardware...........................................     222,120          249,792
    Computer software...........................................      20,352           20,352
    Office furniture............................................      56,857           62,233
    Production equipment........................................      29,574           29,574
    Leasehold improvements......................................       7,233            7,233
                                                                    --------         --------
                                                                     670,097          737,496
    Less accumulated depreciation and amortization..............     359,007          396,161
                                                                    --------         --------
                                                                    $311,090         $341,335
                                                                    ========         ========

NOTE 3 -- RELATED PARTY TRANSACTIONS

     NOTE RECEIVABLE -- At December 31, 1994, the Company held a $45,500 promissory note receivable from its President and majority stockholder. During 1995, payment was received in full, along with $3,326 of interest.

     NOTES PAYABLE -- The Company has four unsecured promissory notes totaling $34,944 payable to its President and majority stockholder. The notes are payable on demand and bear interest at 4%. Subsequent to March 31, 1996, the stockholder contributed the notes to the Company. Accordingly, the balance was reclassified to additional paid-in capital.

NOTE 4 -- INCOME TAXES

     The provision for income taxes consists of the following:

                                                                           THREE MONTHS ENDED
                                                        YEAR ENDED             MARCH 31,
                                                       DECEMBER 31,    --------------------------
                                                           1995           1996           1995
                                                       ------------    -----------    -----------
                                                                       (UNAUDITED)    (UNAUDITED)
    Current expense..................................     $17,243        $12,900        $12,600
    Deferred expense (benefit).......................      15,000         (1,000)          (500)
                                                          -------        -------        -------
                                                          $32,243        $11,900        $12,100
                                                          =======        =======        =======

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

     The provision for income taxes differs from the amount determined by applying U.S. statutory federal income tax rates to income before income taxes as a result of the following differences:

                                                                           THREE MONTHS ENDED
                                                        YEAR ENDED             MARCH 31,
                                                       DECEMBER 31,    --------------------------
                                                           1995           1996           1995
                                                       ------------    -----------    -----------
                                                                       (UNAUDITED)    (UNAUDITED)
    Tax at statutory rates...........................     $30,332        $ 8,692        $ 9,186
      Non-deductible loss of PDM Services, Inc., an S
         corporation.................................         940            379            (17)
      Non-deductible items...........................       1,262            143             61
      Effect of estimated higher rates used to
         calculate deferred tax assets and
         liabilities.................................        (291)         2,686          2,870
                                                          -------        -------        -------
    Provision for income taxes.......................     $32,243        $11,900        $12,100
                                                          =======        =======        =======

     Deferred income taxes are computed based on temporary differences between the financial statement and tax bases of certain assets and liabilities. The Company has elected to prepare its income tax return using the cash method of accounting. Accordingly, temporary differences relate to accrual basis assets and liabilities as well as differences in accumulated depreciation. Gross deferred income tax assets and liabilities are comprised of the following:

                                                                  DECEMBER 31,      MARCH 31,
                                                                      1995            1996
                                                                  ------------     -----------
                                                                                   (UNAUDITED)
    Deferred tax liabilities
      Accrual basis income......................................    $ 92,100         $ 92,100
      Depreciation..............................................       8,600            7,600
                                                                    --------         --------
                                                                     100,700           99,700
    Deferred tax assets
      Accrual basis expenses....................................     (17,800)         (17,800)
                                                                    --------         --------
    Net deferred tax liability..................................    $ 82,900         $ 81,900
                                                                    ========         ========

     Income taxes for the three months ended March 31, 1995 and 1996 were computed using the effective tax rate estimated to be applicable for the full fiscal year.

NOTE 5 -- COMMON STOCK

     Common stock consists of the following:

                                                                  DECEMBER 31,      MARCH 31,
                                                                      1995            1996
                                                                  ------------     ----------
                                                                                   (UNAUDITED)
    Premier Document Management, Inc.
      $1 par value; 50,000 shares authorized; 20,000 shares
      issued and outstanding....................................    $ 20,000         $20,000
    PDM Services, Inc.
      No par value, 1,000,000 shares authorized; 100,000 shares
      issued and outstanding....................................       1,000           1,000
                                                                    --------         -------
                                                                    $ 21,000         $21,000
                                                                    ========         =======

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

NOTE 6 -- RETIREMENT PLAN

     The Company sponsors a defined contribution employee retirement plan qualified under IRC Section 401(k). The plan covers substantially all employees 18 years of age or older with one year of service. The Company makes annual matching contributions to the plan ranging up to 1.5% of eligible participants' compensation. Total pension expense for the year ended December 31, 1995 and the three months ended March 31, 1996 (unaudited) and 1995 (unaudited) was $6,068, $1,524 and $1,479, respectively. The Company may also make contributions that are discretionary, as determined by the Board of Directors. No discretionary contributions were made during 1995 or the first three months of 1996.

NOTE 7 -- COMMITMENTS

     The Company is obligated under operating lease agreements for three office facilities. Future minimum lease payments under these leases for years ending December 31 are as follows:

                                                   SEATTLE     SPOKANE     TACOMA      TOTAL
                                                   -------     -------     ------     -------
    1996.......................................... $70,400     $ 5,400     $4,300     $80,100
    1997..........................................      --       5,400      2,100       7,500
    1998..........................................      --       4,500         --       4,500
                                                   -------     -------     ------     -------
                                                   $70,400     $15,300     $6,400     $92,100
                                                   =======     =======     ======     =======

     Future minimum lease payments at March 31, 1996 were not materially different from the amounts at December 31, 1995. The Company also leases office space in San Jose, California for $500 per month. The lease may be terminated by either party with 60 days notice.

     Rent expense for the year ended December 31, 1995 and three months ended March 31, 1996 (unaudited) and 1995 (unaudited) was approximately $75,500, $18,200 and $20,100, respectively.

NOTE 8 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Notes payable to stockholder are carried at $34,944, bear interest at 4%, and are payable on demand. Because of the related party nature of these financial instruments, which allows for possible modification to their terms and maturities, it is not practicable to estimate fair value.

NOTE 9 -- CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMER

     CONCENTRATIONS OF CREDIT RISK -- Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and trade receivables. The Company places its temporary cash investments with major financial institutions. At times, deposits may exceed federally insured limits. The Company generally does not require collateral on trade receivables, however, prepayment is required from customers whose outstanding balance exceeds 90 days. Historically, credit related losses have not been significant.

     MAJOR CUSTOMER -- The Company receives more than ten percent of its revenue from the State of Washington Department of Social and Human Services. Following is a summary of the percentage of revenue earned and accounts receivable due from this customer:

                                                                           THREE MONTHS ENDED
                                                        YEAR ENDED             MARCH 31,
                                                       DECEMBER 31,    --------------------------
                                                           1995           1996           1995
                                                       ------------    -----------    -----------
                                                                       (UNAUDITED)    (UNAUDITED)
    Revenues.........................................      15.8%          12.6%          15.2%
                                                           =====          =====          =====
    Accounts receivable..............................      14.3%          14.9%
                                                           -----          -----

                PREMIER DOCUMENT MANAGEMENT, INC. AND AFFILIATE

NOTE 10 -- CONTINGENCY

     The Company is a co-defendant in a lawsuit alleging improper disclosure of an individual's medical records. The amount of damages has not been specified. Defense of the claim has been assumed by the Company's insurance carrier. Management believes the suit is without merit and will not have a material effect on the Company's financial position.

NOTE 11 -- PRIOR PERIOD ADJUSTMENT

     Management has determined that accrued vacation expense was not recorded in prior years. Accrual of this liability, net of tax, resulted in a $12,000 decrease in retained earnings at December 31, 1994.

NOTE 12 -- SUBSEQUENT EVENTS

     COMPANY MERGER -- On May 31, 1996, the Company merged with Premier Acquisition Corp. ("Premier"), a wholly-owned subsidiary of F.Y.I. Incorporated ("F.Y.I."). Under the terms of the Agreement and Plan of Reorganization, Company stockholders received consideration consisting of cash and shares of F.Y.I. common stock. Additional consideration is contingent on the performance of Premier during the eight month period ended December 31, 1996.

     In connection with the merger, the Company President and majority stockholder executed a five year noncompetition agreement with Premier and F.Y.I. All other stockholders executed similar agreements with terms of three years. The majority stockholder also entered into a three year employment agreement as President of Premier.

     EXECUTIVE BONUS -- On May 30, 1996, the Company paid a $225,000 bonus to its President.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To C.M.R.S. Incorporated:

     We have audited the accompanying balance sheet of C.M.R.S. Incorporated (a California corporation) as of February 29, 1996, and the related statements of operations, stockholder's equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C.M.R.S. Incorporated as of February 29, 1996, and the results of its operations and its cash flow for the year then ended in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  August 28, 1996

                             C.M.R.S. INCORPORATED

                                 BALANCE SHEETS

                                     ASSETS

                                                                      FEBRUARY 29,      JUNE 30,
                                                                          1996            1996
                                                                      ------------     -----------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash..............................................................    $ 38,247         $ 31,873
  Accounts receivable, less allowance for doubtful accounts of
     $136,000 for each period.......................................     255,830          311,660
  Loan receivable -- affiliates.....................................      15,000           33,830
  Employee advances.................................................       1,664            6,299
  Prepaid expenses..................................................          --           12,668
  Loan receivable -- shareholder....................................      28,210            8,210
                                                                        --------         --------
          Total current assets......................................     338,951          404,540
PROPERTY AND EQUIPMENT, net.........................................      66,409           82,038
OTHER ASSETS:
  Investment in subsidiary..........................................      54,621           61,946
  Deposits..........................................................       1,958            1,958
                                                                        --------         --------
          Total other assets........................................      56,579           63,904
                                                                        --------         --------
          Total assets..............................................    $461,939         $550,482
                                                                        ========         ========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................................    $ 15,843         $ 16,112
  Accrued liabilities...............................................      22,230           19,730
  Sales tax payable.................................................       4,552            3,890
  Income taxes payable..............................................      15,268           22,778
  Loan payable -- affiliates........................................      20,568           20,568
  Deferred income taxes.............................................     123,565          151,576
                                                                        --------         --------
          Total liabilities.........................................     202,026          234,654
                                                                        --------         --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock, par value $1; 100,000 shares authorized, 500 shares
     issued and outstanding for all periods.........................         500              500
  Retained earnings.................................................     259,413          315,328
                                                                        --------         --------
          Total stockholder's equity................................     259,913          315,828
                                                                        --------         --------
          Total liabilities and stockholder's equity................    $461,939         $550,482
                                                                        ========         ========

    The accompanying notes are an integral part of this financial statement.

                             C.M.R.S. INCORPORATED.

                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED FEBRUARY 29, 1996

                                                                                     FOUR MONTHS
                                                                                        ENDED
                                                                                      JUNE 30,
                                                                         1996           1996
                                                                      ----------     -----------
                                                                                     (UNAUDITED)
SERVICE REVENUE.....................................................  $1,019,960       $492,796
COST OF SERVICES....................................................     635,887        297,505
DEPRECIATION AND AMORTIZATION.......................................      30,970          3,183
                                                                      ----------       --------
          Gross profit..............................................     353,103        192,108
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES.......................     798,535        401,603
                                                                      ----------       --------
          Operating loss............................................    (445,432)      (209,495)
OTHER INCOME:
  Income from investment in subsidiary..............................      36,164          7,325
  Management fees received..........................................     500,500        314,000
                                                                      ----------       --------
          Other income..............................................     536,664        321,325
INCOME BEFORE INCOME TAXES..........................................      91,232        111,830
PROVISION FOR INCOME TAXES..........................................      45,987         55,915
                                                                      ----------       --------
          Net income................................................  $   45,245       $ 55,915
                                                                      ==========       ========

    The accompanying notes are an integral part of this financial statement.

                             C.M.R.S. INCORPORATED

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                    FOR THE YEAR ENDED FEBRUARY 29, 1996 AND
                  FOUR MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                                          COMMON STOCK                      TOTAL
                                                        ----------------    RETAINED    STOCKHOLDER'S
                                                        SHARES    AMOUNT    EARNINGS       EQUITY
                                                        ------    ------    --------    -------------
BALANCE, February 28, 1995............................    500      $500     $214,168       $214,668
  Net income..........................................     --        --       45,245         45,245
                                                          ---      ----     --------       --------
BALANCE, February 29, 1996............................    500       500      259,413        259,913
  Net income (unaudited)..............................     --        --       55,915         55,915
                                                          ---      ----     --------       --------
BALANCE, June 30, 1996 (unaudited)....................    500      $500     $315,328       $315,828
                                                          ===      ====     ========       ========

    The accompanying notes are an integral part of this financial statement.

                             C.M.R.S. INCORPORATED

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED FEBRUARY 29, 1996

                                                                                    FOUR MONTHS
                                                                                       ENDED
                                                                                     JUNE 30,
                                                                         1996          1996
                                                                       --------     -----------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................  $ 45,245       $ 55,915
  Adjustments to reconcile net income to net cash provided by operating activities --
     Depreciation and amortization expense...........................    30,970          3,183
     Provision for deferred income taxes.............................    26,387         28,011
     Income in subsidiary............................................   (36,164)        (7,325)
     Changes in operating assets and liabilities --
     (Increase) decrease in --
       Accounts receivable, net......................................   (36,522)       (55,830)
       Loan receivable...............................................        --        (18,830)
       Employee advances.............................................     1,567         (4,635)
       Prepaid expenses..............................................        --        (12,668)
     Increase (decrease) in --
       Accounts payable and accrued liabilities......................    11,564         (2,231)
       Sales tax payable.............................................     3,030           (662)
       Income taxes payable..........................................    14,243          7,510
                                                                       --------       --------
          Net cash provided by (used in) operating activities........    60,320         (7,562)
                                                                       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of equipment..........................................   (28,019)       (18,812)
                                                                       --------       --------
          Net used in provided by investing activities...............   (28,019)       (18,812)
                                                                       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Disbursement of loan receivable -- shareholder.....................   (25,000)            --
  Collection of loan receivable -- shareholder.......................        --         20,000
                                                                       --------       --------
          Net cash (used in) provided by financing activities........   (25,000)        20,000
                                                                       --------       --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS........................................................     7,301         (6,374)
CASH, at beginning of period.........................................    30,946         38,247
                                                                       --------       --------
CASH, at end of period...............................................  $ 38,247       $ 31,873
                                                                       ========       ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for --
     Income taxes....................................................  $  5,357       $ 21,680

    The accompanying notes are an integral part of this financial statement.

                             C.M.R.S. INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                               FEBRUARY 29, 1996

1. BUSINESS AND ORGANIZATION:

     C.M.R.S. Incorporated (the "Company") is a California corporation. The Company is an in-house correspondence service for doctors and hospitals.

     In August 1996, the Company and its stockholders intend to enter into a definitive agreement with F.Y.I. Incorporated ("F.Y.I.") pursuant to which the Company will be acquired by F.Y.I. All outstanding shares of the Company will be exchanged for cash and shares of F.Y.I. common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful lives of the individual assets which range from five to seven years.

  Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 would have any material effect on the financial statements.

  Revenue Recognition

     Revenue is recognized when services are rendered to the Company's customers.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Interim Financial Statements

     The accompanying balance sheet and statements of operations, stockholder's equity and cash flow as of and for the four months ended June 30, 1996 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments necessary for a fair presentation for the period presented.

  Concentration of Credit Risk

     Financial instruments that potentially expose the Company to concentration of credit risk, as defined by SFAS No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in the Western United States and the primary customers are attorneys and insurance companies. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

                             C.M.R.S. INCORPORATED

  Income Taxes

     Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred income taxes under the asset and liability method.

     The Company is a C corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the corporation.

     Deferred income taxes are provided for temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. Temporary differences result primarily from the recognition of revenues and various accruals and reserves being deductible for tax purposes in different periods.

3. LOAN RECEIVABLE -- AFFILIATE:

     The Company has loaned monies to an affiliate, 50% owned by the sole shareholder, for operations. The loan is due upon demand and non-interest bearing.

4. LOAN RECEIVABLE -- SHAREHOLDER:

     The Company has loaned monies to its shareholder. The loan is due upon demand and non-interest bearing.

5. INVESTMENT IN SUBSIDIARY:

     The Company owns forty-nine percent of the common stock of Texas Medical Record Service, Inc., a Texas corporation. The Company accounts for this investment using the equity method.

6. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following at February 29:

                                                                     ESTIMATED
                                                                    USEFUL LIVES
                                                                      (YEARS)          1996
                                                                    ------------     --------
    Autos.........................................................    5-7            $ 49,407
    Equipment.....................................................     7               99,442
    Furniture and fixtures........................................     7                3,854
                                                                                     --------
                                                                                      152,703
    Less -- Accumulated depreciation..............................                    (86,294)
                                                                                     --------
                                                                                     $ 66,409
                                                                                     ========

7. LOAN PAYABLE -- AFFILIATE:

     The Company has borrowed monies from its affiliate (Minnesota Medical Record Service, Inc.) for operations. The loan is payable upon demand.

8. EMPLOYEE BENEFIT PLAN:

     In 1996, the Company adopted a deferred compensation 401(k) plan (the "Plan"). Employees who have completed twelve months of service and have attained age 21 are eligible to participate in the Plan. The Plan allows for employee and employer contributions. Employer contributions are at the discretion of the Company. The Company's contributions were $453 in fiscal year 1996.

                             C.M.R.S. INCORPORATED

9. INCOME TAXES:

     The provision for income taxes for February 29, 1996 is comprised as follows:

    Current provision
      Federal.................................................................  $ 11,819
      State...................................................................     7,781
    Deferred provision........................................................    26,387
                                                                                --------
              Total provision for income taxes................................  $ 45,987
                                                                                ========

     Deferred income tax liabilities for February 29, 1996 are comprised as follows:

    Income from investment in subsidiary......................................    21,824
    Cash to accrual...........................................................    93,740
    Property and Equipment....................................................     8,001
                                                                                --------
              Net current deferred tax liability..............................  $123,565
                                                                                ========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

    Tax at statutory rate.....................................................  $ 31,019
    Add (deduct)
      State income taxes, net of federal......................................     5,419
      Nondeductible expenses..................................................    11,391
      Effect of graduated tax rates...........................................    (1,842)
                                                                                --------
              Total provision for income taxes................................  $ 45,987
                                                                                ========

10. COMMITMENTS AND CONTINGENCIES:

  Leases

     The Company leases office facilities in California under noncancelable lease agreements which expire at various dates. The leases provide for lease terms over three to five years through September 2001, with monthly lease payments of $328 to $3,991. The property lease agreements provide that the Company pay all related taxes and insurance. The total lease expense for the year ended 1996 totaled approximately $13,825. Minimum future lease payments under operating leases as of February 29, 1996, for each of the next five years and in the aggregate are as follows:

        1997..............................................................  $ 25,890
        1998..............................................................    47,887
        1999..............................................................    47,887
        2000..............................................................    47,887
        2001..............................................................    47,887
        Thereafter........................................................    27,934
                                                                            --------
                  Total...................................................  $245,372
                                                                            ========

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

                             C.M.R.S. INCORPORATED

11. RELATED PARTY:

     The Company receives a management fee from its subsidiary (Texas Medical Record Service, Inc.) and another affiliate (Minnesota Medical Record Service, Inc.). The management fee income for fiscal year 1996 was $500,500.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Minnesota Medical Record Service, Inc.:

     We have audited the accompanying balance sheet of Minnesota Medical Record Service, Inc. (a Minnesota corporation) as of September 30, 1995, and the related statements of operations, stockholder's equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Minnesota Medical Record Service, Inc. as of September 30, 1995, and the results of its operations and its cash flow for the year then ended in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas
  August 28, 1996

                     MINNESOTA MEDICAL RECORD SERVICE, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                     SEPTEMBER 30,       JUNE 30,
                                                                         1995              1996
                                                                     -------------     -----------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash.............................................................     $  3,395         $ 16,683
  Accounts receivable, less allowance for doubtful accounts of
     $107,000 for each period......................................      173,265          169,151
  Prepaid expenses.................................................          328            6,413
  Loans receivable -- affiliates...................................      105,568          105,568
                                                                        --------         --------
          Total current assets.....................................      282,556          297,815
PROPERTY AND EQUIPMENT, net........................................       89,778          101,625
                                                                        --------         --------
          Total assets.............................................     $372,334         $399,440
                                                                        ========         ========
                               LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................................     $  1,132         $  3,038
  Accrued liabilities..............................................       28,001           25,006
  Retrieval fees payable...........................................       11,161           14,156
  Income taxes payable.............................................       14,218            8,832
  Deferred income taxes............................................       73,355           82,652
                                                                        --------         --------
          Total liabilities........................................      127,867          133,684
                                                                        --------         --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, no par value, 1,000 shares authorized, 3,000 shares
     issued and outstanding for all periods........................       33,051           33,051
  Retained earnings................................................      211,416          232,705
                                                                        --------         --------
          Total stockholder's equity...............................      244,467          265,756
                                                                        --------         --------
          Total liabilities and stockholder's equity...............     $372,334         $399,440
                                                                        ========         ========

    The accompanying notes are an integral part of this financial statement.

                     MINNESOTA MEDICAL RECORD SERVICE, INC.

                            STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                                                      JUNE 30,
                                                                         1995           1996
                                                                      ----------     -----------
                                                                                     (UNAUDITED)
SERVICE REVENUE.....................................................  $2,187,451     $1,733,826
COST OF SERVICES....................................................     476,207        402,410
DEPRECIATION........................................................      32,175         28,678
                                                                      ----------     ----------
          Gross profit..............................................   1,679,069      1,302,738
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES.......................   1,232,516        930,222
                                                                      ----------     ----------
          Operating income..........................................     446,553        372,516
OTHER EXPENSE:
  Management fees expense...........................................     515,000        334,500
                                                                      ----------     ----------
(LOSS) INCOME BEFORE INCOME TAXES...................................     (68,447)        38,016
(BENEFIT) PROVISION FOR INCOME TAXES................................     (30,117)        16,727
                                                                      ----------     ----------
          Net (loss) income.........................................  $  (38,330)    $   21,289
                                                                      ==========     ==========

    The accompanying notes are an integral part of this financial statement.

                     MINNESOTA MEDICAL RECORD SERVICE, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                   FOR THE YEAR ENDED SEPTEMBER 30, 1995 AND
                  NINE MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                                         COMMON STOCK                       TOTAL
                                                       -----------------    RETAINED    STOCKHOLDER'S
                                                       SHARES    AMOUNT     EARNINGS       EQUITY
                                                       ------    -------    --------    -------------
BALANCE, September 30, 1994..........................  3,000     $33,051    $249,746      $ 282,797
  Net loss...........................................     --          --     (38,330)       (38,330)
                                                       -----     -------    --------      ---------
BALANCE, September 30, 1995..........................  3,000      33,051     211,416        244,467
  Net income (unaudited).............................     --          --      21,289         21,289
                                                       -----     -------    --------      ---------
BALANCE, June 30, 1996 (unaudited)...................  3,000     $33,051    $232,705      $ 265,756
                                                       =====     =======    ========      =========

    The accompanying notes are an integral part of this financial statement.

                     MINNESOTA MEDICAL RECORD SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                                                                    NINE MONTHS
                                                                                       ENDED
                                                                                     JUNE 30,
                                                                         1995          1996
                                                                       --------     -----------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income..................................................  $(38,330)      $ 21,289
  Adjustments to reconcile net (loss) income to net cash provided by operating activities --
     Depreciation expense............................................    32,175         28,678
     Provision for deferred income taxes.............................   (44,335)         9,297
     Changes in operating assets and liabilities -- (Increase)
      decrease in --
       Accounts receivable, net......................................    58,304          4,114
       Prepaid expenses..............................................       917         (6,085)
     Increase (decrease) in --
       Accounts payable and accrued liabilities......................     1,132          1,906
       Income taxes payable..........................................    14,218         (5,386)
                                                                       --------       --------
          Net cash provided by operating activities..................    24,081         53,813
                                                                       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of equipment..........................................   (34,379)       (40,525)
                                                                       --------       --------
          Net cash used in investing activities......................   (34,379)       (40,525)
                                                                       --------       --------
NET (DECREASE) INCREASE IN CASH......................................   (10,298)        13,288
CASH, at beginning of period.........................................    13,693          3,395
                                                                       --------       --------
CASH, at end of period...............................................  $  3,395       $ 16,683
                                                                       ========       ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for --
     Income taxes....................................................  $     --       $ 15,042

    The accompanying notes are an integral part of this financial statement.

                     MINNESOTA MEDICAL RECORD SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1995

1. BUSINESS AND ORGANIZATION:

     Minnesota Medical Record Service, Inc. (the "Company") is a Minnesota corporation. The Company is an in-house correspondence service for doctors and hospitals.

     In August 1996, the Company and its stockholders intend to enter into a definitive agreement with F.Y.I. Incorporated ("F.Y.I.") pursuant to which the Company will be acquired by F.Y.I. All outstanding shares of the Company will be exchanged for cash and shares of F.Y.I. common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful lives of the individual assets which range from five to seven years.

  Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 would have any material effect on the financial statements.

  Retrieval Fees Payable

     The Company pays retrieval fees to various healthcare organizations with which it has contracts. Those fees represent charges to the Company by the healthcare organization for each medical record retrieved from the organization's records department. Those fees are payable according to specific contract terms.

  Revenue Recognition

     Revenue is recognized when services are rendered to the Company's customers.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Interim Financial Statements

     The accompanying balance sheet and statements of operations, stockholder's equity and cash flow as of and for the nine months ended June 30, 1996 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments necessary for a fair presentation for the period presented.

                     MINNESOTA MEDICAL RECORD SERVICE, INC.

  Concentration of Credit Risk

     Financial instruments that potentially expose the Company to concentration of credit risk, as defined by SFAS No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in Minnesota and the primary customers are attorneys and insurance companies. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

  Income Taxes

     Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred income taxes under the asset and liability method.

     The Company is a C corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the corporation.

     Deferred income taxes are provided for temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. Temporary differences result primarily from the recognition of revenues and various accruals and reserves being deductible for tax purposes in different periods.

3. LOANS RECEIVABLE -- AFFILIATES:

     The Company has loaned monies to two affiliate companies, 50% and 100% (California Medical Record Service, Inc.) owned by the sole shareholder, for operations. The loans are due upon demand and non-interest bearing.

4. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at September 30:

                                                                  ESTIMATED
                                                                 USEFUL LIVES
                                                                   (YEARS)            1995
                                                                 ------------       ---------
    Equipment..................................................       5-7           $ 195,894
    Leasehold improvements.....................................         7               5,850
    Furniture and fixtures.....................................         7               7,708
                                                                      ---           ---------
                                                                                      209,452
    Less -- Accumulated depreciation and amortization..........                      (119,674)
                                                                                    ---------
                                                                                    $  89,778
                                                                                    =========

5. EMPLOYEE BENEFIT PLAN:

In 1996, the Company adopted a deferred compensation 401(k) plan (the "Plan"). Employees who have completed twelve months of service and have attained age 21 are eligible to participate in the Plan. The Plan allows for employee and employer contributions. Employer contributions are at the discretion of the Company.

                     MINNESOTA MEDICAL RECORD SERVICE, INC.

6. INCOME TAXES:

     The provision for income taxes for September 30 is comprised as follows:

                                                                                  1995
                                                                                --------
    Current provision
      Federal.................................................................  $  7,499
      State...................................................................     6,719
    Deferred benefit..........................................................   (44,335)
                                                                                --------
              Total provision for income taxes................................  $(30,117)
                                                                                ========

     Deferred income tax liabilities for September 30 are comprised of the following:

    Property and equipment....................................................  $ 14,848
    Cash to accrual...........................................................    58,507
                                                                                --------
              Net deferred income tax liability...............................  $ 73,355
                                                                                ========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

    Tax at statutory rate.....................................................  $(23,272)
    Add (deduct) State income taxes...........................................    (6,845)
                                                                                --------
      Total provision for income taxes........................................  $(30,117)
                                                                                ========

7. COMMITMENTS AND CONTINGENCIES:

  Leases

     The Company leases office facilities in Minnesota under month to month lease agreements. Monthly lease payments range from $254 to $1,008. The property lease agreements provide that the Company pay all related taxes and insurance. The total lease expense for the year ended 1995 totaled approximately $42,644.

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

8. RELATED PARTY:

     The Company pays a management fee to California Medical Record Service, Inc. The management fee for fiscal year 1995 was $515,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Texas Medical Record Service, Inc.:

     We have audited the accompanying balance sheet of Texas Medical Record Service, Inc. (a Texas corporation) as of February 29, 1996, and the related statements of operations, stockholders' equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Medical Record Service, Inc. as of February 29, 1996, and the results of its operations and its cash flow for the year then ended in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  August 28, 1996

                       TEXAS MEDICAL RECORD SERVICE, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                       FEBRUARY 29,     JUNE 30,
                                                                           1996           1996
                                                                       ------------    -----------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash...............................................................    $  4,326       $  19,702
  Accounts receivable, less allowance for doubtful accounts of
     $47,000 for both periods........................................     172,339         175,265
  Employee advances..................................................       2,475             200
  Shareholder loan...................................................       1,500           1,500
                                                                         --------       ---------
          Total current assets.......................................     180,640         196,667
PROPERTY AND EQUIPMENT, net..........................................      68,994          64,662
OTHER ASSETS.........................................................       2,465           6,004
                                                                         --------       ---------
          Total assets...............................................    $252,099       $ 267,333
                                                                         ========       =========
                               LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable...................................................    $ 26,637       $  27,659
  Accrued liabilities................................................      28,405          30,632
  Equipment contract payable.........................................      13,000           9,000
  Retrieval fee payable..............................................       6,879           1,863
  Income taxes payable...............................................       1,972           1,416
  Deferred income taxes..............................................      52,972          59,580
                                                                         --------       ---------
          Total liabilities..........................................     129,865         130,150
                                                                         --------       ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, par value $1; 100,000 shares authorized, 1,235 shares
     issued and outstanding for all periods..........................       1,235           1,235
  Additional paid-in capital.........................................       3,263           3,263
  Retained earnings..................................................     117,736         132,685
                                                                         --------       ---------
          Total stockholders' equity.................................     122,234         137,183
                                                                         --------       ---------
          Total liabilities and stockholders' equity.................    $252,099       $ 267,333
                                                                         ========       =========

    The accompanying notes are an integral part of this financial statement.

                       TEXAS MEDICAL RECORD SERVICE, INC.

                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED FEBRUARY 29, 1996

                                                                                     FOUR MONTHS
                                                                                        ENDED
                                                                                      JUNE 30,
                                                                         1996           1996
                                                                      ----------     -----------
                                                                                     (UNAUDITED)
SERVICE REVENUE.....................................................  $2,280,037      $ 834,849
COST OF SERVICES....................................................   1,717,441        580,555
DEPRECIATION........................................................      23,272          5,377
                                                                      ----------      ---------
          Gross profit..............................................     539,324        248,917
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES.......................     379,163        165,982
                                                                      ----------      ---------
          Operating income..........................................     160,161         82,935
OTHER EXPENSE:
  Management fees expense...........................................      60,000         60,000
                                                                      ----------      ---------
INCOME BEFORE INCOME TAXES..........................................     100,161         22,935
PROVISION FOR INCOME TAXES..........................................      33,992          7,986
                                                                      ----------      ---------
          Net income................................................  $   66,169      $  14,949
                                                                      ==========      =========

    The accompanying notes are an integral part of this financial statement.

                       TEXAS MEDICAL RECORD SERVICE, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                    FOR THE YEAR ENDED FEBRUARY 29, 1996 AND
                  FOUR MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                                COMMON STOCK      ADDITIONAL                    TOTAL
                                              ----------------     PAID-IN      RETAINED    STOCKHOLDERS'
                                              SHARES    AMOUNT     CAPITAL      EARNINGS       EQUITY
                                              ------    ------    ----------    --------    -------------
BALANCE, February 28, 1995................... 1,235     $1,235      $3,263      $ 51,567      $  56,065
  Net income.................................    --         --          --        66,169         66,169
                                              -----     ------      ------      --------      ---------
BALANCE, February 29, 1996................... 1,235      1,235       3,263       117,736        122,234
  Net income (unaudited).....................    --         --          --        14,949         14,949
                                              -----     ------      ------      --------      ---------
BALANCE, June 30, 1996 (unaudited)........... 1,235     $1,235      $3,263      $132,685      $ 137,183
                                              =====     ======      ======      ========      =========

    The accompanying notes are an integral part of this financial statement.

                       TEXAS MEDICAL RECORD SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED FEBRUARY 29, 1996

                                                                                   FOUR MONTHS
                                                                                      ENDED
                                                                                    JUNE 30,
                                                                        1996          1996
                                                                      --------     -----------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................  $ 66,169       $14,949
  Adjustments to reconcile net income to net cash provided by operating activities --
     Depreciation expense...........................................    23,272         5,377
     Provision for deferred income taxes............................    31,428         6,608
     Changes in operating assets and liabilities
     (Increase) decrease in --
       Accounts receivable, net.....................................   (70,342)       (2,926)
       Employee advances............................................     1,650         2,275
     Increase (decrease) in --
       Accounts payable, accrued liabilities, equipment contract
        payable and retrieval fees payable..........................     4,466        (5,767)
       Income taxes payable.........................................     1,273          (556)
                                                                      --------       -------
          Net cash provided by operating activities.................    57,916        19,960
                                                                      --------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property and equipment............................   (53,140)       (1,045)
  Change in other assets............................................      (450)       (3,539)
                                                                      --------       -------
          Net cash used in investing activities.....................   (53,590)       (4,584)
                                                                      --------       -------
NET INCREASE IN CASH................................................     4,326        15,376
CASH, at beginning of period........................................        --         4,326
                                                                      --------       -------
CASH, at end of period..............................................  $  4,326       $19,702
                                                                      ========       =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for --
     Income taxes...................................................  $  1,291       $ 1,923

    The accompanying notes are an integral part of this financial statement.

                       TEXAS MEDICAL RECORD SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               FEBRUARY 29, 1996

1. BUSINESS AND ORGANIZATION:

     Texas Medical Record Service, Inc. (the "Company") is a Texas corporation. The Company is an in-house correspondence service for doctors and hospitals.

     In August 1996, the Company and its stockholders intend to enter into a definitive agreement with F.Y.I. Incorporated ("F.Y.I.") pursuant to which the Company will be acquired by F.Y.I. All outstanding shares of the Company will be exchanged for cash and shares of F.Y.I. common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the individual assets which range from five to seven years.

 Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 would have any material effect on the financial statements.

  Retrieval Fees Payable

     The Company pays retrieval fees to various healthcare organizations with which it has contracts. Those fees represent charges to the Company by the healthcare organization for each medical record retrieved from the organization's records department. Those fees are payable upon the receipt of cash for the billing of the Company's services or upon the billing of its services, according to specific contract terms.

  Revenue Recognition

     Revenue is recognized when services are rendered to the Company's customers.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Interim Financial Statements

     The accompanying balance sheet and statements of operations, stockholders' equity and cash flow as of and for the four months ended June 30, 1996 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments necessary for a fair presentation for the period presented.

                       TEXAS MEDICAL RECORD SERVICE, INC.

  Concentration of Credit Risk

     Financial instruments that potentially expose the Company to concentration of credit risk, as defined by SFAS No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in the Southern United States and the primary customers are attorneys and insurance companies. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

  Income Taxes

     Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred income taxes under the asset and liability method.

     The Company is a C corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the corporation.

     Deferred income taxes are provided for temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. Temporary differences result primarily from the recognition of revenues and various accruals and reserves being deductible for tax purposes in different periods.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at February 29:

                                                                    ESTIMATED
                                                                   USEFUL LIVES
                                                                     (YEARS)          1996
                                                                   ------------     ---------
    Equipment....................................................      5-7            218,010
    Furniture and fixtures.......................................      5-7              8,985
                                                                                    ---------
                                                                                      226,995
    Less -- Accumulated depreciation.............................                    (158,001)
                                                                                    ---------
                                                                                    $  68,994
                                                                                    =========

4. EMPLOYEE BENEFIT PLAN:

     In 1996, the Company adopted a deferred compensation 401(k) plan (the "Plan"). Employees who have completed twelve months of service and have attained age 21 are eligible to participate in the Plan. The Plan allows for employee and employer contributions. Employer contributions are at the discretion of the Company. The Company's contributions were $585 in fiscal year 1996.

5. INCOME TAXES:

     The provision for income taxes for February 29, 1996 is comprised as follows:

    Current provision
      Federal..................................................................  $ 1,972
      State....................................................................      592
    Deferred provision.........................................................   31,428
                                                                                 -------
              Total provision for income taxes.................................  $33,992
                                                                                 =======

                       TEXAS MEDICAL RECORD SERVICE, INC.

     Deferred income tax liabilities for February 29, 1996 are comprised as follows:

    Cash to accrual difference.................................................   45,898
    Property and equipment.....................................................    7,074
                                                                                 -------
              Total deferred tax liability.....................................  $52,972
                                                                                 =======

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

    Tax at statutory rate......................................................  $34,055
    Add (deduct)
      State income taxes, net of federal.......................................      592
      Nondeductible expenses...................................................    1,381
      Effect of graduated tax rates............................................   (2,036)
                                                                                 -------
              Total provision for income taxes.................................  $33,992
                                                                                 =======

6. COMMITMENTS AND CONTINGENCIES:

  Leases

     The Company leases office facilities in Texas and various office equipment under noncancelable lease agreements which expire at various dates. The leases provide for lease terms over three to six years commencing June 1993, through November 2000, with monthly lease payments of $116 to $1,662. The property lease agreements provide that the Company pay all related taxes and insurance. The total lease expense for the fiscal year ended 1996 totaled approximately $42,959. Minimum future lease payments under operating leases as of February 29, 1996, for each of the next five years and in the aggregate are as follows:

        1997..............................................................  $ 50,240
        1998..............................................................    47,085
        1999..............................................................    44,088
        2000..............................................................    16,953
        2001..............................................................     8,649
                                                                            --------
                  Total...................................................  $167,015
                                                                            ========

  Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

7. RELATED PARTY:

     The Company pays a management fee to California Medical Record Service, Inc., who owns 49% of the Company's outstanding common stock. The management fee for fiscal year 1996 was $60,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ZIA Information Analysis Group:

     We have audited the accompanying balance sheet of ZIA Information Analysis Group (a California corporation) as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZIA Information Analysis Group as of December 31, 1995, and the results of its operations and its cash flow for the year then ended in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  August 23, 1996

                         ZIA INFORMATION ANALYSIS GROUP

                                 BALANCE SHEETS

                                     ASSETS



                                                                      DECEMBER 31,     JUNE 30,
                                                                          1995           1996
                                                                      ------------    -----------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.........................................    $ 41,610       $  107,363
  Accounts receivable...............................................     575,302          984,795
  Unbilled work-in-process..........................................     121,651          139,788
  Prepaid expenses and other current assets.........................      14,816           34,348
  Deferred income taxes.............................................      35,600               --
                                                                        --------       ----------
          Total current assets......................................     788,979        1,266,294
PROPERTY AND EQUIPMENT, net.........................................     119,596          180,685
                                                                        --------       ----------
          Total assets..............................................    $908,575       $1,446,979
                                                                        ========       ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade payable.....................................................    $225,025       $  166,362
  Income taxes payable..............................................      24,800           82,311
  Accrued liabilities --
     Officers' bonus................................................     500,000          500,000
     Employee bonus.................................................      15,000           57,510
     Payroll and related benefits...................................       7,975           96,024
     Other..........................................................      34,572           23,480
  Note payable to bank -- revolver..................................      30,000               --
  Current portion of deferred income taxes..........................          --          114,420
                                                                        --------       ----------
          Total current liabilities.................................     837,372        1,040,107
DEFERRED INCOME TAXES...............................................      19,000           19,000
                                                                        --------       ----------
          Total liabilities.........................................     856,372        1,059,107
                                                                        --------       ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 1,000,000 shares authorized, 2,000
     issued and outstanding for all periods.........................      50,000           50,000
  Retained earnings.................................................       2,203          337,872
                                                                        --------       ----------
          Total stockholders' equity................................      52,203          387,872
                                                                        --------       ----------
          Total liabilities and stockholders' equity................    $908,575       $1,446,979
                                                                        ========       ==========

    The accompanying notes are an integral part of this financial statement.

                         ZIA INFORMATION ANALYSIS GROUP

                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                     SIX MONTHS
                                                                                        ENDED
                                                                                      JUNE 30,
                                                                         1995           1996
                                                                      ----------     -----------
                                                                                     (UNAUDITED)
SERVICE REVENUE, net................................................  $2,291,032      $1,718,971
COST OF SERVICES....................................................     999,654         702,767
DEPRECIATION........................................................      34,710          19,034
                                                                      ----------      ----------
          Gross profit..............................................   1,256,668         997,170
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES.......................   1,237,720         436,399
                                                                      ----------      ----------
          Operating income..........................................      18,948         560,771
OTHER (INCOME) EXPENSE:
  Interest expense..................................................       4,016             795
  Interest income...................................................        (924)           (800)
  Other expense, net................................................       2,871             394
                                                                      ----------      ----------
INCOME BEFORE INCOME TAXES..........................................      12,985         560,382
PROVISION FOR INCOME TAXES..........................................       7,600         224,713
                                                                      ----------      ----------
          Net income................................................  $    5,385      $  335,669
                                                                      ==========      ==========

    The accompanying notes are an integral part of this financial statement.

                         ZIA INFORMATION ANALYSIS GROUP

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                   SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                                         COMMON STOCK       RETAINED       TOTAL
                                                       -----------------    EARNINGS    STOCKHOLDERS'
                                                       SHARES    AMOUNT     (DEFICIT)      EQUITY
                                                       ------    -------    --------    ------------
BALANCE, December 31, 1994...........................  2,000     $50,000    $ (3,182)     $ 46,818
  Net income.........................................     --          --       5,385         5,385
                                                       -----     -------    --------      --------
BALANCE, December 31, 1995...........................  2,000      50,000       2,203        52,203
  Net income (unaudited).............................     --          --     335,669       335,669
                                                       -----     -------    --------      --------
BALANCE, June 30, 1996 (unaudited)...................  2,000     $50,000    $337,872      $387,872
                                                       =====     =======    ========      ========

    The accompanying notes are an integral part of this financial statement.

                         ZIA INFORMATION ANALYSIS GROUP

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                    SIX MONTHS
                                                                                       ENDED
                                                                                     JUNE 30,
                                                                        1995           1996
                                                                      ---------     -----------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................  $   5,385      $ 335,669
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation expense...........................................     34,710         19,034
     Provision for deferred income taxes............................    (18,000)       150,020
     Loss on disposal of property and equipment.....................        598             --
     Changes in operating assets and liabilities -- Increase in --
       Accounts receivable, net and unbilled work-in-process........   (346,248)      (427,630)
       Prepaid expenses and other current assets....................     (5,292)       (19,532)
     Increase (decrease) in --
       Trade payable................................................     82,157        (58,663)
       Accrued liabilities..........................................    306,721        119,467
       Income taxes payable.........................................     24,800         57,511
                                                                      ---------      ---------
          Net cash provided by operating activities.................     84,831        175,876
                                                                      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of equipment.........................................    (28,124)       (80,123)
                                                                      ---------      ---------
          Net cash used in investing activities.....................    (28,124)       (80,123)
                                                                      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes to officers.....................................    (13,750)            --
  Proceeds from line of credit......................................    876,518        270,000
  Repayment of line of credit.......................................   (883,018)      (300,000)
                                                                      ---------      ---------
          Net cash used in financing activities.....................    (20,250)       (30,000)
                                                                      ---------      ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS...........................     36,457         65,753
CASH AND CASH EQUIVALENTS, at beginning of period...................      5,153         41,610
                                                                      ---------      ---------
CASH AND CASH EQUIVALENTS, at end of period.........................  $  41,610      $ 107,363
                                                                      =========      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for --
     Income taxes...................................................  $     800      $   8,000
     Interest.......................................................  $   4,016      $     411

    The accompanying notes are an integral part of this financial statement.

                         ZIA INFORMATION ANALYSIS GROUP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. BUSINESS AND ORGANIZATION:

     ZIA Information Analysis Group (the "Company") is a California corporation which commenced operations on June 1, 1994. The Company provides litigation and regulatory support services, including information management and fact finding relating to liability, damage and regulatory issues. The Company provides its services to law firms, corporations and regulated entities throughout California.

     In August 1996, the Company and its stockholders intend to enter into a definitive agreement with F.Y.I. Incorporated ("F.Y.I.") pursuant to which the Company will be acquired by F.Y.I. All outstanding shares of the Company will be exchanged for cash and shares of F.Y.I. common stock.

     During 1995, the Company outsourced approximately $230,000 of services to companies that were acquired by F.Y.I. in 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the lives of the individual assets which range from five to seven years.

  Other Long-Lived Assets

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 would have any material effect on the financial statements.

  Revenue Recognition

     Service revenue consists of fee revenue and client job expenses. Fee revenue, net of adjustments, is recognized when services are rendered. Client job expenses consist of out-of-pocket expenditures made on behalf of clients. Client job expense is recognized when the expense is incurred.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Interim Financial Statements

     The accompanying balance sheet and statements of operations, stockholders' equity and cash flow as of and for the six months ended June 30, 1996 are unaudited. The unaudited financial statements have been

                         ZIA INFORMATION ANALYSIS GROUP
prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments necessary for a fair presentation for the period presented.

  Concentration of Credit Risk

     Financial instruments that potentially expose the Company to concentration of credit risk, as defined by SFAS No. 105, consist primarily of trade accounts receivable. The Company's customers are concentrated in the Western United States and the primary customers are legal institutions. The Company establishes an allowance for doubtful accounts when factors surrounding the credit risk of specific customers, historical trends, and other information indicate that such reserve is needed.

  Income Taxes

     Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred income taxes under the asset and liability method.

     The Company is a C corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the corporation.

     Deferred income taxes are provided for temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. Temporary differences result primarily from the recognition of revenues and various accruals and reserves being deductible for tax purposes in different periods.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following at December 31:

                                                                     ESTIMATED
                                                                    USEFUL LIVES
                                                                      (YEARS)          1995
                                                                    ------------     --------
    Computer equipment............................................        5          $ 73,622
    Office equipment..............................................        7            50,422
    Furniture and fixtures........................................        7            45,915
                                                                                     --------
                                                                                      169,959
    Less -- Accumulated depreciation                                                  (50,363)
                                                                                     --------
                                                                                     $119,596
                                                                                     ========

4. NOTE PAYABLE TO BANK:

     At December 31, 1995, the Company had a bank line of credit that provided for maximum borrowings of $150,000 at an interest rate of 2% over the bank's index rate. The credit line was secured by accounts receivable and property and equipment and was personally guaranteed by the Company's three officers. The line of credit agreement contained certain terms and conditions including financial covenants with respect to tangible net worth and profitability. As of December 31, 1995, the Company had complied with all terms and conditions of the agreement, except for the completion of annual financial statements within ninety days after the fiscal year end. The Company has received a waiver from the Bank for this breach of the agreement. The bank line of credit expired May 20, 1996. The Company executed a credit agreement on June 20, 1996 which consisted of a $250,000 revolving credit facility (the "Revolver"). Under the Revolver, the outstanding balance is due June 30, 1997. Interest accrues at prime plus 1.5%, and is payable monthly. As of June 30, 1996, there was no outstanding balance under the Revolver.

                         ZIA INFORMATION ANALYSIS GROUP

5. EMPLOYEE BENEFIT PLAN:

     In 1995, the Company adopted a defined compensation (401(k) plan, the "Plan"). Employees who have completed three months of service and have attained age 21 are eligible to participate in the Plan. The Plan allows for employee and employer contributions. Employer contributions are at the discretion of the Company's board of directors. The Company's contributions were $10,637 in 1995, to be funded during 1996.

6. INCOME TAXES:

     The provision for income taxes for December 31, 1995 is comprised as follows:

    Current provision
      Federal.................................................................  $ 15,200
      State...................................................................    10,400
    Deferred benefit..........................................................   (18,000)
                                                                                --------
              Total provision for income taxes................................  $  7,600
                                                                                ========

     Deferred income tax liabilities and assets for December 31, 1995 are comprised as follows:

    Deferred income tax liabilities --
      Property and equipment..................................................  $ 19,000
      Accrual to cash differences, net........................................   195,500
                                                                                --------
              Total deferred income tax liabilities...........................   214,500
    Deferred income tax assets --
      Accrued expenses........................................................   231,100
                                                                                --------
              Total deferred income tax assets................................   231,100
                                                                                --------
              Net current deferred tax asset..................................  $ 16,600
                                                                                ========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

    Tax at statutory rate.....................................................  $  4,415
    Add (deduct)
      State income taxes......................................................     6,346
      Nondeductible expenses..................................................     3,381
      Effect of graduated tax rates...........................................    (6,542)
                                                                                --------
              Total provision for income taxes................................  $  7,600
                                                                                ========

                         ZIA INFORMATION ANALYSIS GROUP

7. COMMITMENTS AND CONTINGENCIES:

  Leases

     The Company leases its office facility in California and various office equipment under noncancelable lease agreements which expire at various dates. The leases provide for lease terms over two to three years commencing February 1995, through June 1998, with monthly lease payments of $200 to $18,686. The property lease agreements provide that the Company pay all related taxes and insurance. The total lease expense for the year ended 1995 totaled approximately $190,248. Future minimum future lease payments under operating leases as of December 31, 1995, for the remainder of the term and in the aggregate are as follows:

        1996..............................................................  $224,235
        1997..............................................................   205,549
                                                                            --------
                  Total...................................................  $429,784
                                                                            ========

  Subleases

     The Company subleases a portion of its office facility in California under noncancelable lease agreements which expire at various dates to two unrelated businesses. Future minimum sublease rental income as of December 31, 1995, for the remainder of the term and in the aggregate are as follows:

        1996..............................................................  $ 56,870
        1997..............................................................    53,064
                                                                            --------
                  Total...................................................  $109,934
                                                                            ========

8. SIGNIFICANT CUSTOMER:

     At December 31, 1995, the Company had two customers which each accounted for 56% and 14% of gross service revenue and 22% and 3% of accounts receivable, respectively.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     These pro forma combined Financial Statements should be read in conjunction with the historical financial statements of the Founding Companies Combined, F.Y.I. Incorporated and Subsidiaries and the individual Founding Companies and Significant Acquisitions. See "Index to Financial Statements."

     F.Y.I. acquired, simultaneously with and as a condition to the closing of the IPO in January 1996, Imagent, Researchers, Recordex, DPAS, Leonard, Deliverex and Permanent Records. The Acquisitions have been accounted for in accordance with generally accepted accounting principles ("GAAP") as a combination of the Founding Companies at historical cost and January 31, has been used as the effective date of the Acquisitions. Accordingly, historical financial statements of these Founding Companies have been combined throughout all periods prior to February 1, 1996 as if the Founding Companies had always been members of the same operating group. However, since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance.

     In May 1996, the Company acquired B&B and Premier. In June 1996, the Company acquired all of the non-cash assets of Cook.

     In August 1996, the Company acquired Medical Record. CMRS and Texas Medical Record have previously reported on a fiscal year ending February 29 and Minnesota Medical Record has previously reported on a fiscal year ending September 30. As such, the accounts of CMRS, Texas Medical Record and Minnesota Medical Record for their last fiscal year have been combined with the results of F.Y.I. for the year ended December 31, 1995. The results of CMRS, Texas Medical Record and Minnesota Medical Record for the interim period from January 1, 1996 through September 30, 1996 have been recast and combined with the results of F.Y.I. for the nine months ended September 30, 1996. Also, as of August 1996, the Company acquired ZIA.

     All of the Significant Acquisitions are accounted for under the purchase method of accounting.

     The unaudited pro forma financial statements of F.Y.I. for the year ended December 31, 1995 gives effect to: (i) the acquisitions of B&B, Premier, Cook, Medical Record, and ZIA (collectively, the "Significant Acquisitions") as if the transactions were consummated as of January 1, 1995 and (ii) the acquisition of the Founding Companies as if the transactions were consummated as of January 1, 1995.

     The unaudited pro forma financial statements of F.Y.I. for the nine months ended September 30, 1996 is based upon:

          (i) the audited statement of operations of F.Y.I. for the period from February 1, 1996 to September 30, 1996 combined with the audited statement of operations for the Founding Companies for the one month ended January 31, 1996;

          (ii) the unaudited statements of operations for B&B, Premier, Cook, ZIA and Medical Record from January 1, 1996 to the respective effective date of the acquisition.

     The pro forma Financial Statements have been prepared based upon certain assumptions and include all adjustments as detailed in the Notes to Pro Forma Financial Statements.

     The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain general and administrative functions, including reductions in accounting, audit, insurance and benefit plan expenses. In addition, the Company has realized benefits from: (i) the reduction in interest payments related to the prepayment of outstanding Founding Company debt; (ii) its ability to borrow at lower interest rates than the Founding Companies; and (iii) the interest earned on the net proceeds of the IPO remaining after payment of the expenses of the IPO and the cash portion of the consideration for the Founding Companies. These savings are offset by the costs of being a public company and the incremental increase in costs related to the Company's new management. Neither the savings nor the costs have been included in the pro forma financial information of F.Y.I. Incorporated and Subsidiaries for the periods prior to the Acquisitions.

     The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transaction in fact had occurred on those dates or to project the Company's financial position or results of operations for any future period.

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

                       PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE YEAR DECEMBER 31, 1995 (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                              F.Y.I.       FOUNDING                  SIGNIFICANT                 PRO FORMA
                                           INCORPORATED    COMPANIES    ADJUST       ACQUISITIONS    ADJUST      COMBINED
                                           ------------    ---------    ------       ------------    -------     ---------
REVENUE:
  Service revenue.......................      $   --        $40,615    $   --          $29,248      $  (299)(H)  $69,564
  Product revenue.......................          --          6,138        --            1,550           --        7,688
  Other revenue.........................          --            873        --               35           --          908
                                              ------        -------    ------          -------      -------      -------
        Total revenue...................          --         47,626        --           30,833         (299)      78,160
COST OF SERVICES........................          --         25,937        --           16,548         (299)(H)   42,186
COST OF PRODUCTS SOLD...................          --          4,972        --            1,250           --        6,222
DEPRECIATION............................          --          1,238        --              765         (371)(A)    1,632
                                              ------        -------    ------          -------      -------      -------
        Gross profit....................          --         15,479        --           12,270          371       28,120
SELLING, GENERAL AND ADMINISTRATIVE.....          --         12,425    (1,976)(E)        8,463       (1,412)(B)   17,500
AMORTIZATION............................                         64                                     832 (A)      896
                                              ------        -------    ------          -------      -------      -------
        Operating income................          --          2,990     1,976            3,807          951        9,724
OTHER (INCOME) EXPENSE:
  Interest expense......................          --            492        --              229        1,135 (G)    1,856
  Interest income.......................          --           (139)       --              (59)          --         (198)
  Other.................................          --           (214)       --               48          (38)(I)     (204)
                                              ------        -------    ------          -------      -------      -------
        Income before income taxes......          --          2,851     1,976            3,589         (146)       8,270
PROVISION FOR INCOME TAXES..............          --            163     1,631 (F)          130        1,248 (C)    3,172
                                              ------        -------    ------          -------      -------      -------
NET INCOME..............................      $   --        $ 2,688    $  345          $ 3,459      $(1,394)     $ 5,098
                                              ======        =======    ======          =======      =======      =======
NET INCOME PER COMMON SHARE.............                                                                         $  0.87
                                                                                                                 =======
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING...........................       5,286                                                    586 (D)    5,872
                                              ======                                                =======      =======

                      F.Y.I. INCORPORATED AND SUBSIDIARIES

                       PRO FORMA STATEMENT OF OPERATIONS
               FOR THE NINE MONTHS SEPTEMBER 30, 1996 (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 F.Y.I.       FOUNDING                SIGNIFICANT                PRO FORMA
                                              INCORPORATED    COMPANIES    ADJUST     ACQUISITIONS    ADJUST     COMBINED
                                              ------------    ---------    ------     ------------    ------     ---------
REVENUE:
  Service revenue...........................    $41,262        $3,487     $  --         $14,854      $(150)(H)  $59,453
  Product revenue...........................      4,211           395        --             362         --        4,968
  Other revenue.............................        498            34        --              11         --          543
                                                -------        ------     -----         -------      -----      -------
        Total revenue.......................     45,971         3,916        --          15,227       (150)      64,964
COST OF SERVICES............................     26,020         2,196        --           8,166       (150)(H)   36,232
COST OF PRODUCTS SOLD.......................      3,225           307        --             313         --        3,845
DEPRECIATION................................      1,023            90        --             337       (146)(A)    1,304
                                                -------        ------     -----         -------      -----      -------
        Gross profit........................     15,703         1,323        --           6,411        146       23,583
SELLING, GENERAL AND ADMINISTRATIVE.........     10,891         1,497      (683)(E)       4,150       (752)(B)   15,103
AMORTIZATION................................        290             6                         1        370 (A)      667
                                                -------        ------     -----         -------      -----      -------
        Operating income....................      4,522          (180)      683           2,260        528        7,813
OTHER (INCOME) EXPENSE
  Interest expense..........................        479            24        --              60        602 (G)    1,165
  Interest income...........................       (207)           --        --             (15)        --         (222)
  Other.....................................        (40)          (69)       --             (32)        25 (I)     (116)
                                                -------        ------     -----         -------      -----      -------
        Income before income taxes..........      4,290          (135)      683           2,247        (99)       6,986
PROVISION FOR INCOME TAXES..................      1,729          (130)      351 (F)         214        644 (C)    2,808
                                                -------        ------     -----         -------      -----      -------
NET INCOME..................................    $ 2,561        $   (5)    $ 332         $ 2,033      $(743)     $ 4,178
                                                =======        ======     =====         =======      =====      =======
NET INCOME PER COMMON SHARE.................    $  0.47                                                         $  0.71
                                                =======                                                         =======
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING...............................      5,450                                                422 (D)    5,872
                                                =======                                              =====      =======

              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

     THE PRO FORMA ADJUSTMENTS TO THE ACCOMPANYING STATEMENTS OF OPERATIONS ARE SUMMARIZED BELOW:

A. Adjustment to depreciation and amortization expense related to the preliminary purchase price allocations.

B. To record the difference between the compensation paid to the stockholders of B&B, Premier, ZIA and Medical Record for the historical periods presented and the F.Y.I. employment contract compensation to the stockholders.

C. Adjustment of the federal and state income tax provisions based on the pro forma combined operations.

D. To adjust the weighted average shares outstanding to reflect the pro forma effect of the shares issued for the purchase of B&B, Premier, ZIA and Medical Record.

E. To record the difference between the compensation paid to the stockholders of the Founding Companies and the F.Y.I. employment contract compensation for the one month ended January 31, 1996 and the year ended December 31, 1995.

F. Adjustment of the federal and state income tax provisions based on the pro forma combined operations of F.Y.I. and the Founding Companies.

G. To record interest expense on the $12,757,000 term debt issued for the purchase of Cook, ZIA and Medical Record. Proceeds remaining from the IPO were used for the purchase of B&B and Premier, and a portion of Cook.

H. To eliminate intercompany revenue between the Significant Acquisitions and the Founding Companies.

I. To eliminate net management fees due to the different fiscal year ends of Medical Record.

     Statements throughout this Prospectus that state the Company's or management's intentions, hopes, beliefs, anticipations, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the "Risk Factors" section of this Prospectus.

             ------------------------------------------------------
             ------------------------------------------------------
  No dealer, representative or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholders or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                        -------------------------------

                               TABLE OF CONTENTS

                        -------------------------------

                                         Page
                                         ----
Prospectus Summary.....................     3
Risk Factors...........................     7
The Company............................    11
Use of Proceeds........................    14
Price Range of Common Stock............    14
Dividend Policy........................    14
Capitalization.........................    15
Selected Financial Data................    16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    20
Business...............................    28
Management.............................    33
Principal and Selling Stockholders.....    38
Description of Capital Stock...........    39
Certain Transactions...................    40
Shares Eligible for Future Sale........    41
Underwriting...........................    43
Legal Matters..........................    44
Experts................................    44
Available Information..................    45
Index to Financial Statements..........   F-1

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                                2,420,000 SHARES

                                      LOGO

                                  COMMON STOCK
                                ---------------

                                   PROSPECTUS

                                ---------------
                             MONTGOMERY SECURITIES
                            BEAR, STEARNS & CO. INC.
                            WILLIAM BLAIR & COMPANY

                                            , 1996
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